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                    WELLS FARGO ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                            FIRST UNION NATIONAL BANK

                                    (Trustee)

                         POOLING AND SERVICING AGREEMENT

                           Dated as of April 29, 2002

                                 $750,969,737.57

                       Mortgage Pass-Through Certificates
                                  Series 2002-8



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                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01        Definitions.................................................
Section 1.02        Acts of Holders.............................................
Section 1.03        Effect of Headings and Table of Contents....................
Section 1.04        Benefits of Agreement.......................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01        Conveyance of Mortgage Loans................................
Section 2.02        Acceptance by Custodian.....................................
Section 2.03        Representations and Warranties of the Master Servicer and
                      the Seller
Section 2.04        Execution and Delivery of Certificates......................
Section 2.05        Designation of Certificates; Designation of Startup Day
                      and Latest Possible Maturity Date.........................
Section 2.06        Optional Substitution of Mortgage Loans.....................


                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01        Certificate Account.........................................
Section 3.02        Permitted Withdrawals from the Certificate Account..........
Section 3.03        Advances by Master Servicer and Trustee.....................
Section 3.04        Custodian to Cooperate;
                      Release of Owner Mortgage Loan Files......................
Section 3.05        Reports to the Trustee; Annual Compliance Statements........
Section 3.06        Title, Management and Disposition of Any REO Mortgage Loan..
Section 3.07        Amendments to Servicing Agreements,
                      Modification of Standard Provisions.......................
Section 3.08        Oversight of Servicing......................................
Section 3.09        Termination and Substitution of Servicing Agreements........
Section 3.10        Application of Net Liquidation Proceeds.....................
Section 3.11        Act Reports.................................................


                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01        Distributions...............................................
Section 4.02        Allocation of Realized Losses...............................
Section 4.03        Paying Agent................................................
Section 4.04        Statements to Certificateholders;
                      Report to the Trustee and the Seller......................
Section 4.05        Reports to Mortgagors and the Internal Revenue Service......
Section 4.06        Calculation of Amounts; Binding Effect of Interpretations
                      and Actions of Master Servicer............................
Section 4.07        Determination of LIBOR......................................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01        The Certificates............................................
Section 5.02        Registration of Certificates................................
Section 5.03        Mutilated, Destroyed, Lost or Stolen Certificates...........
Section 5.04        Persons Deemed Owners.......................................
Section 5.05        Access to List of Certificateholders' Names and Addresses...
Section 5.06        Maintenance of Office or Agency.............................
Section 5.07        Definitive Certificates.....................................
Section 5.08        Notices to Clearing Agency..................................


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01        Liability of the Seller and the Master Servicer.............
Section 6.02        Merger or Consolidation of the Seller or the Master
                      Servicer
Section 6.03        Limitation on Liability of the Seller, the Master Servicer
                      and Others
Section 6.04        Resignation of the Master Servicer..........................
Section 6.05        Compensation to the Master Servicer.........................
Section 6.06        Assignment or Delegation of Duties by Master Servicer.......
Section 6.07        Indemnification of Trustee and Seller by Master Servicer....


                                   ARTICLE VII

                                     DEFAULT

Section 7.01        Events of Default...........................................
Section 7.02        Other Remedies of Trustee...................................
Section 7.03        Directions by Certificateholders and
                      Duties of Trustee During Event of Default.................
Section 7.04        Action upon Certain Failures of the
                      Master Servicer and upon Event of Default.................
Section 7.05        Trustee to Act; Appointment of Successor....................
Section 7.06        Notification to Certificateholders..........................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01        Duties of Trustee...........................................
Section 8.02        Certain Matters Affecting the Trustee.......................
Section 8.03        Trustee Not Required to Make Investigation..................
Section 8.04        Trustee Not Liable for Certificates or Mortgage Loans.......
Section 8.05        Trustee May Own Certificates................................
Section 8.06        The Master Servicer to Pay Fees and Expenses................
Section 8.07        Eligibility Requirements....................................
Section 8.08        Resignation and Removal.....................................
Section 8.09        Successor...................................................
Section 8.10        Merger or Consolidation.....................................
Section 8.11        Authenticating Agent........................................
Section 8.12        Separate Trustees and Co-Trustees...........................
Section 8.13        Tax Matters; Compliance with REMIC Provisions...............
Section 8.14        Monthly Advances............................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01        Termination upon Purchase by the
                      Seller or Liquidation of All Mortgage Loans...............
Section 9.02        Additional Termination Requirements.........................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01       Amendment...................................................
Section 10.02       Recordation of Agreement....................................
Section 10.03       Limitation on Rights of Certificateholders..................
Section 10.04       Governing Law; Jurisdiction.................................
Section 10.05       Notices.....................................................
Section 10.06       Severability of Provisions..................................
Section 10.07       Special Notices to Rating Agencies..........................
Section 10.08       Covenant of Seller..........................................
Section 10.09       Recharacterization..........................................


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01       Cut-Off Date................................................
Section 11.02       Cut-Off Date Aggregate Principal Balance....................
Section 11.03       Original Group I-A Percentage...............................
Section 11.04       Original Group II-A Percentage..............................
Section 11.05       Original Principal Balances of the Classes of Class A
                      Certificates
Section 11.05(a)    Original Notional Amount....................................
Section 11.06       Original Aggregate Non-PO Principal Balance.................
Section 11.07       Original Subordinated Percentage............................
Section 11.08       Original Class B Principal Balance..........................
Section 11.09       Original Group I Subordinated Principal Balance.............
Section 11.10       Original Group II Subordinated Principal Balance............
Section 11.11       Original Principal Balances of the Classes of Class B
                      Certificates
Section 11.12       Original Class I-B-1 and Class II-B-1 Fractional Interest...
Section 11.13       Original Class I-B-2 and Class II-B-2 Fractional Interest...
Section 11.14       (a) Original Class I-B-3 and Class II-B-3 Fractional
                       Interest
Section 11.15       (a) Original Class I-B-4 and Class II-B-4 Fractional
                       Interest
Section 11.16       (a) Original Class I-B-5 and Class II-B-5 Fractional
                       Interest
Section 11.17       Closing Date................................................
Section 11.18       Right to Purchase...........................................
Section 11.19       Wire Transfer Eligibility...................................
Section 11.20       Single Certificate..........................................
Section 11.21       Servicing Fee Rate..........................................
Section 11.22       Master Servicing Fee Rate...................................

                                    EXHIBITS
                                    --------

EXHIBIT A-1         -       Form of Face of Class A-1 Certificate
EXHIBIT A-2         -       Form of Face of Class A-2 Certificate
EXHIBIT A-3         -       Form of Face of Class A-3 Certificate
EXHIBIT A-4         -       Form of Face of Class A-4 Certificate
EXHIBIT A-5         -       Form of Face of Class A-5 Certificate
EXHIBIT A-6         -       Form of Face of Class A-6 Certificate
EXHIBIT A-7         -       Form of Face of Class A-7 Certificate
EXHIBIT A-8         -       Form of Face of Class A-8 Certificate
EXHIBIT A-9         -       Form of Face of Class A-9 Certificate
EXHIBIT A-10        -       Form of Face of Class A-10 Certificate
EXHIBIT A-11        -       Form of Face of Class A-11 Certificate
EXHIBIT A-12        -       Form of Face of Class A-12 Certificate
EXHIBIT A-13        -       Form of Face of Class A-13 Certificate
EXHIBIT A-14        -       Form of Face of Class A-14 Certificate
EXHIBIT A-15        -       Form of Face of Class A-15 Certificate
EXHIBIT A-16        -       Form of Face of Class A-16 Certificate
EXHIBIT A-17        -       Form of Face of Class A-17 Certificate
EXHIBIT A-18        -       Form of Face of Class A-18 Certificate
EXHIBIT A-19        -       Form of Face of Class A-19 Certificate
EXHIBIT A-20        -       Form of Face of Class A-20 Certificate
EXHIBIT A-21        -       Form of Face of Class A-21 Certificate
EXHIBIT A-22        -       Form of Face of Class A-22 Certificate
EXHIBIT A-23        -       Form of Face of Class A-23 Certificate
EXHIBIT A-24        -       Form of Face of Class A-24 Certificate
EXHIBIT A-25        -       Form of Face of Class A-25 Certificate
EXHIBIT A-PO        -       Form of Face of Class A-PO Certificate
EXHIBIT A-R         -       Form of Face of Class A-R Certificate
EXHIBIT A-LR        -       Form of Face of Class A-LR Certificate
EXHIBIT II-A-1      -       Form of Face of Class II-A-1 Certificate
EXHIBIT II-A-2      -       Form of Face of Class II-A-2 Certificate
EXHIBIT II-A-3      -       Form of Face of Class II-A-3 Certificate
EXHIBIT II-A-4      -       Form of Face of Class II-A-4 Certificate
EXHIBIT I-B-1       -       Form of Face of Class I-B-1 Certificate
EXHIBIT I-B-2       -       Form of Face of Class I-B-2 Certificate
EXHIBIT I-B-3       -       Form of Face of Class I-B-3 Certificate
EXHIBIT I-B-4       -       Form of Face of Class I-B-4 Certificate
EXHIBIT I-B-5       -       Form of Face of Class I-B-5 Certificate
EXHIBIT I-B-6       -       Form of Face of Class I-B-6 Certificate
EXHIBIT II-B-1      -       Form of Face of Class II-B-1 Certificate
EXHIBIT II-B-2      -       Form of Face of Class II-B-2 Certificate
EXHIBIT II-B-3      -       Form of Face of Class II-B-3 Certificate
EXHIBIT II-B-4      -       Form of Face of Class II-B-4 Certificate
EXHIBIT II-B-5      -       Form of Face of Class II-B-5 Certificate
EXHIBIT II-B-6      -       Form of Face of Class II-B-6 Certificate
EXHIBIT C           -       Form of Reverse of Series 2002-8 Certificates
EXHIBIT D           -       Reserved
EXHIBIT E           -       Custodial Agreement
EXHIBIT F-1A        -       Schedule of Type 1 Mortgage Loans in Loan Group I
EXHIBIT F-1B        -       Schedule of Type 1 Mortgage Loans in Loan Group II
EXHIBIT F-2A        -       Schedule of Other Servicer Mortgage Loans in Group I
EXHIBIT F-2B        -       Schedule of Other Servicer Mortgage Loans in
                              Group II
EXHIBIT G           -       Request for Release
EXHIBIT H           -       Affidavit Pursuant to Section 860E(e)(4) of the
                              Internal Revenue Code
                            of 1986, as amended, and for Non-ERISA Investors
EXHIBIT I           -       Letter from Transferor of Residual Certificates
EXHIBIT J           -       Transferee's Letter (Class [I-B-4] [I-B-5] [I-B-6]
                              [II-B-4] [II-B-5] [II-B-6] Certificates)
EXHIBIT K           -       Reserved
EXHIBIT L           -       Servicing Agreements
EXHIBIT M           -       Form of Special Servicing Agreement
EXHIBIT N                   Form of Initial Certification of the Custodian
EXHIBIT O                   Form of Final Certification of the Custodian
SCHEDULE I          -       Applicable Unscheduled Principal Receipt Period

            This Pooling and Servicing Agreement, dated as of April 29, 2002 executed by WELLS FARGO ASSET SECURITIES CORPORATION, as Seller, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer and FIRST UNION NATIONAL BANK, as Trustee.

                          W I T N E S S E T H  T H A T:
                          - - - - - - - - - -  - - - -

            In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01  DEFINITIONS.
                          ------------

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

            Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates of a Group, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus
(ii) the applicable Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates of such Group with higher numerical designations.

            Adjustment Amount: For a Group for any Distribution Date, the difference between (A) the sum of the Group I-A Principal Balance or the Group II-A Principal Balance, as applicable, and the Group I-B Principal Balance or the Group II-B Principal Balance, as applicable, as of the related Determination Date and (B) the sum of (i) the sum of the Group I-A Principal Balance or the Group II-A Principal Balance, as applicable, and the Group I-B Principal Balance or the Group II-B Principal Balance, as applicable, as of the Determination Date succeeding such Distribution Date and (ii) the aggregate amount that would have been distributed to all Classes and the Component of such Group as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of (x) Class I-B-1 Optimal Principal Amount, Class I-B-2 Optimal Principal Amount, Class I-B-3 Optimal Principal Amount, Class I-B-4 Optimal Principal Amount, Class I-B-5 Optimal Principal Amount and Class I-B-6 Optimal Principal Amount or (y) Class II-B-1 Optimal Principal Amount, Class II-B-2 Optimal Principal Amount, Class II-B-3 Optimal Principal Amount, Class II-B-4 Optimal Principal Amount, Class II-B-5 Optimal Principal Amount and Class II-B-6 Optimal Principal Amount, as applicable.

            Aggregate Current Bankruptcy Losses: For a Loan Group with respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the related Loan Group during a period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Group I-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group I-A Certificates.

            Aggregate Group II-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group II-A Certificates.

            Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

            Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

            Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

            Available Master Servicer Compensation: For each Loan Group as to any Distribution Date, the sum of (a) the Master Servicing Fee with respect to the Mortgage Loans in such Loan Group for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full on the Mortgage Loans in such Loan Group remitted to the Master Servicer and (c) the aggregate amount of Month End Interest with respect to the Mortgage Loans in such Loan Group remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

            Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

            Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

            Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

            Book-Entry Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14 Certificates, Class A-15 Certificates, Class A-16 Certificates, Class A-17 Certificates, Class A-18 Certificates, Class A-19 Certificates, Class A-20 Certificates, Class A-21 Certificates, Class A-22 Certificates, Class A-23 Certificates, Class A-24 Certificates, Class A-25 Certificates, Class A-PO Certificates, Class II-A-1 Certificates, Class II-A-2 Certificates, Class II-A-3 Certificates, Class II-A-4 Certificates, Class I-B-1 Certificates, Class I-B-2 Certificates, Class I-B-3 Certificates, Class II-B-1 Certificates, Class II-B-2 Certificates and Class II-B-3 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

            Certificate: Any one of the Class A Certificates or Class B Certificates.

            Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

            Certificate Custodian: Initially, First Union National Bank; thereafter any other Certificate Custodian acceptable to The Depository Trust Company and selected by the Trustee.

            Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trustee.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

            Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

            Class A-LPO Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-PO Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

            Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

            Class A-PO Deferred Amount: For a Group and any Distribution Date prior to the applicable Subordination Depletion Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amount for such Group for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates with respect to such Component of such Group on such prior Distribution Dates pursuant to Paragraph third clause
(A) or clause (B), as applicable, of Section 4.01(a)(i) and (y) the sum of the product for each Discount Mortgage Loan in the related Loan Group which became a Liquidated Loan at any time on or prior to the last day of the Applicable Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Discount Mortgage Loan and (B) the sum of (x) the sum of such Component's PO Recoveries for such Distribution Date and prior Distribution Dates and (y) amounts distributed on the Class A-PO Certificates with respect to such Component for such Group on prior Distribution Dates pursuant to Paragraph fourth clause (A) or clause (B), as applicable, of Section 4.01(a)(i). On and after the applicable Subordination Depletion Date, the Class A-PO Deferred Amount for each Group will be zero. No interest will accrue on any Class A-PO Deferred Amount.

            Class A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

            Class A-1 Certificateholder: The registered holder of a Class A-1 Certificate.

            Class A-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

            Class A-2 Certificateholder: The registered holder of a Class A-2 Certificate.

            Class A-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

            Class A-3 Certificateholder: The registered holder of a Class A-3 Certificate.

            Class A-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

            Class A-4 Certificateholder: The registered holder of a Class A-4 Certificate.

            Class A-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit C hereto.

            Class A-5 Certificateholder: The registered holder of a Class A-5 Certificate.

            Class A-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit C hereto.

            Class A-6 Certificateholder: The registered holder of a Class A-6 Certificate.

            Class A-7 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit C hereto.

            Class A-7 Certificateholder: The registered holder of a Class A-7 Certificate.

            Class A-8 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-8 and Exhibit C hereto.

            Class A-8 Certificateholder: The registered holder of a Class A-8 Certificate.

            Class A-9 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-9 and Exhibit C hereto.

            Class A-9 Certificateholder: The registered holder of a Class A-9 Certificate.

            Class A-10 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-10 and Exhibit C hereto.

            Class A-10 Certificateholder: The registered holder of a Class A-10 Certificate.

            Class A-11 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-11 and Exhibit C hereto.

            Class A-11 Certificateholder: The registered holder of a Class A-11 Certificate.

            Class A-12 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-12 and Exhibit C hereto.

            Class A-12 Certificateholder: The registered holder of a Class A-12 Certificate.

            Class A-13 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-13 and Exhibit C hereto.

            Class A-13 Certificateholder: The registered holder of a Class A-13 Certificate.

            Class A-14 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-14 and Exhibit C hereto.

            Class A-14 Certificateholder: The registered holder of a Class A-14 Certificate.

            Class A-15 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-15 and Exhibit C hereto.

            Class A-15 Certificateholder: The registered holder of a Class A-15 Certificate.

            Class A-16 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-16 and Exhibit C hereto.

            Class A-16 Certificateholder: The registered holder of a Class A-16 Certificate.

            Class A-17 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-17 and Exhibit C hereto.

            Class A-17 Certificateholder: The registered holder of a Class A-17 Certificate.

            Class A-18 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-18 and Exhibit C hereto.

            Class A-18 Certificateholder: The registered holder of a Class A-18 Certificate.

            Class A-19 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-19 and Exhibit C hereto.

            Class A-19 Certificateholder: The registered holder of a Class A-19 Certificate.

            Class A-20 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-20 and Exhibit C hereto.

            Class A-20 Certificateholder: The registered holder of a Class A-20 Certificate.

            Class A-20 Pass-Through Rate: With respect to the Distribution Date occurring in May 2002, 2.420% per annum. With respect to each succeeding Distribution Date, a per annum rate, determined by the Trustee on the applicable Rate Determination Date, equal to 0.550% plus LIBOR subject to a minimum rate of 0.550% and a maximum rate of 8.500%.

            Class A-21 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-21 and Exhibit C hereto.

            Class A-21 Certificateholder: The registered holder of a Class A-21 Certificate.

            Class A-21 Interest Accrual Amount: As to any Distribution Date, (i) the product of (A) 1/12th of the Class A Pass-Through Rate for the Class A-21 Certificates and (B) the Notional Amount as of such Distribution Date minus (ii) the sum of (A) the Group I-A Interest Percentage of the Class A-21 Certificates of the interest portion of any Realized Losses allocated to the Group I-A Certificates on or after the applicable Subordination Depletion Date pursuant to
Section 4.02(c) and (B) the Group I-A Interest Percentage of the Class A-21 Certificates of any Non-Supported Interest Shortfall or Relief Act Shortfall allocated to the Group I-A Certificates with respect to such Distribution Date.

            Class A-21 Pass-Through Rate: With respect to the Distribution Date occurring in May 2002, 6.080% per annum. With respect to each succeeding Distribution Date, a per annum rate, determined by the Trustee on the applicable Rate Determination Date, equal to 7.950% minus LIBOR subject to a minimum rate of 0.000% and a maximum rate of 7.950%.

            Class A-22 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-22 and Exhibit C hereto.

            Class A-22 Certificateholder: The registered holder of a Class A-22 Certificate.

            Class A-23 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-23 and Exhibit C hereto.

            Class A-23 Certificateholder: The registered holder of a Class A-23 Certificate.

            Class A-23 Loss Amount: With respect to any Determination Date after the applicable Subordination Depletion Date, the amount, if any, by which the Principal Balance of the Class A-23 Certificates would be reduced as a result of the application of the third sentence of the definition of Principal Balance.

            Class A-24 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-24 and Exhibit C hereto.

            Class A-24 Certificateholder: The registered holder of a Class A-24 Certificate.

            Class A-25 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-25 and Exhibit C hereto.

            Class A-25 Certificateholder: The registered holder of a Class A-25 Certificate.

            Class A-25 Loss Allocation Amount: With respect to any Determination Date after the applicable Subordination Depletion Date the lesser of (a) the Principal Balance of the Class A-25 Certificates with respect to such Determination Date prior to any reduction for the Class A-25 Loss Allocation Amount and (b) the Class A-23 Loss Amount.

            Class A-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L20 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-LR Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-LR and Exhibit C hereto.

            Class A-LR Certificateholder: The registered holder of the Class A-LR Certificate.

            Class A-LUR Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class I-A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Group I Mortgage Loan and (y) the sum of:

            (i) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Group I Mortgage Loan;

            (ii) all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Scheduled Principal Balance of each Group I Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the excess of the unpaid principal balance of such Group I Mortgage Loan substituted for a Group I Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date occurs over the unpaid principal balance of such Group I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group I Mortgage Loan; and

      (II) the Class I-A-PO Recovery for such Distribution Date.

            Class I-A-PO Recovery: As to any Distribution Date prior to the applicable Subordination Depletion Date, the lesser of (a) the Class A-PO Deferred Amount for the Class I-A-PO Component for such Distribution Date (calculated without regard to the Class I-A-PO Recovery for such Distribution
Date) and (b) an amount equal to the sum as to each Group I Mortgage Loan as to which there has been a Recovery during the Applicable Unscheduled Principal Receipt Period, of the product of (x) the PO Fraction with respect to such Group I Mortgage Loan and (y) the amount of the Recovery with respect to such Group I Mortgage Loan. As to any Distribution Date on or after the applicable Subordination Depletion Date, the amount determined in accordance with clause
(b) above.

            Class A-R Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

            Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

            Class II-A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit II-A-1 and Exhibit C hereto.

            Class II-A-1 Certificateholder: The registered holder of a Class II-A-1 Certificate.

            Class II-A-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit II-A-2 and Exhibit C hereto.

            Class II-A-2 Certificateholder: The registered holder of a Class II-A-2 Certificate.

            Class II-A-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit II-A-3 and Exhibit C hereto.

            Class II-A-3 Certificateholder: The registered holder of a Class II-A-3 Certificate.

            Class II-A-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit II-A-4 and Exhibit C hereto.

            Class II-A-4 Certificateholder: The registered holder of a Class II-A-4 Certificate.

            Class II-A-4 Priority Amount: For any Distribution Date, the lesser of (i) the Principal Balance of the Class II-A-4 Certificates and (ii) the sum of (A) the product of (1) the Class II-A-4 Priority Percentage, (2) the Shift Percentage and (3) the Group II Scheduled Principal Amount and (B) the product of (1) the Class II-A-4 Priority Percentage, (2) the Prepayment Shift Percentage and (3) the Group II Unscheduled Principal Amount.

            Class II-A-4 Priority Percentage: The Principal Balance of the Class II-A-4 Certificates divided by the Group II-A Non-PO Principal Balance.

            Class II-A-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class II-A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Group II Mortgage Loan and (y) the sum of:

            (i) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Group II Mortgage Loan;

            (ii) all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Scheduled Principal Balance of each Group II Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the excess of the unpaid principal balance of such Group II Mortgage Loan substituted for a Group II Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date occurs over the unpaid principal balance of such Group II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group II Mortgage Loan; and

      (II) the Class II-A-PO Recovery for such Distribution Date.

            Class II-A-PO Recovery: As to any Distribution Date prior to the applicable Subordination Depletion Date, the lesser of (a) the Class A-PO Deferred Amount for the Class II-A-PO Component for such Distribution Date (calculated without regard to the Class II-A-PO Recovery for such Distribution
Date) and (b) an amount equal to the sum as to each Group II Mortgage Loan as to which there has been a Recovery during the Applicable Unscheduled Principal Receipt Period, of the product of (x) the PO Fraction with respect to such Group II Mortgage Loan and (y) the amount of the Recovery with respect to such Group II Mortgage Loan. As to any Distribution Date on or after the applicable Subordination Depletion Date, the amount determined in accordance with clause
(b) above.

            Class A Certificate: Any of the Group I-A Certificates or Group II-A Certificates.

            Class A Certificateholder: The registered holder of a Class A Certificate.

            Class A Pass-Through Rate: As to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-23, Class A-24 and Class A-25 Certificates, 6.500% per annum. As to the Class A-20 Certificates, the Class A-20 Pass-Through Rate. As to the Class A-21 Certificates, the Class A-21 Pass-Through Rate. As to the Class A-22 Certificates, 6.250% per annum. As to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, 6.000% per annum. The Class A-PO Certificates are not entitled to interest and do not have Class A Pass-Through Rates.

            Class A Unpaid Interest Shortfall: For a Group, as to any Distribution Date and any Class of Class A Certificates of such Group, the amount, if any, by which the aggregate of the Group I-A Interest Shortfall Amounts or Group II-A Interest Shortfall Amounts, as applicable, for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph second clause
(A) or (B), as applicable, of Section 4.01(a)(i).

            Class I-B-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit I-B-1 and Exhibit C hereto.

            Class I-B-1 Certificateholder: The registered holder of a Class I-B-1 Certificate.

            Class I-B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-1 Certificates pursuant to Paragraphs fifth clause (A), sixth clause (A) and eighth clause (A) of Section 4.01(a)(i).

            Class I-B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class I-B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class I-B-1 Certificates on such Distribution Date pursuant to Paragraph fifth clause (A) of Section 4.01(a)(i).

            Class I-B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Group I Mortgage Loan and (y) the sum of:

            (i) the Group I Class I-B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class I-B-1 Prepayment Percentage (with respect to each such Group I Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class I-B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class I-B-1 Percentage of the excess of the unpaid principal balance of such Group I Mortgage Loan substituted for a Group I Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Group I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group I Mortgage Loan; and

      (II) the Group I Class I-B-1 Prepayment Percentage of the Non-PO Recovery for such Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class I-B-1 Optimal Principal Amount will equal the lesser of (A) the Class I-B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class I-B-1 Certificates.

            Class I-B-1 Principal Balance: As to the first Determination Date, the Original Class I-B-1 Principal Balance. As of any subsequent Determination Date, the Original Class I-B-1 Principal Balance less the sum of all amounts previously distributed in respect of the Class I-B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh clause (A) of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment; provided, however, if the Class I-B-1 Certificates are the most subordinate Group I-B Certificates outstanding, the Class I-B-1 Principal Balance will equal the difference, if any, between the Group I Adjusted Pool Amount as of the preceding Distribution Date less the Group I-A Principal Balance as of such Determination Date.

            Class I-B-1 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-1 Certificates pursuant to Paragraph seventh clause (A) of Section 4.01(a)(i).

            Class I-B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class I-B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class I-B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth clause (A) of Section 4.01(a)(i).

            Class I-B-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit I-B-2 and Exhibit C hereto.

            Class I-B-2 Certificateholder: The registered holder of a Class I-B-2 Certificate.

            Class I-B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-2 Certificates pursuant to Paragraphs eighth clause (A), ninth clause (A) and tenth clause (A) of Section 4.01(a)( i).

            Class I-B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class I-B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class I-B-2 Certificates on such Distribution Date pursuant to Paragraph eighth clause (A) of Section 4.01(a)(i).

            Class I-B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Group I Mortgage Loan and (y) the sum of:

            (i) the Group I Class I-B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class I-B-2 Prepayment Percentage (with respect to each such Group I Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class I-B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class I-B-2 Percentage of the excess of the unpaid principal balance of such Group I Mortgage Loan substituted for a Group I Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Group I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group I Mortgage Loan; and

      (II) the Group I Class I-B-2 Prepayment Percentage of the Non-PO Recovery for such Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class I-B-2 Optimal Principal Amount will equal the lesser of (A) the Class I-B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class I-B-2 Certificates.

            Class I-B-2 Principal Balance: As to the first Determination Date, the Original Class I-B-2 Principal Balance. As of any subsequent Determination Date, the Original Class I-B-2 Principal Balance less the sum of all amounts previously distributed in respect of the Class I-B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth clause (A) of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment; provided, however, if the Class I-B-2 Certificates are the most subordinate Group I-B Certificates outstanding, the Class I-B-2 Principal Balance will equal the difference, if any, between the Group I Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group I-A Principal Balance and the Class I-B-1 Principal Balance as of such Determination Date.

            Class I-B-2 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-2 Certificates pursuant to Paragraph tenth clause (A) of Section 4.01(a)(i).

            Class I-B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class I-B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class I-B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth clause (A) of Section 4.01(a)(i).

            Class I-B-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit I-B-3 and Exhibit C hereto.

            Class I-B-3 Certificateholder: The registered holder of a Class I-B-3 Certificate.

            Class I-B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-3 Certificates pursuant to Paragraphs eleventh clause (A), twelfth clause (A) and thirteenth clause (A) of
Section 4.01(a)(i).

            Class I-B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class I-B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class I-B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh clause (A) of Section 4.01(a)(i).

            Class I-B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Group I Mortgage Loan and (y) the sum of:

            (i) the Group I Class I-B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class I-B-3 Prepayment Percentage (with respect to each such Group I Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class I-B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class I-B-3 Percentage of the excess of the unpaid principal balance of such Group I Mortgage Loan substituted for a Group I Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Group I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group I Mortgage Loan; and

      (II) the Group I Class I-B-3 Prepayment Percentage of the Non-PO Recovery for such Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class I-B-3 Optimal Principal Amount will equal the lesser of (A) the Class I-B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class I-B-3 Certificates.

            Class I-B-3 Principal Balance: As to the first Determination Date, the Original Class I-B-3 Principal Balance. As of any subsequent Determination Date, the Original Class I-B-3 Principal Balance less the sum of all amounts previously distributed in respect of the Class I-B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth clause (A) of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment; provided, however, if the Class I-B-3 Certificates are the most subordinate Group I-B Certificates outstanding, the Class I-B-3 Principal Balance will equal the difference, if any, between the Group I Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group I-A Principal Balance, the Class I-B-1 Principal Balance and the Class I-B-2 Principal Balance as of such Determination Date.

            Class I-B-3 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-3 Certificates pursuant to Paragraph thirteenth clause (A) of Section 4.01(a)(i).

            Class I-B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class I-B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class I-B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth clause (A) of Section 4.01(a)(i).

            Class I-B-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit I-B-4 and Exhibit C hereto.

            Class I-B-4 Certificateholder: The registered holder of a Class I-B-4 Certificate.

            Class I-B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-4 Certificates pursuant to Paragraphs fourteenth clause (A), fifteenth clause (A) and sixteenth clause (A) of Section 4.01(a)(i).

            Class I-B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class I-B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class I-B-4 Certificates on such Distribution Date pursuant to Paragraph tenth of Section 4.01(a)(i).

            Class I-B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Group I Mortgage Loan and (y) the sum of:

            (i) the Group I Class I-B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class I-B-4 Prepayment Percentage (with respect to each such Group I Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class I-B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class I-B-4 Percentage of the excess of the unpaid principal balance of such Group I Mortgage Loan substituted for a Group I Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Group I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group I Mortgage Loan; and

      (II) the Group I Class I-B-4 Prepayment Percentage of the Non-PO Recovery for such Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class I-B-4 Optimal Principal Amount will equal the lesser of (A) the Class I-B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class I-B-4 Certificates.

            Class I-B-4 Principal Balance: As to the first Determination Date, the Original Class I-B-4 Principal Balance. As of any subsequent Determination Date, the Original Class I-B-4 Principal Balance less the sum of all amounts previously distributed in respect of the Class I-B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph fourteenth clause (A) of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment; provided, however, if the Class I-B-4 Certificates are the most subordinate Group I-B Certificates outstanding, the Class I-B-4 Principal Balance will equal the difference, if any, between the Group I Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group I-A Principal Balance, the Class I-B-1 Principal Balance, the Class I-B-2 Principal Balance and the Class I-B-3 Principal Balance as of such Determination Date.

            Class I-B-4 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-4 Certificates pursuant to Paragraph sixteenth clause (A) of Section 4.01(a)(i).

            Class I-B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class I-B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class I-B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth clause (A) of Section 4.01(a)(i).

            Class I-B-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit I-B-5 and Exhibit C hereto.

            Class I-B-5 Certificateholder: The registered holder of a Class I-B-5 Certificate.

            Class I-B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-5 Certificates pursuant to Paragraphs seventeenth clause (A), eighteenth clause (A) and nineteenth clause
(A) of Section 4.01(a)(i).

            Class I-B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class I-B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class I-B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth clause (A) of Section 4.01(a)(i).

            Class I-B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Group I Mortgage Loan and (y) the sum of:

            (i) the Group I Class I-B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class I-B-5 Prepayment Percentage (with respect to each such Group I Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class I-B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class I-B-5 Percentage of the excess of the unpaid principal balance of such Group I Mortgage Loan substituted for a Group I Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Group I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group I Mortgage Loan; and

      (II) the Group I Class I-B-5 Prepayment Percentage of the Non-PO Recovery for such Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class I-B-5 Optimal Principal Amount will equal the lesser of (A) the Class I-B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class I-B-5 Certificates.

            Class I-B-5 Principal Balance: As to the first Determination Date, the Original Class I-B-5 Principal Balance. As of any subsequent Determination Date, the Original Class I-B-5 Principal Balance less the sum of all amounts previously distributed in respect of the Class I-B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth clause (A) of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment; provided, however, if the Class I-B-5 Certificates are the most subordinate Group I-B Certificates outstanding, the Class I-B-5 Principal Balance will equal the difference, if any, between the Group I Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group I-A Principal Balance, the Class I-B-1 Principal Balance, the Class I-B-2 Principal Balance, the Class I-B-3 Principal Balance and the Class I-B-4 Principal Balance as of such Determination Date.

            Class I-B-5 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-5 Certificates pursuant to Paragraph nineteenth clause (A) of Section 4.01(a)(i).

            Class I-B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class I-B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class I-B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth clause (A) of Section 4.01(a)(i).

            Class I-B-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit I-B-6 and Exhibit C hereto.

            Class I-B-6 Certificateholder: The registered holder of a Class I-B-6 Certificate.

            Class I-B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-6 Certificates pursuant to Paragraphs twentieth clause (A), twenty-first clause (A) and twenty-second clause (A) of Section 4.01(a)(i).

            Class I-B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class I-B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class I-B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth clause (A) of Section 4.01(a)(i).

            Class I-B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Group I Mortgage Loan and (y) the sum of:

            (i) the Group I Class I-B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class I-B-6 Prepayment Percentage (with respect to each such Group I Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class I-B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class I-B-6 Percentage of the excess of the unpaid principal balance of such Group I Mortgage Loan substituted for a Group I Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Group I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group I Mortgage Loan; and

      (II) the Group I Class I-B-6 Prepayment Percentage of the Non-PO Recovery for such Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class I-B-6 Optimal Principal Amount will equal the lesser of (A) the Class I-B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class I-B-6 Certificates.

            Class I-B-6 Principal Balance: As to the first Determination Date, the Original Class I-B-6 Principal Balance. As of any subsequent Determination Date, the Original Class I-B-6 Principal Balance less the sum of all amounts previously distributed in respect of the Class I-B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second clause (A) of Section 4.01(a)(i); provided, however, if the Class I-B-6 Certificates are outstanding, the Class I-B-6 Principal Balance will equal the difference, if any, between the Group I Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group I-A Principal Balance, the Class I-B-1 Principal Balance, the Class I-B-2 Principal Balance, the Class I-B-3 Principal Balance, the Class I-B-4 Principal Balance and the Class I-B-5 Principal Balance as of such Determination Date.

            Class I-B-6 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class I-B-6 Certificates pursuant to Paragraph twenty-second clause (A) of Section 4.01(a)(i).

            Class I-B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class I-B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class I-B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first clause (A) of Section 4.01(a)(i).

            Class I-B-L Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class II-B-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit II-B-1 and Exhibit C hereto.

            Class II-B-1 Certificateholder: The registered holder of a Class II-B-1 Certificate.

            Class II-B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-1 Certificates pursuant to Paragraphs fifth clause (B), sixth clause (B) and eighth clause (B) of Section 4.01(a)(i).

            Class II-B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class II-B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class II-B-1 Certificates on such Distribution Date pursuant to Paragraph fifth clause (B) of Section 4.01(a)(i).

            Class II-B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Group II Mortgage Loan and (y) the sum of:

            (i) the Group II Class II-B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II Class II-B-1 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II Class II-B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group II Class II-B-1 Percentage of the excess of the unpaid principal balance of such Group II Mortgage Loan substituted for a Group II Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Group II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group II Mortgage Loan; and

      (II) the Group II Class II-B-1 Prepayment Percentage of the Non-PO Recovery for such Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class II-B-1 Optimal Principal Amount will equal the lesser of (A) the Class II-B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class II-B-1 Certificates.

            Class II-B-1 Principal Balance: As to the first Determination Date, the Original Class II-B-1 Principal Balance. As of any subsequent Determination Date, the Original Class II-B-1 Principal Balance less the sum of all amounts previously distributed in respect of the Class II-B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh clause (B) of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment; provided, however, if the Class II-B-1 Certificates are the most subordinate Group II-B Certificates outstanding, the Class II-B-1 Principal Balance will equal the difference, if any, between the Group II Adjusted Pool Amount as of the preceding Distribution Date less the Group II-A Principal Balance as of such Determination Date.

            Class II-B-1 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-1 Certificates pursuant to Paragraph seventh clause (B) of Section 4.01(a)(i).

            Class II-B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class II-B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class II-B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth clause (B) of Section 4.01(a)(i).

            Class II-B-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit II-B-2 and Exhibit C hereto.

            Class II-B-2 Certificateholder: The registered holder of a Class II-B-2 Certificate.

            Class II-B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-2 Certificates pursuant to Paragraphs eighth clause (B), ninth clause (B) and tenth clause (B) of Section 4.01(a)( i).

            Class II-B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class II-B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class II-B-2 Certificates on such Distribution Date pursuant to Paragraph eighth clause (B) of Section 4.01(a)(i).

            Class II-B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Group II Mortgage Loan and (y) the sum of:

            (i) the Group II Class II-B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II Class II-B-2 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II Class II-B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group II Class II-B-2 Percentage of the excess of the unpaid principal balance of such Group II Mortgage Loan substituted for a Group II Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Group II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group II Mortgage Loan; and

      (II) the Group II Class II-B-2 Prepayment Percentage of the Non-PO Recovery for such Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class II-B-2 Optimal Principal Amount will equal the lesser of (A) the Class II-B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class II-B-2 Certificates.

            Class II-B-2 Principal Balance: As to the first Determination Date, the Original Class II-B-2 Principal Balance. As of any subsequent Determination Date, the Original Class II-B-2 Principal Balance less the sum of all amounts previously distributed in respect of the Class II-B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth clause (B) of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment; provided, however, if the Class II-B-2 Certificates are the most subordinate Group II-B Certificates outstanding, the Class II-B-2 Principal Balance will equal the difference, if any, between the Group II Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group II-A Principal Balance and the Class II-B-1 Principal Balance as of such Determination Date.

            Class II-B-2 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-2 Certificates pursuant to Paragraph tenth clause (B) of Section 4.01(a)(i).

            Class II-B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class II-B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class II-B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth clause (B) of Section 4.01(a)(i).

            Class II-B-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit II-B-3 and Exhibit C hereto.

            Class II-B-3 Certificateholder: The registered holder of a Class II-B-3 Certificate.

            Class II-B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-3 Certificates pursuant to Paragraphs eleventh clause (B), twelfth clause (B) and thirteenth clause (B) of
Section 4.01(a)(i).

            Class II-B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class II-B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class II-B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh clause (B) of Section 4.01(a)(i).

            Class II-B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Group II Mortgage Loan and (y) the sum of:

            (i) the Group II Class II-B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II Class II-B-3 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II Class II-B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group II Class II-B-3 Percentage of the excess of the unpaid principal balance of such Group II Mortgage Loan substituted for a Group II Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Group II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group II Mortgage Loan; and

      (II) the Group II Class II-B-3 Prepayment Percentage of the Non-PO Recovery for such Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class II-B-3 Optimal Principal Amount will equal the lesser of (A) the Class II-B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class II-B-3 Certificates.

            Class II-B-3 Principal Balance: As to the first Determination Date, the Original Class II-B-3 Principal Balance. As of any subsequent Determination Date, the Original Class II-B-3 Principal Balance less the sum of all amounts previously distributed in respect of the Class II-B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth clause (B) of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment; provided, however, if the Class II-B-3 Certificates are the most subordinate Group II-B Certificates outstanding, the Class II-B-3 Principal Balance will equal the difference, if any, between the Group II Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group II-A Principal Balance, the Class II-B-1 Principal Balance and the Class II-B-2 Principal Balance as of such Determination Date.

            Class II-B-3 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-3 Certificates pursuant to Paragraph thirteenth clause (B) of Section 4.01(a)(i).

            Class II-B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class II-B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class II-B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth clause (B) of Section 4.01(a)(i).

            Class II-B-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit II-B-4 and Exhibit C hereto.

            Class II-B-4 Certificateholder: The registered holder of a Class II-B-4 Certificate.

            Class II-B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-4 Certificates pursuant to Paragraphs fourteenth clause (B), fifteenth clause (B) and sixteenth clause (B) of Section 4.01(a)(i).

            Class II-B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class II-B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class II-B-4 Certificates on such Distribution Date pursuant to Paragraph tenth of Section 4.01(a)(i).

            Class II-B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Group II Mortgage Loan and (y) the sum of:

            (i) the Group II Class II-B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II Class II-B-4 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II Class II-B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group II Class II-B-4 Percentage of the excess of the unpaid principal balance of such Group II Mortgage Loan substituted for a Group II Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Group II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group II Mortgage Loan; and

      (II) the Group II Class II-B-4 Prepayment Percentage of the Non-PO Recovery for such Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class II-B-4 Optimal Principal Amount will equal the lesser of (A) the Class II-B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class II-B-4 Certificates.

            Class II-B-4 Principal Balance: As to the first Determination Date, the Original Class II-B-4 Principal Balance. As of any subsequent Determination Date, the Original Class II-B-4 Principal Balance less the sum of all amounts previously distributed in respect of the Class II-B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph fourteenth clause (B) of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment; provided, however, if the Class II-B-4 Certificates are the most subordinate Group II-B Certificates outstanding, the Class II-B-4 Principal Balance will equal the difference, if any, between the Group II Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group II-A Principal Balance, the Class II-B-1 Principal Balance, the Class II-B-2 Principal Balance and the Class II-B-3 Principal Balance as of such Determination Date.

            Class II-B-4 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-4 Certificates pursuant to Paragraph sixteenth clause (B) of Section 4.01(a)(i).

            Class II-B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class II-B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class II-B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth clause (B) of Section 4.01(a)(i).

            Class II-B-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit II-B-5 and Exhibit C hereto.

            Class II-B-5 Certificateholder: The registered holder of a Class II-B-5 Certificate.

            Class II-B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-5 Certificates pursuant to Paragraphs seventeenth clause (B), eighteenth clause (B) and nineteenth clause
(B) of Section 4.01(a)(i).

            Class II-B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class II-B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class II-B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth clause (B) of Section 4.01(a)(i).

            Class II-B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Group II Mortgage Loan and (y) the sum of:

            (i) the Group II Class II-B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II Class II-B-5 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II Class II-B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group II Class II-B-5 Percentage of the excess of the unpaid principal balance of such Group II Mortgage Loan substituted for a Group II Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Group II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group II Mortgage Loan; and

      (II) the Group II Class II-B-5 Prepayment Percentage of the Non-PO Recovery for such Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class II-B-5 Optimal Principal Amount will equal the lesser of (A) the Class II-B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class II-B-5 Certificates.

            Class II-B-5 Principal Balance: As to the first Determination Date, the Original Class II-B-5 Principal Balance. As of any subsequent Determination Date, the Original Class II-B-5 Principal Balance less the sum of all amounts previously distributed in respect of the Class II-B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth clause (B) of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment; provided, however, if the Class II-B-5 Certificates are the most subordinate Group II-B Certificates outstanding, the Class II-B-5 Principal Balance will equal the difference, if any, between the Group II Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group II-A Principal Balance, the Class II-B-1 Principal Balance, the Class II-B-2 Principal Balance, the Class II-B-3 Principal Balance and the Class II-B-4 Principal Balance as of such Determination Date.

            Class II-B-5 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-5 Certificates pursuant to Paragraph nineteenth clause (B) of Section 4.01(a)(i).

            Class II-B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class II-B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class II-B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth clause (B) of Section 4.01(a)(i).

            Class II-B-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit II-B-6 and Exhibit C hereto.

            Class II-B-6 Certificateholder: The registered holder of a Class II-B-6 Certificate.

            Class II-B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-6 Certificates pursuant to Paragraphs twentieth clause (B), twenty-first clause (B) and twenty-second clause (B) of Section 4.01(a)(i).

            Class II-B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class II-B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class II-B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth clause (B) of Section 4.01(a)(i).

            Class II-B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Group II Mortgage Loan and (y) the sum of:

            (i) the Group II Class II-B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II Class II-B-6 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II Class II-B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group II Class II-B-6 Percentage of the excess of the unpaid principal balance of such Group II Mortgage Loan substituted for a Group II Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Group II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Group II Mortgage Loan; and

      (II) the Group II Class II-B-6 Prepayment Percentage of the Non-PO Recovery for such Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class II-B-6 Optimal Principal Amount will equal the lesser of (A) the Class II-B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class II-B-6 Certificates.

            Class II-B-6 Principal Balance: As to the first Determination Date, the Original Class II-B-6 Principal Balance. As of any subsequent Determination Date, the Original Class II-B-6 Principal Balance less the sum of all amounts previously distributed in respect of the Class II-B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second clause (B) of Section 4.01(a)(i); provided, however, if the Class II-B-6 Certificates are outstanding, the Class II-B-6 Principal Balance will equal the difference, if any, between the Group II Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Group II-A Principal Balance, the Class II-B-1 Principal Balance, the Class II-B-2 Principal Balance, the Class II-B-3 Principal Balance, the Class II-B-4 Principal Balance and the Class II-B-5 Principal Balance as of such Determination Date.

            Class II-B-6 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class II-B-6 Certificates pursuant to Paragraph twenty-second clause (B) of Section 4.01(a)(i).

            Class II-B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class II-B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class II-B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first clause (B) of Section 4.01(a)(i).

            Class II-B-L Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B Certificate: Any one of the Class I-B-1 Certificates, Class I-B-2 Certificates, Class I-B-3 Certificates, Class I-B-4 Certificates, Class I-B-5 Certificates, Class I-B-6 Certificates, Class II-B-1 Certificates, Class II-B-2 Certificates, Class II-B-3 Certificates, Class II-B-4 Certificates, Class II-B-5 Certificates or Class II-B-6 Certificates.

            Class B Certificateholder: The registered holder of a Class B Certificate.

            Class B Distribution Amount: Any of the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 or Class II-B-6 Distribution Amounts.

            Class B Interest Accrual Amount: For a Group, as to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates of such Group with respect to such Distribution Date.

            Class B Interest Percentage: For a Group, as to any Distribution Date and any Class of Class B Certificates of such Group, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount for such Group (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class B Interest Shortfall Amount: Any of the Class I-B-1 Interest Shortfall Amount, Class I-B-2 Interest Shortfall Amount, Class I-B-3 Interest Shortfall Amount, Class I-B-4 Interest Shortfall Amount, Class I-B-5 Interest Shortfall Amount, Class I-B-6 Interest Shortfall Amount, Class II-B-1 Interest Shortfall Amount, Class II-B-2 Interest Shortfall Amount, Class II-B-3 Interest Shortfall Amount, Class II-B-4 Interest Shortfall Amount, Class II-B-5 Interest Shortfall Amount or Class II-B-6 Interest Shortfall Amount.

            Class B Optimal Principal Amount: Any of the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 or Class II-B-6 Optimal Principal Amounts.

            Class B Pass-Through Rate: With respect to any Distribution Date, a per annum rate equal to 6.500% for the Group I-B Certificates and 6.000% for the Group II-B Certificates.

            Class B Unpaid Interest Shortfall: Any of the Class I-B-1 Unpaid Interest Shortfall, Class I-B-2 Unpaid Interest Shortfall, Class I-B-3 Unpaid Interest Shortfall, Class I-B-4 Unpaid Interest Shortfall, Class I-B-5 Unpaid Interest Shortfall, Class I-B-6 Unpaid Interest Shortfall, Class II-B-1 Unpaid Interest Shortfall, Class II-B-2 Unpaid Interest Shortfall, Class II-B-3 Unpaid Interest Shortfall, Class II-B-4 Unpaid Interest Shortfall, Class II-B-5 Unpaid Interest Shortfall or Class II-B-6 Unpaid Interest Shortfall.

            Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

            Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

            Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.16.

            Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

            Compensating Interest: With respect to any Distribution Date and each Group, the lesser of (a) the aggregate Prepayment Interest Shortfall on the Mortgage Loans in the related Loan Group for such Distribution Date, (b) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance of the Mortgage Loans in the related Loan Group for such Distribution Date and (c) the Available Master Servicing Compensation with respect to such Loan Group for such Distribution Date.

            Component: Each of the Class I-A-PO Component or Class II-A-PO Component.

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office, at the date of the execution of this instrument, is located at 401 South Tryon Street, Charlotte, North Carolina 28288.

            Corresponding Upper-Tier Class, Classes or Components: As to the following Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class, Classes or Components as follows:

         Uncertificated Lower-Tier Interest             Corresponding Upper-Tier Class, Classes or Components

         Class  A-L1 Interest                           Class  A-1 Certificates, Class A-2 Certificates, Class A-3
                                                        Certificates, Class A-4 Certificates, Class A-5
                                                        Certificates, Class A-6 Certificates, Class A-7
                                                        Certificates, Class A-8 Certificates, Class A-9
                                                        Certificates, Class A-10 Certificates, Class A-11
                                                        Certificates, Class A-12 Certificates, Class A-13
                                                        Certificates, Class A-14 Certificates, Class A-15
                                                        Certificates, Class A-16 Certificates, Class A-17
                                                        Certificates, Class A-18 Certificates, Class A-19
                                                        Certificates, Class A-23 Certificates, Class A-24
                                                        Certificates and Class A-25 Certificates

         Class  A-L20 Interest                          Class A-20 Certificates, Class A-21 Certificates and Class
                                                        A-22 Certificates

         Class II-A-L1 Interest                         Class II-A-1 Certificates, Class II-A-2 Certificates, Class
                                                        II-A-3 Certificates and Class II-A-4 Certificates

         Class A-LPO Interest                           Class I-A-PO Component and Class II-A-PO Component

         Class A-LUR Interest                           Class A-R Certificate

         Class I-B-L Interest                           Class  I-B-1 Certificates, Class  I-B-2 Certificates, Class
                                                        I-B-3 Certificates, Class  I-B-4 Certificates, Class  I-B-5
                                                        Certificates and Class  I-B-6 Certificates

         Class II-B-L Interest                          Class II-B-1 Certificates, Class II-B-2 Certificates,
                                                        Class II-B-3 Certificates, Class II-B-4 Certificates,
                                                        Class II-B-5 Certificates and Class II-B-6 Certificates

            Current Group I-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group I-A Certificates pursuant to Paragraph first clause (A) of Section 4.01(a)(i) on such Distribution Date.

            Current Group II-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group II-A Certificates pursuant to Paragraph first clause (B) of Section 4.01(a)(i) on such Distribution Date.

            Current Class B Interest Distribution Amount: For a Group as to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates of such Group pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth clause (A) or (B), as applicable of
Section 4.01(a)(i) on such Distribution Date.

            Current Class I-B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates by the sum of the Group I-A Non-PO Principal Balance and the Group I-B Principal Balance. As to the first Distribution Date, the Original Class I-B-1 Fractional Interest.

            Current Class I-B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates by the sum of the Group I-A Non-PO Principal Balance and the Group I-B Principal Balance. As to the first Distribution Date, the Original Class I-B-2 Fractional Interest.

            Current Class I-B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class I-B-4, Class I-B-5 and Class I-B-6 Certificates by the sum of the Group I-A Non-PO Principal Balance and the Group I-B Principal Balance. As to the first Distribution Date, the Original Class I-B-3 Fractional Interest.

            Current Class I-B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class I-B-5 and Class I-B-6 Certificates by the sum of the Group I-A Non-PO Principal Balance and the Group I-B Principal Balance. As to the first Distribution Date, the Original Class I-B-4 Fractional Interest.

            Current Class I-B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class I-B-6 Certificates by the sum of the Group I-A Non-PO Principal Balance and the Group I-B Principal Balance. As to the first Distribution Date, the Original Class I-B-5 Fractional Interest.

            Current Class II-B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates by the sum of the Group II-A Non-PO Principal Balance and the Group II-B Principal Balance. As to the first Distribution Date, the Original Class II-B-1 Fractional Interest.

            Current Class II-B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates by the sum of the Group II-A Non-PO Principal Balance and the Group II-B Principal Balance. As to the first Distribution Date, the Original Class II-B-2 Fractional Interest.

            Current Class II-B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class II-B-4, Class II-B-5 and Class II-B-6 Certificates by the sum of the Group II-A Non-PO Principal Balance and the Group II-B Principal Balance. As to the first Distribution Date, the Original Class II-B-3 Fractional Interest.

            Current Class II-B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class II-B-5 and Class II-B-6 Certificates by the sum of the Group II-A Non-PO Principal Balance and the Group II-B Principal Balance. As to the first Distribution Date, the Original Class II-B-4 Fractional Interest.

            Current Class II-B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class II-B-6 Certificates by the sum of the Group II-A Non-PO Principal Balance and the Group II-B Principal Balance. As to the first Distribution Date, the Original Class II-B-5 Fractional Interest.

            Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

            Curtailment Interest Shortfall: On any Distribution Date with respect to a Group I or Group II Mortgage Loan which was the subject of a
Curtailment:

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Curtailment is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Curtailment from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Curtailment is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Curtailment from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Curtailment is received.

            Custodial Agreement: The Custodial Agreement, dated as of April 29, 2002, among the Custodian, the Seller, the Master Servicer and the Trustee, which agreement is attached hereto as Exhibit E, as the same may be amended or modified from time to time in accordance with the terms thereof.

            Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

            Custodian: Wells Fargo Bank Minnesota, National Association, or its successor in interest under the Custodial Agreement.

            Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.01.

            Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.02.

            Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

            Definitive Certificates: As defined in Section 5.01(b).

            Denomination: The amount, if any, specified on the face of each Certificate (other than the Class A-21 Certificates) representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to the Class A-21 Certificates, the amount specified on the face of each such Certificate representing the portion of the Original Notional Amount.

            Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

            Discount Mortgage Loan: A Group I Discount Mortgage Loan or Group II Discount Mortgage Loan.

            Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

            Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

            Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

            Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

            (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

            (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

            (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

            (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

            (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

            (ix) any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Eligible Investments hereunder, including any such fund that is managed by the Trustee or any affiliate of the Trustee or for which the Trustee or any of its affiliates acts as an adviser as long as such fund is rated in at least the highest rating category by each Rating Agency.

            In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Prohibited Holder: As defined in Section 5.02(d).

            Errors and Omissions Policy: As defined in each of the Servicing Agreements.

            Event of Default: Any of the events specified in Section 7.01.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            Fidelity Bond: As defined in each of the Servicing Agreements.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

            Final Scheduled Maturity Date: The Final Scheduled Maturity Date for each Class of Group I-A Certificates and Group I-B Certificates and the Class A-PO Certificates is May 25, 2032, which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended. The Final Scheduled Maturity Date for each Class of Group II-A Certificates and Group II-B Certificates is May 25, 2017.

            Fitch Ratings: Fitch Ratings, or its successors in interest.

            Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than (i) for the Group I Mortgage Loans, the sum of (a) 6.500%, (b) the applicable Servicing Fee Rate and
(c) the Master Servicing Fee Rate and (ii) for the Group II Mortgage Loans, the sum of (a) 6.000%, (b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the rate described in Clause (i) or (ii), as applicable, which is not assigned to and not part of the Trust Estate.

            Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus (i) for the Group I Mortgage Loans, the sum of (a) 6.500%, (b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate and (ii) for the Group II Mortgage Loans, the sum of (a) 6.000%, (b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate

            Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

            Group: Either of Group I or Group II.

            Group I: The Group I-A Certificates, Class I-A-PO Component and Group I-B Certificates.

            Group I Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group I Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group I Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group I Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group I Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group I Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans that are Group I Mortgage Loans: the product of (i) the PO Fraction for each such Group I Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus
(B) the sum of (x) all amounts in respect of principal received in respect of such Group I Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (y) the principal portion of any Liquidated Loan Losses incurred on such Group I Mortgage Loans for which Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (z) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group I Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group I Aggregate Non-PO Principal Balance: The sum of the Group I-A Non-PO Principal Balance and the Group I-B Principal Balance.

            Group I Class B Percentage: Any one of the Group I Class I-B-1 Percentage, Group I Class I-B-2 Percentage, Group I Class I-B-3 Percentage, Group I Class I-B-4 Percentage, Group I Class I-B-5 Percentage or Group I Class I-B-6 Percentage.

            Group I Class B Prepayment Percentage: Any of the Group I Class I-B-1 Prepayment Percentage, Group I Class I-B-2 Prepayment Percentage, Group I Class I-B-3 Prepayment Percentage, Group I Class I-B-4 Prepayment Percentage, Group I Class I-B-5 Prepayment Percentage or Group I Class I-B-6 Prepayment Percentage.

            Group I Class I-B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Percentage by either (i) if any Group I-B Certificates (other than the Class I-B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class I-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Group I-B Certificates (other than the Class I-B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group I Class I-B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Prepayment Percentage by either (i) if any Group I-B Certificates (other than the Class I-B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class I-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Group I-B Certificates (other than the Class I-B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group I Class I-B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class I-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class I-B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class I-B-2 Percentage for such Distribution Date will be zero.

            Group I Class I-B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class I-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class I-B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class I-B-2 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class I-B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class I-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class I-B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class I-B-3 Percentage for such Distribution Date will be zero.

            Group I Class I-B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class I-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class I-B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class I-B-3 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class I-B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class I-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class I-B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class I-B-4 Percentage for such Distribution Date will be zero.

            Group I Class I-B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class I-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class I-B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class I-B-4 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class I-B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class I-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class I-B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class I-B-5 Percentage for such Distribution Date will be zero.

            Group I Class I-B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class I-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class I-B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class I-B-5 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class I-B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class I-B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class I-B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class I-B-6 Percentage for such Distribution Date will be zero.

            Group I Class I-B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class I-B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group I-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class I-B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class I-B-6 Prepayment Percentage for such Distribution Date will be zero.

            Group I Discount Mortgage Loan: A Group I Mortgage Loan with a Net Mortgage Interest Rate of less than 6.500%.

            Group I Mortgage Loans: Those Mortgage Loans listed on Exhibit F-1A and F-2A attached hereto.

            Group I Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Group I Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group I Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Group I Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and
(ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group I Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group I-A Certificates, Class I-A-PO Component and Group I-B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group I Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group I Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group I Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group I Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section 3.03, and (iii) all other amounts (including any Insurance Proceeds and Compensating Interest) with respect to a Group I Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest with respect to a Group I Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group I Mortgage Loan by the Master Servicer or the Trustee;

            (c) those portions of each payment of interest on a particular Group I Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest on Group I Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group I Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Group I Mortgage Loans repurchased by the Seller pursuant to Sections 2.02 or 2.03 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group I Mortgage Loan substituted for a Group I Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group I Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group I Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group I Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

            (j) Liquidation Profits in respect of Group I Mortgage Loans;

            (k) Month End Interest in respect of Group I Mortgage Loans; and

            (l) all amounts reimbursable to a Servicer for PMI Advances in respect of Group I Mortgage Loans.

            Group I Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balance of all Group I Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group I Scheduled Principal Amount: The sum for each outstanding Group I Mortgage Loan (including each defaulted Group I Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses Iy(i) and Iy(iv) of the definition of Group I-A Non-PO Optimal Principal Amount, but without such amount being multiplied by the Group I-A Percentage.

            Group I Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Percentage for such date.

            Group I Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Prepayment Percentage for such date.

            Group I Unscheduled Principal Amount: The sum for each outstanding Group I Mortgage Loan (including each defaulted Group I Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses Iy(ii) and Iy(iii) of the definition of Group I-A Non-PO Optimal Principal Amount, but without such amount being multiplied by the applicable Group I-A Prepayment Percentage.

            Group II: The Group II-A Certificates, Class II-A-PO Component and Group II-B Certificates.

            Group II Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group II Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group II Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group II Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group II Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group II Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans that are Group II Mortgage Loans: the product of (i) the PO Fraction for each such Group II Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus
(B) the sum of (x) all amounts in respect of principal received in respect of such Group II Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (y) the principal portion of any Liquidated Loan Losses incurred on such Group II Mortgage Loans for which Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (z) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group II Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group II Aggregate Non-PO Principal Balance: The sum of the Group II-A Non-PO Principal Balance and the Group II-B Principal Balance.

            Group II Class B Percentage: Any one of the Group II Class II-B-1 Percentage, Group II Class II-B-2 Percentage, Group II Class II-B-3 Percentage, Group II Class II-B-4 Percentage, Group II Class II-B-5 Percentage or Group II Class II-B-6 Percentage.

            Group II Class B Prepayment Percentage: Any of the Group II Class II-B-1 Prepayment Percentage, Group II Class II-B-2 Prepayment Percentage, Group II Class II-B-3 Prepayment Percentage, Group II Class II-B-4 Prepayment Percentage, Group II Class II-B-5 Prepayment Percentage or Group II Class II-B-6 Prepayment Percentage.

            Group II Class II-B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Percentage by either (i) if any Group II-B Certificates (other than the Class II-B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class II-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Group II-B Certificates (other than the Class II-B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group II Class II-B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Prepayment Percentage by either (i) if any Group II-B Certificates (other than the Class II-B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class II-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Group II-B Certificates (other than the Class II-B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group II Class II-B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class II-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class II-B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class II-B-2 Percentage for such Distribution Date will be zero.

            Group II Class II-B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class II-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class II-B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class II-B-2 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class II-B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class II-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class II-B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class II-B-3 Percentage for such Distribution Date will be zero.

            Group II Class II-B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class II-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class II-B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class II-B-3 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class II-B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class II-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class II-B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class II-B-4 Percentage for such Distribution Date will be zero.

            Group II Class II-B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class II-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class II-B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class II-B-4 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class II-B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class II-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class II-B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class II-B-5 Percentage for such Distribution Date will be zero.

            Group II Class II-B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class II-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class II-B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class II-B-5 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class II-B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class II-B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class II-B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class II-B-6 Percentage for such Distribution Date will be zero.

            Group II Class II-B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class II-B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Group II-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class II-B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class II-B-6 Prepayment Percentage for such Distribution Date will be zero.

            Group II Discount Mortgage Loan: A Group II Mortgage Loan with a Net Mortgage Interest Rate of less than 6.000%.

            Group II Mortgage Loans: Those Mortgage Loans listed on Exhibits F-1B and F-2B attached hereto.

            Group II Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Group II Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group II Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Group II Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and
(ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group II Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group II-A Certificates, Class II-A-PO Component and Group II-B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group II Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group II Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group II Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group II Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section 3.03 and (iii) all other amounts (including any Insurance Proceeds and Compensating Interest) with respect to a Group II Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest with respect to a Group II Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group II Mortgage Loan by the Master Servicer or the Trustee;

            (c) those portions of each payment of interest on a particular Group II Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest on Group II Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group II Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Group II Mortgage Loans repurchased by the Seller pursuant to Sections 2.02 or 2.03 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group II Mortgage Loan substituted for a Group II Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group II Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group II Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group II Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

            (j) Liquidation Profits in respect of Group II Mortgage Loans;

            (k) Month End Interest in respect of Group II Mortgage Loans; and

            (l) all amounts reimbursable to a Servicer for PMI Advances in respect of Group II Mortgage Loans.

            Group II Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balance of all Group II Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group II Scheduled Principal Amount: The sum for each outstanding Group II Mortgage Loan (including each defaulted Group II Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses Iy(i) and Iy(iv) of the definition of Group II-A Non-PO Optimal Principal Amount.

            Group II Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Percentage for such date.

            Group II Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Prepayment Percentage for such date.

            Group II Unscheduled Principal Amount: The sum for each outstanding Group II Mortgage Loan (including each defaulted Group II Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses Iy(ii) and Iy(iii) of the definition of Group II-A Non-PO Optimal Principal Amount.

            Group I-A Certificate: Any Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-21, Class A-22, Class A-23, Class A-24, Class A-25, Class A-R or Class A-LR Certificate.

            Group I-A Distribution Amount: As to any Distribution Date and any Class of Group I-A Certificates (other than the Class A-21 Certificates), the amount distributable to such Class of Group I-A Certificates pursuant to Paragraphs first clause (A), second clause (A) and third clause (A)(1) of
Section 4.01(a)(i). As to the Class A-21 Certificates, the amount distributable to each such Class pursuant to Paragraphs first clause (A) and second clause (A) of Section 4.01(a)(i). As to any Distribution Date and the Class I-A-PO Component, the amount distributable to the Class A-PO Certificates with respect to the Class I-A-PO Component pursuant to Paragraphs third clause (A)(2) and fourth clause (A) of Section 4.01(a)(i) on such Distribution Date.

            Group I-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Group I-A Certificates with respect to such Distribution Date.

            Group I-A Interest Percentage: As to any Distribution Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group I-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group I-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group I-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first clause (A) of Section 4.01(a)(i).

            Group I-A Interest Shortfall Percentage: As to any Distribution Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group I-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

            Group I-A Loss Denominator: As to any Determination Date, an amount equal to the Group I-A Non-PO Principal Balance.

            Group I-A Loss Percentage: As to any Determination Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Principal Balance of such Class by the Group I-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group I-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group I-A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group I-A Interest Accrual Amount,
(ii) the Aggregate Group I-A Unpaid Interest Shortfall and (iii) the Group I-A Non-PO Optimal Principal Amount.

            Group I-A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

            (i) the Group I-A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group I-A Prepayment Percentage of the Non-PO Recovery for Loan Group I for such Distribution Date.

            Group I-A Non-PO Principal Balance: As of any date, an amount equal to the Group I-A Principal Balance less the Principal Balance of the Class I-A-PO Component.

            Group I-A Non-PO Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group I-A Certificates pursuant to Paragraph third clause (A)(1) of Section 4.01(a)(i).

            Group I-A Percentage: As to any Distribution Date occurring on or prior to the applicable Subordination Depletion Date, the lesser of (i) 100% and
(ii) the percentage obtained by dividing the Group I-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group I Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the applicable Subordination Depletion Date, 100% or such lesser percentage which will cause the Group I-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group I-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in April 2007, 100%. As to any Distribution Date subsequent to April 2007 to and including the Distribution Date in April 2008, the Group I-A Percentage as of such Distribution Date plus 70% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to April 2008 to and including the Distribution Date in April 2009, the Group I-A Percentage as of such Distribution Date plus 60% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to April 2009 to and including the Distribution Date in April 2010, the Group I-A Percentage as of such Distribution Date plus 40% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to April 2010 to and including the Distribution Date in April 2011, the Group I-A Percentage as of such Distribution Date plus 20% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to April 2011, the Group I-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Group I-A Certificates on any Distribution Date of the Group I-A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Group I-A Non-PO Principal Balance below zero, the Group I-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Group I-A Non-PO Principal Balance to zero and thereafter the Group I-A Prepayment Percentage shall be zero and (ii) if the Group I-A Percentage as of any Distribution Date is greater than the Original Group I-A Percentage, the Group I-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Group I-A Prepayment Percentage described in the second through sixth sentences of this definition of Group I-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group I-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Group I-A Prepayment Percentage for the Distribution Date occurring in the April preceding such Distribution Date (it being understood that for the purposes of the determination of the Group I-A Prepayment Percentage for the current Distribution Date, the current Group I-A Percentage and Group I Subordinated Percentage shall be utilized). No reduction in the Group I-A Prepayment Percentage referred to in the second through sixth sentences hereof shall be applicable, with respect to any Distribution Date if
(a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Group I Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) were greater than or equal to 50% of the Group I-B Principal Balance or (b) cumulative Realized Losses on the Group I Mortgage Loans exceed (1) 30% of the Original Group I Subordinated Principal Balance if such Distribution Date occurs between and including May 2007 and April 2008 (2) 35% of the Original Group I Subordinated Principal Balance if such Distribution Date occurs between and including May 2008 and April 2009, (3) 40% of the Original Group I Subordinated Principal Balance if such Distribution Date occurs between and including May 2009 and April 2010, (4) 45% of the Original Group I Subordinated Principal Balance if such Distribution Date occurs between and including May 2010 and April 2011, and (5) 50% of the Original Group I Subordinated Principal Balance if such Distribution Date occurs during or after May 2011. With respect to any Distribution Date on which the Group I-A Prepayment Percentage is reduced below the Group I-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Group I-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Group I-A Certificates and the Class I-A-PO Component.

            Group I-A Priority Amount: For any Distribution Date, the lesser of
(i) the sum of the Principal Balances of the Class A-24 and Class A-25 Certificates and (ii) the sum of (A) the product of (1) the Group I-A Priority Percentage, (2) the Shift Percentage and (3) the Group I Scheduled Principal Amount and (B) the product of (1) the Group I-A Priority Percentage, (2) the Prepayment Shift Percentage and (3) the Group I Unscheduled Principal Amount.

            Group I-A Priority Percentage: The sum of the Principal Balances of the Class A-24 and Class A-25 Certificates divided by Group I Aggregate Non-PO Principal Balance.

            Group I-B Certificate: Any one of the Class I-B-1 Certificates, Class I-B-2 Certificates, Class I-B-3 Certificates, Class I-B-4 Certificates, Class I-B-5 Certificates or Class I-B-6 Certificates.

            Group I-B Principal Balance: As of any date, an amount equal to the sum of the Class I-B-1 Principal Balance, Class I-B-2 Principal Balance, Class I-B-3 Principal Balance, Class I-B-4 Principal Balance, Class I-B-5 Principal Balance and Class I-B-6 Principal Balance.

            Group II-A Certificate: Any Class II-A-1, Class II-A-2, Class II-A-3 or Class II-A-4 Certificate.

            Group II-A Distribution Amount: As to any Distribution Date and any Class of Group II-A Certificates, the amount distributable to such Class of Group II-A Certificates pursuant to Paragraphs first clause (B), second clause
(B) and third clause (B)(1) of Section 4.01(a)(i). As to any Distribution Date and the Class II-A-PO Component, the amount distributable to the Class A-PO Certificates with respect to the Class II-A-PO Component pursuant to Paragraphs third clause (B)(2) and fourth clause (B) of Section 4.01(a)(i) on such Distribution Date.

            Group II-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Group II-A Certificates with respect to such Distribution Date.

            Group II-A Interest Percentage: As to any Distribution Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group II-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group II-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group II-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first clause (B) of Section 4.01(a)(i).

            Group II-A Loss Denominator: As to any Determination Date, an amount equal to the Group II-A Non-PO Principal Balance.

            Group II-A Loss Percentage: As to any Determination Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Principal Balance of such Class by the Group II-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group II-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group II-A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group II-A Interest Accrual Amount,
(ii) the Aggregate Group II-A Unpaid Interest Shortfall and (iii) the Group II-A Non-PO Optimal Principal Amount.

            Group II-A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

            (i) the Group II-A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group II-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group II-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group II-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group II-A Prepayment Percentage of the Non-PO Recovery for Loan Group II for such Distribution Date.

            Group II-A Non-PO Principal Balance: As of any date, an amount equal to the Group II-A Principal Balance less the Principal Balance of the Class II-A-PO Component.

            Group II-A Non-PO Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group II-A Certificates pursuant to Paragraph third clause (B)(1) of Section 4.01(a)(i).

            Group II-A Percentage: As to any Distribution Date occurring on or prior to the applicable Subordination Depletion Date, the lesser of (i) 100% and
(ii) the percentage obtained by dividing the Group II-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group II Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the applicable Subordination Depletion Date, 100% or such lesser percentage which will cause the Group II-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group II-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in April 2007, 100%. As to any Distribution Date subsequent to April 2007 to and including the Distribution Date in April 2008, the Group II-A Percentage as of such Distribution Date plus 70% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to April 2008 to and including the Distribution Date in April 2009, the Group II-A Percentage as of such Distribution Date plus 60% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to April 2009 to and including the Distribution Date in April 2010, the Group II-A Percentage as of such Distribution Date plus 40% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to April 2010 to and including the Distribution Date in April 2011, the Group II-A Percentage as of such Distribution Date plus 20% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to April 2011, the Group II-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Group II-A Certificates on any Distribution Date of the Group II-A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Group II-A Non-PO Principal Balance below zero, the Group II-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Group II-A Non-PO Principal Balance to zero and thereafter the Group II-A Prepayment Percentage shall be zero and (ii) if the Group II-A Percentage as of any Distribution Date is greater than the Original Group II-A Percentage, the Group II-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Group II-A Prepayment Percentage described in the second through sixth sentences of this definition of Group II-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group II-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Group II-A Prepayment Percentage for the Distribution Date occurring in the April preceding such Distribution Date (it being understood that for the purposes of the determination of the Group II-A Prepayment Percentage for the current Distribution Date, the current Group II-A Percentage and Group II Subordinated Percentage shall be utilized). No reduction in the Group II-A Prepayment Percentage referred to in the second through sixth sentences hereof shall be applicable, with respect to any Distribution Date if
(a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Group II Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) were greater than or equal to 50% of the Group II-B Principal Balance or (b) cumulative Realized Losses on the Group II Mortgage Loans exceed (1) 30% of the Original Group II Subordinated Principal Balance if such Distribution Date occurs between and including May 2007 and April 2008 (2) 35% of the Original Group II Subordinated Principal Balance if such Distribution Date occurs between and including May 2008 and April 2009, (3) 40% of the Original Group II Subordinated Principal Balance if such Distribution Date occurs between and including May 2009 and April 2010, (4) 45% of the Original Group II Subordinated Principal Balance if such Distribution Date occurs between and including May 2010 and April 2011, and (5) 50% of the Original Group II Subordinated Principal Balance if such Distribution Date occurs during or after May 2011. With respect to any Distribution Date on which the Group II-A Prepayment Percentage is reduced below the Group II-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Group II-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates and the Class II-A-PO Component.

            Group II-B Certificate: Any one of the Class II-B-1 Certificates, Class II-B-2 Certificates, Class II-B-3 Certificates, Class II-B-4 Certificates, Class II-B-5 Certificates or Class II-B-6 Certificates.

            Group II-B Principal Balance: As of any date, an amount equal to the sum of the Class II-B-1 Principal Balance, Class II-B-2 Principal Balance, Class II-B-3 Principal Balance, Class II-B-4 Principal Balance, Class II-B-5 Principal Balance and Class II-B-6 Principal Balance.

            Holder: See "Certificateholder."

            Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

            Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

            Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

            Insured Payment: The sum of (i) as of any Distribution Date, any Deficiency Amount and (ii) any Preference Amount.

            Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-21 and Class A-PO Certificates),
(i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class as of the Determination Date immediately preceding such Distribution Date minus (ii) the sum of (A) the Group I-A Interest Percentage or Group II-A Interest Percentage, as applicable, of such Class of the interest portion of any Realized Losses allocated to the Group I-A Certificates or to the Group II-A Certificates, as applicable, on or after the applicable Subordination Depletion Date pursuant to Section 4.02(c) and (B) the Group I-A Interest Percentage or Group II-A Interest Percentage, as applicable, of such Class of any Non-Supported Interest Shortfall or Relief Act Shortfall allocated to the Class A Certificates of such Group with respect to such Distribution Date. As to any Distribution Date and the Class A-21 Certificates, the Class A-21 Interest Accrual Amount. The Class A-PO Certificates have no Interest Accrual Amount.

            As to any Distribution Date and any Class of Class B Certificates of a Group, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of any Non-Supported Interest Shortfall or Relief Act Shortfall allocated to the Class B Certificates of such Group with respect to such Distribution Date.

            LIBOR: As to any Distribution Date, the arithmetic mean of the London Interbank offered rate quotations for one month U.S. dollar deposits, as determined by the Trustee on the related Rate Determination Date in accordance with Section 4.10.

            LIBOR Business Day: Any Business Day on which banks are open for dealing in foreign currency and exchange in London, England, the City of New York and Charlotte, North Carolina.

            LIBOR Certificates: Any of the Class A-20 and Class A-21
Certificates.

            Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

            Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) or PMI Advances made by a Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            Liquidation Profits: As to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of such Liquidated Loan over (ii) the unpaid principal balance of such Liquidated Loan plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs.

            Loan Group I: The Group I Mortgage Loans.

            Loan Group II: The Group II Mortgage Loans.

            Loan Group: Either of Loan Group I or Loan Group II.

            Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

            Lower-Tier Distribution Amount: As defined in Section 4.01(a)(ii).

            Lower-Tier REMIC: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans (other than Fixed Retained Yield), such amounts as shall from time to time be held in the Certificate Account (other than Fixed Retained Yield), the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Master Servicer: Wells Fargo Bank Minnesota, National Association, or its successor in interest.

            Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

            Master Servicing Fee Rate: As set forth in Section 11.21.

            MERS: As defined in Section 2.01.

            Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

            Month End Interest: As defined in each Servicing Agreement.

            Monthly Payment: As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

            Month End Interest: As defined in each Servicing Agreement.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

            Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of April 29, 2002 between WFHM, as seller, and the Seller, as purchaser.

            Mortgage Loan Rider: The standard Fannie Mae/Freddie Mac riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

            Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1A, F-1B, F-2A and F-2B, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

               (i)   the Mortgage Loan identifying number;

              (ii)   the city, state and zip code of the Mortgaged
                     Property;

             (iii)   the type of property;

              (iv)   the Mortgage Interest Rate;

               (v)   the Net Mortgage Interest Rate;

              (vi)   the Monthly Payment;

             (vii)   the original number of months to maturity;

            (viii)   the scheduled maturity date;

              (ix)   the Cut-Off Date Principal Balance;

               (x)   the Loan-to-Value Ratio at origination;

              (xi)   whether such Mortgage Loan is a Subsidy Loan;

             (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

            (xiii)   the applicable Servicing Fee Rate;

             (xiv)   the Master Servicing Fee Rate;

              (xv)   Fixed Retained Yield Rate, if applicable; and

             (xvi) for each Other Servicer Mortgage Loan, the name of the Servicer with respect thereto.

            Such schedule may consist of multiple reports that collectively set forth all of the information required.

            Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Sections 2.02, 2.03 and 2.06, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

            Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

            Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

            Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the applicable Servicing Fee Rate, as set forth in Section 11.20 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.21 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

            Non-permitted Foreign Holder: As defined in Section 5.02(d).

            Non-PO Fraction: With respect to any Group I or Group II Mortgage Loan, the lesser of (i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.500% or 6.000%, respectively.

            Non-PO Recovery: As to any Distribution Date and each Loan Group, the amount of all Recoveries for Group I Mortgage Loans or Group II Mortgage Loans, as applicable, received during the Applicable Unscheduled Principal Receipt Periods for such Distribution Date less the Class A-PO Recovery for such Distribution Date.

            Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trustee, as the case may be, and which the Servicer, the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer determination, an Officer's Certificate of the Master Servicer delivered to the Trustee, in each case detailing the reasons for such determination.

            Non-Supported Interest Shortfall: For a Loan Group, with respect to any Distribution Date, the sum of (i) the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans of such Loan Group over the aggregate Compensating Interest with respect to the related Group for such Distribution Date and (ii) Curtailment Interest Shortfalls with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the applicable Subordination Depletion Date, the Non-Supported Interest Shortfall for a Loan Group determined pursuant to the preceding sentence will be increased by the amount of any applicable Subordination Depletion Date Interest Shortfall for the related Group for such Distribution Date. Any Non-Supported Interest Shortfall for a Loan Group will be allocated to (a) the Group I-A Certificates and Group II-A Certificates according to the percentage obtained by dividing the Group I-A Non-PO Principal Balance or Group II-A Non-PO Principal Balance, as applicable, by the Group I Aggregate Non-PO Principal Balance or Group II Aggregate Non-PO Principal Balance, as applicable, and (b) the Group I-B Certificates and Group II-B Certificates according to the percentage obtained by dividing the Group I-B Principal Balance or Group II-B Principal Balance, as applicable, by the Group I Aggregate Non-PO Principal Balance or Group II Aggregate Non-PO Principal Balance, as applicable.

            Non-U.S. Person: As defined in Section 4.01(g).

            Notional Amount: As to any Distribution Date, an amount equal to the Principal Balance of the Class A-20 Certificates.

            Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

            Optimal Adjustment Event: With respect to any Class of Class B Certificates of a Group and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) (a) the Principal Balance of any Class of Class A Certificates or Component of the related Group would be subject to further reduction as a result of the third or seventh sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates of such Group with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of the proviso in the definition of Class I-B-1 Principal Balance, Class I-B-2 Principal Balance, Class I-B-3 Principal Balance, Class I-B-4 Principal Balance, Class I-B-5 Principal Balance Class I-B-6 Principal Balance, Class II-B-1 Principal Balance, Class II-B-2 Principal Balance, Class II-B-3 Principal Balance, Class II-B-4 Principal Balance, Class II-B-5 Principal Balance or Class II-B-6 Principal Balance.

            Original Aggregate Non-PO Principal Balance: Either of the Group I Aggregate Non-PO Principal Balance or Group II Aggregate Non-PO Principal Balance as of the Cut-Off Date, as set forth in Sections 11.06(a) and 11.06(b), respectfully.

            Original Class I-B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class I-B-2 Principal Balance, the Original Class I-B-3 Principal Balance, the Original Class I-B-4 Principal Balance, Original Class I-B-5 Principal Balance and the Original Class I-B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance Group I. The Original Class I-B-1 Fractional Interest is specified in Section 11.11.

            Original Class I-B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class I-B-3 Principal Balance, the Original Class I-B-4 Principal Balance, Original Class I-B-5 Principal Balance and the Original Class I-B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance for Group I. The Original Class I-B-2 Fractional Interest is specified in Section 11.12.

            Original Class I-B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class I-B-4 Principal Balance, the Original Class I-B-5 Principal Balance and the Original Class I-B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance for Group I. The Original Class I-B-3 Fractional Interest is specified in Section 11.13.

            Original Class I-B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class I-B-5 Principal Balance and the Original Class I-B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance for Group I. The Original Class I-B-4 Fractional Interest is specified in Section 11.14.

            Original Class I-B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class I-B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance for Group
I. The Original Class I-B-5 Fractional Interest is specified in Section 11.15.

            Original Class I-B-1 Principal Balance: The Class I-B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.10.

            Original Class I-B-2 Principal Balance: The Class I-B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.10.

            Original Class I-B-3 Principal Balance: The Class I-B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.10.

            Original Class I-B-4 Principal Balance: The Class I-B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.10.

            Original Class I-B-5 Principal Balance: The Class I-B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.10.

            Original Class I-B-6 Principal Balance: The Class I-B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.10.

            Original Class II-B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class II-B-2 Principal Balance, the Original Class II-B-3 Principal Balance, the Original Class II-B-4 Principal Balance, Original Class II-B-5 Principal Balance and the Original Class II-B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance for Group II. The Original Class II-B-1 Fractional Interest is specified in Section 11.11.

            Original Class II-B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class II-B-3 Principal Balance, the Original Class II-B-4 Principal Balance, Original Class II-B-5 Principal Balance and the Original Class II-B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance for Group II. The Original Class II-B-2 Fractional Interest is specified in Section 11.12.

            Original Class II-B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class II-B-4 Principal Balance, the Original Class II-B-5 Principal Balance and the Original Class II-B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance for Group II. The Original Class II-B-3 Fractional Interest is specified in Section 11.13.

            Original Class II-B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class II-B-5 Principal Balance and the Original Class II-B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance for Group II. The Original Class II-B-4 Fractional Interest is specified in Section 11.14.

            Original Class II-B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class II-B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance for Group
II. The Original Class II-B-5 Fractional Interest is specified in Section 11.15.

            Original Class II-B-1 Principal Balance: The Class II-B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.10.

            Original Class II-B-2 Principal Balance: The Class II-B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.10.

            Original Class II-B-3 Principal Balance: The Class II-B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.10.

            Original Class II-B-4 Principal Balance: The Class II-B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.10.

            Original Class II-B-5 Principal Balance: The Class II-B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.10.

            Original Class II-B-6 Principal Balance: The Class II-B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.10.

            Original Group I Subordinated Principal Balance: The aggregate of the Principal Balances of the Group I-B Certificates as of the Cut-Off Date, as set forth in Section 11.08.

            Original Group I-A Percentage: The Group I-A Percentage as of the Cut-Off Date, as set forth in Section 11.03.

            Original Group II Subordinated Principal Balance: The aggregate of the Principal Balances of the Group II-B Certificates as of the Cut-Off Date, as set forth in Section 11.09.

            Original Group II-A Percentage: The Group II-A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

            Original Notional Amount: The Original Notional Amount, as set forth in Section 11.05(a).

            Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; any of the Original Principal Balances of the Components as set forth in Section 11.05(a); the Original Class I-B-1 Principal Balance, Original Class I-B-2 Principal Balance, Original Class I-B-3 Principal Balance, Original Class I-B-4 Principal Balance, Original Class I-B-5 Principal Balance, Original Class I-B-6 Principal Balance, Original Class II-B-1 Principal Balance, Original Class II-B-2 Principal Balance, Original Class II-B-3 Principal Balance, Original Class II-B-4 Principal Balance, Original Class II-B-5 Principal Balance or Original Class II-B-6 Principal Balance as set forth in Section 11.10.

            Other Servicer: Any of the Servicers other than WFHM.

            Other Servicer Mortgage Loan: Any of the Group I Mortgage Loans identified in Exhibit F-2A hereto and any of the Group II Mortgage Loans identified in Exhibit F-2B hereto, as such Exhibits may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, which Mortgage Loan is serviced under an Other Servicing Agreement.

            Other Servicing Agreements: The Servicing Agreements other than the WFHM Servicing Agreement.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Sections 2.02 or 2.03.

            Owner Mortgage Loan File: A file maintained by the Custodian for each Mortgage Loan that contains the documents specified in the Servicing Agreements under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

            Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the Unscheduled Principal Receipt Period in which the related Mortgage Loan became a Liquidated Loan.

            Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

            Paying Agent: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee. The initial Paying Agent is appointed in Section 4.03(a).

            Payment Account: The account maintained pursuant to Section 4.03(b).

            Percentage Interest: With respect to a Class A Certificate (other than the Class A-21 Certificates) of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to the Class A-21 Certificate, the undivided percentage interest obtained by dividing the original notional amount evidenced by such Certificate by the Original Notional Amount. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

            Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trustee and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Plan: As defined in Section 5.02(c).

            PMI Advance: As defined in the related Servicing Agreement, if applicable.

            PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

            PO Recoveries: Either of the Class I-A-PO Recoveries or the Class II-A-PO Recoveries.

            Pool Balance (Non-PO Portion): Either of the Group I Pool Balance (Non-PO Portion) or Group II Pool Balance (Non-PO Portion).

            Pool Scheduled Principal Balance: Either of the Group I Pool Scheduled Principal Balance or Group II Pool Scheduled Principal Balance.

            Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

            Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

            Prepayment Shift Percentage: As to any Distribution Date, the percentage indicated below:

   Distribution Date Occurring In                            Prepayment
   ------------------------------                               Shift
                                                             Percentage
                                                             ----------
   May 2002 through April 2007........................            0%
   May 2007 through April 2008........................           30%
   May 2008 through April 2009........................           40%
   May 2009 through April 2010........................           60%
   May 2010 through April 2011........................           80%
   May 2011 and thereafter............................          100%

            Principal Adjustment: In the event that the Class I-B-1 Optimal Principal Amount, Class I-B-2 Optimal Principal Amount, Class I-B-3 Optimal Principal Amount, Class I-B-4 Optimal Principal Amount, Class I-B-5 Optimal Principal Amount, Class I-B-6 Optimal Principal Amount, Class II-B-1 Optimal Principal Amount, Class II-B-2 Optimal Principal Amount, Class II-B-3 Optimal Principal Amount, Class II-B-4 Optimal Principal Amount, Class II-B-5 Optimal Principal Amount or Class II-B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a)(i) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

            Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates of a Group (other than the Class A-21 Certificates), the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the applicable Subordination Depletion Date and as to any Class of Class A Certificates (other than the Class A-PO Certificates), the Original Principal Balance of such Class less the sum of all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third clauses (A)(1) and (B)(1) of Section 4.01(a)(i), as applicable, (ii) pursuant to clause (iii) of Section 4.01(b) and
(iii) as a result of a Principal Adjustment. After the applicable Subordination Depletion Date, each such Principal Balance will also be reduced (if clause (i) is greater than clause (ii)) or increased (if clause (i) is less than clause
(ii)) on each Determination Date by an amount equal to the product of the Group I-A Loss Percentage or Group II-A Loss Percentage, as applicable, of such Class and the difference, if any, between (i) the Group I Non-PO Principal Balance or Group II Non-PO Principal Balance, as applicable, as of such Determination Date without regard to this sentence and (ii) the difference between (A) the Group I Adjusted Pool Amount or Group II Adjusted Pool Amount, as applicable, for the preceding Distribution Date and (B) the Group I Adjusted Pool Amount (PO Portion) or Group II Adjusted Pool Amount (PO Portion), as applicable, for the preceding Distribution Date; provided, however, that the amount of any such reduction for the Class A-23 Certificates will be decreased by the Class A-25 Loss Allocation Amount. After the applicable Subordination Depletion Date, the Principal Balance for the Class A-25 Certificates will additionally be reduced by the Class A-25 Loss Allocation Amount. In addition, any increase allocated to the Class A-23 Certificates pursuant to the third sentence above will instead increase the Principal Balances of the Class A-25 Certificates.

            The Class A-21 Certificates are interest only Certificates and have no Principal Balance.

            As of any subsequent Determination Date prior to the applicable Subordination Depletion Date and as to the Class I-A-PO and Class II-A-PO Components, the Original Principal Balance of such Component less the sum of all amounts previously distributed in respect of the Class A-PO Certificates with respect to such Component on prior Distribution Dates pursuant to Paragraphs third clauses (A)(2) and (B)(2), as applicable, and fourth clause (A) and (B), as applicable, of Section 4.01(a)(i). After the applicable Subordination Depletion Date, the Group I Adjusted Pool Amount (PO Portion) or Group II Adjusted Pool Amount (PO Portion), as applicable, for the preceding Distribution Date.

            The Principal Balance of the Class A-PO Certificates will equal the sum of the Principal Balances of the Components.

            As to the Class B Certificates, the Class I-B-1 Principal Balance, Class I-B-2 Principal Balance, Class I-B-3 Principal Balance, Class I-B-4 Principal Balance, Class I-B-5 Principal Balance, Class I-B-6 Principal Balance, the Class II-B-1 Principal Balance, Class II-B-2 Principal Balance, Class II-B-3 Principal Balance, Class II-B-4 Principal Balance, Class II-B-5 Principal Balance or Class II-B-6 Principal Balance, respectively.

            Notwithstanding the foregoing, no Principal Balance of a Class or Component will be increased on any Determination Date such that the Principal Balance of such Class or Component exceeds its Original Principal Balance less all amounts previously distributed in respect of such Class or Component on prior Distribution Dates pursuant to Paragraph third clauses (A)(1) or (B)(1) of
Section 4.01(a)(i), Paragraph third clauses (A)(2) or (B)(2) of Section 4.01(a)(i), or Paragraphs seventh, tenth, thirteenth, sixteenth, nineteenth or twenty-second of Section 4.01(a)(i).

            Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

            Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

            Prospectus: The prospectus dated February 21, 2002 as supplemented by the prospectus supplement dated April 24, 2002, relating to the Class A, Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates.

            Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

            Rate Determination Date: As to any Distribution Date and any Class of LIBOR Certificates, the second LIBOR Business Day preceding the 25th day of the month preceding the month in which such Distribution Date occurs.

            Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates are S&P and Fitch. The Rating Agency for the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates is S&P. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean F-1+ in the case of Fitch, A-1 in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA in the case of Fitch and S&P, and in the case of any other Rating Agency shall mean its equivalent of such ratings without any plus or minus.

            Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses incurred on Liquidated Loans for which the Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts with respect to such Distribution Date and (ii) Bankruptcy Losses incurred during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Record Date: For (i) the Class A-20 and Class A-21 Certificates, the Business Day preceding the related Distribution Date and (ii) all other Certificates, the last Business Day of the month preceding the month of the related Distribution Date.

            Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

            Reference Banks: Initially, the Reference Banks shall be Deutsche Bank International, Bank of America, N.A., Citibank, N.A., and The Fuji Bank, Limited. If any of these banks are not available, the Trustee shall select from one of the following banks a substitute Reference Bank: Credit Suisse First Boston Corporation, Westdeutsche Landesbank Girozentrale, The J.P.Morgan Chase Bank or National Westminster Bank Plc. If any of these banks are not available, the Trustee shall in its discretion select another Reference Bank.

            Relief Act Shortfall: Any interest shortfalls arising as a result of the reduction in the amount of monthly interest payments on any Mortgage Loans as a result of the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or comparable state legislation. Any Relief Act Shortfall will be allocated to (a) the Group I-A Certificates and Group II-A Certificates according to the percentage obtained by dividing the Group I-A Non-PO Principal Balance or Group II-A Non-PO Principal Balance, as applicable, by the Group I Aggregate Non-PO Principal Balance or Group II Aggregate Non-PO Principal Balance, as applicable, and (b) the Group I-B Certificates and Group II-B Certificates according to the percentage obtained by dividing the Group I-B Principal Balance or Group II-B Principal Balance, as applicable, by the Group I Aggregate Non-PO Principal Balance or Group II Aggregate Non-PO Principal Balance, as applicable.

            REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

            Remittance Date: As defined in each of the Servicing Agreements.

            REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

            REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

            Responsible Officer: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

            Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

            Seller: Wells Fargo Asset Securities Corporation, or its successor in interest.

            Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

            Servicers: Each of WFHM, National City Mortgage Co., SunTrust Mortgage, Inc., HomeSide Lending Inc., HSBC Mortgage Corporation (USA), Hibernia National Bank, CUNA Mutual Mortgage Corporation, and Colonial Savings, F.A. as Servicer under the related Servicing Agreement.

            Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

            Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

            Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in
Section 11.20.

            Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

            Shift Percentage: As to any Distribution Date, the percentage indicated below:

                                                             Shift
Distribution Date Occurring In                             Percentage
------------------------------                             ----------
May 2002 through April 2007............................         0%
May 2007 and thereafter................................       100%

            Similar Law: As defined in Section 5.02(c).

            Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.19.

            S&P: Standard and Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

            Startup Day: As defined in Section 2.05.

            Subordination Depletion Date: With respect to each Group, the Distribution Date preceding the first Distribution Date on which each of the Group I-A Percentage and Group II-A Percentage, as applicable, (in each case, determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

            Subordination Depletion Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the applicable Subordination Depletion Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

            Subsidy Account: If the Trust Estate contains any Subsidy Loans, the deposit account or accounts created and maintained by the Servicer for deposit of Subsidy Funds and amounts payable under interest subsidy agreements relating to mortgage Loans other than the Mortgage Loans.

            Subsidy Funds: If the Trust Estate contains any Subsidy Loans, funds contributed by the employer of a Mortgagor in order to reduce the payments required from the Mortgagor for a specified period in specified amounts.

            Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

            Substitute Mortgage Loan: As defined in Section 2.02

            Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Sections 2.03 or 2.06, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

            Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure and all other property and rights described in the first paragraph of Section 2.01.

            Trustee: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trustee appointed as herein provided.

            Type 1 Mortgage Loan: Any of the Group I Mortgage Loans identified in Exhibit F-1A hereto and any of the Group II Mortgage Loans identified in Exhibit F-1B hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, serviced under the WFHM Servicing Agreement and having a Mid-Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

            Uncertificated Lower-Tier Interest: Any of the Class A-L1 Interest, the Class A-L20 Interest, the Class II-A-L1 Interest, the Class A-LPO Interest, the Class A-LUR Interest, the Class I-B-L Interest and the Class II-B-L Interest.

            Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class I-B-1 Unpaid Interest Shortfall, the Class I-B-2 Unpaid Interest Shortfall, the Class I-B-3 Unpaid Interest Shortfall, the Class I-B-4 Unpaid Interest Shortfall, the Class I-B-5 Unpaid Interest Shortfall, the Class I-B-6 Unpaid Interest Shortfall, Class II-B-1 Unpaid Interest Shortfall, the Class II-B-2 Unpaid Interest Shortfall, the Class II-B-3 Unpaid Interest Shortfall, the Class II-B-4 Unpaid Interest Shortfall, the Class II-B-5 Unpaid Interest Shortfall and the Class II-B-6 Unpaid Interest Shortfall.

            Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds, Recoveries and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Liquidation Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts.

            Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

            Upper-Tier Certificate: Any one of the Class A Certificates (other than the Class A-LR Certificate) and the Class B Certificates.

            Upper-Tier Certificate Account: The trust account established and maintained pursuant to Section 4.01(e).

            Upper-Tier REMIC: One of the two separate REMICs comprising the Trust Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

            U.S. Person: As defined in Section 4.01(g).

            Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Class A-21 Certificates will be entitled to 1% of the aggregate Voting Interest represented by all Certificates and each remaining Class of Certificates will be entitled to a pro rata portion of the remaining Voting Interest equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Group I-A Principal Balance, the Group II-A Principal Balance, the Group I-B Principal Balance and the Group II-B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

            Weighted Average Net Mortgage Interest Rate: For a Loan Group as to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans in such Loan Group that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans in such Loan Group.

            WFHM: Wells Fargo Home Mortgage, Inc., or its successor in interest.

            WFHM Correspondents: The entities listed on the Mortgage Loan Schedule, from which WFHM purchased the Mortgage Loans.

            WFHM Servicing Agreement: The Servicing Agreement providing for the servicing of the Mortgage Loans initially by WFHM.

            SECTION 1.02  ACTS OF HOLDERS.
                          ----------------

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this
Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            SECTION 1.03  EFFECT OF HEADINGS AND TABLE OF CONTENTS.
                          -----------------------------------------

            The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

            SECTION 1.04  BENEFITS OF AGREEMENT.
                          ----------------------

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

            SECTION 2.01  CONVEYANCE OF MORTGAGE LOANS.
                          -----------------------------

            The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans, (d) the right to receive amounts, if any, payable on behalf of any Mortgagor from the Subsidy Account relating to any Subsidy Loan and (e) proceeds of all the foregoing.

            In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by WFHM or the applicable WFHM Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Custodian promptly following its recordation, but in no event later than one (1) year following the Closing Date. If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Seller shall also cause to be delivered to the Custodian any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Custodian within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage (except with respect to any Mortgage recorded in the name of MERS) not delivered to the Custodian on the Closing Date.

            In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Custodian the assignment of the Mortgage Loan from the Seller to the Trustee in a form suitable for recordation, if (i) with respect to a particular state the Trustee has received an Opinion of Counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property or (ii) the Seller has been advised by each Rating Agency that non-recordation in a state will not result in a reduction of the rating assigned by that Rating Agency at the time of initial issuance of the Certificates. In the event that the Custodian receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Custodian shall promptly notify the Trustee and the Custodian shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Custodian and the Trustee) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

            SECTION 2.02 ACCEPTANCE BY CUSTODIAN.
                         ------------------------

            Subject to the provisions of the following paragraph, pursuant to the Custodial Agreement, the Custodian, on behalf of the Trustee, will declare that it holds and will hold the documents delivered to it pursuant to Section
2.01 above and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. Upon execution of this Agreement, the Custodian will deliver to the Seller and the Trustee an initial certification in the form of Exhibit N hereto, to the effect that, except as may be specified in a list of exceptions attached thereto, it has received the original Mortgage Notes relating to each Mortgage Loan on the Mortgage Loan Schedule.

            The Custodian will review each Owner Mortgage Loan File within 45 days after execution of this Agreement and will deliver to the Seller and the Trustee a final certification in the form of Exhibit O hereto to the effect that, except as may be specified in a list of exceptions attached thereto, all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule based on a comparison of the Mortgage Loan identifying number, Mortgagor name and street address, and in so doing the Custodian may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon.

            If within such 45 day period the Custodian finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trustee shall promptly (and in no event more than 30 days after the final certification) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trustee's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to
(a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate less any Fixed Retained Yield through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

            In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Custodian and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trustee with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Custodian of a Request for Release signed by an officer of the Seller, the Custodian shall release to the Seller the related Owner Mortgage Loan File. The Trustee shall execute and deliver such instrument of transfer or assignment (or, in the case of a Mortgage Loan registered in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect such assignment on the records of MERS), in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Custodian to give the final certification or the Trustee to give any notice within the required time periods shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

            SECTION 2.03  REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER
                          -----------------------------------------------------
                          AND THE SELLER.
                          ---------------

            (a) The Master Servicer hereby represents and warrants to the Trustee and the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement:

            (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

            (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

            (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

            (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian.

            (b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

            (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

            (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

            (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

            (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
      Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

            (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

            (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

            (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

            (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

            (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

            (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

            (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

            (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

            (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

            (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

            (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

            (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

            (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

            (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

            (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

            (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

            (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

            (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

            (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

            (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

            (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Custodian and shall inure to the benefit of the Trustee notwithstanding any restrictive or qualified endorsement or assignment.

            (c) Upon discovery by either the Seller, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and, except for a breach of the representation and warranty set forth in subsection
(b)(i), where such breach is a result of the Cut-Off Date Principal Balance of a Mortgage Loan being greater, by $5,000 or greater, than the Cut-Off Date Principal Balance of such Mortgage Loan indicated on the Mortgage Loan Schedule, that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

            SECTION 2.04  EXECUTION AND DELIVERY OF CERTIFICATES.
                          ---------------------------------------

            The Trustee acknowledges (i) the assignment to it of the Mortgage Loans and (ii) the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders. The Trustee acknowledges the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests, together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

            SECTION 2.05  DESIGNATION OF CERTIFICATES; DESIGNATION OF STARTUP
                          ---------------------------------------------------
                          DAY AND LATEST POSSIBLE MATURITY DATE.
                          --------------------------------------

            The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R and Class A-LR Certificates) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates the Class A-L1 Interest, Class A-L20 Interest, Class II-A-L1 Interest, Class A-LPO Interest, Class A-LUR Interest, Class I-B-L Interest, Class II-B-L Interest as classes of "regular interests" and the Class A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is May 25, 2032 for purposes of Code Section 860G(a)(1).

            SECTION 2.06  OPTIONAL SUBSTITUTION OF MORTGAGE LOANS.
                          ----------------------------------------

            During the three-month period beginning on the Startup Date, the Seller shall have the right, but not the obligation, in its sole discretion for any reason, to substitute for any Group I or Group II Mortgage Loan a Substitute Mortgage Loan meeting the requirements of Section 2.02. Any such substitution shall be carried out in the manner described in Section 2.02. The Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account.

                                  ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

            SECTION 3.01  CERTIFICATE ACCOUNT.
                          --------------------

            (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

            (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements or any amounts received pursuant to the Surety Bond and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

            (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

            (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Sections 2.02, 2.03 or 3.08 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

            (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

            (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

            SECTION 3.02  PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT.
                          ---------------------------------------------------

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

            (i) to reimburse the Master Servicer, the Trustee or any Servicer for Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 2.06, 3.08 or 9.01) respecting which any such Periodic Advance was made;

            (ii) to reimburse any Servicer, the Master Servicer or the Trustee for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

            (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

            (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

            (v) to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.13(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

            (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Sections 2.02, 2.03 or 2.06 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

            (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

            (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

            (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

            (x) to pay to the Master Servicer as additional master servicing compensation any Liquidation Profits which a Servicer is not entitled to pursuant to the applicable Servicing Agreement;

            (xi) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

            (xii) to clear and terminate the Certificate Account pursuant to
      Section 9.01; and

            (xiii) to pay to WFHM from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

            (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

            SECTION 3.03  ADVANCES BY MASTER SERVICER AND TRUSTEE.
                          ----------------------------------------

            (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event WFHM fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the WFHM Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trustee shall, to the extent required by Section 8.14, make such Periodic Advance to the extent provided hereby, provided that the Trustee has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trustee with respect to any such Distribution Date (i) the amount of Periodic Advances required of WFHM or such Other Servicer, as the case may be, (ii) the amount actually advanced by WFHM or such Other Servicer, (iii) the amount that the Trustee or Master Servicer is required to advance hereunder including any amount the Master Servicer is required to advance pursuant to the second sentence of this Section 3.03(a) and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trustee or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

            (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent WFHM fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the WFHM Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of WFHM, certify to the Trustee that such failure has occurred. Upon receipt of such certification, the Trustee shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

            (c) The Master Servicer and the Trustee shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trustee shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from the Certificate Account and remit to the Trustee any amounts to which the Trustee is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and
(v).

            (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

            SECTION 3.04  CUSTODIAN TO COOPERATE; RELEASE OF OWNER MORTGAGE
                          -------------------------------------------------
                          LOAN FILES.
                          -----------

            In connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer or applicable Servicer shall confirm to the Trustee that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and the Master Servicer or applicable Servicer shall deliver two copies of such Request for Release to the Custodian. The Custodian shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer or such Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer or Custodian two copies of a Request for Release in hard copy or in electronic format acceptable to the Custodian. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request in hard copy or in electronic format acceptable to the Custodian to the Custodian. The Custodian shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return the Owner Mortgage Loan File to the Custodian by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially. Upon receipt of two copies of a Request for Release stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Custodian shall amend its records.

            Upon written certification of the Master Servicer or the Servicer pursuant to clause (ii) of the preceding paragraph, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

            SECTION 3.05  REPORTS TO THE TRUSTEE; ANNUAL COMPLIANCE STATEMENTS.
                          -----------------------------------------------------

            (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current Fannie Mae monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee. Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a report identifying (i) all requests made by Servicers for the release of documents by the Custodian during the immediately preceding calendar month and (ii) all documents released by the Custodian during the immediately preceding calendar month.

            (b) The Master Servicer shall deliver to the Trustee on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii)
(A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in
(iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

            SECTION 3.06  TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE
                          -----------------------------------------------------
                          LOAN.
                          -----

            The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Custodian shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Custodian shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

            SECTION 3.07  AMENDMENTS TO SERVICING AGREEMENTS, MODIFICATION OF
                          ---------------------------------------------------
                          STANDARD PROVISIONS.
                          --------------------

            (a) Subject to the prior written consent of the Trustee pursuant to
Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended,
(ii) the modification or amendment that the Master Servicer desires to issue and
(iii) the reason or reasons for such proposed amendment or modification.

            (b) The Trustee shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, the Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder or the Trustee, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the WFHM Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

               (ii) The Master Servicer may direct WFHM to enter into an amendment to the WFHM Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

            SECTION 3.08  OVERSIGHT OF SERVICING.
                          -----------------------

            The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Upper-Tier REMIC or the Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

            For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless
(i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under
Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence; provided however that no such Opinion of Counsel need be delivered if the sole purpose of the modification is to reduce the Monthly Payment on a Mortgage Loan as a result of a Curtailment such that the Mortgage Loan is fully amortized by its original maturity date.

            During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

            The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

            The Seller shall have a limited option to repurchase any defaulted Mortgage Loan or REO Mortgage Loan during the following time periods: (i) beginning on the first day of the second month following the month in which the Master Servicer has reported that a Servicer has initiated foreclosure proceedings with respect to such a defaulted Mortgage Loan, with such repurchase option expiring on the last day of such second following month; (ii) beginning on the first day of the second month following the month in which the Master Servicer has reported that such defaulted Mortgage Loan has become an REO Mortgage Loan, with such repurchase option expiring on the last day of such second following month; and (iii) beginning on the day on which a Servicer accepts a contractual commitment by a third party to purchase the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan, with such repurchase option expiring on the earlier of the last day of the month in which such contractual commitment was accepted by the Servicer or the day immediately prior to the day on which the closing occurs with respect to such third party purchase of the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan. The Seller shall be entitled to repurchase at its option any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, WFHM requests the Seller to repurchase and to sell to WFHM to facilitate the exercise of WFHM's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any Mortgage Loan repurchased pursuant to this paragraph shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the certification required by
Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

            In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Custodian shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Custodian shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Custodian, the Master Servicer nor any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

            The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or the Lower-Tier REMIC.

            The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

             SECTION 3.09  TERMINATION AND SUBSTITUTION OF SERVICING AGREEMENTS.
                           -----------------------------------------------------

            Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) WFHM fails to make any advance, as a consequence of which the Trustee is obligated to make an advance pursuant to Section 3.03 and (ii) the Trustee provides WFHM written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trustee shall terminate the WFHM Servicing Agreement without the recommendation of the Master Servicer. The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of such Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

            SECTION 3.10  APPLICATION OF NET LIQUIDATION PROCEEDS.
                          ----------------------------------------

            For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

            SECTION 3.11  ACT REPORTS.
                          ------------

            The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates and the Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

            SECTION 4.01  DISTRIBUTIONS.
                          --------------

            (a) (i) On each Distribution Date, the Group I Pool Distribution Amount and the Group II Pool Distribution Amount will be applied in the following amounts to Group I and Group II, respectively, to the extent the Group I Pool Distribution Amount and the Group II Pool Distribution Amount are sufficient therefor, in the manner and in the order of priority as follows, subject to adjustment in accordance with Section 4.01(b)(iii) below:

            first, (A) to the Classes of Group I-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group I-A Interest Accrual Amount with respect to such Distribution Date; or (B) to the Classes of Group II-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group II-A Interest Accrual Amount with respect to such Distribution Date;

            second, (A) to the Classes of Group I-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group I-A Unpaid Interest Shortfall; or (B) to the Classes of Group II-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group II-A Unpaid Interest Shortfall;

            third, (A) concurrently, to the Group I-A Certificates (other than the Class A-PO Certificates with respect to the Class I-A-PO Component) and the Class I-A-PO Component, pro rata, based on their respective Group I-A Non-PO Optimal Principal Amount and Class I-A-PO Optimal Principal Amount, (1) to the Classes of Group I-A Certificates (other than the Class A-PO Certificates with respect to the Class I-A-PO Component), in an aggregate amount up to the Group I-A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(i) or Section 4.01(c), as applicable, and (2) to the Class A-PO Certificates with respect to the Class I-A-PO Component in an amount up to the Class I-A-PO Optimal Principal Amount; or (B) concurrently, to the Group II-A Certificates (other than the Class A-PO Certificates with respect to the Class II-A-PO Component) and the Class II-A-PO Component, pro rata, based on their respective Group II-A Non-PO Optimal Principal Amount and Class II-A-PO Optimal Principal Amount, (1) to the Classes of Group II-A Certificates (other than the Class A-PO Certificates with respect to the Class II-A-PO Component), in an aggregate amount up to the Group II-A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(ii) or Section 4.01(c), as applicable, and (2) to the Class II-A-PO Component in an amount up to the Class II-A-PO Optimal Principal Amount;

            fourth, (A) to the Class A-PO Certificates with respect to the Class I-A-PO Component in an amount up to the Class A-PO Deferred Amount for such Component from amounts otherwise distributable (without regard to this Paragraph fourth clause (A)) first to the Class I-B-6 Certificates pursuant to Paragraph twenty-second clause (A) below, second to the Class I-B-5 Certificates pursuant to Paragraph nineteenth clause (A) below, third to the Class I-B-4 Certificates pursuant to Paragraph sixteenth clause (A) below, fourth to the Class I-B-3 Certificates pursuant to Paragraph thirteenth clause (A) below, fifth to the Class I-B-2 Certificates pursuant to Paragraph tenth clause (A) below, and sixth to the Class I-B-1 Certificates pursuant to Paragraph seventh clause (A) below or (B) to the Class II-A-PO Certificates in an amount up to the Class II-A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth clause (B)) first to the Class II-B-6 Certificates pursuant to Paragraph twenty-second clause (B) below, second to the Class II-B-5 Certificates pursuant to Paragraph nineteenth clause (B) below, third to the Class II-B-4 Certificates pursuant to Paragraph sixteenth clause (B) below, fourth to the Class II-B-3 Certificates pursuant to Paragraph thirteenth clause
(B) below, fifth to the Class II-B-2 Certificates pursuant to Paragraph tenth clause (B) below, and sixth to the Class II-B-1 Certificates pursuant to Paragraph seventh clause (B) below;

            fifth, (A) to the Class I-B-1 Certificates, in an amount up to the Interest Accrual Amount for the Class I-B-1 Certificates with respect to such Distribution Date or (B) to the Class II-B-1 Certificates, in an amount up to the Interest Accrual Amount for the Class II-B-1 Certificates with respect to such Distribution Date;

            sixth, (A) to the Class I-B-1 Certificates in an amount up to the Class I-B-1 Unpaid Interest Shortfall or (B) to the Class II-B-1 Certificates in an amount up to the Class II-B-1 Unpaid Interest Shortfall;

            seventh, (A) to the Class I-B-1 Certificates in an amount up to the Class I-B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class I-B-1 Certificates pursuant to this Paragraph seventh clause (A) will be reduced by the amount, if any, that would have been distributable to the Class I-B-1 Certificates hereunder used to pay the Class I-A-PO Deferred Amount as provided in Paragraph fourth clause (A) above or (B) to the Class II-B-1 Certificates in an amount up to the Class II-B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class II-B-1 Certificates pursuant to this Paragraph seventh clause (B) will be reduced by the amount, if any, that would have been distributable to the Class II-B-1 Certificates hereunder used to pay the Class II-A-PO Deferred Amount as provided in Paragraph fourth clause (B) above; and

            eighth, (A) to the Class I-B-2 Certificates, in an amount up to the Interest Accrual Amount for the Class I-B-2 Certificates with respect to such Distribution Date or (B) to the Class II-B-2 Certificates, in an amount up to the Interest Accrual Amount for the Class II-B-2 Certificates with respect to such Distribution Date;

            ninth, (A) to the Class I-B-2 Certificates in an amount up to the Class I-B-2 Unpaid Interest Shortfall or (B) to the Class II-B-2 Certificates in an amount up to the Class II-B-2 Unpaid Interest Shortfall;

            tenth, (A) to the Class I-B-2 Certificates in an amount up to the Class I-B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class I-B-2 Certificates, pursuant to this Paragraph tenth clause (A) will be reduced by the amount, if any, that would have been distributable to the Class I-B-2 Certificates hereunder used to pay the Class I-A-PO Deferred Amount as provided in Paragraph fourth clause (A) above or (B) to the Class II-B-2 Certificates in an amount up to the Class II-B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class II-B-2 Certificates pursuant to this Paragraph tenth clause (B) will be reduced by the amount, if any, that would have been distributable to the Class II-B-2 Certificates hereunder used to pay the Class II-A-PO Deferred Amount as provided in Paragraph fourth clause (B) above;

            eleventh, (A) to the Class I-B-3 Certificates, in an amount up to the Interest Accrual Amount for the Class I-B-3 Certificates with respect to such Distribution Date or (B) to the Class II-B-3 Certificates, in an amount up to the Interest Accrual Amount for the Class II-B-3 Certificates with respect to such Distribution Date;

            twelfth, (A) to the Class I-B-3 Certificates in an amount up to the Class I-B-3 Unpaid Interest Shortfall (B) to the Class II-B-3 Certificates in an amount up to the Class II-B-3 Unpaid Interest Shortfall;

            thirteenth, (A) to the Class I-B-3 Certificates in an amount up to the Class I-B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class I-B-3 Certificates pursuant to this Paragraph thirteenth clause (A) will be reduced by the amount, if any, that would have been distributable to the Class I-B-3 Certificates hereunder used to pay the Class I-A-PO Deferred Amount as provided in Paragraph fourth clause (A) above or
(B) to the Class II-B-3 Certificates in an amount up to the Class II-B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class II-B-3 Certificates pursuant to this Paragraph thirteenth clause (B) will be reduced by the amount, if any, that would have been distributable to the Class II-B-3 Certificates hereunder used to pay the Class II-A-PO Deferred Amount as provided in Paragraph fourth clause (B) above;

            fourteenth, (A) to the Class I-B-4 Certificates in an amount up to the Interest Accrual Amount for the Class I-B-4 Certificates with respect to such Distribution Date or (B) to the Class II-B-4 Certificates in an amount up to the Interest Accrual Amount for the Class II-B-4 Certificates with respect to such Distribution Date;

            fifteenth, (A) to the Class I-B-4 Certificates in an amount up to the Class I-B-4 Unpaid Interest Shortfall or (B) to the Class II-B-4 Certificates in an amount up to the Class II-B-4 Unpaid Interest Shortfall;

            sixteenth, (A) to the Class I-B-4 Certificates in an amount up to the Class I-B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class I-B-4 Certificates pursuant to this Paragraph sixteenth clause (A) will be reduced by the amount, if any, that would have been distributable to the Class I-B-4 Certificates hereunder used to pay the Class I-A-PO Deferred Amount as provided in Paragraph fourth clause (A) above or (B) to the Class II-B-4 Certificates in an amount up to the Class II-B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class II-B-4 Certificates pursuant to this Paragraph sixteenth clause (B) will be reduced by the amount, if any, that would have been distributable to the Class II-B-4 Certificates hereunder used to pay the Class II-A-PO Deferred Amount as provided in Paragraph fourth clause (B) above;

            seventeenth, (A) to the Class I-B-5 Certificates in an amount up to the Interest Accrual Amount for the Class I-B-5 Certificates with respect to such Distribution Date or (B) to the Class II-B-5 Certificates in an amount up to the Interest Accrual Amount for the Class II-B-5 Certificates with respect to such Distribution Date;

            eighteenth, (A) to the Class I-B-5 Certificates in an amount up to the Class I-B-5 Unpaid Interest Shortfall or (B) to the Class II-B-5 Certificates in an amount up to the Class II-B-5 Unpaid Interest Shortfall;

            nineteenth, (A) to the Class I-B-5 Certificates in an amount up to the Class I-B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class I-B-5 Certificates pursuant to this Paragraph nineteenth clause (A) will be reduced by the amount, if any, that would have been distributable to the Class I-B-5 Certificates hereunder used to pay the Class I-A-PO Deferred Amount as provided in Paragraph fourth clause (A) above or
(B) to the Class II-B-5 Certificates in an amount up to the Class II-B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class II-B-5 Certificates pursuant to this Paragraph nineteenth clause (B) will be reduced by the amount, if any, that would have been distributable to the Class II-B-5 Certificates hereunder used to pay the Class II-A-PO Deferred Amount as provided in Paragraph fourth clause (B) above;

            twentieth, (A) to the Class I-B-6 Certificates in an amount up to the Interest Accrual Amount for the Class I-B-6 Certificates with respect to such Distribution Date or (B) to the Class II-B-6 Certificates in an amount up to the Interest Accrual Amount for the Class II-B-6 Certificates with respect to such Distribution Date;

            twenty-first, (A) to the Class I-B-6 Certificates in an amount up to the Class I-B-6 Unpaid Interest Shortfall or (B) to the Class II-B-6 Certificates in an amount up to the Class II-B-6 Unpaid Interest Shortfall;

            twenty-second, (A) to the Class I-B-6 Certificates in an amount up to the Class I-B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class I-B-6 Certificates pursuant to this Paragraph twenty-second clause (A) will be reduced by the amount, if any, that would have been distributable to the Class I-B-6 Certificates hereunder used to pay the Class I-A-PO Deferred Amount as provided in Paragraph fourth clause (A) above or
(B) to the Class II-B-6 Certificates in an amount up to the Class II-B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class II-B-6 Certificates pursuant to this Paragraph twenty-second clause (B) will be reduced by the amount, if any, that would have been distributable to the Class II-B-6 Certificates hereunder used to pay the Class II-A-PO Deferred Amount as provided in Paragraph fourth clause (B) above;

            twenty-third, to the Holder of the Class A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of Class A-LR Certificate, any amounts remaining in the Payment Account.

            Notwithstanding the foregoing, after the Principal Balance or notional amount of any Class (other than the Class A-R and Class A-LR Certificates) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

            With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

            (ii) Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class, Classes or Components as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of interest in an amount equal to the Interest Accrual Amounts and Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class, Classes or Components, in each case to the extent actually distributed thereon. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

            As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the Principal Balances of the respective Corresponding Upper-Tier Class or Classes. The initial principal balance of each Uncertificated Lower-Tier Interest equals the Original Principal Balances of the respective Corresponding Upper-Tier Class or Classes.

            The pass-through rate with respect to the Class A-L1 Interest, Class A-L20 Interest and Class A-LUR Interest shall be 6.500% per annum. The pass-through rate with respect to the Class II-A-L1 Interest shall be 6.000% per annum. The pass-through rate with respect to the Class I-B-L Interest and Class II-B-L Interest shall be equal to the Class B Pass-Through Rate for the related Class B Certificates. The Class A-LPO Interest is a principal-only interest and is not entitled to distributions of interest. Any Non-Supported Interest Shortfalls and Relief Act Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            (b) (i) Group I-A Certificates

            The Class A-21 Certificates are interest only Certificates and are not entitled to distributions in respect of principal.

            On each Distribution Date occurring prior to the applicable Subordination Depletion Date, the Group I-A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Group I-A Certificates, sequentially, as follows:

            first, concurrently, to the Class A-R and Class A-LR Certificates, pro-rata;

            second, concurrently, to the Class A-24 and A-25 Certificates, pro rata, up to the Group I-A Priority Amount for such Distribution Date;

            third, concurrently, to the Class A-1, Class A-20 and Class A-22 Certificates, pro rata;

            fourth, concurrently, as follows:

                  (i) 12.4906320260% to the Class A-2 Certificates; and

                  (ii) 87.5093679740%, sequentially, to the Class A-3, Class
            A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18 and Class A-19 Certificates;

            fifth, to the Class A-23 Certificates; and

            sixth, concurrently, to the Class A-24 and Class A-25 Certificates, pro rata.

            (ii) Group II-A Certificates

            On each Distribution Date occurring prior to the applicable Subordination Depletion Date, the Group II-A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Group II-A Certificates, concurrently, as follows:

                  (i) 71.0469704998% to the Class II-A-1 Certificates; and

                  (ii) 28.9530295002%, sequentially, as follows:

                           (a) to the Class II-A-4 Certificates up to the Class
                  II-A-4 Priority Amount for such Distribution Date; and

                           (b) sequentially, to the Class II-A-2, Class II-A-3
                  and Class II-A-4 Certificates.

            (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the applicable Subordination Depletion Date, (x) the Group I-A Non-PO Principal Distribution Amount shall be distributed among the Classes of Group I-A Certificates, and (y) the Group II-A Non-PO Principal Distribution Amount shall be distributed among the Classes of Group II-A Certificates pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b)(i) and (ii).

            (d) (i) For purposes of determining whether the Classes of Class B Certificates of a Group are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

            (A) (i) if the Current Class I-B-1 Fractional Interest is less than the Original Class I-B-1 Fractional Interest and the Class I-B-1 Principal Balance is greater than zero, the Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (ii) if the Current Class II-B-1 Fractional Interest is less than the Original Class II-B-1 Fractional Interest and the Class II-B-1 Principal Balance is greater than zero, the Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates shall not be eligible to receive distributions of principal; or

            (B) (i) if the Current Class I-B-2 Fractional Interest is less than the Original Class I-B-2 Fractional Interest and the Class I-B-2 Principal Balance is greater than zero, the Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (ii) if the Current Class II-B-2 Fractional Interest is less than the Original Class II-B-2 Fractional Interest and the Class II-B-2 Principal Balance is greater than zero, the Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates shall not be eligible to receive distributions of principal; or

            (C) (i) if the Current Class I-B-3 Fractional Interest is less than the Original Class I-B-3 Fractional Interest and the Class I-B-3 Principal Balance is greater than zero, the Class I-B-4, Class I-B-5 and Class I-B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (ii) if the Current Class II-B-3 Fractional Interest is less than the Original Class II-B-3 Fractional Interest and the Class II-B-3 Principal Balance is greater than zero, the Class II-B-4, Class II-B-5 and Class II-B-6 Certificates shall not be eligible to receive distributions of principal; or

            (D) (i) if the Current Class I-B-4 Fractional Interest is less than the Original Class I-B-4 Fractional Interest and the Class I-B-4 Principal Balance is greater than zero, the Class I-B-5 and Class I-B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (ii) if the Current Class II-B-4 Fractional Interest is less than the Original Class II-B-4 Fractional Interest and the Class II-B-4 Principal Balance is greater than zero, the Class II-B-5 and Class II-B-6 Certificates shall not be eligible to receive distributions of principal; or

            (E) (i) if the Current Class I-B-5 Fractional Interest is less than the Original Class I-B-5 Fractional Interest and the Class I-B-5 Principal Balance is greater than zero, the Class I-B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (ii) if the Current Class II-B-5 Fractional Interest is less than the Original Class II-B-5 Fractional Interest and the Class II-B-5 Principal Balance is greater than zero, the Class II-B-6 Certificates shall not be eligible to receive distributions of principal.

            (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates of a Group entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates of such Group entitled to receive distributions of principal below zero, first the Group I Class B Prepayment Percentage or the Group II Class B Prepayment Percentage, as the case may be, of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class of such Group with the lowest numerical Class designation and then, if necessary, the Group I Class B Percentage or Group II Class B Percentage, as the case may be, of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Group I Class B Prepayment Percentages or the Group II Class B Prepayment Percentages, as the case may be, and the Group I Class B Percentages or the Group II Class B Percentages, as the case may be, of the remaining Classes of Class B Certificates in the related Group will be recomputed substituting for the Group I Subordinated Prepayment Percentage or Group II Subordinated Prepayment Percentage, as the case may be, and Group I Subordinated Percentage or Group II Subordinated Percentage, as the case may be, in such computations the difference between (A) the Group I Subordinated Prepayment Percentage or Group II Subordinated Prepayment Percentage, as the case may be, or Group I Subordinated Percentage or Group II Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates of such Group to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates in the related Group eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Group I Class B Prepayment Percentage or Group II Class B Prepayment Percentage, as the case may be, and Group I Class B Percentage or Group II Class B Percentage, as the case may be, of the Class of Class B Certificates in such Group with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Group I Subordinated Prepayment Percentage or Group II Subordinated Prepayment Percentage, as applicable for such Distribution Date minus the sum of the Group I Class B Prepayment Percentages or Group II Class B Prepayment Percentages of the Classes of Class B Certificates in such Group having lower numerical Class designations, if any, and the remainder of the Group I Subordinated Percentage or Group II Subordinated Percentage, as the case may be, for such Distribution Date minus the sum of the Group I Class B Percentages or Group II Class B Percentages, as applicable of the Classes of Class B Certificates in such Group having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Group I Class B Percentage or Group II Class B Percentage, as applicable or Group II Class B Prepayment Percentage or Group II Class B Prepayment Percentage, as applicable.

            (e) The Trustee shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class A-LR Certificateholder (other than as provided in Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Group I-A Distribution Amount with respect to the Class A-LR Certificate and all other amounts distributable to the Class A-LR Certificate. The Trustee may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

            (f) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record (other than the Class A-LR Certificateholder) on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this
Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.18, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Group I-A Distribution Amount or Group II-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates.

            In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class A-21, Class A-R or Class A-LR Certificate) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, or in the case of the Class A-21 Certificates, the Notional Amount would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trustee. The Trustee will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trustee therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a)(i).

            (g) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            SECTION 4.02  ALLOCATION OF REALIZED LOSSES.
                          ------------------------------

            (a) (i) With respect to any Distribution Date, the principal portion of Realized Losses on the Group I Mortgage Loans (other than Debt Service Reductions) occurring with respect to Group I Mortgage Loans will be allocated as follows:

            first, to the Class I-B-6 Certificates until the Class I-B-6 Principal Balance has been reduced to zero;

            second, to the Class I-B-5 Certificates until the Class I-B-5 Principal Balance has been reduced to zero;

            third, to the Class I-B-4 Certificates until the Class I-B-4 Principal Balance has been reduced to zero;

            fourth, to the Class I-B-3 Certificates until the Class I-B-3 Principal Balance has been reduced to zero;

            fifth, to the Class I-B-2 Certificates until the Class I-B-2 Principal Balance has been reduced to zero;

            sixth, to the Class I-B-1 Certificates until the Class I-B-1 Principal Balance has been reduced to zero; and

            seventh, concurrently, to the Group I-A Certificates and Class I-A-PO Component, pro rata, based on the Non-PO Fraction and the PO Fraction of such Mortgage Loans.

            (ii) With respect to any Distribution Date, the principal portion of Realized Losses on the Group II Mortgage Loans (other than Debt Service Reductions) occurring with respect to Group II Mortgage Loans will be allocated as follows:

            first, to the Class II-B-6 Certificates until the Class II-B-6 Principal Balance has been reduced to zero;

            second, to the Class II-B-5 Certificates until the Class II-B-5 Principal Balance has been reduced to zero;

            third, to the Class II-B-4 Certificates until the Class II-B-4 Principal Balance has been reduced to zero;

            fourth, to the Class II-B-3 Certificates until the Class II-B-3 Principal Balance has been reduced to zero;

            fifth, to the Class II-B-2 Certificates until the Class II-B-2 Principal Balance has been reduced to zero;

            sixth, to the Class II-B-1 Certificates until the Class II-B-1 Principal Balance has been reduced to zero; and

            seventh, concurrently, to the Group II-A Certificates and Class II-A-PO Component, pro rata, based on the Non-PO Fraction and the PO Fraction of such Mortgage Loans.

            This allocation of Realized Losses will be effected through the reduction of the applicable Class's or Component's Principal Balance.

            (b) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) shall be allocated among the Certificates of such Class based on their Percentage Interests.

            (c) After the Group I-B Principal Balance or Group II-B Principal Balance has been reduced to zero, the interest portion of Realized Losses occurring with respect to any Group I Mortgage Loan or Group II Mortgage Loan, as applicable, will be allocated among the outstanding Classes of Group I-A and Group II-A Certificates, respectively, based upon their Group I-A and Group II-A Interest Percentages.

            (d) Realized Losses allocated in accordance with this Section 4.02 will be allocated as follows: (i) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Mid-Month Receipt Period will be allocated on the Determination Date in the month following the month in which such Mid-Month Receipt Period ended and (ii) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Prior Month Receipt Period will be allocated on the Determination Date in the second month following the month which is such Prior Month Receipt Period.

            (e) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class or Classes as provided above.

            (f) With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            SECTION 4.03  PAYING AGENT.
                          -------------

            (a) The Master Servicer hereby appoints the Trustee as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
Section 4.04 as agent of the Master Servicer.

            The Master Servicer may, at any time, remove or replace the Paying Agent.

            The Master Servicer shall cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

            (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

            (ii) give the Trustee notice of any default by the Master Servicer in remitting any required amount; and

            (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

            (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, an amount equal to the Pool Distribution Amount. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trustee, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

            SECTION 4.04  STATEMENTS TO CERTIFICATEHOLDERS; REPORT TO THE
                          -----------------------------------------------
                          TRUSTEE AND THE SELLER.
                          -----------------------

            Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

            (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Group I-A Interest Distribution Amount allocated to each Class of Group I-A Certificates and Current Group II-A Interest Distribution Amount allocated to each Class of Group II-A Certificates, (c) any Group I Interest Shortfall Amounts or Group II Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the amount of any Relief Act Shortfalls allocated to each Class of Class A Certificates for such Distribution Date;

            (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount for a Group allocated to each Class of Class B Certificates of such Group, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates of a Group after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall for a Group allocated to each Class of Class B Certificates of such Group for such Distribution Date, and (e) the amount of any Relief Act Shortfalls allocated to each Class of Class B Certificates of such Group for such Distribution Date;

            (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement;

            (vi) the number of Group I Mortgage Loans and Group II Mortgage Loans outstanding as of the preceding Determination Date;

            (vii) the Group I-A Principal Balance, the Group II-A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Principal Balance of each Component, the Group I-B Principal Balance, the Group II-B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

            (viii) the Group I Adjusted Pool Amount, the Group II Adjusted Pool Amount, the Group I Adjusted Pool Amount (PO Portion), the Group II Adjusted Pool Amount (PO Portion), the Group I Pool Scheduled Principal Balance of the Group I Mortgage Loans for such Distribution Date, the Group II Pool Scheduled Principal Balance of the Group II Mortgage Loans for such Distribution Date, the aggregate Scheduled Principal Balance of the Group I Discount Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Group II Discount Mortgage Loans for such Distribution Date;

            (ix) the aggregate Scheduled Principal Balances of the Group I Mortgage Loans and Group II Mortgage Loans serviced by WFHM and, collectively, by the Other Servicers as of such Distribution Date;

            (x) the Group I-A Percentage and Group II-A Percentage for such Distribution Date;

            (xi) the Group I-A Prepayment Percentage and Group II-A Prepayment Percentage for such Distribution Date;

            (xii) the Group I Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Percentages; and Group II Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Percentages; for such Distribution Date;

            (xiii) the Group I Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Prepayment Percentages and Group II Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Prepayment Percentages; for such Distribution Date;

            (xiv) the number and aggregate principal balances of Group I Mortgage Loans and Group II Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

            (xv) the number and aggregate principal balances of the Group I Mortgage Loans and Group II Mortgage Loans in foreclosure as of the preceding Determination Date;

            (xvi) the book value of any real estate with respect to Group I Mortgage Loans or Group II Mortgage Loans acquired through foreclosure or grant of a deed in lieu of foreclosure;

            (xvii) the principal and interest portions of Realized Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans allocated as of such Distribution Date;

            (xviii) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

            (xix) the amount by which the Principal Balance of each Class of Group I-B or Group II-B Certificates has been reduced as a result of Realized Losses on the Mortgage Loans in the related Loan Group allocated as of such Distribution Date;

            (xx) the unpaid principal balance of any Group I Mortgage Loan or Group II Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

            (xxi) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation for each Loan Group has been reduced by the Prepayment Interest Shortfall for such Loan Group for the related Distribution Date;

            (xxii) in the case of the Class A-21 Certificates, the Notional Amount, if any;

            (xxiii) in the case of each Class of LIBOR Certificates, the applicable Class A Pass-Through Rate;

            (xxiv) the Class A-PO Deferred Amounts, if any;

            (xxv) the amount of PMI Advances made by a Servicer, if any with respect to each Loan Group;

            (xxvi) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

      and shall deliver a copy of each type of statement to the Trustee, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

            In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R and Class A-LR Certificates) with a $1,000 Denomination, and as a dollar amount per Class A-R and Class A-LR Certificates with a $50 Denomination.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon request, furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer of the Trustee pursuant to any requirements of the Code from time to time in force.

            Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trustee, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Group I-A Distribution Amount or Group II-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates and the Group I-B Distribution Amount and Group II-B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

            In addition to the reports required pursuant to this Section 4.04, the Paying Agent shall make available upon request to each Holder and each proposed transferee of a Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 or Class II-B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A which information shall be provided on a timely basis to the Paying Agent by the Master Servicer.

            SECTION 4.05  REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE
                          ----------------------------------------------
                          SERVICE.
                          --------

            The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

            SECTION 4.06  CALCULATION OF AMOUNTS; BINDING EFFECT OF
                          -----------------------------------------
                          INTERPRETATIONS AND ACTIONS OF MASTER SERVICER.
                          -----------------------------------------------

            The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates, the allocation of losses to the Certificates or otherwise, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

            SECTION 4.07  DETERMINATION OF LIBOR.
                          -----------------------

            On each Rate Determination Date, the Trustee shall determine LIBOR for the Distribution Date occurring in the succeeding month on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such Rate Determination Date. As used herein, "Telerate page 3750" means the display designated as page 3750 on the Bridge Telerate Service.

            If on any Rate Determination Date the Trustee is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR for the Distribution Date in the succeeding month will be whichever is higher of (x) LIBOR as determined on the previous Rate Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Trustee determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates that the Reference Banks are quoting, on the relevant Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (b) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate that the Reference Banks are quoting on such Rate Determination Date to leading European banks.

            If on any Rate Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the Distribution Date in the succeeding month will be LIBOR as determined on the previous Rate Determination Date, or, in the case of the first Rate Determination Date, 1.87%.

            The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to each of the LIBOR Certificates in the absence of manifest error, will be final and binding. After a Rate Determination Date, the Trustee shall provide the Class A Pass-Through Rates of the LIBOR Certificates for the related Distribution Date to Beneficial Owners or Holders of LIBOR Certificates who place a telephone call to the Trustee at (704) 374-2117 and make a request therefor during normal working hours on any Business Day.

                                   ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01  THE CERTIFICATES.
                          -----------------

            (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-R and Class A-LR Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class A-R and Class A-LR Certificates) that evidences one Single Certificate plus such additional principal portion or notional amount as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance or Original Notional Amount of such Class, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15, A-16, A-17, A-18,
A-19, A-20, A-21, A-22, A-23, A-24, A-25, A-R, A-LR, II-A-1, II-A-2, II-A-3,
II-A-4, A-PO, I-B-1, I-B-2, I-B-3, I-B-4, I-B-5, I-B-6, II-B-1, II-B-2, II-B-3,
II-B-4, II-B-5, II-B-6 and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trustee to or upon the order of the Seller upon receipt by the Trustee or the Custodian of the documents specified in Section 2.01. The aggregate principal portion (or notional amount) evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trustee, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Until such time as Definitive Certificates are issued pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

            "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

            (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller or to, and deposited with the Certificate Custodian, on behalf of The Depository Trust Company, if directed to do so pursuant instructions from The Depository Trust Company. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

            (i) the provisions of this Section 5.01(b) shall be in full force and effect;

            (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

            (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

            (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

            (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

            Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

            SECTION 5.02  REGISTRATION OF CERTIFICATES.
                          -----------------------------

            (a) The Trustee shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trustee or the Authenticating Agent in accordance with their standard procedures.

            (b) No transfer of a Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 or Class II-B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 or Class II-B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, and (ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 or Class II-B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class I- B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 or Class II-B-6 Certificates under said Act or any other securities law.

            (c) No transfer of a Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 or Class II-B-6 Certificate shall be made unless the Trustee and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer or (b) with respect to the Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 or Class II-B-6 Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 or Class II-B-6 Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 or Class II-B-6 Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 or Class II-B-6 Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

            (d) No legal or beneficial interest in all or any portion of the Class A-R or Class A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R or Class A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R or Class A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R or Class A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R or Class A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R or Class A-LR Certificate, unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R or Class A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R or Class A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

            The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R or Class A-LR Certificate, shall be accompanied by a written statement in the form attached as
Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R and Class A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

            Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R or Class A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R or Class A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of the Class A-R or Class A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R or Class A-LR Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R or Class A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R or Class A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

            SECTION 5.03  MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.
                          --------------------------------------------------

            If (i) any mutilated Certificate is surrendered to the Trustee or the Authenticating Agent, or the Trustee or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

            SECTION 5.04  PERSONS DEEMED OWNERS.
                          ----------------------

            Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

            SECTION 5.05  ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND
                          -----------------------------------------------
                          ADDRESSES.
                          ----------

            (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trustee, within 15 days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trustee is not the Certificate Registrar, the Trustee shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

            (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

            SECTION 5.06  MAINTENANCE OF OFFICE OR AGENCY.
                          --------------------------------

            The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

            SECTION 5.07  DEFINITIVE CERTIFICATES.
                          ------------------------

            If (i)(A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trustee shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

            SECTION 5.08  NOTICES TO CLEARING AGENCY.
                          ---------------------------

            Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trustee shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

            SECTION 6.01  LIABILITY OF THE SELLER AND THE MASTER SERVICER.
                          ------------------------------------------------

            The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

            SECTION 6.02  MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER
                          ---------------------------------------------------
                          SERVICER.
                          ---------

            Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac.

            SECTION 6.03  LIMITATION ON LIABILITY OF THE SELLER, THE MASTER
                          -------------------------------------------------
                          SERVICER AND OTHERS.
                          --------------------

            Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with the performance of its duties and obligations and any legal action relating to this Agreement or the Certificates, including, without limitation, any legal action against the Trustee in its capacity as Trustee hereunder, other than any loss, liability or expense (including, without limitation, expenses payable by the Master Servicer under Section 8.06) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated between Group I and Group II, pro rata, and within each Group in reduction of distributions on the Class A Certificates and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

            SECTION 6.04  RESIGNATION OF THE MASTER SERVICER.
                          -----------------------------------

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

            SECTION 6.05  COMPENSATION TO THE MASTER SERVICER.
                          ------------------------------------

            The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement, any investment income on funds on deposit in the Certificate Account and any Liquidation Profits to which a Servicer is not entitled under its Servicing Agreement.

            SECTION 6.06  ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER SERVICER.
                          ------------------------------------------------------

            The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

            SECTION 6.07  INDEMNIFICATION OF TRUSTEE AND SELLER BY MASTER
                          -----------------------------------------------
                          SERVICER.
                          ---------

            The Master Servicer shall indemnify and hold harmless the Trustee and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

                                  ARTICLE VII

                                     DEFAULT

            SECTION 7.01  EVENTS OF DEFAULT.
                          ------------------

            In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

            (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

            (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

            (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days;

            (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property;

            (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

            (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

            (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both Fannie Mae and Freddie Mac, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

            SECTION 7.02  OTHER REMEDIES OF TRUSTEE.
                          --------------------------

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            SECTION 7.03  DIRECTIONS BY CERTIFICATEHOLDERS AND DUTIES OF TRUSTEE
                          ------------------------------------------------------
                          DURING EVENT OF DEFAULT.
                          ------------------------

            During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

            SECTION 7.04  ACTION UPON CERTAIN FAILURES OF THE MASTER SERVICER
                          ---------------------------------------------------
                          AND UPON EVENT OF DEFAULT.
                          --------------------------

            In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

            SECTION 7.05  TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.
                          -----------------------------------------

            When the Master Servicer receives notice of termination pursuant to
Section 7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trustee and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

            SECTION 7.06  NOTIFICATION TO CERTIFICATEHOLDERS.
                          -----------------------------------

            Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            SECTION 8.01  DUTIES OF TRUSTEE.
                          ------------------

            The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

            (iii) The Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

            None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            SECTION 8.02  CERTAIN MATTERS AFFECTING THE TRUSTEE.
                          --------------------------------------

            Except as otherwise provided in Section 8.01:

            (i) The Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee may prescribe;

            (ii) The Trustee may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) Subject to Section 7.04, the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer; and

            (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            SECTION 8.03  TRUSTEE NOT REQUIRED TO MAKE INVESTIGATION.
                          -------------------------------------------

            Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee shall be repaid by the Master Servicer upon demand.

            SECTION 8.04  TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.
                          ------------------------------------------------------

            The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

            SECTION 8.05  TRUSTEE MAY OWN CERTIFICATES.
                          -----------------------------

            The Trustee, and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

            SECTION 8.06  THE MASTER SERVICER TO PAY FEES AND EXPENSES.
                          ---------------------------------------------

            The Master Servicer covenants and agrees to pay to the Trustee from time to time, from its own funds, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and, except as otherwise agreed by the Master Servicer and the Trustee, the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith. The Trustee shall have no right of reimbursement from the Trust Estate for any such expenses, disbursements and advances not paid or reimbursed to it by the Master Servicer.

            SECTION 8.07  ELIGIBILITY REQUIREMENTS.
                          -------------------------

            The Trustee hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08.

            SECTION 8.08  RESIGNATION AND REMOVAL.
                          ------------------------

            The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

            The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

            Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

            SECTION 8.09  SUCCESSOR.
                          ----------

            Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to its successor all documents and statements held by it hereunder, and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07.

            Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

            SECTION 8.10  MERGER OR CONSOLIDATION.
                          ------------------------

            Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee hereunder; provided, however, that
(i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee.

            SECTION 8.11  AUTHENTICATING AGENT.
                          ---------------------

            The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Seller and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

            SECTION 8.12  SEPARATE TRUSTEES AND CO-TRUSTEES.
                          ----------------------------------

            The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

            (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

            (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

            (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

            Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

            No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

            The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

            The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

            SECTION 8.13  TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.
                          ----------------------------------------------

            (a) Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any other action that would (i) affect the determination of the Trust Estate's status as two separate REMICs; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trustee, the Trustee, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trustee and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Form 8811 and apply for an Employee Identification Number with a Form SS-4 or any other permissible method and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented in the Upper-Tier Remic by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-21, Class A-22, Class A-23, Class A-24, Class A-25, Class A-R, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4 and Class A-PO Certificates (each Component of which represents a regular interest) and the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates and the interest in the Lower-Tier REMIC represented by the Class A-L1, Class A-L20, Class II-A-L1, Class A-LPO, Class A-LUR, Class I-B-L and Class II-B-L Interests and the Class A-LR Certificate; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject any of the Upper-Tier REMIC, Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate to fail to qualify as two separate REMICs; (ix) exercise reasonable care not to allow either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or the Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the Upper-Tier REMIC and the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R and Class A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class A-R and Class A-LR Certificates shall be tax matters persons for the Upper-Tier REMIC and the Lower-Tier REMIC, respectively, in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence.

            In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of either REMIC as described above. In the event that the Trustee prepares any of the federal, state and local tax returns of either REMIC as described above, the Trustee hereby indemnifies the Seller and the Master Servicer for any losses, liabilities, damages, claims or expenses of the Seller or the Master Servicer arising from the Trustee's willful misfeasance, bad faith or negligence in connection with such preparation. (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer, the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee, respectively, to perform its obligations under this
Section 8.13.

            SECTION 8.14  MONTHLY ADVANCES.
                          -----------------

            In the event that WFHM fails to make a Periodic Advance required to be made pursuant to the WFHM Servicing Agreement on or before the Distribution Date, the Trustee shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by WFHM, the Trustee shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01  TERMINATION UPON PURCHASE BY THE SELLER OR LIQUIDATION
                          ------------------------------------------------------
                          OF ALL MORTGAGE LOANS.
                          ----------------------

            Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.13 hereof) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section
9.02 and conditioned upon the sum of the Pool Scheduled Principal Balances of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in Section 11.17. In the case of any purchase by the Seller pursuant to said clause (i), the Seller shall provide to the Trustee the certification required by Section 3.04 and the Trustee and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to
Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. In the event the Seller is exercising its right to repurchase, the Seller shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to
(i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R and Class A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class or Classes in the manner specified in Section 4.01(a)(ii). Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(a) and
(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

            In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trustee shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

            SECTION 9.02  ADDITIONAL TERMINATION REQUIREMENTS.
                          ------------------------------------

            In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trustee and the Trustee have received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

            (i) The notice given by the Trustee under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC; and

            (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee, on behalf of the Trustee, shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

            SECTION 10.01  AMENDMENT.
                           ----------

            (a) This Agreement or the Custodial Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake,
(ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein or in the related Prospectus, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and the Lower-Tier Certificate Account provided that such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder,
(v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, any amendment pursuant to clause (iv) or (vi) shall not be deemed to adversely affect in any material respect the interest of Certificateholders and no Opinion of Counsel to that effect shall be required if the person requesting the amendment instead obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement or the Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

            Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trustee shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

            (a) changing the Applicable Unscheduled Principal Receipt Period for Type 1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

            (b) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

            A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trustee.

            SECTION 10.02  RECORDATION OF AGREEMENT.
                           -------------------------

            This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 10.03  LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.
                           -------------------------------------------

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 10.04  GOVERNING LAW; JURISDICTION.
                           ----------------------------

            This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 10.05  NOTICES.
                           --------

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Wells Fargo Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Wells Fargo Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer and
(iii) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer or the Trustee shall not be effective until received.

            For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Servicer or a Certificateholder.

            SECTION 10.06  SEVERABILITY OF PROVISIONS.
                           ---------------------------

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 10.07  SPECIAL NOTICES TO RATING AGENCIES.
                           -----------------------------------

            (a) The Trustee shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

            (i) any amendment to this Agreement pursuant to Section 10.01(a);

           (ii) any sale or transfer of the Class B Certificates pursuant to
      Section 5.02 to an affiliate of the Seller;

          (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

           (iv) any resignation of the Master Servicer pursuant to Section
      6.04;

            (v) the occurrence of any of the Events of Default described in
      Section 7.01;

           (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

          (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

         (viii) the making of a final payment pursuant to Section 9.01.

            (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

            (i) the resignation of the Custodian or the appointment of a successor Custodian pursuant to the Custodial Agreement;

           (ii) the resignation or removal of the Trustee pursuant to Section 8.08;

          (iii) the appointment of a successor trustee pursuant to Section 8.09; or

            (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

            (c) The Master Servicer shall deliver to each Rating Agency:

            (i) reports prepared pursuant to Section 3.05; and

           (ii) statements prepared pursuant to Section 4.04.

            SECTION 10.08  COVENANT OF SELLER.
                           -------------------

            The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

            SECTION 10.09  RECHARACTERIZATION.
                           -------------------

            The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

            SECTION 11.01  CUT-OFF DATE.
                           -------------

            The Cut-Off Date for the Certificates is April 1, 2002.

            SECTION 11.02  CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.
                           -----------------------------------------

            The Cut-Off Date Aggregate Principal Balance is $750,969,737.57.

            SECTION 11.03  ORIGINAL GROUP I-A PERCENTAGE.
                           ------------------------------

            The Original Group I-A Percentage is 97.14200686%.

            SECTION 11.04  ORIGINAL GROUP II-A PERCENTAGE.
                           -------------------------------

            The Original Group II-A Percentage is 98.74644097%.

            SECTION 11.05  ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF
                           ---------------------------------------------
                           CLASS A CERTIFICATES.
                           ---------------------

            As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                                               Original
                      Class                                Principal Balance
                      -----                                -----------------
                    Class A-1                        $       2,500,000.00
                    Class A-2                        $       5,000,000.00
                    Class A-3                        $         400,000.00
                    Class A-4                        $         400,000.00
                    Class A-5                        $         400,000.00
                    Class A-6                        $         400,000.00
                    Class A-7                        $         400,000.00
                    Class A-8                        $         400,000.00
                    Class A-9                        $         400,000.00
                    Class A-10                       $         400,000.00
                    Class A-11                       $         400,000.00
                    Class A-12                       $         400,000.00
                    Class A-13                       $         400,000.00
                    Class A-14                       $         400,000.00
                    Class A-15                       $         400,000.00
                    Class A-16                       $         400,000.00
                    Class A-17                       $         400,000.00
                    Class A-18                       $       4,000,000.00
                    Class A-19                       $      25,030,000.00
                    Class A-20                       $      30,646,000.00
                    Class A-22                       $     245,168,000.00
                    Class A-23                       $      29,416,000.00
                    Class A-24                       $      39,000,000.00
                    Class A-25                       $       1,000,000.00
                    Class A-R                        $              50.00
                    Class A-LR                       $              50.00
                    Class II-A-1                     $     245,387,000.00
                    Class II-A-2                     $      71,259,000.00
                    Class II-A-3                     $      18,741,000.00
                    Class II-A-4                     $      10,000,000.00
                    Class A-PO                       $       2,029,841.00
                                                          Original Component
                     Component                             Principal Balance
                     ---------
                  Class  I-A-PO Component            $       1,103,588.60
                  Class II-A-PO Component            $         926,252.90

            SECTION 11.05(a)  ORIGINAL NOTIONAL AMOUNT.
                              -------------------------

            The Original Notional Amount is $ 30,646,000.00.

            SECTION 11.06  ORIGINAL AGGREGATE NON-PO PRINCIPAL BALANCE.
                           --------------------------------------------

                  (a) ORIGINAL AGGREGATE NON-PO PRINCIPAL BALANCE FOR GROUP I.
                      --------------------------------------------------------

                  The Original Aggregate Non-PO Principal Balance for Group I is
            $399,168,302.69.

                  (b) ORIGINAL AGGREGATE NON-PO PRINCIPAL BALANCE FOR GROUP II.
                      ---------------------------------------------------------

                  The Original Aggregate Non-PO Principal Balance for Group II
            is $349,771,593.38.

            SECTION 11.07  ORIGINAL SUBORDINATED PERCENTAGE.
                           ---------------------------------

                  (a) ORIGINAL GROUP I SUBORDINATED PERCENTAGE.
                      -----------------------------------------

                  The Original Group I Subordinated Percentage is 2.85799314%.

                  (b) ORIGINAL GROUP II SUBORDINATED PERCENTAGE.
                      ------------------------------------------

                  The Original Group II Subordinated Percentage is 1.25355903%.

            SECTION 11.08  ORIGINAL GROUP I SUBORDINATED PRINCIPAL BALANCE.
                           ------------------------------------------------

                           The Original Group I Subordinated Principal Balance
                  is $11,408,202.69.

            SECTION 11.09  ORIGINAL GROUP II SUBORDINATED PRINCIPAL BALANCE.
                           -------------------------------------------------

                           The Original Group II Subordinated Principal Balance
                  is $4,384,593.38.

            SECTION 11.10  ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF
                           ---------------------------------------------
                           CLASS B CERTIFICATES.
                           ---------------------

            As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                                     Original
                  Class                              Principal Balance
                  -----                              -----------------
                  Class I-B-1                        $       5,604,000.00
                  Class I-B-2                        $       2,201,000.00
                  Class I-B-3                        $       1,601,000.00
                  Class I-B-4                        $         601,000.00
                  Class I-B-5                        $         800,000.00
                  Class I-B-6                        $         601,202.69
                  Class II-B-1                       $       2,105,000.00
                  Class II-B-2                       $         876,000.00
                  Class II-B-3                       $         526,000.00
                  Class II-B-4                       $         351,000.00
                  Class II-B-5                       $         175,000.00
                  Class II-B-6                       $         351,593.38

            SECTION 11.11  ORIGINAL CLASS I-B-1 AND CLASS II-B-1 FRACTIONAL
                           ------------------------------------------------
                           INTEREST.
                           ---------

                  (a) ORIGINAL CLASS I-B-1 FRACTIONAL INTEREST.
                      -----------------------------------------

                  The Original Class I-B-1 Fractional Interest is 1.45407404%.

                  (b) ORIGINAL CLASS II-B-1 FRACTIONAL INTEREST.
                      ------------------------------------------

                  The Original Class II-B-1 Fractional Interest is 0.65173771%.

            SECTION 11.12  ORIGINAL CLASS I-B-2 AND CLASS II-B-2 FRACTIONAL
                           ------------------------------------------------
                           INTEREST.
                           ---------

                  (a) ORIGINAL CLASS I-B-2 FRACTIONAL INTEREST.
                      -----------------------------------------

                  The Original Class I-B-2 Fractional Interest is 0.90267755%.

                  (b) ORIGINAL CLASS II-B-2 FRACTIONAL INTEREST.
                      ------------------------------------------

                  The Original Class II-B-2 Fractional Interest is 0.40128855%.

            SECTION 11.13  ORIGINAL CLASS I-B-3 AND CLASS II-B-3 FRACTIONAL
                           ------------------------------------------------
                           INTEREST.
                           ---------

                  (a) ORIGINAL CLASS I-B-3 FRACTIONAL INTEREST.
                      -----------------------------------------

                  The Original Class I-B-3 Fractional Interest is 0.50159360%.

                  (b) ORIGINAL CLASS II-B-3 FRACTIONAL INTEREST.
                      ------------------------------------------

                  The Original Class II-B-3 Fractional Interest is 0.25090470%.

            SECTION 11.14  ORIGINAL CLASS I-B-4 AND CLASS II-B-4 FRACTIONAL
                           ------------------------------------------------
                           INTEREST.
                           ---------

                  (a) ORIGINAL CLASS I-B-4 FRACTIONAL INTEREST.
                      -----------------------------------------

                  The Original Class I-B-4 Fractional Interest is 0.35103055%.

                  (b) ORIGINAL CLASS II-B-4 FRACTIONAL INTEREST.
                      ------------------------------------------

                  The Original Class II-B-4 Fractional Interest is 0.15038385%.

            SECTION 11.15  ORIGINAL CLASS I-B-5 AND CLASS II-B-5 FRACTIONAL
                           ------------------------------------------------
                           INTEREST.
                           ---------

                  (a) ORIGINAL CLASS I-B-5 FRACTIONAL INTEREST.
                      -----------------------------------------

                  The Original Class I-B-5 Fractional Interest is 0.15061383%.

                  (b) ORIGINAL CLASS II-B-5 FRACTIONAL INTEREST.
                      ------------------------------------------

                  The Original Class II-B-5 Fractional Interest is 0.10052085%.

            SECTION 11.16  CLOSING DATE.
                           -------------

            The Closing Date is April 29, 2002.

            SECTION 11.17  RIGHT TO PURCHASE.
                           ------------------

            The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the aggregate Scheduled Principal Balance of the Mortgage Loans being less than $75,096,973.76 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

            SECTION 11.18  WIRE TRANSFER ELIGIBILITY.
                           --------------------------

            With respect to the Class A Certificates (other than the Class A-21, Class A-R and Class A-LR Certificates) and the Class B Certificates (other than the Class II-B-4, Class II-B-5 and Class II-B-6 Certificates), the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class A-21 Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 5% Percentage Interest. The Class A-R, Class A-LR, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates are not eligible for wire transfer.

            SECTION 11.19  SINGLE CERTIFICATE.
                           -------------------

            A Single Certificate for the Class A-1, Class A-20, Class A-22, Class A-23, Class A-24, Class II-A-1, Class II-A-2 and Class II-A-3 Certificates represent a $25,000 Denomination. A Single Certificate for the Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19 and Class II-A-4 Certificates represent a $1,000 Denomination. A Single Certificate for the Class A-21 Certificates represent a $1,393,000 Denomination. A Single Certificate for the Class A-R and Class A-LR Certificates represents a $50 Denomination. A Single Certificate for the Class A-25, Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates represents a $100,000 Denomination. A Single Certificate for the Class I-B-4, Class I-B-5, Class I-B-6 Certificates represents a $250,000 Denomination. A Single Certificate for the Class II-B-4 represents a $351,000 Denomination. A Single Certificate for the Class II-B-5 Certificates represents a $175,000 Denomination. A Single Certificate for the Class II-B-6 Certificates represents a $351,593.38 Denomination.

            SECTION 11.20  SERVICING FEE RATE.
                           -------------------

            The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

            SECTION 11.21  MASTER SERVICING FEE RATE.
                           --------------------------

            The rate used to calculate the Master Servicing Fee for each Mortgage Loan shall be 0.017% per annum.

            IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                         WELLS FARGO ASSET SECURITIES
                                           CORPORATION
                                               as Seller


                                         By:
                                               ---------------------------------
                                               Name:  Alan S. McKenney
                                               Title:    Vice President


                                         WELLS FARGO BANK MINNESOTA, NATIONAL
                                           ASSOCIATION
                                               as Master Servicer


                                         By:
                                               ---------------------------------
                                               Name:  William B. Hill III
                                               Title:    Vice President


                                         FIRST UNION NATIONAL BANK
                                             as Trustee


                                         By:
                                               ---------------------------------
                                               Name:
                                               Title:


Attest:
By: ______________________________
Name: ____________________________
Title: ___________________________

STATE OF MARYLAND   )
                    ss.:
COUNTY OF FREDERICK )

            On this 29th day of April, 2002, before me, a notary public in and for the State of Maryland, personally appeared Alan McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND   )
                    ss.:
COUNTY OF FREDERICK )

            On this 29th day of April, 2002, before me, a notary public in and for the State of Maryland, personally appeared William B. Hill III, known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is a Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed her name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA )
                        ss.:
COUNTY OF               )

            On this 29th day of April, 2002, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA )
                        ss.:
COUNTY OF               )

            On this 29th day of April, 2002, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
      NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-8, CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T AA 5           First Distribution Date:  May 28, 2002

ISIN No.: US94978TAA51           Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
      NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE

                            SERIES 2002-8, CLASS A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T AB 3           First Distribution Date:  May 28, 2002

ISIN No.: US94978TAB35           Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively),, formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
      NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-8, CLASS A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T AC 1           First Distribution Date:  May 28, 2002

ISIN No.: US94978TAC18           Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of the Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
      NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-8, CLASS A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T AD 9           First Distribution Date:  May 28, 2002

ISIN No.: US94978TAD90           Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                   EXHIBIT A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-8, CLASS A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T AE 7           First Distribution Date:  May 28, 2002

ISIN No: US94978TAE73            Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-5 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of the Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                   EXHIBIT A-6
                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
      NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-8, CLASS A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T AF 4           First Distribution Date:  May 28, 2002

ISIN NO.: US94978TAF49           Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-6 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of the Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                   EXHIBIT A-7
                     [FORM OF FACE OF CLASS A-7 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
      NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-8, CLASS A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T AG 2           First Distribution Date:  May 28, 2002

ISIN No.: US94978TAG22           Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-7 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class A-7 Certificates required to be distributed to Holders of the Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-7 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                   EXHIBIT A-8
                     [FORM OF FACE OF CLASS A-8 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-8, CLASS A-8

                    evidencing an interest in a pool of fixed
                      interest rate, conventional, monthly
                   pay, fully amortizing, first lien, one- to
                        four-family residential mortgage
                    loans, which may include loans secured by
                      shares issued by cooperative housing
                              corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T AH 0           First Distribution Date:  May 28, 2002

ISIN No.: US94978TAH05           Denomination: $________________

Percentage Interest evidenced    Final Scheduled Maturity Date:  May 25, 2032
by this Certificate:   ______%

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-8 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class A-8 Certificates required to be distributed to Holders of the Class A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-8 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class A-8 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                   EXHIBIT A-9
                     [FORM OF FACE OF CLASS A-9 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
      NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-8, CLASS A-9

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
                    one- to four-family residential mortgage
                loans, which may include loans secured by shares
                          issued by cooperative housing
                              corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T AJ 6           First Distribution Date:  May 28, 2002

ISIN No.: US94978TAJ60           Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-9 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of the Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-9 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                  EXHIBIT A-10
                    [FORM OF FACE OF CLASS A-10 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
      NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-8, CLASS A-10

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T AK 3           First Distribution Date:  May 28, 2002

ISIN No.: US94978TAK34           Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-10 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class A-10 Certificates required to be distributed to Holders of the Class A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-10 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class A-10 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                  EXHIBIT A-11
                    [FORM OF FACE OF CLASS A-11 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
  CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                                INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-8, CLASS A-11

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T AL 1           First Distribution Date:  May 28, 2002

ISIN No.: US94978TAL17           Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-11 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class A-11 Certificates required to be distributed to Holders of the Class A-11 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-11 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class A-11 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                  EXHIBIT A-12
                    [FORM OF FACE OF CLASS A-12 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
      NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-8, CLASS A-12

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T AM 9           First Distribution Date:  May 28, 2002

ISIN No.: US94978TAM99           Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-12 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class A-12 Certificates required to be distributed to Holders of the Class A-12 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-12 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class A-12 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                  EXHIBIT A-13
                    [FORM OF FACE OF CLASS A-13 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
      NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-8, CLASS A-13

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T AN 7           First Distribution Date:  May 28, 2002

ISIN No.: US94978TAN72           Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-13 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class A-13 Certificates required to be distributed to Holders of the Class A-13 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-13 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class A-13 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                  EXHIBIT A-14
                    [FORM OF FACE OF CLASS A-14 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
      NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-8, CLASS A-14

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T AP 2           First Distribution Date:  May 28, 2002

ISIN No.: US94978TAP21           Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-14 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class A-14 Certificates required to be distributed to Holders of the Class A-14 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-14 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class A-14 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                  EXHIBIT A-15
                    [FORM OF FACE OF CLASS A-15 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
      NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-8, CLASS A-15

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T AQ 0           First Distribution Date:  May 28, 2002

ISIN No.: US94978TAQ04           Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-15 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class A-15 Certificates required to be distributed to Holders of the Class A-15 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-15 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class A-15 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                  EXHIBIT A-16
                    [FORM OF FACE OF CLASS A-16 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
      NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-8, CLASS A-16

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T AR 8           First Distribution Date:  May 28, 2002

ISIN No.: US94978TAR86           Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-16 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class A-16 Certificates required to be distributed to Holders of the Class A-16 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-16 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class A-16 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                  EXHIBIT A-17
                    [FORM OF FACE OF CLASS A-17 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
      NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-8, CLASS A-17

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T AS 6           First Distribution Date:  May 28, 2002

ISIN No.: US94978TAS69           Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-17 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class A-17 Certificates required to be distributed to Holders of the Class A-17 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-17 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class A-17 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                  EXHIBIT A-18
                    [FORM OF FACE OF CLASS A-18 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
      NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-8, CLASS A-18

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T AT 4           First Distribution Date:  May 28, 2002

ISIN No.: US94978TAT43           Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-18 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class A-18 Certificates required to be distributed to Holders of the Class A-18 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-18 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class A-18 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                  EXHIBIT A-19
                    [FORM OF FACE OF CLASS A-19 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
      NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-8, CLASS A-19

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T AU 1           First Distribution Date:  May 28, 2002

ISIN No.: US94978TAU16           Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-19 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class A-19 Certificates required to be distributed to Holders of the Class A-19 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-19 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class A-19 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                  EXHIBIT A-20
                    [FORM OF FACE OF CLASS A-20 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
      NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-8, CLASS A-20

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T AV 9           First Distribution Date:  May 28, 2002

ISIN No.: US94978TAV98           Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-20 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day preceding such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class A-20 Certificates required to be distributed to Holders of the Class A-20 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-20 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in May 2002 will be 2.420% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to 0.550% plus LIBOR as determined on the second business day prior to the 25th day of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 0.550% and a maximum rate of 8.500%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class A-20 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                  EXHIBIT A-21
                    [FORM OF FACE OF CLASS A-21 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
      NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-8, CLASS A-21

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T AW 7           First Distribution Date:  May 28, 2002

ISIN No.: US94978TAW71           Denomination: $________________(Initial
                                 Notional Amount)

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-21 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day preceding such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class A-21 Certificates required to be distributed to Holders of the Class A-21 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-21 Certificates are not entitled to distributions in respect of principal. The pass-through rate on the Class A-21 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in May 2002 will be 6.080% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to 7.950% minus LIBOR as determined on the second business day prior to the 25th day of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 0.000% and a maximum rate of 7.950%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class A-21 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                  EXHIBIT A-22
                    [FORM OF FACE OF CLASS A-22 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
      NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-8, CLASS A-22

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T AX 5           First Distribution Date:  May 28, 2002

ISIN No.: US94978TAX54           Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-22 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class A-22 Certificates required to be distributed to Holders of the Class A-22 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-22 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class A-22 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                  EXHIBIT A-23
                    [FORM OF FACE OF CLASS A-23 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
      NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-8, CLASS A-23

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T AY 3           First Distribution Date:  May 28, 2002

ISIN No.: US94978TAY38           Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-23 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class A-23 Certificates required to be distributed to Holders of the Class A-23 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-23 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class A-23 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                  EXHIBIT A-24
                    [FORM OF FACE OF CLASS A-24 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
      NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-8, CLASS A-24

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T AZ 0           First Distribution Date:  May 28, 2002

ISIN No.: US94978TAZ03           Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-24 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class A-24 Certificates required to be distributed to Holders of the Class A-24 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-24 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class A-24 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                  EXHIBIT A-25
                    [FORM OF FACE OF CLASS A-25 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
      NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-8, CLASS A-25

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
                    one- to four-family residential mortgage
                   loans, which may include loans secured by
                      shares issued by cooperative housing
                             corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            AFTER THE APPLICABLE SUBORDINATION DEPLETION DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES ALLOCATED TO THE CLASS A-23 CERTIFICATES WILL BE BORNE BY THE CLASS A-25 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T BA 4           First Distribution Date:  May 28, 2002

ISIN No.: US94978TBA43           Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-25 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class A-25 Certificates required to be distributed to Holders of the Class A-25 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-25 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class A-25 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE UPPER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-8, CLASS A-R

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T BB 2           First Distribution Date:  May 28, 2002

ISIN No.: US94978TBB26           Denomination: $___________

Percentage Interest evidenced
by this Certificate:  ______%    Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class A-R Certificate required to be distributed to the Holder of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                  EXHIBIT A-LR
                    [Form of Face of Class A-LR Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-8, CLASS A-LR

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T BC 0                    First Distribution Date:  May 28, 2002
ISIN No.: US94978TBC09
Percentage Interest evidenced             Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-LR Certificate with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class A-LR Certificate required to be distributed to the Holder of the Class A-LR Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-LR Certificate applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class A-LR Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                 EXHIBIT II-A-1
                   [FORM OF FACE OF CLASS II-A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
      NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-8, CLASS II-A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T BD 8           First Distribution Date:  May 28, 2002

ISIN No.: US94978TBD81           Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  May 25, 2017

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-1 Certificates required to be distributed to Holders of the Class II-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-1 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                 EXHIBIT II-A-2
                   [FORM OF FACE OF CLASS II-A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
      NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-8, CLASS II-A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T BE 6           First Distribution Date:  May 28, 2002

ISIN No.: US94978TBE64           Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  May 25, 2017

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-2 Certificates required to be distributed to Holders of the Class II-A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-2 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                 EXHIBIT II-A-3
                   [FORM OF FACE OF CLASS II-A-3 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
      NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-8, CLASS II-A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T BF 3           First Distribution Date:  May 28, 2002

ISIN No.: US94978TBF30           Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  May 25, 2017

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-3 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-3 Certificates required to be distributed to Holders of the Class II-A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-3 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                 EXHIBIT II-A-4
                   [FORM OF FACE OF CLASS II-A-4 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
      NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-8, CLASS II-A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T BG 1           First Distribution Date:  May 28, 2002

ISIN No.: US94978TBG13           Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  May 25, 2017

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-4 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-4 Certificates required to be distributed to Holders of the Class II-A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-4 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
      NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]


                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2002-8, CLASS A-PO

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien,
        one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing
                                  corporations,

                                     sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T BH 9           First Distribution Date:  May 28, 2002

ISIN No. US94978TBH95            Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT ________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount and the Group II-A Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. For the purposes of determining distributions in reduction of Principal Balance, the Class A-PO Certificates consist of two components (each, a "Component" and individually, the "Class I-A-PO Component" and the "Class II--A-PO Component"). The Components are principal only Components and will not be entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Each Component of this Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in
Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                  EXHIBIT I-B-1
                    [FORM OF FACE OF CLASS I-B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE Group I-A CERTIFICATES AND THE CLASS I-A-PO COMPONENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-8, CLASS I-B-1

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
                    one- to four- family residential mortgage
                loans, which may include loans secured by shares
                          issued by cooperative housing
                              corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T BJ 5           First Distribution Date:  May 28, 2002

ISIN No.: US94978TBJ51           Denomination: $_________________

Percentage Interest evidenced
by this Certificate:  ________%  Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-B-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group I-A Certificates and the Class I-A-PO Component as specified in the Agreement, any Class I-B-1 Distribution Amount required to be distributed to Holders of the Class I-B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class I-B-1 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                  EXHIBIT I-B-2
                    [FORM OF FACE OF CLASS I-B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE Group I-A CERTIFICATES, THE CLASS I-A-PO COMPONENT AND THE CLASS I-B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-8, CLASS I-B-2

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
                   one- to four- family residential mortgage
                loans, which may include loans secured by shares
                         issued by cooperative housing
                             corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T BK 2           First Distribution Date:  May 28, 2002

ISIN No.: US94978TBK25           Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-B-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group I-A Certificates, the Class I-A-PO Component and the Class I-B-1 Certificates as specified in the Agreement, any Class I-B-2 Distribution Amount required to be distributed to Holders of the Class I-B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class I-B-2 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                  EXHIBIT I-B-3
                    [FORM OF FACE OF CLASS I-B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE Group I-A CERTIFICATES, THE CLASS I-A-PO COMPONENT, THE CLASS I-B-1 CERTIFICATES AND THE CLASS I-B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE

                           SERIES 2002-8, CLASS I-B-3

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
                   one- to four- family residential mortgage
                loans, which may include loans secured by shares
                         issued by cooperative housing
                             corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T BL 0           First Distribution Date:  May 28, 2002

ISIN No.: US94978TBL08           Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT ________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-B-3 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group I-A Certificates, the Class I-A-PO Component, the Class I-B-1 and Class I-B-2 Certificates as specified in the Agreement, any Class I-B-3 Distribution Amount required to be distributed to Holders of the Class I-B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class I-B-3 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                  EXHIBIT I-B-4
                    [FORM OF FACE OF CLASS I-B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE Group I-A CERTIFICATES, THE CLASS I-A-PO COMPONENT, THE CLASS I-B-1 CERTIFICATES, THE CLASS I-B-2 CERTIFICATES AND THE CLASS I-B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE

                           SERIES 2002-8, CLASS I-B-4

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
                   one- to four- family residential mortgage
                loans, which may include loans secured by shares
                         issued by cooperative housing
                             corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T BQ 9           First Distribution Date:  May 28, 2002

ISIN No.: US94978TBQ94           Denomination: $_______________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-B-4 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group I-A Certificates, the Class I-A-PO Component, the Class I-B-1, Class I-B-2 and Class I-B-3 Certificates as specified in the Agreement, any Class I-B-4 Distribution Amount required to be distributed to Holders of the Class I-B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class I-B-4 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class I-B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                  EXHIBIT I-B-5
                    [FORM OF FACE OF CLASS I-B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE Group I-A CERTIFICATES, THE CLASS I-A-PO COMPONENT, THE CLASS I-B-1 CERTIFICATES, THE CLASS I-B-2 CERTIFICATES, THE CLASS I-B-3 CERTIFICATES AND THE CLASS I-B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-8, CLASS I-B-5

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
                   one- to four- family residential mortgage
                loans, which may include loans secured by shares
                         issued by cooperative housing
                             corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T BR 7           First Distribution Date:  May 28, 2002

ISIN No.: US94978TBR77           Denomination: $_____________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-B-5 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group I-A Certificates, the Class I-A-PO Component, the Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates as specified in the Agreement, any Class I-B-5 Distribution Amount required to be distributed to Holders of the Class I-B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class I-B-5 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class I-B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                  EXHIBIT I-B-6
                    [FORM OF FACE OF CLASS I-B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE Group I-A CERTIFICATES, THE CLASS I-A-PO COMPONENT, THE CLASS I-B-1 CERTIFICATES, THE CLASS I-B-2 CERTIFICATES, THE CLASS I-B-3 CERTIFICATES, THE CLASS I-B-4 CERTIFICATES AND THE CLASS I-B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-8, CLASS I-B-6

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
                   one- to four- family residential mortgage
                loans, which may include loans secured by shares
                         issued by cooperative housing
                             corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T BS 5           First Distribution Date:  May 28, 2002

ISIN No.: US94978TBS50           Denomination: $_______________

Percentage Interest evidenced

by this Certificate:  _____%     Final Scheduled Maturity Date:  May 25, 2032

            THIS CERTIFIES THAT ______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-B-6 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group I-A Certificates, the Class I-A-PO Component, the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4 and Class I-B-5 Certificates as specified in the Agreement, any Class I-B-6 Distribution Amount required to be distributed to Holders of the Class I-B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class I-B-6 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class I-B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class I-B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                 EXHIBIT II-B-1
                   [FORM OF FACE OF CLASS II-B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE Group II-A CERTIFICATES AND THE CLASS II-A-PO COMPONENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-8, CLASS II-B-1

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
                    one- to four- family residential mortgage
                loans, which may include loans secured by shares
                          issued by cooperative housing
                              corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T BM 8           First Distribution Date:  May 28, 2002

ISIN No.: US94978TBM80           Denomination: $_________________

Percentage Interest evidenced
by this Certificate:  ________%  Final Scheduled Maturity Date:  May 25, 2017

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-B-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group II-A Certificates and the Class II-A-PO Component as specified in the Agreement, any Class II-B-1 Distribution Amount required to be distributed to Holders of the Class II-B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class II-B-1 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                 EXHIBIT II-B-2
                   [FORM OF FACE OF CLASS II-B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO Group II-A CERTIFICATES, THE CLASS II-A-PO COMPONENT AND THE CLASS II-B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-8, CLASS II-B-2

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T BN 6           First Distribution Date:  May 28, 2002

ISIN No.: US94978TBN63           Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  May 25, 2017

            THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-B-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group II-A Certificates, the Class II-A-PO Component and the Class II-B-1 Certificates as specified in the Agreement, any Class II-B-2 Distribution Amount required to be distributed to Holders of the Class II-B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class II-B-2 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                 EXHIBIT II-B-3
                   [FORM OF FACE OF CLASS II-B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE Group II-A CERTIFICATES, THE CLASS II-A-PO COMPONENT, THE CLASS II-B-1 CERTIFICATES AND THE CLASS II-B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-8, CLASS II-B-3

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
                    one- to four- family residential mortgage
                loans, which may include loans secured by shares
                          issued by cooperative housing
                              corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T BP 1           First Distribution Date:  May 28, 2002

ISIN No.: US94978TBP12           Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  May 25, 2017

            THIS CERTIFIES THAT ________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-B-3 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group II-A Certificates, the Class II-A-PO Component, the Class II-B-1 and Class II-B-2 Certificates as specified in the Agreement, any Class II-B-3 Distribution Amount required to be distributed to Holders of the Class II-B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class II-B-3 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                 EXHIBIT II-B-4
                   [FORM OF FACE OF CLASS II-B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE Group II-A CERTIFICATES, THE CLASS II-A-PO COMPONENT, THE CLASS II-B-1 CERTIFICATES, THE CLASS II-B-2 CERTIFICATES AND THE CLASS II-B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-8, CLASS II-B-4

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
                    one- to four- family residential mortgage
                loans, which may include loans secured by shares
                          issued by cooperative housing
                              corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T BT 3           First Distribution Date:  May 28, 2002

ISIN No.: US94978TBT34           Denomination: $_______________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date:  May 25, 2017

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-B-4 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group II-A Certificates, the Class II-A-PO Component, the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates as specified in the Agreement, any Class II-B-4 Distribution Amount required to be distributed to Holders of the Class II-B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class II-B-4 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class II-B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                 EXHIBIT II-B-5
                   [FORM OF FACE OF CLASS II-B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE Group II-A CERTIFICATES, THE CLASS II-A-PO COMPONENT, THE CLASS II-B-1 CERTIFICATES, THE CLASS II-B-2 CERTIFICATES, THE CLASS II-B-3 CERTIFICATES AND THE CLASS II-B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-8, CLASS II-B-5

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
                    one- to four- family residential mortgage
                loans, which may include loans secured by shares
                          issued by cooperative housing
                              corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T BU 0           First Distribution Date:  May 28, 2002

ISIN No.: US94978TBU07           Denomination: $_____________

Percentage Interest evidenced    Final Scheduled Maturity Date:  May 25, 2017
by this Certificate:  _____%

            THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-B-5 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group II-A Certificates, the Class II-A-PO Component, the Class II-B-1, Class II-B-2, Class II-B-3 and Class II-B-4 Certificates as specified in the Agreement, any Class II-B-5 Distribution Amount required to be distributed to Holders of the Class II-B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class II-B-5 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class II-B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                 EXHIBIT II-B-6
                   [FORM OF FACE OF CLASS II-B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE Group II-A CERTIFICATES, THE CLASS II-A-PO COMPONENT, THE CLASS II-B-1 CERTIFICATES, THE CLASS II-B-2 CERTIFICATES, THE CLASS II-B-3 CERTIFICATES, THE CLASS II-B-4 CERTIFICATES AND THE CLASS II-B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2002-8, CLASS II-B-6

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
                    one- to four- family residential mortgage
                loans, which may include loans secured by shares
                          issued by cooperative housing
                              corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2002

CUSIP No.: 94978T BV 8           First Distribution Date:  May 28, 2002

ISIN No.: US94978TBV89           Denomination: $_______________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date:  May 25, 2017

            THIS CERTIFIES THAT ______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-B-6 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller," which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Group II-A Certificates, the Class II-A-PO Component, the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates as specified in the Agreement, any Class II-B-6 Distribution Amount required to be distributed to Holders of the Class II-B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class II-B-6 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and Relief Act Shortfall and the interest portion of certain Realized Losses allocated to the Class II-B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class II-B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                           Trustee

                                       By
                                         ------------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee




By
   --------------------------------
      Authorized Officer

                                   EXHIBIT C
                [Form of Reverse of Series 2002-8 Certificates]

                    WELLS FARGO ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-8

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trustee, such advances are reimbursable to such Servicer, the Master Servicer or the Trustee to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trustee, as applicable, of advances made by such Servicer, the Master Servicer or the Trustee.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Seller, the Master Servicer, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the sum of the Pool Scheduled Principal Balances of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       (Please print or typewrite name and
                 address including postal zip code of assignee)

the beneficial interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:



Social Security or other Identifying Number of Assignee:

Dated:



                                     -----------------------------------
                                    Signature by or on behalf of assignor



                                     -----------------------------------
                                            Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to_________________________________________ for the account of _______________________________________________ account number
_____________, or, if mailed by check, to______________________________________.
Applicable statements should be mailed to ______________________________________
___________________________________________________________.

            This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT
                               -------------------

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of April 29, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), WELLS FARGO ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                           W I T N E S S E T H  T H A T
                           - - - - - - - - - -  - - - -


            WHEREAS, the Seller, the Master Servicer, and the Trustee, have entered into a Pooling and Servicing Agreement dated as of April 29, 2002 relating to the issuance of Mortgage Pass-Through Certificates, Series 2002-8 (as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and


            WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;


            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          CUSTODY OF MORTGAGE DOCUMENTS

            Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. Subject to Section 2.3 hereof, the Custodian, as the duly appointed agent of the Trustee for these purposes, declares that it holds and will hold the documents delivered to it pursuant to Section 2.01 of the Pooling and Servicing Agreement and any other documents constituting part of the Owner Mortgage Loan File received on or subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

            Section 2.2. Recordation of Assignments. Unless an assignment of a Mortgage is not required to be recorded in accordance with Section 2.01 of the Pooling and Servicing Agreement, if any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, each Custodial File and to provide the initial and final certifications in the forms of Exhibits N and O to the Pooling and Servicing Agreement in accordance with the provisions thereof. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective, the Custodian shall follow the procedures specified in the Pooling and Servicing Agreement.

            Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall follow the procedures specified in the Pooling and Servicing Agreement.

            Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer or applicable Servicer shall immediately deliver to the Custodian two copies of a Request for Release or such request in an electronic format acceptable to the Custodian and shall request delivery to it of the Custodial File. The Custodian agrees, within five business days of receipt of such Request for Release, to release the related Custodial File to the Master Servicer or applicable Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer or applicable Servicer shall deliver to the Custodian two copies of a Request for Release of a Servicing Officer requesting that possession of the Custodial File be released to the Master Servicer and certifying as to the reason for such release. Upon receipt of the foregoing, the Custodian shall deliver the Custodial File to the Master Servicer or applicable Servicer. The Master Servicer or applicable Servicer shall cause each Custodial File therein so released to be returned to the Custodian when the need therefor by the Master Servicer or applicable Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially. In the event of the liquidation of a Mortgage Loan, the Master Servicer or applicable Servicer shall deliver two copies of a Request for Release with respect thereto to the Custodian upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

            Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            CONCERNING THE CUSTODIAN

            Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and in the Pooling and Servicing Agreement. All provisions of the Pooling and Servicing Agreement setting forth duties of the Custodian in more detail are hereby incorporated by reference into this Agreement. Except upon compliance with the provisions of
Section 2.5 of this Agreement and the provisions of the Pooling and Servicing Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trustee, upon 60 days written notice, may remove the Custodian. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller and the Master Servicer.

            Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt written notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            SECTION 4.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


Address:                               FIRST UNION NATIONAL BANK,
                                         as Trustee


401 South Tryon Street
Charlotte, North Carolina, 28202       By:  ____________________________________
                                            Name:_______________________________
                                            Title:______________________________


Address:                               WELLS FARGO ASSET SECURITIES CORPORATION,
                                         as Seller


7485 New Horizon Way                   By:  ____________________________________
Frederick, Maryland 21703                   Name:_______________________________
                                            Title:______________________________


Address:                               WELLS FARGO BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Master Servicer


7485 New Horizon Way
Frederick, Maryland 21703              By:  ____________________________________
                                            Name:_______________________________
                                            Title:______________________________


Address:                               WELLS FARGO BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Custodian


7485 New Horizon Way                   By:  ____________________________________
Frederick, Maryland 21703                   Name:_______________________________
                                            Title:______________________________

STATE OF MARYLAND   )
                    ss.:
COUNTY OF FREDERICK )



            On this 29th day of April, 2002, before me, a notary public in and for the State of Maryland, personally appeared Alan McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.




-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND   )
                    ss.:
COUNTY OF FREDERICK )



            On this 29th day of April, 2002, before me, a notary public in and for the State of Maryland, personally appeared William B. Hill III, known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is a Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed her name thereto by order of the Board of Directors of said corporation.




-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA    )
                           ss.:
COUNTY OF                  )

            On this 29th day of April, 2002, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MINNESOTA )
                   ss.:
COUNTY OF          )



            On this 29th day of April, 2002, before me, a notary public in and for the State of Minnesota, personally appeared Bradley D. Johnson, known to me who, being by me duly sworn, did depose and say that he resides at ______________; that he is a _________________ of Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.




-------------------------
Notary Public

[NOTARIAL SEAL]

                                  EXHIBIT F-1A

                 [Schedule of Type 1 Mortgage Loans in Group I]

WFMBS
WFMBS   2002-08 GROUP I LOANS EXHIBIT F-1A
30 YEAR FIXED RATE NON-RELOCATION  LOANS


(i)        (ii)                                     (iii)      (iv)       (v)        (vi)          (vii)
-----      ----------------------   -----   -----   --------   --------   --------   -----------   --------
                                                                          NET
MORTGAGE                                                       MORTGAGE   MORTGAGE   CURRENT       ORIGINAL
LOAN                                        ZIP     PROPERTY   INTEREST   INTEREST   MONTHLY       TERM TO
NUMBER     CITY                     STATE   CODE    TYPE       RATE       RATE       PAYMENT       MATURITY
--------   ----------------------   -----   -----   --------   --------   --------   -----------   --------
792668     SANTA ROSA               CA      95404   PUD        6.875      6.500      $  2,998.89   360
792703     LAGUNA HILLS             CA      92653   SFD        7.375      6.500      $  2,293.05   360
793291     WOODINVILLE              WA      98072   SFD        6.750      6.483      $  2,270.09   360
811087     SOLANA BEACH             CA      92075   SFD        6.750      6.483      $  3,729.44   360
811130     LAGUNA HILLS             CA      92653   SFD        7.250      6.500      $  5,402.84   360
819101     MANASSAS                 VA      20112   SFD        6.625      6.358      $  2,334.96   360
4270023    BLOOMINGTON              MN      55436   SFD        7.375      6.500      $  5,111.00   360
4274151    EAST MORICHES            NY      11940   SFD        6.750      6.483      $  3,320.83   360
4274680    SPRINGFIELD              OR      97478   SFD        7.500      6.500      $  2,525.91   360
4328717    SUFFERN                  NY      10901   SFD        7.375      6.500      $  2,304.48   360
4336829    ALEXANDRIA               VA      22311   SFD        7.500      6.500      $  2,209.52   360
4393467    MOORESTOWN               NJ      08057   SFD        7.000      6.500      $  2,984.90   240
4410705    HUNTINGTON               NY      11743   SFD        7.125      6.500      $  2,256.96   360
4415919    MCLEAN                   VA      22101   SFD        6.750      6.483      $  2,237.66   360
4440357    ARMONK                   NY      10504   SFD        6.750      6.483      $  6,485.99   360
9345365    HOUSTON                  TX      77098   LCO        6.750      6.483      $  2,133.89   360
9347130    WESTON                   MA      02493   SFD        7.000      6.500      $  5,621.81   360
9347446    CLEARWATER               FL      33786   SFD        6.875      6.500      $  2,946.33   360
9349074    BROOKLYN                 NY      11217   MF2        6.875      6.500      $  3,350.34   360
9357119    NAPERVILLE               IL      60563   SFD        6.875      6.500      $  2,261.81   360
9357848    PORT WASHINGTON          NY      11050   SFD        6.750      6.483      $  2,270.10   360
9361345    WEST ORANGE              NJ      07052   LCO        7.375      6.500      $    877.06   300
9364189    WILTON                   CT      06897   SFD        6.625      6.358      $  2,420.38   360
9370717    MARSHFIELD               MA      02050   SFD        6.875      6.500      $  2,102.18   360
9370885    EVERGREEN                CO      80439   SFD        6.750      6.483      $  3,080.85   360
9371301    SAMMAMISH                WA      98075   SFD        6.875      6.500      $  3,941.58   360
9376700    LAS VEGAS                NV      89135   SFD        7.500      6.500      $  2,532.10   360
9385771    FREDERICKSBURG           TX      78624   SFD        6.875      6.500      $  2,522.61   360
9385966    LAS VEGAS                NV      89121   SFD        7.000      6.500      $  2,155.58   360
9386277    DENVER                   CO      80206   SFD        6.875      6.500      $  2,414.22   360
9391478    BURR RIDGE               IL      60527   SFD        6.750      6.483      $  2,283.07   360
9392016    GERMANTOWN               MD      20876   SFD        6.875      6.500      $  2,364.95   360
9393916    PENN VALLEY              CA      95946   SFD        7.000      6.500      $  3,326.52   360
9399500    HOUSTON                  TX      77005   SFD        7.000      6.500      $  2,195.50   360
9400249    BOULDER                  CO      80303   SFD        6.875      6.500      $  2,207.28   360
9405745    CALABASAS AREA           CA      91302   SFD        7.125      6.500      $  3,766.09   360
9406394    EVANSTON                 IL      60201   SFD        7.000      6.500      $  2,168.89   360
9407011    MERCER ISLAND            WA      98040   SFD        6.875      6.500      $  2,233.56   360
9407259    ATLANTA                  GA      30309   SFD        7.250      6.500      $  2,578.63   360
9408017    SANTA BARBARA AREA       CA      93105   SFD        6.750      6.483      $  3,242.99   360
9408747    CUPERTINO                CA      95014   SFD        7.000      6.500      $  2,228.77   360
9409309    SAN RAFAEL               CA      94901   SFD        7.125      6.500      $  2,593.82   360
9409489    NOVATO                   CA      94949   SFD        6.875      6.500      $  2,075.90   360
9409590    NORTH HOLLYWOOD A        CA      91601   SFD        7.250      6.500      $  2,347.03   360
9410269    SALINAS                  CA      93908   SFD        7.375      6.500      $  2,541.69   360
9410502    DANVILLE                 CA      94526   SFD        7.250      6.500      $  2,447.31   360
9410670    LOS ANGELES              CA      90066   SFD        7.125      6.500      $  2,425.39   360
9410982    NAPERVILLE               IL      60564   SFD        6.750      6.483      $  2,399.82   360
9411219    SANTA CRUZ               CA      95060   SFD        6.875      6.500      $  2,529.18   360
9411445    SANTA CLARA              CA      95050   SFD        6.875      6.500      $  3,021.88   360
9412397    GRANITE BAY              CA      95746   SFD        7.000      6.500      $  2,262.03   360
9412794    FREMONT                  CA      94539   SFD        7.250      6.500      $  2,592.27   360
9413061    HUNTINGTON BEACH         CA      92648   SFD        7.000      6.500      $  2,395.09   360
9413107    VALLECITO                CA      95251   SFD        6.875      6.500      $  3,383.19   360
9413864    MENLO PARK               CA      94025   SFD        6.875      6.500      $  2,200.72   360
9414049    SALINAS                  CA      93906   SFD        6.875      6.500      $  2,286.12   360
9414410    LOS ANGELES              CA      90049   SFD        6.750      6.483      $  3,502.43   360
9414558    SAN RAMON                CA      94583   SFD        7.125      6.500      $  3,395.55   360
9414603    BENNETT                  CO      80102   SFD        6.875      6.500      $  2,547.25   360
9414789    OREM                     UT      84097   SFD        7.750      6.500      $  2,364.16   360
9415792    SANTA ANA                CA      92706   SFD        6.750      6.483      $  2,117.68   360
9416206    AGUA DULCE AREA          CA      91350   SFD        6.750      6.483      $  2,750.06   360
9416479    CHULA VISTA              CA      91913   SFD        7.125      6.500      $  2,256.96   360
9417351    ALAMO                    CA      94507   SFD        6.875      6.500      $  4,710.18   360
9417687    SAN LUIS OBISPO          CA      93405   SFD        7.000      6.500      $  2,594.68   360
9417836    CARMICHAEL               CA      95608   SFD        7.125      6.500      $  2,247.53   360
9418844    SANTA CRUZ               CA      95060   SFD        7.000      6.500      $  2,095.71   360
9418911    WELLESLEY                MA      02481   SFD        6.750      6.483      $  2,626.83   360
9419152    LA CANADA-FLINTRI        CA      91011   SFD        7.125      6.500      $  2,256.96   360
9419291    NORTH EGREMONT           MA      01252   SFD        6.875      6.500      $  6,273.67   360
9419345    DISCOVERY BAY            CA      94514   SFD        6.875      6.500      $  2,026.63   360
9419859    SUNNYVALE                CA      94086   SFD        6.625      6.358      $  2,215.48   360
9420196    WEST BLOOMFIELD          MI      48324   SFD        6.750      6.483      $  2,523.05   360
9421390    NAPERVILLE               IL      60564   SFD        6.625      6.358      $  2,209.08   360
9423855    ODESSA                   FL      33556   SFD        7.250      6.500      $  2,618.54   360
9431843    HARTLAND                 WI      53029   SFD        6.625      6.358      $  2,401.17   360
9433272    MALIBU                   CA      90265   SFD        7.125      6.500      $  4,379.17   360
9434525    SAN DIEGO                CA      92106   SFD        6.625      6.358      $  3,137.52   360
9435812    TORRANCE                 CA      90505   SFD        7.000      6.500      $  2,307.94   360
9436160    WHEATON                  IL      60187   SFD        6.750      6.483      $  2,140.38   360
9436357    GLENDALE                 CA      91206   SFD        7.250      6.500      $  2,319.40   360
9436985    GRASS VALLEY             CA      95949   SFD        6.875      6.500      $  2,036.48   360
9436999    SPRING                   TX      77389   SFD        7.125      6.500      $  2,189.59   360
9437042    UNION CITY               CA      94587   SFD        6.875      6.500      $  2,364.95   360
9437890    CHINO HILLS              CA      91709   SFD        6.875      6.500      $  2,496.33   360
9438062    LOS ANGELES              CA      91602   SFD        6.625      6.358      $  2,209.08   360
9438129    WOODSIDE                 CA      94062   SFD        7.125      6.500      $  2,331.07   360
9438316    WESTERN SPRINGS          IL      60558   SFD        6.750      6.483      $  2,548.99   360
9438883    MIAMI                    FL      33186   SFD        7.125      6.500      $  2,201.04   360
9439577    DANVILLE                 CA      94526   SFD        6.875      6.500      $  2,463.49   360
9440964    CONCORD                  CA      94521   SFD        6.750      6.483      $  2,091.73   360
9441190    PLACERVILLE              CA      95667   SFD        6.875      6.500      $  2,003.64   360
9441373    SANTA CRUZ               CA      95062   SFD        6.625      6.358      $  3,636.97   360
9442225    SAN DIEGO                CA      92101   LCO        6.750      6.483      $  2,756.55   360
9442896    LOS GATOS                CA      95032   SFD        6.875      6.500      $  3,534.28   360
9443695    FREMONT                  CA      94539   SFD        6.750      6.483      $  2,114.43   360
9444145    GRANITE BAY              CA      95746   SFD        6.875      6.500      $  2,463.48   360
9444582    SAN JOSE                 CA      95133   SFD        6.750      6.483      $  2,231.18   360
9446215    GRASS VALLEY             CA      95949   SFD        6.750      6.483      $  2,030.12   360
9448354    SAN RAMON                CA      94583   SFD        6.875      6.500      $  4,565.66   360
9458794    MINNEAPOLIS              MN      55401   LCO        6.750      6.483      $  2,529.53   360
9461019    KELLER                   TX      75022   SFD        6.875      6.500      $  3,427.59   360
9461506    YORBA LINDA              CA      92887   SFD        7.000      6.500      $  2,767.66   360
9463048    BRYN MAWR                PA      19010   SFD        6.750      6.483      $  2,766.99   324
9470486    ALAMEDA                  CA      94502   SFD        6.750      6.483      $  2,334.95   360
9472802    AGOURA HILLS             CA      91301   SFD        6.875      6.500      $  2,857.64   360
9477463    SPARTANBURG              SC      29302   SFD        6.500      6.233      $  2,331.70   360
9477624    LOS ANGELES              CA      90069   SFD        6.750      6.483      $  4,215.89   360
9481429    SHOREWOOD                MN      55331   SFD        6.750      6.483      $  6,485.98   360
9482556    BRIDGEWATER TWSP.        NJ      08807   SFD        7.250      6.500      $  2,626.38   360
9485094    IRVINGTON                NY      10533   SFD        6.875      6.500      $  3,553.98   360
9488845    PALM SPRINGS             CA      92264   LCO        7.625      6.500      $  2,371.11   360
9494701    SAN MATEO                CA      94402   SFD        7.250      6.500      $  5,082.21   360
9494929    WEST DES MOINES          IA      50265   SFD        6.750      6.483      $  2,114.43   360
9497114    MANHATTAN BEACH          CA      90266   SFD        6.875      6.500      $  3,153.26   360
9501772    DALLAS                   TX      75230   SFD        6.750      6.483      $  4,391.01   360
9504956    VIENNA                   VA      22182   SFD        7.000      6.500      $  4,191.41   360
9505699    FREMONT                  CA      94539   SFD        6.875      6.500      $  3,218.95   360
9506066    MELBORNE                 FL      32940   SFD        6.750      6.483      $  3,139.21   360
9507857    NEW YORK                 NY      10021   HCO        7.125      6.500      $  2,128.95   360
9508292    NEW ROCHELLE             NY      10804   SFD        6.750      6.483      $  3,703.00   360
9511192    LOS ANGELES              CA      90036   MF2        7.125      6.500      $  2,959.31   360
9512622    MENLO PARK               CA      94025   SFD        6.875      6.500      $  3,218.95   360
9513916    MALIBU                   CA      90265   SFD        7.000      6.500      $  4,989.77   360
9513970    NEW YORK                 NY      10023   HCO        6.875      6.500      $  2,463.48   360
9515137    CORONADO                 CA      92118   SFD        6.750      6.483      $  3,405.14   360
9516535    ATHERTON                 CA      94027   SFD        6.750      6.483      $  3,242.99   360
9518042    LAGUNA BEACH             CA      92651   SFD        7.000      6.500      $  5,854.66   360
9521589    SEDALIA                  CO      80135   SFD        6.750      6.483      $  2,140.37   360
9521835    SEATTLE                  WA      98103   SFD        6.750      6.483      $  2,166.32   360
9525121    SILVERADO                CA      92676   SFD        6.625      6.358      $  2,548.44   360
9526127    MANHASSET                NY      11030   SFD        6.500      6.233      $  2,717.89   360
9529073    GRIMES                   IA      50111   SFD        6.750      6.483      $  2,205.23   360
9529538    SAMMAMISH                WA      98074   SFD        6.750      6.483      $  2,302.52   360
9530117    SUNNYVALE                CA      94087   SFD        6.875      6.500      $  3,448.88   360
9532440    GROSSE POINTE PAR        MI      48230   SFD        6.750      6.483      $  2,886.26   360
9533945    GROSSE POINTE PAR        MI      48230   SFD        6.750      6.483      $  2,075.51   360
9535118    ENCINO                   CA      91316   SFD        7.000      6.500      $  4,424.26   360
9535451    NORTHRIDGE AREA          CA      91326   SFD        7.000      6.500      $  2,461.62   360
9537842    GLENVIEW                 IL      60025   SFD        6.750      6.483      $  2,257.12   360
9543354    MEQUON                   WI      53092   SFD        6.875      6.500      $  2,627.72   360
9543580    IRVINE                   CA      92612   SFD        6.750      6.483      $  2,107.94   360
9546538    LOS ANGELES              CA      90049   SFD        6.875      6.500      $  5,255.43   360
9547122    SAN DIEGO                CA      92119   SFD        7.250      6.500      $  2,732.12   360
9548938    NEWPORT COAST            CA      92657   SFD        7.125      6.500      $  6,732.13   360
9549663    FREMONT                  CA      94539   SFD        6.625      6.358      $  3,041.48   360
9549817    GLENDALE                 CA      91208   SFD        6.875      6.500      $  4,072.96   360
9551830    GREAT FALLS              VA      22066   SFD        6.750      6.483      $  5,375.26   360
9552013    HIGHLAND PARK            IL      60035   SFD        6.875      6.500      $  2,003.63   360
9552169    SADDLE RIVER             NJ      07458   SFD        6.625      6.358      $  6,191.81   360
9552248    SAN MATEO                CA      94401   MF2        6.500      6.233      $  3,377.45   240
9552735    SAN JUAN CAPISTRA        CA      92675   SFD        7.250      6.500      $  2,401.26   360
9553325    SKOKIE                   IL      60077   SFD        6.750      6.483      $  2,555.48   360
9553874    LA JOLLA                 CA      92037   SFD        7.125      6.500      $  4,716.03   360
9553900    INDIAN WELLS             CA      92210   LCO        7.000      6.500      $  3,080.35   360
9556145    NAGS HEAD                NC      27959   SFD        6.875      6.500      $  2,808.37   360
9556860    YORBA LINDA              CA      92886   SFD        6.625      6.358      $  2,561.24   360
9556928    BENICIA                  CA      94510   SFD        6.875      6.500      $  2,161.30   360
9557103    OAKTON                   VA      22124   SFD        6.875      6.500      $  2,956.18   360
9557626    EUGENE                   OR      97405   SFD        6.750      6.483      $  3,891.59   360
9558732    MOORESTOWN               NJ      08057   SFD        6.750      6.483      $  2,484.13   360
9558962    STANWOOD                 WA      98292   SFD        6.625      6.358      $  3,384.04   360
9560147    LAS VEGAS                NV      89129   SFD        6.750      6.483      $  2,568.45   360
9560593    ELLICOTT CITY            MD      21042   SFD        7.000      6.500      $  3,752.31   360
9560642    OMAHA                    NE      68124   SFD        6.750      6.483      $  3,242.99   360
9560644    CHICAGO                  IL      60614   SFD        6.625      6.358      $  3,508.90   360
9563132    WESTERN SPRINGS          IL      60558   SFD        6.750      6.483      $  2,010.65   360
9565628    MCALLEN                  TX      78502   SFD        7.250      6.500      $  4,434.15   360
9566486    SAN JOSE                 CA      95125   SFD        6.750      6.483      $  2,665.74   360
9566840    SANTA YNEZ               CA      93460   SFD        6.750      6.483      $  6,485.98   360
9567408    SEAL BEACH               CA      90740   SFD        6.750      6.483      $  6,469.77   360
9567990    DANA POINT               CA      92629   SFD        6.875      6.500      $  3,107.27   360
9568005    FOUNTAIN HILLS           AZ      85268   SFD        6.625      6.358      $  2,753.34   360
9569658    SELBYVILLE               DE      19975   SFD        7.000      6.500      $  3,253.33   360
9570911    APTOS                    CA      95003   SFD        6.750      6.483      $  2,788.97   360
9570916    SAN FRANCISCO            CA      94112   SFD        7.000      6.500      $  2,328.56   360
9571347    CEDAR RAPIDS             IA      52402   SFD        6.625      6.358      $  2,535.63   360
9572025    CAMARILLO                CA      93010   SFD        6.875      6.500      $  2,910.19   360
9572123    CAYUCOS                  CA      93430   SFD        6.875      6.500      $  2,236.24   300
9572884    SAG HARBOR               NY      11963   SFD        6.625      6.358      $  2,535.63   360
9573026    DALY CITY                CA      94015   SFD        6.875      6.500      $  2,102.17   360
9575661    NEWPORT COAST            CA      92657   SFD        6.750      6.483      $  3,242.99   360
9576691    THE SEA RANCH            CA      95497   SFD        6.875      6.500      $  4,270.04   360
9577922    MILL VALLEY              CA      94941   SFD        6.750      6.483      $  5,188.78   360
9578194    DEERFIELD                IL      60015   SFD        6.750      6.483      $  2,270.09   360
9579309    NAPERVILLE               IL      60540   SFD        7.000      6.500      $  4,906.61   360
9580197    HAUPPAUGE                NY      11788   SFD        6.750      6.483      $  2,485.75   360
9580900    WEST BLOOMFIELD          MI      48322   SFD        6.750      6.483      $  1,978.22   360
9581254    HARTLAND                 WI      53029   SFD        6.750      6.483      $  4,215.89   360
9582224    PORTLAND                 OR      97201   HCO        6.875      6.500      $  3,941.57   360
9582942    LAGUNA BEACH             CA      92651   SFD        6.750      6.483      $  3,664.58   360
9584841    NEWPORT BEACH            CA      92663   SFD        6.500      6.233      $  4,930.13   360
9585421    NAPERVILLE               IL      60565   SFD        6.750      6.483      $  2,811.67   360
9587082    CHARLESTOWN              MA      02129   SFD        7.125      6.500      $  3,968.90   240
9588207    BOONE                    IA      50036   SFD        6.750      6.483      $  3,787.81   360
9590345    MARCO ISLAND             FL      34145   HCO        6.625      6.358      $  3,197.71   360
9590594    LAGUNA HILLS             CA      92653   SFD        6.875      6.500      $  2,351.81   360
9591863    ISLAMORADA               FL      33036   SFD        7.000      6.500      $  2,694.48   360
9592361    STUDIO CITY              CA      91604   SFD        7.000      6.500      $  3,033.78   360
9592719    PACIFIC PALISADES        CA      90272   LCO        6.875      6.500      $  5,156.89   360
9594559    GLENCOE                  IL      60022   SFD        6.750      6.483      $  3,852.68   360
9595566    ESCONDIDO                CA      92026   SFD        6.750      6.483      $  2,242.53   360
9596476    SEATTLE                  WA      98112   SFD        6.625      6.358      $  6,403.10   360
9596707    LOS ANGELES              CA      90077   SFD        6.750      6.483      $  2,432.24   360
9596797    SANTA CLARA              CA      95050   SFD        6.625      6.358      $  3,275.19   360
9596990    LAGUNA NIGUEL            CA      92677   SFD        7.000      6.500      $  2,256.71   360
9597748    SAN JUAN CAPISTRA        CA      92675   SFD        6.625      6.358      $  4,488.58   360
9600081    LAGUNA NIGUEL            CA      92677   SFD        6.875      6.500      $  3,363.48   360
9601276    IRVINE                   CA      92602   SFD        7.000      6.500      $  3,562.46   360
9603776    ROSLYN HEIGHTS           NY      11577   SFD        6.750      6.483      $  3,080.84   360
9603812    S BARRINGTON             IL      60010   SFD        7.125      6.500      $  6,582.23   360
9603838    SIOUX FALLS              SD      57108   SFD        6.875      6.500      $  3,524.42   360
9604145    MCLEAN                   VA      22102   SFD        6.750      6.483      $  4,630.99   360
9604245    ATLANTA                  GA      30327   SFD        6.750      6.483      $  3,808.57   360
9605633    HILLSBOROUGH             CA      94010   SFD        6.875      6.500      $  5,583.89   360
9606892    LOS ANGELES              CA      90049   SFD        6.625      6.358      $  2,881.40   360
9607438    RIVER FOREST             IL      60305   SFD        7.500      6.500      $  3,272.32   360
9607877    SAN DIEGO                CA      92106   SFD        7.000      6.500      $  2,262.03   360
9608957    SCOTCH PLAINS            NJ      07076   SFD        6.750      6.483      $  2,334.95   360
9609276    WOODBINE                 MD      21797   SFD        6.875      6.500      $  2,732.82   360
9609408    POTOMAC                  MD      20854   SFD        6.750      6.483      $  2,626.82   360
9609691    BELLVUE                  WA      98004   SFD        6.750      6.483      $  2,626.82   360
9611613    BAYVILLE                 NY      11709   SFD        6.875      6.500      $  2,286.11   360
9613747    THOUSAND OAKS            CA      91362   SFD        6.875      6.500      $  2,989.03   360
9614408    FORT WORTH               TX      76110   SFD        6.875      6.500      $  2,414.87   360
9614548    SCARSDALE                NY      10583   SFD        7.000      6.500      $  3,259.98   360
9615106    LA CANADA                CA      91011   SFD        6.500      6.233      $  3,792.41   360
9615400    PLANTATION               FL      33317   SFD        6.500      6.233      $  2,307.05   360
9615426    RICHMOND                 TX      77469   SFD        6.500      6.233      $  3,697.60   360
9616119    BRIARCLIFF               NY      10510   SFD        6.500      6.233      $  3,548.01   360
9616491    JEFFERSON                OR      97352   SFD        6.875      6.500      $  5,855.86   360
9617105    CARLSBAD                 CA      92009   SFD        6.875      6.500      $  3,259.68   360
9618482    CEDAR RAPIDS             IA      52402   SFD        6.875      6.500      $  2,785.38   360
9619511    SAN FRANCISCO            CA      94112   SFD        7.000      6.500      $  2,295.29   360
9619696    LAGUNA BEACH             CA      92651   SFD        6.875      6.500      $  4,828.43   360
9620858    ESTES PARK               CO      80517   SFD        6.750      6.483      $  2,879.78   360
9621039    ALPHARETTA               GA      30022   SFD        7.000      6.500      $  2,820.88   360
9621372    REDONDO BEACH            CA      90278   SFD        6.875      6.500      $  4,048.32   360
9622363    BRIDGEWATER              NJ      08807   SFD        7.375      6.500      $  2,517.51   360
9622642    LAGUNA NIGUEL            CA      92677   SFD        7.000      6.500      $  4,420.94   360
9622692    VIENNA                   VA      22181   SFD        6.875      6.500      $  2,910.19   360
9625876    LAGUNA BEACH             CA      92651   SFD        7.000      6.500      $  5,621.81   360
9626249    MINNETONKA               MN      55345   SFD        6.875      6.500      $  2,207.28   360
9627954    INVERNESS                CA      94937   SFD        6.750      6.483      $  2,302.52   360
9628470    RICHARDSON               TX      75082   SFD        7.000      6.500      $  3,108.29   360
9631759    SAN JOSE                 CA      95138   SFD        6.875      6.500      $  4,040.11   360
9632049    SANTA MONICA             CA      90402   HCO        6.875      6.500      $  3,284.64   360
9632179    SAUKVILLE                WI      53095   SFD        6.625      6.358      $  2,346.10   360
9632370    MERCER ISLAND            WA      98040   SFD        6.875      6.500      $  5,262.00   360
9633845    SANTA PAULA              CA      93060   SFD        6.750      6.483      $  6,323.83   360
9635809    LA JOLLA                 CA      92037   SFD        6.875      6.500      $  2,660.56   360
9636833    WOODSBURGH               NY      11598   SFD        6.875      6.500      $  3,573.69   360
9638595    READINGTON TWSP.         NJ      08833   SFD        6.875      6.500      $  2,378.08   360
9638608    PHOENIX                  AZ      85018   SFD        7.125      6.500      $  3,790.34   360
9641123    WASHOE VALLEY            NV      89704   SFD        6.875      6.500      $  3,941.57   360
9641826    PASADENA                 CA      91107   SFD        6.625      6.358      $  3,521.71   360
9642206    LIBERTYVILLE             IL      60048   SFD        6.875      6.500      $  2,299.25   360
9642462    FAYETTEVILLE             GA      30215   SFD        6.500      6.233      $  2,444.84   360
9643466    SANTA BARBARA            CA      93110   SFD        6.500      6.233      $  3,691.28   360
9644766    NORTHRIDGE               CA      91326   SFD        7.375      6.500      $  2,541.68   360
9647935    ACAMPO                   CA      95220   SFD        7.250      6.500      $  3,197.70   360
9648285    ALBUQUERQUE              NM      87122   SFD        7.250      6.500      $  2,179.55   360
9651290    NOVATO                   CA      94945   SFD        7.250      6.500      $  2,182.96   360
9652219    ALPINE                   NJ      07620   SFD        7.000      6.500      $  6,433.48   360
9652233    CASTRO VALLEY            CA      94552   SFD        7.000      6.500      $  6,653.03   360
9653038    LADERA RANCH             CA      92694   SFD        7.000      6.500      $  2,720.42   360
9653302    CARMEL                   CA      93922   SFD        7.125      6.500      $  3,941.25   360
9653343    DANVILLE                 CA      94526   SFD        7.250      6.500      $  2,837.85   360
9653807    HASTINGS                 MN      55033   SFD        6.875      6.500      $  2,470.05   360
9654049    SAN JUAN CAPISTRA        CA      92675   SFD        6.875      6.500      $  4,472.48   300
9654078    TUSTIN                   CA      92782   SFD        7.000      6.500      $  2,346.51   300
9655163    COLORADO SPRINGS         CO      80919   SFD        7.000      6.500      $  3,238.89   360
9656520    MONETA                   VA      24121   SFD        6.875      6.500      $  2,627.72   360
9657964    MONTE SERENO             CA      95030   SFD        6.750      6.483      $  3,405.14   360
9658443    SAN FRANCISCO            CA      94127   SFD        6.750      6.483      $  2,464.67   360
9658517    WILMINGTON               DE      19806   SFD        7.125      6.500      $  2,088.53   360
9658745    ROCKVILLE                MD      20853   SFD        7.000      6.500      $  3,299.90   360
9659408    FORT COLLINS             CO      80524   SFD        7.250      6.500      $  3,492.74   360
9659512    SANTA MONICA             CA      90402   SFD        6.875      6.500      $  3,941.57   360
9660218    NAPA                     CA      94558   SFD        6.750      6.483      $  5,577.94   360
9660505    PEBBLE BEACH             CA      93953   SFD        7.000      6.500      $  2,511.52   360
9660856    OCEAN CITY               NJ      08226   LCO        7.250      6.500      $  3,090.26   360
9661630    SIOUX CITY               IA      51108   SFD        7.250      6.500      $  2,319.40   360
9661757    SAN JUAN CAPISTRA        CA      92675   SFD        6.750      6.483      $  3,726.20   360
9661915    SARATOGA                 CA      95070   SFD        7.000      6.500      $  2,661.21   360
9662173    ALTADENA                 CA      91001   SFD        7.125      6.500      $  2,411.91   360
9662433    HUNTINGTON BEACH         CA      92649   SFD        7.250      6.500      $  3,410.88   360
9662629    MONTAUK                  NY      11954   SFD        6.875      6.500      $  2,036.48   360
9662743    SANTA CLARITA            CA      91387   SFD        7.250      6.500      $  3,339.25   360
9663042    MURRIETA                 CA      92562   SFD        6.625      6.358      $  2,942.23   360
9663256    ARDMORE                  OK      73401   SFD        7.250      6.500      $  2,965.69   360
9663829    SILVER SPRING            MD      20904   SFD        7.250      6.500      $  2,387.62   360
9663944    ROCKVILLE                MD      20853   SFD        7.375      6.500      $  2,403.55   360
9664129    CORONA DEL MAR           CA      92625   LCO        6.750      6.483      $  2,523.05   360
9664143    ARMONK                   NY      10504   SFD        7.250      6.500      $  5,730.28   360
9664824    GLENDALE                 CA      91208   SFD        6.875      6.500      $  2,075.90   360
9664869    SANTA BARBARA            CA      93111   SFD        6.750      6.483      $  4,378.04   360
9664935    SAN JOSE                 CA      95130   SFD        6.750      6.483      $  2,334.95   360
9664948    SAN CARLOS               CA      94070   SFD        6.625      6.358      $  3,201.56   360
9665067    OLNEY                    MD      20832   SFD        7.000      6.500      $  2,863.46   360
9665316    PLACERVILLE              CA      95667   SFD        7.500      6.500      $  2,237.49   360
9668687    LA VERNE                 CA      91750   SFD        6.875      6.500      $  2,272.97   360
9669223    BETHESDA                 MD      20814   SFD        6.875      6.500      $  2,259.84   360
9669247    LAGUNA HILLS             CA      92653   SFD        6.750      6.483      $  3,697.01   360
9669375    SEDONA                   AZ      86336   SFD        6.750      6.483      $  6,485.98   360
9670212    FREDERICK                MD      21704   SFD        7.250      6.500      $  2,281.20   360
9670315    DEL MAR                  CA      92014   MF2        7.125      6.500      $  5,389.75   360
9671092    VENTURA                  CA      93003   SFD        7.625      6.500      $  2,252.20   360
9671241    WOODINVILLE              WA      98072   SFD        7.000      6.500      $  2,794.27   360
9671370    UNION CITY               CA      94587   SFD        6.875      6.500      $  2,029.91   360
9671495    LAFAYETTE                CA      94549   SFD        6.750      6.483      $  3,813.76   360
9672489    SAN CLEMENTE             CA      92673   SFD        7.000      6.500      $  2,900.72   360
9673360    RENO                     NV      89511   SFD        6.875      6.500      $  2,299.25   360
9673480    GREAT FALLS              VA      22066   SFD        7.000      6.500      $  2,937.98   360
9674460    LAGUNA BEACH             CA      92651   SFD        6.875      6.500      $  2,956.18   360
9674976    ALDIE                    VA      20105   SFD        6.750      6.483      $  3,631.83   360
9675031    FAIRFAX STATION          VA      22039   SFD        6.875      6.500      $  4,138.65   360
9675134    GRAFTON                  WI      53024   SFD        7.000      6.500      $  3,326.51   360
9675239    WILMETTE                 IL      60091   SFD        6.875      6.500      $  4,532.81   360
9675635    GREENWOOD VILLAGE        CO      80121   SFD        7.125      6.500      $  4,042.31   360
9676145    OAKLAND                  CA      94619   SFD        6.875      6.500      $  2,207.28   360
9676782    SCOTTSDALE               AZ      85260   SFD        6.750      6.483      $  3,429.46   360
9677172    EDEN PRAIRIE             MN      55347   SFD        6.875      6.500      $  2,627.72   360
9677392    TRACY                    CA      95304   SFD        6.750      6.483      $  3,078.25   360
9677519    PACIFIC GROVE            CA      93950   SFD        6.750      6.483      $  2,419.27   360
9677525    INCLINE VILLAGE          NV      89451   SFD        7.125      6.500      $  3,368.59   360
9677650    LA JOLLA                 CA      92037   SFD        7.000      6.500      $  3,160.19   360
9677813    SAN CLEMENTE             CA      92672   SFD        6.750      6.483      $  3,145.70   360
9677931    GREENFIELD               MN      55357   SFD        6.750      6.483      $  2,589.20   360
9678047    CORONA DEL MAR           CA      92625   SFD        6.750      6.483      $  2,927.40   240
9678089    WILMINGTON               NC      28411   SFD        6.750      6.483      $  2,399.49   360
9678183    SCOTTSDALE               AZ      85255   SFD        6.875      6.500      $  2,128.45   360
9678259    CARLSBAD                 CA      92009   SFD        6.750      6.483      $  2,753.30   360
9678308    PACIFIC PALISADES        CA      90272   LCO        7.125      6.500      $  5,187.63   360
9678318    SEASIDE                  CA      93955   SFD        6.750      6.483      $  2,578.18   360
9678376    SANTA MONICA             CA      90405   SFD        6.750      6.483      $  2,594.39   360
9678432    CORTE MADERA             CA      94925   SFD        6.750      6.483      $  2,717.63   360
9678434    NOVATO                   CA      94947   SFD        6.750      6.483      $  3,132.73   360
9678451    ORANGE                   CA      92869   SFD        6.875      6.500      $  4,270.04   360
9678513    SAN CLEMENTE             CA      92672   SFD        6.625      6.358      $  3,265.59   360
9678518    MALIBU                   CA      90265   SFD        6.750      6.483      $  3,794.30   360
9678726    NAPA                     CA      94558   SFD        6.875      6.500      $  6,569.29   360
9678749    PLEASANTON               CA      94566   SFD        6.875      6.500      $  2,824.79   360
9679026    MEDIA                    PA      19063   SFD        7.000      6.500      $  2,794.27   360
9679072    PRINCETON                NJ      08540   SFD        7.000      6.500      $  2,328.56   360
9679206    CLARKSVILLE              MD      21029   SFD        7.000      6.500      $  2,980.56   360
9679282    POTOMAC                  MD      20854   SFD        7.000      6.500      $  6,386.90   360
9679591    FAIRVIEW                 TX      75069   SFD        6.625      6.358      $  2,687.55   360
9679772    WESTFIELD                NJ      07090   SFD        6.875      6.500      $  3,613.11   360
9679825    MILFORD                  MI      48380   SFD        7.000      6.500      $  2,874.11   360
9679859    ALBUQUERQUE              NM      87114   SFD        6.875      6.500      $  4,270.04   360
9679997    HIDDEN HILLS             CA      91302   SFD        6.875      6.500      $  4,270.04   360
9680288    NEWTON                   MA      02459   SFD        6.625      6.358      $  3,201.56   360
9680307    SAMMAMISH                WA      98074   SFD        6.875      6.500      $  2,181.00   360
9680384    MONTEREY                 CA      93940   SFD        6.750      6.483      $  2,315.50   360
9680433    NEWPORT BEACH            CA      92660   SFD        6.750      6.483      $  6,485.98   360
9680449    OAK PARK                 CA      91377   SFD        6.875      6.500      $  3,944.86   360
9680520    MEMPHIS                  TN      38104   SFD        7.000      6.500      $  3,559.37   360
9680787    SEATTLE                  WA      98112   SFD        6.875      6.500      $  2,187.57   360
9680867    NEWPORT BEACH            CA      92660   SFD        6.875      6.500      $  3,186.10   360
9680881    CARLSBAD                 CA      92009   SFD        6.875      6.500      $  5,518.20   360
9681278    HARPSWELL                ME      04079   SFD        6.625      6.358      $  3,201.56   360
9681439    SEAL BEACH               CA      90740   SFD        6.875      6.500      $  3,389.75   360
9681788    LAGUNA HILLS             CA      92653   SFD        6.875      6.500      $  3,069.17   360
9681804    SAN JOSE                 CA      95138   SFD        6.875      6.500      $  4,972.95   360
9681948    MARIETTA                 GA      30068   SFD        6.875      6.500      $  6,405.06   360
9682042    PLANO                    TX      75093   SFD        6.875      6.500      $  3,494.86   360
9682450    ROLLING HILLS            CA      90275   SFD        6.875      6.500      $  6,569.29   360
9682784    SARATOGA                 CA      95070   SFD        6.875      6.500      $  2,890.49   360
9682926    SAN DIEGO                CA      92130   SFD        7.000      6.500      $  3,326.51   360
9683247    SOLANA BEACH             CA      92075   SFD        6.750      6.483      $  6,469.77   360
9683913    AMES                     IA      50014   SFD        7.250      6.500      $  3,738.33   360
9683962    ASPEN                    CO      81611   LCO        7.125      6.500      $  5,052.89   360
9684162    ALBUQUERQUE              NM      87122   SFD        6.875      6.500      $  3,514.57   360
9684230    ROGERS                   MN      55374   SFD        7.500      6.500      $  2,768.89   360
9685408    OJAI AREA                CA      93022   SFD        7.000      6.500      $  3,090.33   360
9686917    OAKLAND                  CA      94603   SFD        7.000      6.500      $  2,095.70   360
9687461    PRINCETON                NJ      08540   SFD        6.875      6.500      $  2,726.25   360
9687570    NORTH OAKS               MN      55127   SFD        6.875      6.500      $  2,778.81   360
9689540    KENOSHA                  WI      53144   SFD        6.875      6.500      $  3,074.43   360
9689713    ANAHEIM                  CA      92808   SFD        6.875      6.500      $  2,351.81   360
9690262    NEWTON                   MA      02460   SFD        7.125      6.500      $  2,818.15   240
9690264    WILMINGTON               DE      19803   SFD        6.875      6.500      $  4,335.73   360
9690292    SEA ISLE CITY            NJ      08243   LCO        7.125      6.500      $  2,031.26   360
9690411    BERWYN                   PA      19312   SFD        6.875      6.500      $  2,381.37   360
9691307    CALABASAS                CA      91302   SFD        7.375      6.500      $  2,435.32   360
9692799    CAPE MAY POINT           NJ      08212   SFD        7.250      6.500      $  4,093.06   360
9693538    TOWACO                   NJ      07082   SFD        7.125      6.500      $  3,604.39   360
9694699    SAN FRANCISCO            CA      94123   LCO        6.875      6.500      $  3,284.64   360
9694716    NEWPORT BEACH            CA      92660   SFD        6.625      6.358      $  2,618.87   360
9695159    COPPELL                  TX      75019   SFD        6.750      6.483      $  2,648.87   360
9696249    FAIRFAX STATION          VA      22039   SFD        6.500      6.233      $  6,004.65   360
9696439    NEW LENOX                IL      60451   SFD        7.250      6.500      $  3,390.42   360
9696811    HAWTHORN WOODS           IL      60047   SFD        6.375      6.108      $  2,344.50   360
9697181    SHOREWOOD                WI      53211   SFD        7.375      6.500      $  2,154.91   360
9697512    BETHESDA                 MD      20817   SFD        6.750      6.483      $  2,594.39   360
9698156    NORTH READING            MA      01864   SFD        7.125      6.500      $  2,196.32   360
9698688    SAN DIEGO                CA      92121   SFD        7.375      6.500      $  2,313.76   360
9698829    VALLEJO                  CA      94591   SFD        7.000      6.500      $  2,065.43   360
9698840    GLEN ROCK                NJ      07452   SFD        7.250      6.500      $  2,728.71   360
9699191    MINNEAPOLIS              MN      55408   SFD        7.000      6.500      $  2,565.41   360
9699512    LAS FLORES AREA          CA      92688   SFD        6.875      6.500      $  2,220.42   360
9700182    NEWPORT BEACH            CA      92663   SFD        7.000      6.500      $  4,078.30   360
9700198    SAN FRANCISCO            CA      94132   SFD        6.750      6.483      $  2,211.72   360
9700401    MARTINSVILLE             NJ      08836   SFD        7.000      6.500      $  2,395.09   360
9700453    CORRALES                 NM      87048   SFD        7.000      6.500      $  3,725.69   360
9700506    SALINAS                  CA      93908   SFD        7.000      6.500      $  3,027.13   360
9700524    LOS ANGELES              CA      90049   LCO        7.000      6.500      $  3,379.74   360
9700533    NEWPORT BEACH            CA      92625   SFD        7.000      6.500      $  2,395.09   360
9700593    LAKEWOOD                 WA      98498   SFD        6.500      6.233      $  4,222.21   360
9700660    SANTA BARBARA            CA      93103   SFD        7.000      6.500      $  2,528.15   360
9701477    GRANITE BAY              CA      95746   SFD        6.875      6.500      $  3,071.25   240
9702996    WASHINGTON               DC      20011   SFD        7.250      6.500      $  2,728.71   360
9703237    SANTA ANA                CA      92705   SFD        7.125      6.500      $  2,730.08   240
9703427    DANVERS                  MA      01923   SFD        7.250      6.500      $  3,410.88   360
9706819    LONG BEACH               CA      90802   LCO        7.375      6.500      $  2,199.11   360
9706827    ATHERTON                 CA      94027   SFD        6.750      6.483      $  4,215.89   360
9707202    WASHINGTON               DC      20008   LCO        7.375      6.500      $  3,425.75   360
9707211    CARMICHAEL               CA      95608   SFD        7.250      6.500      $  3,547.32   360
9708117    HOUSTON                  TX      77059   SFD        7.000      6.500      $  3,065.71   360
9708285    MONTARA                  CA      94037   SFD        6.875      6.500      $  3,803.62   360
9708336    WINDERMERE               FL      34786   SFD        7.000      6.500      $  4,957.17   360
9710190    LONGMONT                 CO      80503   SFD        7.500      6.500      $  2,824.83   360
9711918    MILLERSVILLE             MD      21108   SFD        7.250      6.500      $  2,455.83   360
9712082    WASHINGTON               DC      20015   SFD        7.250      6.500      $  2,510.41   360
9712998    SAN FRANCISCO            CA      94123   SFD        7.250      6.500      $  6,821.76   360
9713458    SAN DIEGO                CA      92131   SFD        7.250      6.500      $  2,411.49   360
9713954    BETHESDA                 MD      20817   SFD        7.250      6.500      $  3,902.05   360
9714084    YORBA LINDA              CA      92886   SFD        7.125      6.500      $  2,977.84   360
9714699    DEDHAM                   MA      02026   SFD        7.250      6.500      $  6,139.59   360
9717189    ZEPHYR COVE              NV      89448   SFD        7.125      6.500      $  2,391.70   360
9717221    SAN DIEGO                CA      92130   SFD        7.000      6.500      $  2,328.56   360
9717299    VENTURA                  CA      93001   SFD        6.875      6.500      $  2,739.39   360
9718018    WARREN TOWNSHIP          NJ      07059   SFD        7.000      6.500      $  2,741.05   360
9718315    ATLANTA                  GA      30342   SFD        7.000      6.500      $  2,993.86   360
9718495    BROOMFIELD               CO      80002   SFD        7.125      6.500      $  2,457.73   360
9719692    POMONA                   NY      10970   SFD        7.000      6.500      $  2,634.60   360
9719928    LADERA RANCH             CA      92694   SFD        7.125      6.500      $  2,344.54   360
9719981    LONG BEACH               CA      90804   MF2        7.375      6.500      $  3,453.38   360
9720289    NAPA                     CA      94558   SFD        7.000      6.500      $  4,324.47   360
9720298    DOYLESTOWN               PA      18901   SFD        7.125      6.500      $  2,306.81   360
9720423    MIDLOTHIAN               VA      23113   SFD        7.000      6.500      $  3,722.70   360
9721250    NOVATO                   CA      94945   SFD        6.625      6.358      $  2,625.28   360
9722137    KNIGHTS VALLEY           CA      94515   SFD        7.375      6.500      $ 10,360.13   360
9722214    FORT WORTH               TX      76107   SFD        6.750      6.483      $  2,854.48   360
9722368    SAN FRANCSICO            CA      94114   LCO        6.875      6.500      $  2,791.95   360
9722577    EDINA                    MN      55555   SFD        7.250      6.500      $  4,434.15   360
9722788    OAKDALE                  CA      95361   SFD        6.750      6.483      $  2,620.34   360
9722833    BEVERLY HILLS            CA      90210   SFD        7.375      6.500      $  5,801.67   360
9723060    BERKELEY                 CA      94703   SFD        7.000      6.500      $  2,453.64   360
9723199    CHANHASSEN               MN      55317   SFD        6.875      6.500      $  2,191.51   360
9723525    GILROY                   CA      95020   SFD        7.125      6.500      $  2,694.87   360
9723530    PUTNAM VALLEY            NY      10579   SFD        7.000      6.500      $  4,490.79   360
9723734    LOS ANGELES              CA      90066   SFD        6.875      6.500      $  2,653.99   360
9723883    SANTA CRUZ               CA      95060   SFD        7.000      6.500      $  2,910.70   360
9723965    STUDIO CITY              CA      91604   SFD        7.000      6.500      $  2,727.74   360
9724517    HOUSTON                  TX      77057   SFD        7.000      6.500      $  3,152.87   360
9724614    SAN FRANCISCO            CA      94121   MF2        6.750      6.483      $  4,215.16   360
9724727    BOZEMAN                  MT      59715   SFD        6.875      6.500      $  2,573.85   360
9725603    SAN FRANCISCO            CA      94116   SFD        7.250      6.500      $  3,110.72   360
9725715    GLENDALE                 CA      91206   SFD        7.125      6.500      $  3,034.43   360
9725875    TORRANCE                 CA      90503   SFD        7.000      6.500      $  2,983.22   360
9725887    SACRAMENTO               CA      95829   SFD        7.000      6.500      $  2,767.66   360
9725953    LOS ANGELES              CA      90027   SFD        7.375      6.500      $  4,105.37   360
9726061    BETHESDA                 MD      20814   SFD        6.750      6.483      $  3,242.99   360
9726339    WELCOME                  MD      20693   SFD        6.625      6.358      $  2,145.04   360
9726911    SOQUEL                   CA      95073   SFD        6.875      6.500      $  3,264.94   360
9727071    POTOMAC                  MD      20854   SFD        6.875      6.500      $  4,270.04   360
9727151    RUMSON                   NJ      07760   SFD        7.125      6.500      $  3,780.91   360
9727204    FOSTER CITY              CA      94404   SFD        7.250      6.500      $  3,978.45   360
9728094    ANAHEIM                  CA      92808   SFD        6.875      6.500      $  3,517.20   360
9728113    BURBANK                  CA      91505   SFD        7.500      6.500      $  2,209.52   360
9728129    CENTERPORT               NY      11721   SFD        7.000      6.500      $  2,894.07   360
9728246    CLIFTON                  VA      20124   SFD        7.000      6.500      $  3,392.78   360
9728777    FOXBORO                  MA      02035   SFD        7.500      6.500      $  3,132.48   360
9729524    GLENDALE                 CA      91208   SFD        7.500      6.500      $  2,712.95   360
9730057    GREENSBORO               NC      27455   SFD        7.000      6.500      $  3,033.78   360
9730545    MALVERN                  PA      19355   SFD        7.250      6.500      $  2,578.63   360
9730784    LONG BEACH               CA      90803   MF2        7.125      6.500      $  2,876.78   360
9731100    GREENSBORO               NC      27401   SFD        7.125      6.500      $  2,527.79   360
9731487    ELLISON BAY              WI      54210   SFD        7.125      6.500      $  2,465.81   360
9732042    SANTA BARBARA            CA      93108   SFD        7.000      6.500      $  6,653.03   360
9732239    SANTA BARBARA            CA      93105   SFD        7.250      6.500      $  4,387.25   360
9732240    AUSTIN                   TX      78756   SFD        7.125      6.500      $  2,048.10   360
9732818    AUSTIN                   TX      78733   SFD        7.000      6.500      $  2,128.97   360
9732833    ALAMO                    CA      94507   SFD        7.125      6.500      $  4,547.60   360
9733520    ATLANTA                  GA      30308   LCO        6.875      6.500      $  3,284.64   360
9733775    REDONDO BEACH            CA      90278   SFD        7.000      6.500      $  2,075.74   360
9733806    LOS ANGELES              CA      90272   SFD        7.125      6.500      $  3,155.02   360
9733956    CLAREMONT                CA      91711   SFD        7.125      6.500      $  2,694.87   360
9734315    SUNNYVALE                CA      94087   SFD        7.125      6.500      $  2,526.44   360
9734532    LAS VEGAS                NV      89120   SFD        7.125      6.500      $  6,737.19   360
9734637    OCEAN CITY               NJ      08226   LCO        7.250      6.500      $  2,182.28   360
9734645    ARCADIA                  CA      91006   SFD        6.750      6.483      $  3,891.59   360
9734718    COLORADO SPRINGS         CO      80904   SFD        6.875      6.500      $  2,102.17   360
9734817    PLEASANT HILL            CA      94523   SFD        7.125      6.500      $  3,007.48   360
9735751    SAUSALITO                CA      94965   SFD        7.000      6.500      $  2,328.56   360
9735987    SUNNYVALE                CA      94086   SFD        7.000      6.500      $  2,288.64   360
9736995    LONG BEACH               NY      11561   SFD        6.750      6.483      $  2,594.39   360
9737036    ELMHURST                 IL      60126   SFD        7.000      6.500      $  2,625.95   360
9737890    LOS ALTOS                CA      94024   SFD        7.000      6.500      $  4,324.47   360
9738049    ATLANTIC HIGHLAND        NJ      07716   SFD        7.250      6.500      $  3,001.58   360
9738743    SCOTTSDALE               AZ      85259   SFD        7.250      6.500      $  2,849.11   360
9738817    SANTA CRUZ               CA      95062   SFD        7.125      6.500      $  2,492.76   360
9739646    WARRENTON                VA      20187   SFD        7.125      6.500      $  2,398.44   360
9739836    GREENVILLE               DE      19807   SFD        6.875      6.500      $  3,416.03   360
9739842    SAN CLEMENTE             CA      92672   SFD        7.000      6.500      $  4,121.55   360
9740781    EL CAJON                 CA      92019   SFD        7.000      6.500      $  2,208.80   360
9740900    EL DORADO HILLS          CA      95762   SFD        7.125      6.500      $  2,863.30   360
9741359    OAK PARK                 CA      91377   SFD        6.375      6.108      $  2,302.08   360
9741427    BOULDER CREEK            CA      95006   SFD        7.125      6.500      $  2,998.05   360
9742056    SKILLMAN                 NJ      08558   SFD        7.125      6.500      $  3,099.11   360
9742097    LOS ANGELES              CA      90064   SFD        7.000      6.500      $  4,324.47   360
9742271    SOLANA BEACH             CA      92075   SFD        6.875      6.500      $  6,319.66   360
9742446    PALM HARBOR              FL      34685   SFD        7.250      6.500      $  2,339.18   360
9743252    THOUSAND OAKS            CA      91320   SFD        6.875      6.500      $  2,535.69   360
9743964    COTO DE CAZA             CA      92679   SFD        7.250      6.500      $  4,434.15   360
9743991    BUCKLEY                  WA      98321   SFD        7.250      6.500      $  3,165.30   360
9744393    WOODACRE                 CA      94973   SFD        7.250      6.500      $  2,442.19   360
9745482    MILTON                   MA      02186   SFD        6.875      6.500      $  3,613.11   360
9747335    CORONA                   CA      92882   SFD        7.250      6.500      $  2,885.61   360
9749690    SARATOGA                 CA      95070   SFD        7.000      6.500      $  5,089.56   360
9750547    WASHINGTON               DC      20002   SFD        6.875      6.500      $  3,148.00   360
9750923    MARINA DEL REY           CA      90292   SFD        7.125      6.500      $  6,063.47   360
9751620    TUPELO                   MS      38804   SFD        7.125      6.500      $  2,179.48   360
9752056    HIGHLAND PARK            IL      60035   SFD        7.375      6.500      $  3,411.94   360
9752515    AFTON                    MN      55001   SFD        6.625      6.358      $  4,161.70   360
9752745    CEDAR RAPIDS             IA      52403   SFD        6.875      6.500      $  4,059.82   360
9752906    GREEN OAKS               IL      60048   SFD        7.125      6.500      $  3,092.14   240
9753114    SAN DIEGO                CA      92103   SFD        6.750      6.483      $  2,607.36   360
9754221    NORTH HUGO               MN      55110   SFD        7.250      6.500      $  3,001.58   360
9754355    LITTLETON                CO      80127   SFD        6.875      6.500      $  5,402.58   360
9754503    BURBANK                  CA      91505   SFD        7.250      6.500      $  2,387.62   360
9754913    ALAMO                    CA      94507   SFD        6.750      6.483      $  3,567.29   360
9754986    CORTE MADERA             CA      94925   SFD        7.000      6.500      $  3,725.69   360
9756838    UNIVERSITY PARK          TX      75225   SFD        7.000      6.500      $  3,459.57   360
9756984    CLIVE                    IA      50325   SFD        6.750      6.483      $  2,724.11   360
9757723    GLENWOOD                 MD      21738   SFD        7.000      6.500      $  3,326.51   360
9758154    GATES MILLS              OH      44040   SFD        6.750      6.483      $  5,240.67   360
9758610    DANVILLE                 CA      94506   SFD        7.000      6.500      $  3,825.49   360
9759275    BOXFORD                  MA      01921   SFD        7.250      6.500      $  2,640.02   360
9761259    ROLLING HILLS            CA      90274   SFD        6.875      6.500      $  2,397.79   360
9761286    SANTA MARIA              CA      93455   SFD        7.000      6.500      $  3,505.39   360
9761738    AURORA                   CO      80014   SFD        7.125      6.500      $  3,449.44   360
9761944    BLOOMFIELD HILLS         MI      48302   SFD        7.250      6.500      $  3,552.09   360
9762116    FALLS CHURCH             VA      22046   SFD        7.125      6.500      $  2,425.39   360
9762393    MEDINA                   MN      55391   SFD        6.875      6.500      $  4,467.12   360
9763016    COLORADO SPRINGS         CO      80906   SFD        7.000      6.500      $  2,195.50   360
9763357    GOLETA                   CA      93117   SFD        6.875      6.500      $  2,706.55   360
9763789    SANTA BARBARA            CA      93108   SFD        6.875      6.500      $  3,455.45   360
9763973    AUSTIN                   TX      78703   SFD        7.500      6.500      $  6,908.24   360
9764710    SAN RAFAEL               CA      94901   SFD        7.000      6.500      $  4,231.32   360
9764721    MANHATTAN BEACH          CA      90266   SFD        6.750      6.483      $  4,086.17   360
9764795    SAN MATEO                CA      94402   SFD        6.875      6.500      $  4,270.04   360
9765142    ARLINGTON                VA      22207   SFD        7.125      6.500      $  2,909.79   360
9765221    ARLINGTON                VA      22201   SFD        7.250      6.500      $  3,219.87   360
9766121    EDISON TOWNSHIP          NJ      08820   SFD        7.375      6.500      $  2,420.07   360
9867238    GREAT FALLS              VA      22066   SFD        6.625      6.358      $  2,401.17   360
9867668    VALLEY COTTAGE           NY      10989   SFD        6.750      6.483      $  2,056.06   360
9869586    ORONOCO                  MN      55960   SFD        6.500      6.233      $  2,243.21   360
9870073    SAN DIEGO                CA      92109   SFD        7.000      6.500      $  2,548.11   360
9871400    TRABUCO CANYON           CA      92679   SFD        6.750      6.483      $  2,075.52   360
9871673    NEW YORK                 NY      10022   SFD        6.875      6.500      $  5,071.50   360
9872480    MORRISTOWN               NJ      07960   SFD        6.875      6.500      $  2,817.27   360
9873959    SHERMAN OAKS             CA      91403   SFD        7.000      6.500      $  3,592.64   360
9874562    DANIELS                  WV      25832   SFD        6.875      6.500      $  2,378.08   360
9883552    HALF MOON BAY            CA      94019   SFD        6.750      6.483      $  2,399.82   360
9886420    LEXINGTON                KY      40505   SFD        7.375      6.500      $  3,082.14   360
9888242    COTO DE CAZA             CA      92679   SFD        7.125      6.500      $  2,863.31   360
9888359    HIGHLAND BEACH           FL      33487   LCO        7.750      6.500      $  2,576.22   360
9892201    KINNELON                 NJ      07405   SFD        6.625      6.358      $  2,945.44   360
9893774    HIGHLAND VILLAGE         TX      75077   SFD        6.750      6.483      $  4,436.42   360
9894764    ENCINITAS                CA      92024   SFD        7.125      6.500      $  3,510.08   360
9895896    THE WOODLANDS            TX      77382   SFD        7.125      6.500      $  2,692.18   360
9896505    LA CANADA FLINTRIDGE     CA      91011   SFD        7.000      6.500      $  4,324.47   360
9900267    NEW YORK                 NY      10022   COP        6.875      6.500      $  2,562.03   360
9901734    LEE'S SUMMIT             MO      64081   SFD        6.875      6.500      $  4,270.04   360
9902753    SQUARE                   PA      19073   SFD        6.750      6.483      $  3,126.28   360
9903752    ANDOVER                  MA      01810   SFD        6.875      6.500      $  5,518.21   360
9904292    LOS GATOS                CA      95032   SFD        6.875      6.500      $  4,598.50   360
9905172    BLUEMONT                 VA      20135   SFD        7.375      6.500      $  2,281.30   360
9905494    BARRINGTON               IL      60010   SFD        7.750      6.500      $  3,223.86   360
9905612    HAYMARKET                VA      20169   SFD        7.125      6.500      $  2,608.30   360
9906409    LA CROSSE                WI      54603   SFD        7.375      6.500      $  2,265.41   360
9906887    SAN MATEO                CA      94403   SFD        6.875      6.500      $  3,032.87   240
9907143    ALEXANDRIA               VA      22314   PUD        7.125      6.500      $  3,206.90   360
9907273    AURORA                   OR      97002   SFD        7.375      6.500      $  2,113.47   360
9909502    LARCHMONT                NY      10538   SFD        6.875      6.500      $  2,791.95   360
9910197    HOUSTON                  TX      77019   SFD        7.750      6.500      $  8,955.16   360
9910806    LA CANADA FLINTRIDGE     CA      91011   SFD        7.000      6.500      $  2,794.28   360
9910986    AMBLER                   PA      19002   SFD        7.375      6.500      $  2,924.32   360
9911074    SANDY                    UT      84093   LCO        7.375      6.500      $  3,204.74   360
9911515    TIMONIUM                 MD      21093   SFD        7.500      6.500      $  3,169.89   360
9911577    LORTON                   VA      22079   SFD        6.750      6.483      $  2,075.51   360
9911903    PRINCETON                NJ      08540   LCO        7.000      6.500      $  2,980.56   360
9913183    LAKE ELMO                MN      55042   SFD        7.000      6.500      $  3,958.55   360
9913460    LONG VALLEY              NJ      07853   SFD        6.875      6.500      $  2,668.33   360
9914409    WOODBURY                 NY      11797   SFD        7.375      6.500      $  2,641.83   360
9914980    BUSHKILL TOWNSHIP        PA      18064   SFD        7.375      6.500      $  3,453.38   360
9915213    PALM CITY                FL      34990   PUD        6.250      5.983      $  2,234.14   360
9916087    ALTADENA                 CA      91001   SFD        7.125      6.500      $  2,748.78   360
9917725    VERONA                   NJ      07044   SFD        7.000      6.500      $  2,328.56   360
9918064    ARVADA                   CO      80007   SFD        7.500      6.500      $  2,342.37   360
9918714    COMMERCE TOWNSHIP        MI      48382   SFD        7.875      6.500      $  1,450.14   360
9920247    NORWALK                  CT      06851   SFD        7.250      6.500      $  2,390.35   360
9920821    COLLEYVILLE              TX      76034   SFD        6.750      6.483      $  2,573.64   360
9921415    SARATOGA                 CA      95070   SFD        7.125      6.500      $  3,190.06   360
9921943    UNIVERSITY PARK          TX      75205   SFD        7.125      6.500      $  2,054.84   360
9922248    ROSLYN                   NY      11576   SFD        7.125      6.500      $  3,685.24   360
9922959    LEESBURG                 VA      20176   SFD        7.000      6.500      $  2,890.28   360
9923187    OAK HILL                 VA      20171   SFD        6.875      6.500      $  2,627.72   360
9923828    WACCABUC                 NY      10597   SFD        7.125      6.500      $  6,737.19   360
9924433    LA CO PALOS VERDES       CA      90274   SFD        6.875      6.500      $  2,463.49   360
9924475    STILWELL                 KS      66085   SFD        7.750      6.500      $  3,469.58   360
9925090    PORTLAND                 OR      97201   SFD        7.500      6.500      $  3,146.47   360
9925248    JACKSONVILLE             FL      32217   SFD        6.750      6.483      $  2,270.09   360
9925482    WILLIAMSBURG             VA      23185   SFD        6.875      6.500      $  3,218.95   360
9925742    FALLS CHURCH             VA      22043   SFD        7.125      6.500      $  2,054.85   360
9927058    SPRING VALLEY            CA      91977   SFD        7.250      6.500      $  1,790.71   360
9927806    WEBSTER GROVES           MO      63119   SFD        6.875      6.500      $  2,299.25   360
9927970    SAN JOSE                 CA      95121   SFD        7.125      6.500      $  2,526.45   360
9928543    RESTON                   VA      20194   PUD        7.250      6.500      $  3,827.01   360
9929266    VACAVILLE                CA      95688   SFD        7.125      6.500      $  2,856.57   360
9929274    SANTA CRUZ               CA      95060   SFD        7.625      6.500      $  2,434.81   360
9929323    SMITHTOWN                NY      11787   SFD        7.375      6.500      $  2,762.70   360
9929461    SEATTLE                  WA      98105   SFD        7.250      6.500      $  3,410.89   360
9929982    BELLMORE                 NY      11710   SFD        7.625      6.500      $  2,831.17   360
9930235    ROSEVILLE                CA      95747   SFD        7.250      6.500      $  2,561.23   360
9930273    OAK HILL                 VA      20171   PUD        6.875      6.500      $  2,018.09   360
9930679    ALPHARETTA               GA      30005   SFD        6.750      6.483      $  2,065.79   360
9931303    LEWES                    DE      19958   SFD        7.000      6.500      $  2,002.57   360
9932642    SCOTTSDALE               AZ      85255   PUD        6.750      6.483      $  2,918.69   360
9933468    NEW ROCHELLE             NY      10801   SFD        7.250      6.500      $  3,410.88   360
9933667    WESTMINSTER              CO      80234   SFD        6.750      6.483      $  3,466.76   360
9933772    SAN DIEGO                CA      92109   SFD        7.250      6.500      $  4,434.15   360
9934059    BELLEVUE                 WA      98006   SFD        7.500      6.500      $  6,992.15   360
9935176    SCOTTSDALE               AZ      85259   SFD        6.750      6.483      $  2,359.28   360
9935622    LA CRESCENTA             CA      91214   SFD        6.875      6.500      $  2,537.39   360
9936316    MANHASSET                NY      11030   SFD        7.125      6.500      $  2,054.85   360
9937386    VALLEY VILLAGE           CA      91607   SFD        7.250      6.500      $  2,558.16   360
9937662    EDGEWATER                MD      21037   SFD        7.125      6.500      $  2,111.44   360
9938361    ANNAPOLIS                MD      21403   SFD        7.500      6.500      $  3,496.07   360
9938397    YORK                     PA      17406   SFD        6.750      6.483      $  2,023.63   360
9939073    TAHOE CITY               CA      96145   SFD        7.250      6.500      $  2,728.71   360
9939370    RANDOLPH                 NJ      07869   SFD        7.125      6.500      $  2,108.74   360
9941031    GOLETA                   CA      93117   SFD        6.875      6.500      $  2,299.26   360
9941629    ENGLEWOOD CLIFFS         NJ      07632   SFD        7.125      6.500      $  5,389.75   360
9942693    SOLVANG                  CA      93463   SFD        7.125      6.500      $  3,890.73   360
9942940    JUPITER                  FL      33458   SFD        7.125      6.500      $  4,379.17   360
9942972    SAN FRANCISCO            CA      94114   SFD        6.750      6.483      $  2,587.91   360
9942976    SYOSSET                  NY      11791   SFD        7.250      6.500      $  2,507.00   360
9943010    REDDING                  CT      06896   SFD        7.125      6.500      $  2,627.51   360
9943481    DARNESTOWN               MD      20878   SFD        7.125      6.500      $  2,922.59   360
9943815    ROCKVILLE                MD      20852   SFD        6.750      6.483      $  3,113.27   360
9944013    ASHTON                   MD      20861   SFD        7.125      6.500      $  2,806.04   360
9944369    ARMONK                   NY      10504   SFD        6.750      6.483      $  3,178.14   360
9944555    HOUSTON                  TX      77056   SFD        7.000      6.500      $  2,394.56   360
9944619    WASHINGTON               DC      20007   SFD        7.125      6.500      $  4,716.03   360
9945342    GREAT FALLS              VA      22066   SFD        7.000      6.500      $  3,858.76   360
9945556    SAN JOSE                 CA      95148   SFD        7.500      6.500      $  2,342.37   360
9945616    SAN DIEGO                CA      92101   LCO        6.875      6.500      $  2,611.03   360
9946083    GAITHERSBURG             MD      20882   SFD        6.625      6.358      $  2,708.52   360
9946196    SHARON                   MA      02067   SFD        6.875      6.500      $  2,627.72   360
9946968    ENCINITAS                CA      92024   SFD        6.750      6.483      $  2,821.41   360
9947228    HOUSTON                  TX      77005   SFD        6.875      6.500      $  3,783.91   360
9947325    ANTIOCH                  CA      94509   SFD        7.250      6.500      $  2,130.10   360
9947944    GAINESVILLE              GA      30501   SFD        6.875      6.500      $  2,233.56   360
9948249    BERWYN                   PA      19312   SFD        6.375      6.108      $  2,997.69   360
9948275    PIEDMONT                 CA      94611   SFD        6.875      6.500      $  3,284.64   360
9948395    DALLAS                   TX      75287   SFD        7.000      6.500      $  2,683.16   360
9948594    PALMETTO                 GA      30268   SFD        6.875      6.500      $  2,121.89   360
9948634    ATLANTA                  GA      30306   SFD        7.000      6.500      $  2,328.56   360
9949361    SPRING                   TX      77379   SFD        7.500      6.500      $  2,948.59   360
9949664    SAN DIEGO                CA      92103   SFD        7.125      6.500      $  2,358.02   360
9950533    KEY WEST                 FL      33040   SFD        6.625      6.358      $  2,401.17   360
9950552    SAN FRANCISCO            CA      94133   LCO        6.750      6.483      $  4,215.89   360
9950656    HOUSTON                  TX      77024   PUD        7.000      6.500      $  6,653.03   360
9950822    LOS ANGELES              CA      90036   SFD        6.875      6.500      $  3,120.42   360
9950836    LEESBURG                 VA      20175   PUD        6.875      6.500      $  2,493.05   360
9950943    COLLEYVILLE              TX      76034   SFD        7.000      6.500      $  3,306.55   360
9951035    EVANSTON                 IL      60201   SFD        7.000      6.500      $  2,980.56   360
9951067    WILTON                   CT      06897   SFD        6.875      6.500      $  2,181.01   360
9951592    LAGUNA HILLS             CA      92653   SFD        7.000      6.500      $  2,335.22   360
9951953    PLANO                    TX      75093   SFD        6.875      6.500      $  2,345.24   360
9952037    RANCHO SANTA MARGARITA   CA      92688   SFD        7.625      6.500      $  3,031.49   360
9952101    GIBSONIA                 PA      15044   SFD        6.750      6.483      $  2,270.09   360
9952115    GLEN RIDGE               NJ      07028   SFD        7.250      6.500      $  2,728.71   360
9952154    ALAMEDA                  CA      94501   SFD        6.875      6.500      $  2,371.52   360
9952744    ATLANTA                  GA      30306   SFD        6.750      6.483      $  2,399.81   360
9953407    CASTRO VALLEY            CA      94546   SFD        6.625      6.358      $  2,356.35   360
9953474    ALEXANDRIA               VA      22311   SFD        7.625      6.500      $  3,388.92   360
9953481    RANCHO SANTA MARGARITA   CA      92688   SFD        6.625      6.358      $  2,221.56   360
9953652    WYNNEWOOD                PA      19096   SFD        6.875      6.500      $  2,890.49   360
9953678    HOUSTON                  TX      77019   SFD        7.250      6.500      $  2,994.76   360
9954046    CHESTER                  VA      23836   SFD        6.750      6.483      $  2,594.40   360
9955096    YORBA LINDA              CA      92887   SFD        6.875      6.500      $  3,383.19   360
9955135    LOS ANGELES              CA      90229   SFD        8.000      6.500      $  3,017.24   360
9955476    WHITE PLAINS             NY      10607   SFD        6.875      6.500      $  1,392.69   360
9955709    DELAWARE                 OH      43015   SFD        7.625      6.500      $  3,571.09   348
9956589    GARDEN CITY              NY      11530   SFD        7.625      6.500      $  3,581.44   360
9957015    GREENBURGH               NY      10591   SFD        6.875      6.500      $  2,496.33   360
9957877    INDEPENDENCE             MO      64057   SFD        7.125      6.500      $  3,212.09   360
9958304    VIENNA                   VA      22182   SFD        7.125      6.500      $  3,671.77   360
9958528    ESCONDIDO                CA      92025   SFD        7.250      6.500      $  2,841.27   360
9958543    GRANADA HILLS            CA      91344   SFD        7.000      6.500      $  1,365.87   360
9958734    SEATLE                   WA      98102   SFD        7.250      6.500      $  2,578.63   360
9958792    MENDHAM                  NJ      07945   SFD        7.125      6.500      $  2,290.65   360
9958826    SAN FRANSICO             CA      94121   SFD        7.375      6.500      $  5,250.51   360
9958955    CLINTON                  MD      20735   PUD        7.625      6.500      $  2,346.34   360
9959012    LAS VEGAS                NV      89123   SFD        7.625      6.500      $  2,993.97   360
9959177    BETHESDA                 MD      20817   SFD        6.875      6.500      $  3,731.36   360
9959550    BOWIE                    MD      20715   SFD        7.500      6.500      $  2,240.28   360
9959725    GILROY                   CA      95020   SFD        6.875      6.500      $  2,266.40   360
9959950    HIGHLAND PARK            TX      75205   SFD        6.750      6.483      $  5,221.21   360
9960194    VENTURA                  CA      93001   SFD        7.125      6.500      $  2,627.51   360
9961805    BERKELEY                 CA      94708   PUD        7.250      6.500      $  2,822.25   360
9961992    CARMEL                   CA      93921   SFD        7.375      6.500      $  6,906.75   360
9962061    ASHBURN                  VA      20147   SFD        6.875      6.500      $  2,690.04   240
9962124    PLANO                    TX      75093   SFD        7.500      6.500      $  2,512.28   360
9963510    NEVADA CITY              CA      95959   SFD        7.750      6.500      $  2,284.22   352
9964023    BOCA RATON               FL      33431   SFD        6.750      6.483      $  2,425.76   360
9964324    LOS ANGELES AREA         CA      91748   SFD        6.500      6.233      $  2,591.48   360
9964890    SUNNYVALE                CA      94086   SFD        6.875      6.500      $  2,594.87   360
9965276    FORT LAUDERDALE          FL      33308   SFD        7.000      6.500      $  2,920.68   360
9965995    MILL VALLEY              CA      94941   SFD        6.500      6.233      $  6,320.69   360
9967060    HILLSBOROUGH             CA      94010   SFD        7.125      6.500      $  6,737.19   360
9967435    LEAWOOD                  KS      66224   SFD        6.875      6.500      $  4,270.04   360
9967739    PALO ALTO                CA      94306   SFD        7.000      6.500      $  2,461.62   360
9968167    WALNUT CREEK             CA      94596   SFD        7.000      6.500      $  3,226.72   360
9968430    HENDERSON                NV      89014   PUD        6.875      6.500      $  2,154.73   360
9968790    KATONAH                  NY      10536   SFD        7.250      6.500      $  6,098.87   360
9969004    CASTLE ROCK              CO      80104   SFD        7.000      6.500      $  3,190.13   360
9969587    PLEASANT HILL            CA      94523   SFD        7.250      6.500      $  3,138.02   360
9969631    ASHBURN                  VA      20147   SFD        7.375      6.500      $  2,296.84   360
9970125    CORAL GABLES             FL      33134   SFD        7.000      6.500      $  2,035.83   360
9970282    LEWISVILLE               TX      75056   SFD        7.500      6.500      $  2,964.67   360
9970320    PLANO                    TX      75093   SFD        7.125      6.500      $  3,385.44   360
9970388    SAN GABRIEL              CA      91776   SFD        7.000      6.500      $  1,297.34   360
9971557    BIRMINGHAM               AL      35213   SFD        7.250      6.500      $  3,342.67   360
9971877    ACTON                    MA      01720   SFD        6.875      6.500      $  2,102.18   360
9972237    FAIRFAX                  VA      22030   SFD        7.500      6.500      $  2,267.56   360
9973425    TAMPA                    FL      33609   SFD        6.875      6.500      $  2,791.95   360
9974633    GLEN COVE                NY      11542   SFD        7.625      6.500      $  3,583.21   360
9974688    BAKERSFIELD              CA      93312   SFD        7.625      6.500      $  2,831.17   360
9974928    GERMANTOWN               TN      38138   SFD        8.000      6.500      $  2,847.01   360
9974947    LOS ANGELES              CA      90067   LCO        6.875      6.500      $  2,463.48   360
9975117    STAMFORD                 CT      06902   SFD        7.250      6.500      $  3,315.38   360
9975471    ENCINITAS AREA           CA      92007   SFD        6.875      6.500      $  2,585.01   360
9975529    UPPER MARLBORO           MD      20772   SFD        8.000      6.500      $  3,962.33   360
9975532    TOMS RIVER               NJ      08755   SFD        7.625      6.500      $  3,008.12   360
9975555    JAMESTOWN                RI      02835   SFD        7.750      6.500      $  4,298.47   360
9975760    CAMBRIDGE                MA      02138   MF2        7.750      6.500      $  4,298.47   360
9976110    BURLINGAME               CA      94010   SFD        6.875      6.500      $  3,836.47   360
9977024    DANVILLE                 CA      94526   SFD        7.000      6.500      $  2,607.99   360
9977879    MODESTO                  CA      95355   SFD        6.875      6.500      $  2,128.45   360
9978119    BOWIE                    MD      20720   SFD        7.125      6.500      $  2,366.10   360
9979218    ATLANTA                  GA      30308   SFD        6.625      6.358      $  3,255.98   360
9979253    SHERMAN OAKS             CA      91403   SFD        7.500      6.500      $  3,125.49   360
9979297    SAN FRANCISCO            CA      94127   SFD        7.625      6.500      $  4,246.77   360
9979876    SCARSDALE                NY      10583   SFD        6.750      6.483      $  6,485.99   360
9979907    BEDFORD                  NH      03110   SFD        7.750      6.500      $  2,980.27   360
9980146    POTOMAC FALLS            VA      20165   PUD        6.625      6.358      $  2,849.38   360
9980480    ALEXANDRIA               VA      22308   SFD        6.875      6.500      $  2,062.76   360
9980566    MERCER ISLAND            WA      98040   SFD        6.875      6.500      $  2,299.25   360
9980966    ATLANTA                  GA      30312   SFD        7.250      6.500      $  2,510.41   360
9981371    NEW YORK                 NY      10014   HCO        6.875      6.500      $  3,823.33   360
9982580    LIVERMORE                CA      94550   SFD        6.875      6.500      $  2,299.25   360
9982859    MANASSAS                 VA      20112   SFD        7.125      6.500      $  2,139.74   360
9982887    ANNANDALE                VA      22003   SFD        7.625      6.500      $  2,173.78   360
9982889    CHANTILLY                VA      20151   SFD        7.375      6.500      $  2,265.41   360
9982903    FRANKLIN                 TN      37064   SFD        7.250      6.500      $  2,387.62   360
9983033    TORRANCE                 CA      90505   SFD        6.875      6.500      $  3,153.26   360
9983465    ACCOKEEK                 MD      20607   SFD        6.875      6.500      $  2,023.35   360
9984760    POTOMAC FALLS            VA      20165   SFD        6.875      6.500      $  2,272.97   360
9984910    ANDERSON                 SC      29625   SFD        7.125      6.500      $  2,528.47   360
9985854    COS COB                  CT      06807   SFD        7.125      6.500      $  3,587.55   360
9986180    PASADENA                 CA      91104   SFD        7.000      6.500      $  2,757.01   360
9986247    PARK CITY                UT      84060   SFD        6.875      6.500      $  2,255.24   360
9986432    SAN RAFAEL               CA      94903   SFD        7.250      6.500      $  2,455.83   360
9986510    SEATTLE                  WA      98107   SFD        6.750      6.483      $  2,406.30   360
9987635    BOYDS                    MD      20841   SFD        7.000      6.500      $  2,927.33   360
9987636    SALINAS                  CA      93908   SFD        7.250      6.500      $  2,333.04   360
9987931    LOS ANGELES              CA      90068   SFD        7.125      6.500      $  4,069.26   360
9988672    AURORA                   CO      80016   SFD        6.750      6.483      $  3,369.47   360
9989254    FRANKLIN                 MA      02038   SFD        7.125      6.500      $  2,796.61   360
9989280    WASHINGTON               DC      20005   MF2        7.000      6.500      $  3,299.90   360
9989747    FREMONT                  CA      94538   SFD        7.000      6.500      $  2,395.09   360
9989800    SAUSALITO                CA      94965   SFD        7.125      6.500      $  4,042.31   360
9989832    SAN FRANCISCO            CA      94118   SFD        6.875      6.500      $  3,843.04   360
9989879    LOS ANGELES              CA      91403   SFD        7.000      6.500      $  3,359.78   360
9989917    SAN FRANCISCO            CA      94132   SFD        6.875      6.500      $  2,621.15   360
9989922    SAN JOSE                 CA      95120   SFD        6.750      6.483      $  2,497.10   360
9989942    SEWICKLEY                PA      15143   SFD        7.125      6.500      $  3,139.53   360
9990458    GREAT NECK               NY      11023   SFD        6.875      6.500      $  3,103.99   360
9992210    CHEVY CHASE              MD      20815   SFD        7.125      6.500      $  2,398.44   360
9992214    OAKTON                   VA      22124   SFD        7.250      6.500      $  2,350.10   360
9992234    OAKLAND                  CA      94619   SFD        6.750      6.483      $  3,859.16   360
9992251    SARATOGA                 CA      95070   SFD        6.875      6.500      $  3,120.42   360
9992287    TRACY                    CA      95377   SFD        7.125      6.500      $  2,155.90   360
9992306    SAN DIEGO                CA      92103   SFD        6.750      6.483      $  2,886.26   360
9993139    STUDIO CITY AREA         CA      91604   SFD        7.000      6.500      $  2,379.12   360
9993763    NORTH HILLS              NY      11040   LCO        7.125      6.500      $  3,152.33   360
9993823    MARBLEHEAD               MA      01945   SFD        6.875      6.500      $  3,081.00   360



(i)        (viii)      (ix)              (x)     (xi)        (xii)     (xiii)    (xv)      (xvI)
-----      ---------   --------------    -----   -------   ---------   -------   -------   --------
                       CUT-OFF
MORTGAGE   SCHEDULED   DATE                                MORTGAGE              MASTER    FIXED
LOAN       MATURITY    PRINCIPAL                           INSURANCE   SERVICE   SERVICE   RETAINED
NUMBER     DATE        BALANCE           LTV     SUBSIDY     CODE      FEE       FEE       YIELD
--------   ---------   --------------    -----   -------   ---------   -------   -------   --------
792668     1-Apr-32    $456,500.00       69.17                         0.250     0.017     0.108
792703     1-Mar-32    $331,747.37       72.17                         0.250     0.017     0.608
793291     1-Apr-32    $350,000.00       59.32                         0.250     0.017     0.000
811087     1-Apr-32    $575,000.00       62.84                         0.250     0.017     0.000
811130     1-Apr-32    $792,000.00       62.12                         0.250     0.017     0.483
819101     1-Apr-32    $364,660.00       80.00                         0.250     0.017     0.000
4270023    1-Jul-31    $734,805.87       69.03                         0.250     0.017     0.608
4274151    1-Nov-31    $507,836.83       34.13                         0.250     0.017     0.000
4274680    1-Sep-31    $359,333.14       85.00               06        0.250     0.017     0.733
4328717    1-Jan-32    $332,888.64       59.05                         0.250     0.017     0.608
4336829    1-Jul-31    $313,835.78       80.00                         0.250     0.017     0.733
4393467    1-Dec-21    $382,017.76       75.49                         0.250     0.017     0.233
4410705    1-Apr-32    $335,000.00       79.95                         0.250     0.017     0.358
4415919    1-Dec-31    $343,801.79       68.73                         0.250     0.017     0.000
4440357    1-Jan-32    $997,402.48       41.67                         0.250     0.017     0.000
9345365    1-Jan-32    $327,642.61       62.67                         0.250     0.017     0.000
9347130    1-Mar-32    $844,307.36       68.70                         0.250     0.017     0.233
9347446    1-Dec-31    $443,508.68       79.95                         0.250     0.017     0.108
9349074    1-Feb-32    $509,140.62       69.39                         0.250     0.017     0.108
9357119    1-Dec-31    $343,132.98       75.67                         0.250     0.017     0.108
9357848    1-Feb-32    $349,395.60       64.22                         0.250     0.017     0.000
9361345    1-Dec-26    $119,426.41       42.18                         0.250     0.017     0.608
9364189    1-Dec-31    $376,654.88       58.15                         0.250     0.017     0.000
9370717    1-Mar-32    $319,731.15       50.00                         0.250     0.017     0.108
9370885    1-Mar-32    $474,591.03       33.93                         0.250     0.017     0.000
9371301    1-Mar-32    $599,495.92       57.14                         0.250     0.017     0.108
9376700    1-Mar-32    $361,866.24       95.00               01        0.250     0.017     0.733
9385771    1-Feb-32    $383,352.93       80.00                         0.250     0.017     0.108
9385966    1-Mar-32    $323,734.42       90.00               01        0.250     0.017     0.233
9386277    1-Mar-32    $367,191.25       70.00                         0.250     0.017     0.108
9391478    1-Mar-32    $351,696.93       47.89                         0.250     0.017     0.000
9392016    1-Mar-32    $359,697.55       90.00               33        0.250     0.017     0.108
9393916    1-Feb-32    $499,177.91       66.23                         0.250     0.017     0.233
9399500    1-Feb-32    $329,457.42       78.38                         0.250     0.017     0.233
9400249    1-Feb-32    $335,433.82       80.00                         0.250     0.017     0.108
9405745    1-Feb-32    $558,103.29       41.41                         0.250     0.017     0.358
9406394    1-Feb-32    $325,464.00       51.75                         0.250     0.017     0.233
9407011    1-Feb-32    $339,427.08       80.00                         0.250     0.017     0.108
9407259    1-Feb-32    $377,408.46       68.11                         0.250     0.017     0.483
9408017    1-Mar-32    $499,569.51       68.97                         0.250     0.017     0.000
9408747    1-Feb-32    $334,449.19       41.88                         0.250     0.017     0.233
9409309    1-Feb-32    $384,382.41       66.38                         0.250     0.017     0.358
9409489    1-Feb-32    $315,366.94       46.47                         0.250     0.017     0.108
9409590    1-Jan-32    $343,239.94       70.00                         0.250     0.017     0.483
9410269    1-Mar-32    $367,719.98       47.92                         0.250     0.017     0.608
9410502    1-Feb-32    $358,188.59       67.69                         0.250     0.017     0.483
9410670    1-Feb-32    $359,422.51       56.87                         0.250     0.017     0.358
9410982    1-Jan-32    $368,971.38       59.20                         0.250     0.017     0.000
9411219    1-Feb-32    $384,351.25       79.38                         0.250     0.017     0.108
9411445    1-Feb-32    $459,224.86       80.00                         0.250     0.017     0.108
9412397    1-Feb-32    $339,440.98       68.00                         0.250     0.017     0.233
9412794    1-Feb-32    $379,405.33       69.09                         0.250     0.017     0.483
9413061    1-Feb-32    $359,408.10       80.00                         0.250     0.017     0.233
9413107    1-Mar-32    $514,567.33       75.74                         0.250     0.017     0.108
9413864    1-Feb-32    $334,435.49       26.80                         0.250     0.017     0.108
9414049    1-Jan-32    $347,117.86       80.00                         0.250     0.017     0.108
9414410    1-Feb-32    $539,067.52       36.00                         0.250     0.017     0.000
9414558    1-Mar-32    $503,596.95       77.54                         0.250     0.017     0.358
9414603    1-Jan-32    $386,767.08       75.00                         0.250     0.017     0.108
9414789    1-Jan-32    $328,875.71       75.00                         0.250     0.017     0.983
9415792    1-Jan-32    $325,651.89       71.76                         0.250     0.017     0.000
9416206    1-Mar-32    $423,634.94       80.00                         0.250     0.017     0.000
9416479    1-Feb-32    $334,462.61       76.14                         0.250     0.017     0.358
9417351    1-Mar-32    $716,397.63       69.95                         0.250     0.017     0.108
9417687    1-Jan-32    $389,035.36       60.00                         0.250     0.017     0.233
9417836    1-Feb-32    $333,064.86       80.00                         0.250     0.017     0.358
9418844    1-Jan-32    $312,213.49       52.50                         0.250     0.017     0.233
9418911    1-Feb-32    $404,300.63       64.29                         0.250     0.017     0.000
9419152    1-Feb-32    $334,318.72       52.34                         0.250     0.017     0.358
9419291    1-Feb-32    $953,390.77       63.67                         0.250     0.017     0.108
9419345    1-Jan-32    $307,543.63       55.59                         0.250     0.017     0.108
9419859    1-Feb-32    $345,387.77       51.64                         0.250     0.017     0.000
9420196    1-Feb-32    $388,328.27       58.23                         0.250     0.017     0.000
9421390    1-Jan-32    $344,081.78       72.63                         0.250     0.017     0.000
9423855    1-Jan-32    $382,864.26       65.62                         0.250     0.017     0.483
9431843    1-Feb-32    $374,336.46       73.53                         0.250     0.017     0.000
9433272    1-Mar-32    $649,480.21       34.21                         0.250     0.017     0.358
9434525    1-Dec-31    $488,256.37       35.00                         0.250     0.017     0.000
9435812    1-Jan-32    $346,041.94       64.84                         0.250     0.017     0.233
9436160    1-Jan-32    $329,142.80       66.00                         0.250     0.017     0.000
9436357    1-Mar-32    $339,734.77       69.82                         0.250     0.017     0.483
9436985    1-Jan-32    $309,214.20       51.24                         0.250     0.017     0.108
9436999    1-Dec-31    $323,731.29       74.71                         0.250     0.017     0.358
9437042    1-Mar-32    $359,697.55       69.90                         0.250     0.017     0.108
9437890    1-Feb-32    $379,359.67       64.41                         0.250     0.017     0.108
9438062    1-Dec-31    $343,772.32       69.70                         0.250     0.017     0.000
9438129    1-Feb-32    $345,444.97       27.68                         0.250     0.017     0.358
9438316    1-Jan-32    $391,323.69       52.75                         0.250     0.017     0.000
9438883    1-Jan-32    $325,911.56       90.00               01        0.250     0.017     0.358
9439577    1-Feb-32    $374,368.09       58.69                         0.250     0.017     0.108
9440964    1-Jan-32    $321,662.30       75.00                         0.250     0.017     0.000
9441190    1-Dec-31    $303,966.19       67.78                         0.250     0.017     0.108
9441373    1-Dec-31    $565,978.79       67.62                         0.250     0.017     0.000
9442225    1-Jan-32    $423,896.05       69.67                         0.250     0.017     0.000
9442896    1-Jan-32    $536,636.25       25.14                         0.250     0.017     0.108
9443695    1-Jan-32    $325,153.21       63.30                         0.250     0.017     0.000
9444145    1-Dec-31    $373,728.66       64.66                         0.250     0.017     0.108
9444582    1-Dec-31    $342,805.24       53.75                         0.250     0.017     0.000
9446215    1-Jan-32    $312,186.96       56.91                         0.250     0.017     0.000
9448354    1-Jan-32    $693,238.28       73.16                         0.250     0.017     0.108
9458794    1-Nov-31    $388,302.10       69.03                         0.250     0.017     0.000
9461019    1-Mar-32    $521,321.66       80.00                         0.250     0.017     0.108
9461506    1-Mar-32    $415,659.01       80.00                         0.250     0.017     0.233
9463048    1-Dec-28    $410,186.81       47.91                         0.250     0.017     0.000
9470486    1-Feb-32    $359,360.77       76.60                         0.250     0.017     0.000
9472802    1-Feb-32    $432,758.41       64.44                         0.250     0.017     0.108
9477463    1-Feb-32    $368,231.21       70.00                         0.250     0.017     0.000
9477624    1-Feb-32    $648,877.57       52.00                         0.250     0.017     0.000
9481429    1-Mar-32    $999,139.02       55.56                         0.250     0.017     0.000
9482556    1-Feb-32    $384,397.51       58.42                         0.250     0.017     0.483
9485094    1-Feb-32    $540,088.40       69.81                         0.250     0.017     0.108
9488845    1-Feb-32    $334,513.54       83.75               01        0.250     0.017     0.858
9494701    1-Feb-32    $743,834.15       64.78                         0.250     0.017     0.483
9494929    1-Feb-32    $325,437.06       74.94                         0.250     0.017     0.000
9497114    1-Jan-32    $478,783.28       53.33                         0.250     0.017     0.108
9501772    1-Feb-32    $675,830.96       72.02                         0.250     0.017     0.000
9504956    1-Feb-32    $628,964.17       75.00                         0.250     0.017     0.233
9505699    1-Jan-32    $488,757.93       69.01                         0.250     0.017     0.108
9506066    1-Feb-32    $483,164.24       80.00                         0.250     0.017     0.000
9507857    1-Feb-32    $315,493.10       80.00                         0.250     0.017     0.358
9508292    1-Feb-32    $569,938.13       66.39                         0.250     0.017     0.000
9511192    1-Mar-32    $438,898.74       48.81                         0.250     0.017     0.358
9512622    1-Jan-32    $488,757.93       14.00                         0.250     0.017     0.108
9513916    1-Feb-32    $748,766.87       42.86                         0.250     0.017     0.233
9513970    1-Feb-32    $374,368.11       51.72                         0.250     0.017     0.108
9515137    1-Feb-32    $524,093.43       70.00                         0.250     0.017     0.000
9516535    1-Jan-32    $498,701.25       33.33                         0.250     0.017     0.000
9518042    1-Feb-32    $878,553.14       46.63                         0.250     0.017     0.233
9521589    1-Jan-32    $329,142.83       74.49                         0.250     0.017     0.000
9521835    1-Feb-32    $333,423.24       72.61                         0.250     0.017     0.000
9525121    1-Feb-32    $397,295.76       61.23                         0.250     0.017     0.000
9526127    1-Feb-32    $429,220.45       50.59                         0.250     0.017     0.000
9529073    1-Jan-32    $339,116.86       73.12                         0.250     0.017     0.000
9529538    1-Feb-32    $354,387.00       71.00                         0.250     0.017     0.000
9530117    1-Feb-32    $524,115.34       70.00                         0.250     0.017     0.108
9532440    1-Feb-32    $444,231.58       47.82                         0.250     0.017     0.000
9533945    1-Feb-32    $319,447.43       80.00                         0.250     0.017     0.000
9535118    1-Feb-32    $663,906.64       70.00                         0.250     0.017     0.233
9535451    1-Jan-32    $369,084.81       69.81                         0.250     0.017     0.233
9537842    1-Jan-32    $347,096.07       53.54                         0.250     0.017     0.000
9543354    1-Jan-32    $398,986.06       42.02                         0.250     0.017     0.108
9543580    1-Feb-32    $324,438.80       61.90                         0.250     0.017     0.000
9546538    1-Jan-32    $797,972.13       42.11                         0.250     0.017     0.108
9547122    1-Feb-32    $399,713.05       90.00               13        0.250     0.017     0.483
9548938    1-Feb-32    $997,082.75       70.00                         0.250     0.017     0.358
9549663    1-Feb-32    $474,159.52       40.25                         0.250     0.017     0.000
9549817    1-Feb-32    $612,938.07       32.63                         0.250     0.017     0.108
9551830    1-Jan-32    $826,597.32       65.00                         0.250     0.017     0.000
9552013    1-Jan-32    $304,226.89       68.54                         0.250     0.017     0.108
9552169    1-Feb-32    $965,288.97       32.23                         0.250     0.017     0.000
9552248    1-Feb-22    $450,701.29       58.83                         0.250     0.017     0.000
9552735    1-Feb-32    $351,449.16       78.22                         0.250     0.017     0.483
9553325    1-Jan-32    $392,976.57       75.05                         0.250     0.017     0.000
9553874    1-Feb-32    $698,877.12       56.00                         0.250     0.017     0.358
9553900    1-Mar-32    $462,620.48       38.58                         0.250     0.017     0.233
9556145    1-Mar-32    $427,140.85       74.35                         0.250     0.017     0.108
9556860    1-Feb-32    $399,292.23       61.54                         0.250     0.017     0.000
9556928    1-Feb-32    $328,445.61       66.06                         0.250     0.017     0.108
9557103    1-Dec-31    $445,610.49       69.23                         0.250     0.017     0.108
9557626    1-Feb-32    $598,963.91       80.00                         0.250     0.017     0.000
9558732    1-Jan-32    $382,005.16       73.51                         0.250     0.017     0.000
9558962    1-Jan-32    $527,093.43       68.19                         0.250     0.017     0.000
9560147    1-Feb-32    $395,316.18       79.20                         0.250     0.017     0.000
9560593    1-Feb-32    $563,072.68       69.63                         0.250     0.017     0.233
9560642    1-Mar-32    $499,569.51       41.67                         0.250     0.017     0.000
9560644    1-Feb-32    $547,030.37       37.05                         0.250     0.017     0.000
9563132    1-Feb-32    $309,458.34       57.94                         0.250     0.017     0.000
9565628    1-Feb-32    $648,982.80       46.43                         0.250     0.017     0.483
9566486    1-Jan-32    $409,932.42       68.50                         0.250     0.017     0.000
9566840    1-Feb-32    $998,273.20       40.00                         0.250     0.017     0.000
9567408    1-Feb-32    $995,777.51       70.00                         0.250     0.017     0.000
9567990    1-Feb-32    $472,202.98       59.13                         0.250     0.017     0.108
9568005    1-Mar-32    $429,620.62       55.13                         0.250     0.017     0.000
9569658    1-Feb-32    $488,196.00       69.86                         0.250     0.017     0.233
9570911    1-Jan-32    $428,681.40       43.00                         0.250     0.017     0.000
9570916    1-Jan-32    $349,134.29       59.32                         0.250     0.017     0.233
9571347    1-Jan-32    $394,946.06       80.00                         0.250     0.017     0.000
9572025    1-Mar-32    $442,627.83       78.58                         0.250     0.017     0.108
9572123    1-Feb-27    $319,085.12       52.89                         0.250     0.017     0.108
9572884    1-Feb-32    $395,299.31       75.86                         0.250     0.017     0.000
9573026    1-Jan-32    $319,188.85       58.18                         0.250     0.017     0.108
9575661    1-Feb-32    $499,136.60       52.63                         0.250     0.017     0.000
9576691    1-Feb-32    $648,904.71       55.08                         0.250     0.017     0.108
9577922    1-Feb-32    $798,618.57       69.50                         0.250     0.017     0.000
9578194    1-Dec-31    $348,784.43       42.94                         0.250     0.017     0.000
9579309    1-Jan-32    $735,675.82       74.87                         0.250     0.017     0.233
9580197    1-Feb-32    $381,585.39       70.00                         0.250     0.017     0.000
9580900    1-Jan-32    $304,207.78       55.96                         0.250     0.017     0.000
9581254    1-Feb-32    $648,877.57       65.00                         0.250     0.017     0.000
9582224    1-Jan-32    $598,479.11       80.00                         0.250     0.017     0.108
9582942    1-Mar-32    $564,513.55       56.50                         0.250     0.017     0.000
9584841    1-Feb-32    $778,585.92       65.00                         0.250     0.017     0.000
9585421    1-Feb-32    $432,751.44       85.00               13        0.250     0.017     0.000
9587082    1-Jan-22    $503,098.20       27.41                         0.250     0.017     0.358
9588207    1-Mar-32    $583,497.19       77.66                         0.250     0.017     0.000
9590345    1-Mar-32    $498,959.39       53.76                         0.250     0.017     0.000
9590594    1-Feb-32    $357,396.74       80.00                         0.250     0.017     0.108
9591863    1-Feb-32    $404,334.10       71.05                         0.250     0.017     0.233
9592361    1-Feb-32    $455,250.26       70.70                         0.250     0.017     0.233
9592719    1-Feb-32    $783,677.24       74.76                         0.250     0.017     0.108
9594559    1-Jan-32    $592,457.06       67.12                         0.250     0.017     0.000
9595566    1-Jan-32    $344,851.91       53.44                         0.250     0.017     0.000
9596476    1-Feb-32    $998,229.59       45.35                         0.250     0.017     0.000
9596707    1-Feb-32    $374,284.32       27.27                         0.250     0.017     0.000
9596797    1-Mar-32    $511,048.72       46.50                         0.250     0.017     0.000
9596990    1-Jan-32    $337,957.49       80.00                         0.250     0.017     0.233
9597748    1-Jan-32    $699,134.31       61.93                         0.250     0.017     0.000
9600081    1-Feb-32    $511,137.24       79.50                         0.250     0.017     0.108
9601276    1-Mar-32    $535,026.09       80.00                         0.250     0.017     0.233
9603776    1-Feb-32    $474,179.77       62.50                         0.250     0.017     0.000
9603812    1-Feb-32    $975,432.78       54.28                         0.250     0.017     0.358
9603838    1-Feb-32    $535,595.98       76.64                         0.250     0.017     0.108
9604145    1-Feb-32    $712,767.06       62.09                         0.250     0.017     0.000
9604245    1-Jan-32    $585,674.75       80.00                         0.250     0.017     0.000
9605633    1-Mar-32    $849,285.90       30.36                         0.250     0.017     0.108
9606892    1-Feb-32    $449,203.75       47.37                         0.250     0.017     0.000
9607438    1-Feb-32    $467,303.19       80.00                         0.250     0.017     0.733
9607877    1-Feb-32    $339,440.98       77.27                         0.250     0.017     0.233
9608957    1-Feb-32    $359,378.36       62.61                         0.250     0.017     0.000
9609276    1-Feb-32    $415,299.02       80.00                         0.250     0.017     0.108
9609408    1-Feb-32    $404,300.65       47.65                         0.250     0.017     0.000
9609691    1-Feb-32    $404,300.65       60.45                         0.250     0.017     0.000
9611613    1-Mar-32    $347,707.64       80.00                         0.250     0.017     0.108
9613747    1-Mar-32    $454,617.74       77.78                         0.250     0.017     0.108
9614408    1-Feb-32    $366,980.57       80.00                         0.250     0.017     0.108
9614548    1-Mar-32    $489,598.35       44.55                         0.250     0.017     0.233
9615106    1-Feb-32    $598,912.24       80.00                         0.250     0.017     0.000
9615400    1-Mar-32    $364,670.03       68.22                         0.250     0.017     0.000
9615426    1-Mar-32    $584,471.15       65.00                         0.250     0.017     0.000
9616119    1-Mar-32    $560,826.55       66.04                         0.250     0.017     0.000
9616491    1-Feb-32    $889,752.98       73.37                         0.250     0.017     0.108
9617105    1-Mar-32    $495,783.13       41.35                         0.250     0.017     0.108
9618482    1-Jan-32    $422,925.23       80.00                         0.250     0.017     0.108
9619511    1-Feb-32    $344,089.78       75.00                         0.250     0.017     0.233
9619696    1-Feb-32    $733,141.95       48.58                         0.250     0.017     0.108
9620858    1-Feb-32    $443,233.29       74.00                         0.250     0.017     0.000
9621039    1-Jan-32    $422,951.27       79.40                         0.250     0.017     0.233
9621372    1-Jan-32    $614,585.94       85.00               01        0.250     0.017     0.108
9622363    1-Feb-32    $363,943.59       90.00               01        0.250     0.017     0.608
9622642    1-Feb-32    $663,407.44       74.66                         0.250     0.017     0.233
9622692    1-Mar-32    $442,627.83       57.91                         0.250     0.017     0.108
9625876    1-Feb-32    $843,610.68       65.00                         0.250     0.017     0.233
9626249    1-Feb-32    $335,433.82       80.00                         0.250     0.017     0.108
9627954    1-Feb-32    $354,387.00       56.80                         0.250     0.017     0.000
9628470    1-Feb-32    $466,431.85       80.00                         0.250     0.017     0.233
9631759    1-Feb-32    $613,963.70       61.50                         0.250     0.017     0.108
9632049    1-Feb-32    $499,157.48       54.35                         0.250     0.017     0.108
9632179    1-Feb-32    $365,751.68       80.00                         0.250     0.017     0.000
9632370    1-Feb-32    $799,650.27       57.21                         0.250     0.017     0.108
9633845    1-Feb-32    $973,316.37       65.00                         0.250     0.017     0.000
9635809    1-Feb-32    $404,317.55       65.32                         0.250     0.017     0.108
9636833    1-Feb-32    $543,083.34       54.40                         0.250     0.017     0.108
9638595    1-Feb-32    $361,390.02       54.03                         0.250     0.017     0.108
9638608    1-Mar-32    $562,150.10       66.98                         0.250     0.017     0.358
9641123    1-Feb-32    $598,988.97       54.55                         0.250     0.017     0.108
9641826    1-Feb-32    $549,026.82       65.48                         0.250     0.017     0.000
9642206    1-Feb-32    $349,410.23       67.31                         0.250     0.017     0.108
9642462    1-Jan-32    $385,745.29       80.00                         0.250     0.017     0.000
9643466    1-Mar-32    $583,472.05       58.40                         0.250     0.017     0.000
9644766    1-Feb-32    $367,438.26       68.15                         0.250     0.017     0.608
9647935    1-Mar-32    $468,384.33       75.00                         0.250     0.017     0.483
9648285    1-Feb-32    $317,837.68       80.89               01        0.250     0.017     0.483
9651290    1-Feb-32    $319,322.36       80.00                         0.250     0.017     0.483
9652219    1-Feb-32    $965,410.08       69.82                         0.250     0.017     0.233
9652233    1-Feb-32    $998,355.82       71.43                         0.250     0.017     0.233
9653038    1-Feb-32    $408,227.70       54.74                         0.250     0.017     0.233
9653302    1-Mar-32    $584,532.19       65.00                         0.250     0.017     0.358
9653343    1-Feb-32    $415,349.00       48.94                         0.250     0.017     0.483
9653807    1-Mar-32    $375,684.12       80.00                         0.250     0.017     0.108
9654049    1-Feb-27    $638,383.76       53.33                         0.250     0.017     0.108
9654078    1-Feb-27    $330,670.99       57.44                         0.250     0.017     0.233
9655163    1-Feb-32    $486,029.57       80.00                         0.250     0.017     0.233
9656520    1-Feb-32    $399,325.97       54.64                         0.250     0.017     0.108
9657964    1-Feb-32    $524,093.43       30.88                         0.250     0.017     0.000
9658443    1-Mar-32    $379,672.83       38.97                         0.250     0.017     0.000
9658517    1-Jan-32    $308,835.37       33.70                         0.250     0.017     0.358
9658745    1-Feb-32    $495,184.49       77.50                         0.250     0.017     0.233
9659408    1-Feb-32    $511,198.77       75.85                         0.250     0.017     0.483
9659512    1-Feb-32    $598,988.97       34.78                         0.250     0.017     0.108
9660218    1-Feb-32    $858,514.96       61.43                         0.250     0.017     0.000
9660505    1-Feb-32    $376,879.32       34.87                         0.250     0.017     0.233
9660856    1-Feb-32    $452,291.10       43.14                         0.250     0.017     0.483
9661630    1-Feb-32    $339,467.93       80.00                         0.250     0.017     0.483
9661757    1-Feb-32    $573,507.94       77.95                         0.250     0.017     0.000
9661915    1-Feb-32    $399,001.56       22.86                         0.250     0.017     0.233
9662173    1-Feb-32    $357,425.74       78.34                         0.250     0.017     0.358
9662433    1-Feb-32    $499,217.55       79.49                         0.250     0.017     0.483
9662629    1-Feb-32    $309,477.63       36.47                         0.250     0.017     0.108
9662743    1-Feb-32    $488,733.99       69.93                         0.250     0.017     0.483
9663042    1-Feb-32    $458,686.94       55.36                         0.250     0.017     0.000
9663256    1-Feb-32    $433,989.84       79.99                         0.250     0.017     0.483
9663829    1-Feb-32    $349,404.78       72.92                         0.250     0.017     0.483
9663944    1-Feb-32    $347,468.77       80.00                         0.250     0.017     0.608
9664129    1-Feb-32    $388,328.27       66.04                         0.250     0.017     0.000
9664143    1-Mar-32    $637,326.44       70.00                         0.250     0.017     0.483
9664824    1-Feb-32    $315,467.52       78.02                         0.250     0.017     0.108
9664869    1-Feb-32    $673,834.41       64.29                         0.250     0.017     0.000
9664935    1-Mar-32    $359,690.05       74.23                         0.250     0.017     0.000
9664948    1-Jan-32    $498,669.25       62.74                         0.250     0.017     0.000
9665067    1-Feb-32    $429,692.36       80.00                         0.250     0.017     0.233
9665316    1-Feb-32    $319,523.54       67.37                         0.250     0.017     0.733
9668687    1-Feb-32    $345,416.98       59.15                         0.250     0.017     0.108
9669223    1-Feb-32    $343,420.33       80.00                         0.250     0.017     0.108
9669247    1-Feb-32    $567,705.40       40.71                         0.250     0.017     0.000
9669375    1-Mar-32    $999,139.02       62.00                         0.250     0.017     0.000
9670212    1-Feb-32    $333,876.69       80.00                         0.250     0.017     0.483
9670315    1-Feb-32    $798,716.70       45.07                         0.250     0.017     0.358
9671092    1-Feb-32    $317,336.66       94.99               13        0.250     0.017     0.858
9671241    1-Feb-32    $419,309.45       73.68                         0.250     0.017     0.233
9671370    1-Feb-32    $308,479.32       68.67                         0.250     0.017     0.108
9671495    1-Feb-32    $586,984.63       63.91                         0.250     0.017     0.000
9672489    1-Feb-32    $435,283.14       80.00                         0.250     0.017     0.233
9673360    1-Feb-32    $349,410.23       66.67                         0.250     0.017     0.108
9673480    1-Feb-32    $440,648.89       57.35                         0.250     0.017     0.233
9674460    1-Feb-32    $449,241.73       60.00                         0.250     0.017     0.108
9674976    1-Feb-32    $558,983.07       79.99                         0.250     0.017     0.000
9675031    1-Feb-32    $628,938.42       70.00                         0.250     0.017     0.108
9675134    1-Feb-32    $499,177.93       63.69                         0.250     0.017     0.233
9675239    1-Feb-32    $688,370.12       69.00                         0.250     0.017     0.108
9675635    1-Jan-32    $598,552.01       61.73                         0.250     0.017     0.358
9676145    1-Feb-32    $335,433.82       70.00                         0.250     0.017     0.108
9676782    1-Mar-32    $528,294.76       75.00                         0.250     0.017     0.000
9677172    1-Jan-32    $398,986.06       78.13                         0.250     0.017     0.108
9677392    1-Mar-32    $474,191.38       70.00                         0.250     0.017     0.000
9677519    1-Feb-32    $371,771.91       31.08                         0.250     0.017     0.000
9677525    1-Mar-32    $499,600.16       48.78                         0.250     0.017     0.358
9677650    1-Feb-32    $474,219.01       17.27                         0.250     0.017     0.233
9677813    1-Feb-32    $484,162.51       67.83                         0.250     0.017     0.000
9677931    1-Feb-32    $398,510.67       57.03                         0.250     0.017     0.000
9678047    1-Feb-22    $383,472.17       21.39                         0.250     0.017     0.000
9678089    1-Feb-32    $369,310.65       48.30                         0.250     0.017     0.000
9678183    1-Feb-32    $323,454.04       75.70                         0.250     0.017     0.108
9678259    1-Mar-32    $424,134.51       51.14                         0.250     0.017     0.000
9678308    1-Feb-32    $768,764.84       73.33                         0.250     0.017     0.358
9678318    1-Feb-32    $396,813.59       75.71                         0.250     0.017     0.000
9678376    1-Feb-32    $399,309.28       55.17                         0.250     0.017     0.000
9678432    1-Mar-32    $418,639.25       57.79                         0.250     0.017     0.000
9678434    1-Feb-32    $482,165.96       50.84                         0.250     0.017     0.000
9678451    1-Feb-32    $648,681.86       68.42                         0.250     0.017     0.108
9678513    1-Feb-32    $509,097.58       48.57                         0.250     0.017     0.000
9678518    1-Feb-32    $583,989.82       49.79                         0.250     0.017     0.000
9678726    1-Mar-32    $999,159.88       18.87                         0.250     0.017     0.108
9678749    1-Feb-32    $429,275.43       72.27                         0.250     0.017     0.108
9679026    1-Feb-32    $419,309.45       66.67                         0.250     0.017     0.233
9679072    1-Mar-32    $349,713.11       28.93                         0.250     0.017     0.233
9679206    1-Mar-32    $447,632.77       80.00                         0.250     0.017     0.233
9679282    1-Feb-32    $958,421.61       60.42                         0.250     0.017     0.233
9679591    1-Feb-32    $418,982.32       69.95                         0.250     0.017     0.000
9679772    1-Feb-32    $549,073.21       55.00                         0.250     0.017     0.108
9679825    1-Feb-32    $431,289.71       77.14                         0.250     0.017     0.233
9679859    1-Feb-32    $648,904.71       76.47                         0.250     0.017     0.108
9679997    1-Mar-32    $649,453.92       37.46                         0.250     0.017     0.108
9680288    1-Feb-32    $499,115.28       51.28                         0.250     0.017     0.000
9680307    1-Mar-32    $331,721.08       80.00                         0.250     0.017     0.108
9680384    1-Feb-32    $356,383.53       51.00                         0.250     0.017     0.000
9680433    1-Mar-32    $999,139.02       38.46                         0.250     0.017     0.000
9680449    1-Feb-32    $599,432.66       79.99                         0.250     0.017     0.108
9680520    1-Feb-32    $534,120.37       48.64                         0.250     0.017     0.233
9680787    1-Feb-32    $332,438.88       58.94                         0.250     0.017     0.108
9680867    1-Feb-32    $484,182.76       35.04                         0.250     0.017     0.108
9680881    1-Feb-32    $838,584.56       70.00                         0.250     0.017     0.108
9681278    1-Feb-32    $499,115.28       69.16                         0.250     0.017     0.000
9681439    1-Feb-32    $515,130.52       79.97                         0.250     0.017     0.108
9681788    1-Feb-32    $466,412.75       63.14                         0.250     0.017     0.108
9681804    1-Mar-32    $756,364.03       78.85                         0.250     0.017     0.108
9681948    1-Feb-32    $973,357.06       75.00                         0.250     0.017     0.108
9682042    1-Feb-32    $530,097.82       80.00                         0.250     0.017     0.108
9682450    1-Feb-32    $998,314.94       40.00                         0.250     0.017     0.108
9682784    1-Feb-32    $439,258.57       27.50                         0.250     0.017     0.108
9682926    1-Feb-32    $499,177.93       49.50                         0.250     0.017     0.233
9683247    1-Feb-32    $995,777.51       70.00                         0.250     0.017     0.000
9683913    1-Feb-32    $547,142.42       78.29                         0.250     0.017     0.483
9683962    1-Mar-32    $749,400.24       62.50                         0.250     0.017     0.358
9684162    1-Feb-32    $534,098.49       66.88                         0.250     0.017     0.108
9684230    1-Feb-32    $395,410.38       80.00                         0.250     0.017     0.733
9685408    1-Feb-32    $463,736.28       58.06                         0.250     0.017     0.233
9686917    1-Feb-32    $314,482.09       44.06                         0.250     0.017     0.233
9687461    1-Mar-32    $414,651.35       63.75                         0.250     0.017     0.108
9687570    1-Feb-32    $420,671.15       28.20                         0.250     0.017     0.108
9689540    1-Mar-32    $467,606.82       78.13                         0.250     0.017     0.108
9689713    1-Feb-32    $357,396.74       52.65                         0.250     0.017     0.108
9690262    1-Feb-22    $358,634.66       60.00                         0.250     0.017     0.358
9690264    1-Feb-32    $658,887.86       80.00                         0.250     0.017     0.108
9690292    1-Feb-32    $301,016.36       56.67                         0.250     0.017     0.358
9690411    1-Feb-32    $361,889.16       53.70                         0.250     0.017     0.108
9691307    1-Feb-32    $352,061.75       79.24                         0.250     0.017     0.608
9692799    1-Feb-32    $599,061.05       68.97                         0.250     0.017     0.483
9693538    1-Mar-32    $534,572.17       62.94                         0.250     0.017     0.358
9694699    1-Feb-32    $499,157.48       56.95                         0.250     0.017     0.108
9694716    1-Feb-32    $408,276.31       51.13                         0.250     0.017     0.000
9695159    1-Feb-32    $407,368.88       68.99                         0.250     0.017     0.000
9696249    1-Feb-32    $948,277.71       59.38                         0.250     0.017     0.000
9696439    1-Mar-32    $496,612.29       41.42                         0.250     0.017     0.483
9696811    1-Feb-32    $373,417.23       61.61                         0.250     0.017     0.000
9697181    1-Mar-32    $311,762.59       67.83                         0.250     0.017     0.608
9697512    1-Mar-32    $399,555.61       35.24                         0.250     0.017     0.000
9698156    1-Feb-32    $325,477.07       79.90                         0.250     0.017     0.358
9698688    1-Mar-32    $334,745.09       72.83                         0.250     0.017     0.608
9698829    1-Feb-32    $309,538.41       79.99                         0.250     0.017     0.233
9698840    1-Feb-32    $399,374.03       79.21                         0.250     0.017     0.483
9699191    1-Feb-32    $384,966.00       80.00                         0.250     0.017     0.233
9699512    1-Mar-32    $337,716.04       55.41                         0.250     0.017     0.108
9700182    1-Feb-32    $611,992.13       54.49                         0.250     0.017     0.233
9700198    1-Feb-32    $340,411.16       56.83                         0.250     0.017     0.000
9700401    1-Feb-32    $359,408.10       46.69                         0.250     0.017     0.233
9700453    1-Feb-32    $559,079.28       56.00                         0.250     0.017     0.233
9700506    1-Feb-32    $454,251.90       65.00                         0.250     0.017     0.233
9700524    1-Feb-32    $507,124.12       80.00                         0.250     0.017     0.233
9700533    1-Feb-32    $359,302.58       42.06                         0.250     0.017     0.233
9700593    1-Feb-32    $666,488.97       60.73                         0.250     0.017     0.000
9700660    1-Feb-32    $379,375.22       38.00                         0.250     0.017     0.233
9701477    1-Mar-22    $399,220.42       53.33                         0.250     0.017     0.108
9702996    1-Mar-32    $399,687.96       56.58                         0.250     0.017     0.483
9703237    1-Feb-22    $347,427.33       43.59                         0.250     0.017     0.358
9703427    1-Feb-32    $499,217.55       80.00                         0.250     0.017     0.483
9706819    1-Feb-32    $317,913.95       79.90                         0.250     0.017     0.608
9706827    1-Feb-32    $648,577.57       28.26                         0.250     0.017     0.000
9707202    1-Feb-32    $495,242.84       80.00                         0.250     0.017     0.608
9707211    1-Feb-32    $519,186.25       80.00                         0.250     0.017     0.483
9708117    1-Feb-32    $460,042.38       50.92                         0.250     0.017     0.233
9708285    1-Feb-32    $578,024.35       48.25                         0.250     0.017     0.108
9708336    1-Feb-32    $743,874.93       53.22                         0.250     0.017     0.233
9710190    1-Feb-32    $403,398.47       80.00                         0.250     0.017     0.733
9711918    1-Feb-32    $359,436.64       66.67                         0.250     0.017     0.483
9712082    1-Feb-32    $367,424.11       80.00                         0.250     0.017     0.483
9712998    1-Mar-32    $999,219.91       41.67                         0.250     0.017     0.483
9713458    1-Feb-32    $352,946.81       66.70                         0.250     0.017     0.483
9713954    1-Feb-32    $571,104.87       80.00                         0.250     0.017     0.483
9714084    1-Feb-32    $441,290.98       78.23                         0.250     0.017     0.358
9714699    1-Mar-32    $899,297.91       30.00                         0.250     0.017     0.483
9717189    1-Mar-32    $354,716.11       65.74                         0.250     0.017     0.358
9717221    1-Feb-32    $349,424.54       23.33                         0.250     0.017     0.233
9717299    1-Mar-32    $416,649.67       42.55                         0.250     0.017     0.108
9718018    1-Feb-32    $411,322.59       64.38                         0.250     0.017     0.233
9718315    1-Feb-32    $449,260.13       61.22                         0.250     0.017     0.233
9718495    1-Feb-32    $364,214.81       80.00                         0.250     0.017     0.358
9719692    1-Feb-32    $395,348.91       90.00               01        0.250     0.017     0.233
9719928    1-Feb-32    $347,441.30       80.00                         0.250     0.017     0.358
9719981    1-Mar-32    $499,619.54       80.00                         0.250     0.017     0.608
9720289    1-Feb-32    $648,931.29       72.22                         0.250     0.017     0.233
9720298    1-Feb-32    $341,850.75       80.00                         0.250     0.017     0.358
9720423    1-Feb-32    $558,630.01       79.94                         0.250     0.017     0.233
9721250    1-Mar-32    $409,638.26       47.95                         0.250     0.017     0.000
9722137    1-Mar-32    $1,498,858.62     60.00                         0.250     0.017     0.608
9722214    1-Feb-32    $439,340.03       40.01                         0.250     0.017     0.000
9722368    1-Feb-32    $424,283.85       77.27                         0.250     0.017     0.108
9722577    1-Feb-32    $648,982.80       79.75                         0.250     0.017     0.483
9722788    1-Feb-32    $403,302.36       80.00                         0.250     0.017     0.000
9722833    1-Feb-32    $838,717.53       70.00                         0.250     0.017     0.608
9723060    1-Feb-32    $368,193.62       80.00                         0.250     0.017     0.233
9723199    1-Feb-32    $333,037.87       80.00                         0.250     0.017     0.108
9723525    1-Feb-32    $399,323.07       66.67                         0.250     0.017     0.358
9723530    1-Mar-32    $674,446.71       75.00                         0.250     0.017     0.233
9723734    1-Mar-32    $403,660.59       50.37                         0.250     0.017     0.108
9723883    1-Feb-32    $436,780.67       70.00                         0.250     0.017     0.233
9723965    1-Feb-32    $409,325.90       57.75                         0.250     0.017     0.233
9724517    1-Feb-32    $473,120.83       70.00                         0.250     0.017     0.233
9724614    1-Feb-32    $648,245.77       69.15                         0.250     0.017     0.000
9724727    1-Mar-32    $390,217.33       66.31                         0.250     0.017     0.108
9725603    1-Feb-32    $455,286.41       80.00                         0.250     0.017     0.483
9725715    1-Feb-32    $449,677.50       80.00                         0.250     0.017     0.358
9725875    1-Feb-32    $447,662.75       80.00                         0.250     0.017     0.233
9725887    1-Feb-32    $415,316.03       80.00                         0.250     0.017     0.233
9725953    1-Feb-32    $593,492.64       80.00                         0.250     0.017     0.608
9726061    1-Feb-32    $499,136.60       50.25                         0.250     0.017     0.000
9726339    1-Feb-32    $334,407.25       42.62                         0.250     0.017     0.000
9726911    1-Mar-32    $496,347.40       70.00                         0.250     0.017     0.108
9727071    1-Feb-32    $648,904.71       65.00                         0.250     0.017     0.108
9727151    1-Mar-32    $560,751.22       64.88                         0.250     0.017     0.358
9727204    1-Feb-32    $582,287.35       80.00                         0.250     0.017     0.483
9728094    1-Feb-32    $534,497.82       55.48                         0.250     0.017     0.108
9728113    1-Feb-32    $315,529.49       80.00                         0.250     0.017     0.733
9728129    1-Feb-32    $434,284.78       62.14                         0.250     0.017     0.233
9728246    1-Feb-32    $509,121.54       80.00                         0.250     0.017     0.233
9728777    1-Mar-32    $447,667.52       80.00                         0.250     0.017     0.733
9729524    1-Feb-32    $386,532.92       80.00                         0.250     0.017     0.733
9730057    1-Feb-32    $455,250.26       80.00                         0.250     0.017     0.233
9730545    1-Mar-32    $377,705.12       80.00                         0.250     0.017     0.483
9730784    1-Feb-32    $426,315.04       89.99               16        0.250     0.017     0.358
9731100    1-Feb-32    $374,598.14       80.00                         0.250     0.017     0.358
9731487    1-Feb-32    $365,412.90       80.00                         0.250     0.017     0.358
9732042    1-Feb-32    $998,355.82       20.00                         0.250     0.017     0.233
9732239    1-Feb-32    $642,118.57       75.00                         0.250     0.017     0.483
9732240    1-Feb-32    $303,512.36       80.00                         0.250     0.017     0.358
9732818    1-Feb-32    $319,473.87       78.43                         0.250     0.017     0.233
9732833    1-Mar-32    $674,460.21       75.00                         0.250     0.017     0.358
9733520    1-Feb-32    $499,157.48       68.97                         0.250     0.017     0.108
9733775    1-Feb-32    $311,487.03       69.33                         0.250     0.017     0.233
9733806    1-Feb-32    $467,548.80       66.90                         0.250     0.017     0.358
9733956    1-Feb-32    $399,353.20       80.00                         0.250     0.017     0.358
9734315    1-Feb-32    $374,398.46       50.68                         0.250     0.017     0.358
9734532    1-Mar-32    $998,200.31       25.00                         0.250     0.017     0.358
9734637    1-Mar-32    $319,650.45       79.99                         0.250     0.017     0.483
9734645    1-Feb-32    $598,963.91       80.00               24        0.250     0.017     0.000
9734718    1-Mar-32    $319,731.16       80.00                         0.250     0.017     0.108
9734817    1-Feb-32    $445,683.92       80.00                         0.250     0.017     0.358
9735751    1-Feb-32    $349,424.54       25.93                         0.250     0.017     0.233
9735987    1-Feb-32    $343,334.41       80.00                         0.250     0.017     0.233
9736995    1-Mar-32    $399,655.61       80.00                         0.250     0.017     0.000
9737036    1-Feb-32    $394,051.05       76.79                         0.250     0.017     0.233
9737890    1-Feb-32    $648,931.29       78.50                         0.250     0.017     0.233
9738049    1-Feb-32    $439,311.43       80.00                         0.250     0.017     0.483
9738743    1-Mar-32    $417,324.19       80.00                         0.250     0.017     0.483
9738817    1-Feb-32    $369,406.48       78.72                         0.250     0.017     0.358
9739646    1-Mar-32    $355,715.31       74.95                         0.250     0.017     0.358
9739836    1-Mar-32    $519,563.14       80.00                         0.250     0.017     0.108
9739842    1-Feb-32    $618,481.44       70.00                         0.250     0.017     0.233
9740781    1-Feb-32    $331,454.15       67.07                         0.250     0.017     0.233
9740900    1-Mar-32    $424,660.14       73.91                         0.250     0.017     0.358
9741359    1-Feb-32    $368,314.65       49.87                         0.250     0.017     0.000
9741427    1-Feb-32    $444,286.16       68.99                         0.250     0.017     0.358
9742056    1-Mar-32    $459,632.14       69.17                         0.250     0.017     0.358
9742097    1-Feb-32    $648,931.29       74.71                         0.250     0.017     0.233
9742271    1-Feb-32    $960,378.97       69.96                         0.250     0.017     0.108
9742446    1-Feb-32    $342,363.40       90.00               12        0.250     0.017     0.483
9743252    1-Mar-32    $385,667.72       74.82                         0.250     0.017     0.108
9743964    1-Mar-32    $649,492.93       79.75                         0.250     0.017     0.483
9743991    1-Feb-32    $463,273.88       80.00                         0.250     0.017     0.483
9744393    1-Mar-32    $357,720.73       67.55                         0.250     0.017     0.483
9745482    1-Feb-32    $549,073.21       50.00                         0.250     0.017     0.108
9747335    1-Mar-32    $422,670.02       73.57                         0.250     0.017     0.483
9749690    1-Mar-32    $764,372.94       25.50                         0.250     0.017     0.233
9750547    1-Feb-32    $478,392.53       80.00                         0.250     0.017     0.108
9750923    1-Mar-32    $899,280.28       64.29                         0.250     0.017     0.358
9751620    1-Mar-32    $323,241.30       68.54                         0.250     0.017     0.358
9752056    1-Feb-32    $493,245.89       57.78                         0.250     0.017     0.608
9752515    1-Mar-32    $649,376.57       59.09                         0.250     0.017     0.000
9752745    1-Mar-32    $617,480.81       68.67                         0.250     0.017     0.108
9752906    1-Mar-22    $394,253.17       56.43                         0.250     0.017     0.358
9753114    1-Feb-32    $401,305.83       53.60                         0.250     0.017     0.000
9754221    1-Mar-32    $439,656.75       80.00                         0.250     0.017     0.483
9754355    1-Mar-32    $821,709.09       69.99                         0.250     0.017     0.108
9754503    1-Mar-32    $349,726.96       73.68                         0.250     0.017     0.483
9754913    1-Mar-32    $549,526.46       55.00                         0.250     0.017     0.000
9754986    1-Mar-32    $559,540.98       80.00                         0.250     0.017     0.233
9756838    1-Feb-32    $519,145.03       59.43                         0.250     0.017     0.233
9756984    1-Mar-32    $419,638.39       59.57                         0.250     0.017     0.000
9757723    1-Mar-32    $499,590.16       79.62                         0.250     0.017     0.233
9758154    1-Mar-32    $807,304.33       67.33                         0.250     0.017     0.000
9758610    1-Mar-32    $574,528.68       74.19                         0.250     0.017     0.233
9759275    1-Feb-32    $386,394.39       61.92                         0.250     0.017     0.483
9761259    1-Feb-32    $364,384.96       32.44                         0.250     0.017     0.108
9761286    1-Mar-32    $526,359.50       80.00                         0.250     0.017     0.233
9761738    1-Mar-32    $511,590.56       80.00                         0.250     0.017     0.358
9761944    1-Feb-32    $519,885.16       68.51                         0.250     0.017     0.483
9762116    1-Feb-32    $359,422.51       56.25                         0.250     0.017     0.358
9762393    1-Feb-32    $678,854.15       61.82                         0.250     0.017     0.108
9763016    1-Feb-32    $329,247.81       52.80                         0.250     0.017     0.233
9763357    1-Mar-32    $411,653.87       80.00                         0.250     0.017     0.108
9763789    1-Feb-32    $525,113.65       52.60                         0.250     0.017     0.108
9763973    1-Mar-32    $987,266.76       80.00                         0.250     0.017     0.733
9764710    1-Mar-32    $635,478.68       80.00                         0.250     0.017     0.233
9764721    1-Mar-32    $629,457.58       46.32                         0.250     0.017     0.000
9764795    1-Feb-32    $648,904.71       59.09                         0.250     0.017     0.108
9765142    1-Feb-32    $431,207.19       80.00                         0.250     0.017     0.358
9765221    1-Feb-32    $470,858.96       80.00                         0.250     0.017     0.483
9766121    1-Mar-32    $350,125.38       80.00                         0.250     0.017     0.608
9867238    1-Jan-32    $374,001.94       61.48                         0.250     0.017     0.000
9867668    1-Jan-32    $316,176.59       71.56                         0.250     0.017     0.000
9869586    1-Feb-32    $354,256.60       68.25                         0.250     0.017     0.000
9870073    1-Jan-32    $382,052.67       66.61                         0.250     0.017     0.233
9871400    1-Mar-32    $319,724.48       67.51                         0.250     0.017     0.000
9871673    1-Feb-32    $770,699.12       38.60                         0.250     0.017     0.108
9872480    1-Mar-32    $428,493.71       62.15                         0.250     0.017     0.108
9873959    1-Feb-32    $539,112.14       80.00                         0.250     0.017     0.233
9874562    1-Feb-32    $361,390.02       75.89                         0.250     0.017     0.108
9883552    1-Mar-32    $369,681.43       75.51   GD 4YR                0.250     0.017     0.000
9886420    1-Feb-32    $445,568.79       75.00                         0.250     0.017     0.608
9888242    1-Mar-32    $424,660.13       57.20                         0.250     0.017     0.358
9888359    1-Mar-32    $359,346.20       41.10                         0.250     0.017     0.983
9892201    1-Feb-32    $459,186.04       80.00                         0.250     0.017     0.000
9893774    1-Mar-32    $683,411.08       72.38                         0.250     0.017     0.000
9894764    1-Mar-32    $520,583.36       56.32                         0.250     0.017     0.358
9895896    1-Feb-32    $398,959.00       80.00                         0.250     0.017     0.358
9896505    1-Jan-32    $648,392.25       55.79                         0.250     0.017     0.233
9900267    1-Mar-32    $389,672.35       75.00                         0.250     0.017     0.108
9901734    1-Feb-32    $648,904.71       72.22                         0.250     0.017     0.108
9902753    1-Mar-32    $481,590.00       72.98                         0.250     0.017     0.000
9903752    1-Mar-32    $839,294.29       80.00                         0.250     0.017     0.108
9904292    1-Mar-32    $699,410.91       70.00                         0.250     0.017     0.108
9905172    1-Feb-32    $329,795.79       73.40                         0.250     0.017     0.608
9905494    1-Jan-32    $449,041.00       75.00                         0.250     0.017     0.983
9905612    1-Jan-32    $386,215.69       79.99                         0.250     0.017     0.358
9906409    1-Mar-32    $327,750.42       80.00                         0.250     0.017     0.608
9906887    1-Mar-22    $394,230.15       68.10                         0.250     0.017     0.108
9907143    1-Feb-32    $475,236.44       80.00                         0.250     0.017     0.358
9907273    1-Feb-32    $305,532.42       90.00               11        0.250     0.017     0.608
9909502    1-Feb-32    $424,283.85       53.80                         0.250     0.017     0.108
9910197    1-Mar-32    $1,249,117.76     69.44                         0.250     0.017     0.983
9910806    1-Mar-32    $419,655.72       70.00                         0.250     0.017     0.233
9910986    1-Mar-32    $423,077.83       79.99                         0.250     0.017     0.608
9911074    1-Jan-32    $462,934.25       80.00                         0.250     0.017     0.608
9911515    1-Mar-32    $453,013.55       79.93                         0.250     0.017     0.733
9911577    1-Jan-32    $319,168.82       71.01                         0.250     0.017     0.000
9911903    1-Mar-32    $447,632.77       74.67                         0.250     0.017     0.233
9913183    1-Feb-32    $594,021.73       70.00                         0.250     0.017     0.233
9913460    1-Mar-32    $405,840.51       67.70                         0.250     0.017     0.108
9914409    1-Feb-32    $381,916.12       50.00                         0.250     0.017     0.608
9914980    1-Mar-32    $499,619.54       74.07                         0.250     0.017     0.608
9915213    1-Dec-31    $361,462.02       89.97               01        0.250     0.017     0.000
9916087    1-Mar-32    $407,573.72       66.34                         0.250     0.017     0.358
9917725    1-Mar-32    $349,713.11       45.16                         0.250     0.017     0.233
9918064    1-Feb-32    $334,501.21       65.05                         0.250     0.017     0.733
9918714    1-Feb-32    $199,722.95       71.17                         0.250     0.017     1.108
9920247    1-Mar-32    $350,126.65       80.00                         0.250     0.017     0.483
9920821    1-Mar-32    $396,458.36       80.00                         0.250     0.017     0.000
9921415    1-Mar-32    $473,121.35       55.38                         0.250     0.017     0.358
9921943    1-Feb-32    $304,510.75       37.42                         0.250     0.017     0.358
9922248    1-Feb-32    $546,122.56       69.95                         0.250     0.017     0.358
9922959    1-Nov-31    $432,628.58       80.00                         0.250     0.017     0.233
9923187    1-Feb-32    $399,325.97       50.34                         0.250     0.017     0.108
9923828    1-Mar-32    $999,200.31       61.54                         0.250     0.017     0.358
9924433    1-Mar-32    $374,684.95       41.90                         0.250     0.017     0.108
9924475    1-Feb-32    $483,614.18       74.51                         0.250     0.017     0.983
9925090    1-Mar-32    $449,666.03       69.23                         0.250     0.017     0.733
9925248    1-Dec-31    $348,784.43       22.29                         0.250     0.017     0.000
9925482    1-Dec-31    $488,339.17       64.90                         0.250     0.017     0.108
9925742    1-Mar-32    $304,756.09       56.48                         0.250     0.017     0.358
9927058    1-Mar-32    $262,295.23       75.00                         0.250     0.017     0.483
9927806    1-Jan-32    $349,112.80       72.16                         0.250     0.017     0.108
9927970    1-Mar-32    $374,700.11       79.79                         0.250     0.017     0.358
9928543    1-Feb-32    $560,122.08       79.01                         0.250     0.017     0.483
9929266    1-Mar-32    $423,660.93       80.00                         0.250     0.017     0.358
9929274    1-Feb-32    $343,500.46       80.00                         0.250     0.017     0.858
9929323    1-Mar-32    $399,695.63       67.23                         0.250     0.017     0.608
9929461    1-Mar-32    $499,609.94       67.57                         0.250     0.017     0.483
9929982    1-Feb-32    $399,419.16       72.33                         0.250     0.017     0.858
9930235    1-Feb-32    $374,862.45       77.51                         0.250     0.017     0.483
9930273    1-Feb-32    $306,682.34       79.99                         0.250     0.017     0.108
9930679    1-Mar-32    $318,225.77       70.00                         0.250     0.017     0.000
9931303    1-Mar-32    $300,753.26       66.89                         0.250     0.017     0.233
9932642    1-Dec-31    $448,437.13       47.51                         0.250     0.017     0.000
9933468    1-Dec-31    $498,425.60       77.52                         0.250     0.017     0.483
9933667    1-Dec-31    $532,110.38       79.99                         0.250     0.017     0.000
9933772    1-Mar-32    $649,492.93       73.86                         0.250     0.017     0.483
9934059    1-Mar-32    $999,257.85       58.82                         0.250     0.017     0.733
9935176    1-Dec-31    $362,486.65       75.00                         0.250     0.017     0.000
9935622    1-Feb-32    $385,599.15       75.00                         0.250     0.017     0.108
9936316    1-Mar-32    $304,756.09       20.33                         0.250     0.017     0.358
9937386    1-Mar-32    $373,198.40       60.00                         0.250     0.017     0.483
9937662    1-Mar-32    $313,149.37       88.66               11        0.250     0.017     0.358
9938361    1-Mar-32    $499,628.93       54.05                         0.250     0.017     0.733
9938397    1-Dec-31    $309,990.01       80.00                         0.250     0.017     0.000
9939073    1-Feb-32    $399,374.03       68.97                         0.250     0.017     0.483
9939370    1-Mar-32    $312,749.70       51.31                         0.250     0.017     0.358
9941031    1-Mar-32    $349,705.95       66.41                         0.250     0.017     0.108
9941629    1-Mar-32    $799,360.25       74.42                         0.250     0.017     0.358
9942693    1-Mar-32    $577,038.18       70.00                         0.250     0.017     0.358
9942940    1-Mar-32    $649,480.21       78.80                         0.250     0.017     0.358
9942972    1-Mar-32    $398,656.47       51.48                         0.250     0.017     0.000
9942976    1-Mar-32    $367,213.31       75.00                         0.250     0.017     0.483
9943010    1-Mar-32    $389,688.12       76.47                         0.250     0.017     0.358
9943481    1-Feb-32    $433,104.14       69.41                         0.250     0.017     0.358
9943815    1-Mar-32    $479,586.73       78.69                         0.250     0.017     0.000
9944013    1-Mar-32    $416,166.93       70.00                         0.250     0.017     0.358
9944369    1-Mar-32    $489,578.11       55.06                         0.250     0.017     0.000
9944555    1-Mar-32    $359,624.97       80.00                         0.250     0.017     0.233
9944619    1-Feb-32    $698,591.04       70.00                         0.250     0.017     0.358
9945342    1-Mar-32    $579,524.57       80.00                         0.250     0.017     0.233
9945556    1-Mar-32    $334,751.38       54.47                         0.250     0.017     0.733
9945616    1-Feb-32    $396,790.26       80.00                         0.250     0.017     0.108
9946083    1-Mar-32    $422,626.79       78.33                         0.250     0.017     0.000
9946196    1-Jan-32    $398,986.06       74.35                         0.250     0.017     0.108
9946968    1-Mar-32    $434,625.47       51.18                         0.250     0.017     0.000
9947228    1-Feb-32    $575,029.41       67.76                         0.250     0.017     0.108
9947325    1-Feb-32    $311,761.36       77.98                         0.250     0.017     0.483
9947944    1-Mar-32    $339,714.36       80.00                         0.250     0.017     0.108
9948249    1-Feb-32    $479,607.57       70.15                         0.250     0.017     0.000
9948275    1-Feb-32    $499,157.49       41.67                         0.250     0.017     0.108
9948395    1-Mar-32    $402,969.42       77.19                         0.250     0.017     0.233
9948594    1-Mar-32    $322,728.63       61.52                         0.250     0.017     0.108
9948634    1-Mar-32    $349,713.11       55.12                         0.250     0.017     0.233
9949361    1-Feb-32    $420,877.65       73.98                         0.250     0.017     0.733
9949664    1-Mar-32    $349,720.11       41.18                         0.250     0.017     0.358
9950533    1-Feb-32    $374,065.12       57.69                         0.250     0.017     0.000
9950552    1-Mar-32    $649,440.36       52.00                         0.250     0.017     0.000
9950656    1-Mar-32    $999,180.30       62.50                         0.250     0.017     0.233
9950822    1-Mar-32    $474,600.93       72.52                         0.250     0.017     0.108
9950836    1-Jan-32    $378,538.02       79.73                         0.250     0.017     0.108
9950943    1-Feb-32    $496,182.86       67.62                         0.250     0.017     0.233
9951035    1-Mar-32    $447,632.77       80.00                         0.250     0.017     0.233
9951067    1-Mar-32    $331,721.07       48.12                         0.250     0.017     0.108
9951592    1-Mar-32    $350,712.28       68.16                         0.250     0.017     0.233
9951953    1-Mar-32    $356,700.07       78.46                         0.250     0.017     0.108
9952037    1-Feb-32    $427,678.03       80.00                         0.250     0.017     0.858
9952101    1-Mar-32    $349,698.66       63.64                         0.250     0.017     0.000
9952115    1-Mar-32    $399,687.96       76.19                         0.250     0.017     0.483
9952154    1-Feb-32    $360,391.68       62.24                         0.250     0.017     0.108
9952744    1-Mar-32    $369,681.44       60.66                         0.250     0.017     0.000
9953407    1-Mar-32    $367,675.32       80.00                         0.250     0.017     0.000
9953474    1-Mar-32    $478,453.46       90.00               24        0.250     0.017     0.858
9953481    1-Mar-32    $346,643.89       69.99                         0.250     0.017     0.000
9953652    1-Feb-32    $439,258.58       78.57                         0.250     0.017     0.108
9953678    1-Mar-32    $438,657.53       53.87                         0.250     0.017     0.483
9954046    1-Mar-32    $399,655.58       80.00                         0.250     0.017     0.000
9955096    1-Jan-32    $513,692.35       63.90                         0.250     0.017     0.108
9955135    1-Feb-32    $410,646.35       71.33                         0.250     0.017     1.233
9955476    1-Mar-32    $211,821.89       54.36                         0.250     0.017     0.108
9955709    1-Dec-30    $498,408.88       89.29               24        0.250     0.017     0.858
9956589    1-Feb-32    $505,265.21       74.96                         0.250     0.017     0.858
9957015    1-Mar-32    $379,680.75       95.00               13        0.250     0.017     0.108
9957877    1-Mar-32    $476,388.73       64.43                         0.250     0.017     0.358
9958304    1-Mar-32    $544,564.17       68.99                         0.250     0.017     0.358
9958528    1-Mar-32    $416,175.08       70.00                         0.250     0.017     0.483
9958543    1-Mar-32    $205,097.58       60.38                         0.250     0.017     0.233
9958734    1-Feb-32    $377,408.46       80.00                         0.250     0.017     0.483
9958792    1-Mar-32    $339,728.10       71.58                         0.250     0.017     0.358
9958826    1-Mar-32    $759,021.55       42.23                         0.250     0.017     0.608
9958955    1-Dec-31    $330,531.09       87.24               01        0.250     0.017     0.858
9959012    1-Jan-32    $422,075.69       90.00               06        0.250     0.017     0.858
9959177    1-Mar-32    $562,522.81       45.42                         0.250     0.017     0.108
9959550    1-Mar-32    $315,162.22       94.99               06        0.250     0.017     0.733
9959725    1-Mar-32    $344,710.16       67.65                         0.250     0.017     0.108
9959950    1-Mar-32    $804,306.92       70.00                         0.250     0.017     0.000
9960194    1-Mar-32    $389,688.12       58.21                         0.250     0.017     0.358
9961805    1-Mar-32    $403,389.70       40.76                         0.250     0.017     0.483
9961992    1-Mar-32    $999,239.08       54.05                         0.250     0.017     0.608
9962061    1-Mar-22    $349,667.17       74.28                         0.250     0.017     0.108
9962124    1-Jul-31    $356,839.22       55.28                         0.250     0.017     0.733
9963510    1-May-31    $316,284.62       73.72                         0.250     0.017     0.983
9964023    1-Feb-32    $373,354.17       46.75                         0.250     0.017     0.000
9964324    1-Mar-32    $409,629.35       78.10                         0.250     0.017     0.000
9964890    1-Mar-32    $394,668.15       71.82                         0.250     0.017     0.108
9965276    1-Mar-32    $438,640.15       58.53                         0.250     0.017     0.233
9965995    1-Mar-32    $999,095.98       52.91                         0.250     0.017     0.000
9967060    1-Mar-32    $999,200.31       37.04                         0.250     0.017     0.358
9967435    1-Mar-32    $649,453.92       69.15                         0.250     0.017     0.108
9967739    1-Mar-32    $369,696.71       72.55                         0.250     0.017     0.233
9968167    1-Mar-32    $484,602.45       76.08                         0.250     0.017     0.233
9968430    1-Nov-31    $326,606.31       80.00                         0.250     0.017     0.108
9968790    1-Dec-31    $891,214.86       80.00                         0.250     0.017     0.483
9969004    1-Mar-32    $479,106.95       54.80                         0.250     0.017     0.233
9969587    1-Mar-32    $459,641.15       79.31                         0.250     0.017     0.483
9969631    1-Mar-32    $332,296.96       80.00                         0.250     0.017     0.608
9970125    1-Jan-32    $305,168.73       86.20               11        0.250     0.017     0.233
9970282    1-Jan-32    $423,050.07       80.00                         0.250     0.017     0.733
9970320    1-Jan-32    $501,287.29       75.56                         0.250     0.017     0.358
9970388    1-Mar-32    $194,840.16       75.00                         0.250     0.017     0.233
9971557    1-Feb-32    $489,233.19       65.33                         0.250     0.017     0.483
9971877    1-Mar-32    $319,731.15       62.14                         0.250     0.017     0.108
9972237    1-Mar-32    $324,059.32       84.23               01        0.250     0.017     0.733
9973425    1-Mar-32    $424,642.95       62.04                         0.250     0.017     0.108
9974633    1-Feb-32    $505,514.85       75.00                         0.250     0.017     0.858
9974688    1-Dec-31    $398,603.03       90.09               33        0.250     0.017     0.858
9974928    1-Jan-32    $387,213.76       64.67                         0.250     0.017     1.233
9974947    1-Mar-32    $374,684.96       75.00                         0.250     0.017     0.108
9975117    1-Feb-32    $485,239.45       52.54                         0.250     0.017     0.483
9975471    1-Mar-32    $393,169.42       43.72                         0.250     0.017     0.108
9975529    1-Feb-32    $539,272.92       80.00                         0.250     0.017     1.233
9975532    1-Feb-32    $424,382.86       58.62                         0.250     0.017     0.858
9975555    1-Jan-32    $598,721.37       72.73                         0.250     0.017     0.983
9975760    1-Jan-32    $598,721.36       75.95                         0.250     0.017     0.983
9976110    1-Feb-32    $583,015.91       68.71                         0.250     0.017     0.108
9977024    1-Mar-32    $391,678.68       54.07                         0.250     0.017     0.233
9977879    1-Feb-32    $323,454.04       90.00               01        0.250     0.017     0.108
9978119    1-Jan-32    $350,352.45       80.00                         0.250     0.017     0.358
9979218    1-Jan-32    $507,146.65       75.33                         0.250     0.017     0.000
9979253    1-Feb-32    $446,334.45       71.52                         0.250     0.017     0.733
9979297    1-Feb-32    $599,128.70       80.00                         0.250     0.017     0.858
9979876    1-Mar-32    $999,139.01       54.79                         0.250     0.017     0.000
9979907    1-Jan-32    $415,113.50       80.00                         0.250     0.017     0.983
9980146    1-Jan-32    $443,815.65       75.42                         0.250     0.017     0.000
9980480    1-Jan-32    $313,204.05       72.18                         0.250     0.017     0.108
9980566    1-Mar-32    $349,705.96       57.19                         0.250     0.017     0.108
9980966    1-Mar-32    $367,712.92       70.77                         0.250     0.017     0.483
9981371    1-Feb-32    $581,019.29       61.91                         0.250     0.017     0.108
9982580    1-Mar-32    $349,705.96       65.42                         0.250     0.017     0.108
9982859    1-Mar-32    $317,346.01       80.00                         0.250     0.017     0.358
9982887    1-Feb-32    $306,674.02       80.00                         0.250     0.017     0.858
9982889    1-Feb-32    $327,499.32       80.00                         0.250     0.017     0.608
9982903    1-Feb-32    $349,452.28       84.34               13        0.250     0.017     0.483
9983033    1-Feb-32    $479,191.17       66.85                         0.250     0.017     0.108
9983465    1-Jan-32    $305,967.78       75.49                         0.250     0.017     0.108
9984760    1-Mar-32    $345,709.32       68.51                         0.250     0.017     0.108
9984910    1-Feb-32    $374,697.97       90.00               01        0.250     0.017     0.358
9985854    1-Mar-32    $532,074.17       75.00                         0.250     0.017     0.358
9986180    1-Feb-32    $413,718.67       78.19                         0.250     0.017     0.233
9986247    1-Feb-32    $342,721.52       57.22                         0.250     0.017     0.108
9986432    1-Feb-32    $359,436.64       60.00                         0.250     0.017     0.483
9986510    1-Feb-32    $370,359.36       70.00                         0.250     0.017     0.000
9987635    1-Feb-32    $439,276.57       67.69                         0.250     0.017     0.233
9987636    1-Feb-32    $341,464.81       62.75                         0.250     0.017     0.483
9987931    1-Mar-32    $603,516.99       80.00                         0.250     0.017     0.358
9988672    1-Mar-32    $519,052.72       80.00                         0.250     0.017     0.000
9989254    1-Mar-32    $414,768.05       70.00                         0.250     0.017     0.358
9989280    1-Mar-32    $495,593.43       80.00                         0.250     0.017     0.233
9989747    1-Feb-32    $359,408.10       80.00                         0.250     0.017     0.233
9989800    1-Feb-32    $599,037.53       54.55                         0.250     0.017     0.358
9989832    1-Feb-32    $584,014.24       59.69                         0.250     0.017     0.108
9989879    1-Feb-32    $504,169.70       74.81                         0.250     0.017     0.233
9989917    1-Feb-32    $398,327.66       66.50                         0.250     0.017     0.108
9989922    1-Feb-32    $384,335.19       45.29                         0.250     0.017     0.000
9989942    1-Feb-32    $461,771.28       47.79                         0.250     0.017     0.358
9990458    1-Mar-32    $472,103.04       75.00                         0.250     0.017     0.108
9992210    1-Feb-32    $355,428.93       80.00                         0.250     0.017     0.358
9992214    1-Feb-32    $343,960.89       43.06                         0.250     0.017     0.483
9992234    1-Mar-32    $594,487.72       70.00                         0.250     0.017     0.000
9992251    1-Mar-32    $474,600.93       55.23                         0.250     0.017     0.108
9992287    1-Feb-32    $319,486.68       62.75                         0.250     0.017     0.358
9992306    1-Mar-32    $444,616.87       56.33                         0.250     0.017     0.000
9993139    1-Mar-32    $357,306.88       67.47                         0.250     0.017     0.233
9993763    1-Mar-32    $467,525.83       84.31               11        0.250     0.017     0.358
9993823    1-Mar-32    $468,105.98       50.43                         0.250     0.017     0.108

                       $381,135,231.26

COUNT:             803
WAC:        6.98148841
WAM:       356.6111296
WALTV:     64.89082657

                                  EXHIBIT F-1B

                 [Schedule of Type 1 Mortgage Loans in Group II]

WFMBS
WFMBS   2002-08 GROUP II LOANS EXHIBIT F-1B
15 YEAR FIXED RATE NON-RELOCATION & RELOCATION  LOANS


(i)        (ii)                                  (iii)      (iv)       (v)        (vi)
-----      -------------------   -----   -----   --------   --------   --------   ----------
                                                                       NET
MORTGAGE                                                    MORTGAGE   MORTGAGE   CURRENT
LOAN                                     ZIP     PROPERTY   INTEREST   INTEREST   MONTHLY
NUMBER     CITY                  STATE   CODE    TYPE       RATE       RATE       PAYMENT
--------   -------------------   -----   -----   --------   --------   --------   ----------
225        MALIBU                CA      90265   SFD        6.625      6.000      $  3,907.07
2233       WALNUT CREEK          CA      94596   SFD        6.750      6.000      $  3,061.79
2646       LONG BEACH            CA      90802   LCO        6.500      6.000      $  3,658.65
3346       NORTHFIELD            IL      60093   SFD        6.625      6.000      $  4,126.57
3890       BRECKENRIDGE          CO      80424   LCO        6.500      6.000      $  4,146.47
3909       MEBANE                NC      27302   SFD        6.625      6.000      $  5,649.89
5303       LA CANADA             CA      91011   SFD        6.625      6.000      $  4,828.97
7190       SAN JOSE              CA      95120   SFD        6.500      6.000      $  4,703.98
7482       OXNARD                CA      93035   LCO        6.375      6.000      $  3,274.54
7546       LOS ALTOS             CA      94024   SFD        6.500      6.000      $  4,773.67
7907       THORNTON              CO      80241   SFD        6.750      6.000      $  3,468.85
8576       UKIAH                 CA      95482   SFD        6.500      6.000      $  5,644.78
9242       ALEXANDRIA            VA      22309   SFD        6.500      6.000      $  4,218.31
9422       MERCER ISLAND         WA      98040   SFD        6.625      6.000      $  8,583.27
12493      BURBANK               CA      91501   SFD        6.625      6.000      $  3,511.98
13026      FALLBROOK             CA      92028   SFD        6.500      6.000      $  3,117.69
13878      SNOWMASS VILLAGE      CO      81611   LCO        6.625      6.000      $  2,976.40
14046      RANCHO SANTA FE       CA      92067   SFD        6.750      6.000      $  8,601.32
14219      LAGUNA NIGUEL         CA      92677   SFD        6.750      6.000      $  6,389.05
14239      LOS ANGELES           CA      90292   MF2        6.500      6.000      $  5,226.64
14504      ANKENY                IA      50021   SFD        7.000      6.000      $  4,799.74
15022      KETCHUM               ID      83340   SFD        6.750      6.000      $  3,097.18
15089      POWAY                 CA      92064   SFD        6.625      6.000      $  3,520.76
15251      SARASOTA              FL      34241   SFD        6.875      6.000      $  5,244.10
16019      DANVILLE              CA      94506   SFD        6.250      5.983      $  4,745.84
16078      ALVORD                TX      76225   SFD        6.500      6.000      $  3,894.72
18504      PALM DESERT           CA      92260   SFD        7.000      6.000      $  3,775.08
23099      NIWOT                 CO      80503   SFD        6.750      6.000      $  3,147.38
23844      TORRANCE              CA      90503   SFD        6.875      6.000      $  3,567.42
24063      LOS ANGELES           CA      90210   SFD        6.500      6.000      $  5,662.20
24462      LOS GATOS             CA      95033   SFD        6.125      5.858      $  5,512.05
24993      WHEATON               IL      60187   SFD        6.625      6.000      $  2,967.62
25299      HOLLIDAYSBURG         PA      16648   SFD        6.500      6.000      $  5,444.42
25827      SOUTHBURY             CT      06488   SFD        6.500      6.000      $  4,812.00
27345      GRAND JUNCTION        CO      81503   SFD        6.625      6.000      $  3,441.74
27738      LA MESA               CA      91941   SFD        6.875      6.000      $  3,299.86
28124      DANA POINT            CA      92629   SFD        6.000      5.733      $  8,438.57
29997      SAN FRANCISCO         CA      94132   SFD        6.500      6.000      $  2,918.21
32365      TIERRS VERDE          FL      33715   SFD        6.375      6.000      $  4,433.60
32703      ALTADENA AREA         CA      91001   SFD        6.625      6.000      $  3,801.71
35465      HYDE PARK             NY      12545   SFD        6.375      6.000      $  3,360.21
35470      SAN JUAN CAPISTRA     CA      92675   SFD        6.375      6.000      $  3,949.62
37587      OAK BROOK             IL      60523   SFD        6.500      6.000      $  5,575.09
38986      LAGUNA NIGUEL         CA      92677   SFD        6.250      5.983      $  4,681.53
40560      SILVERTHORNE          CO      80498   SFD        6.625      6.000      $  4,688.49
41447      MONROVIA              CA      91016   SFD        6.625      6.000      $  3,950.97
42389      RENO                  NV      89509   SFD        6.500      6.000      $  4,181.32
42730      BOULDER               CO      80302   SFD        6.625      6.000      $  4,635.81
42968      ORLANDO               FL      32819   SFD        6.500      6.000      $  3,549.76
43600      ALBUQUERQUE           NM      87112   SFD        6.500      6.000      $  4,076.78
44390      CAMARILLO             CA      93010   SFD        6.250      5.983      $  7,716.81
44527      RENO                  NV      89509   SFD        6.875      6.000      $  5,351.13
44815      EDISON                NJ      08820   SFD        6.500      6.000      $  5,287.62
51044      INDIAN WELLS          CA      92210   SFD        6.500      6.000      $  4,041.94
52286      VENTURA               CA      93001   SFD        6.375      6.000      $  3,759.49
52908      BELLEVUE              WA      98004   SFD        6.750      6.000      $  4,690.02
54388      DALLAS                TX      75230   SFD        6.250      5.983      $  5,543.24
54848      EL DORADO HILLS       CA      95762   SFD        6.625      6.000      $  3,599.77
56058      ATLANTA               GA      30327   SFD        6.375      6.000      $  6,870.79
56264      ROXBORO               NC      27573   SFD        6.375      6.000      $  4,018.76
61154      WOODCLIFF LAKE        NJ      07677   SFD        6.500      6.000      $  3,919.98
78210      SNOWMASS VILLAGE      CO      81615   LCO        6.250      5.983      $  2,915.24
89708      BURR RIDGE            IL      60521   SFD        6.375      6.000      $  5,672.66
106463     SOUTHPORT             NC      28461   SFD        6.500      6.000      $  2,926.92
109849     SANTA BARBARA         CA      93105   SFD        6.125      5.858      $  6,677.41
792405     FT THOMAS             KY      41075   SFD        7.000      6.000      $  3,361.62
793702     BURR RIDGE            IL      60521   PUD        6.250      5.983      $  4,587.21
794811     WOODLAND HILLS        CA      91364   SFD        6.750      6.000      $  3,008.70
795264     WASHINGTON            DC      20015   SFD        6.000      5.733      $  4,388.06
795753     BLOOMFIELD HILLS      MI      48302   SFD        6.375      6.000      $  3,024.88
797353     MARTINEZ              CA      94553   SFD        6.375      6.000      $  4,321.25
797687     DULUTH                GA      30097   SFD        6.250      5.983      $  3,481.14
800280     MODESTO               CA      95354   SFD        6.875      6.000      $  3,460.39
801293     STAMFORD              CT      06903   SFD        6.375      6.000      $  5,608.99
801934     DEVON                 PA      19333   SFD        6.375      6.000      $  3,500.21
803496     LA JOLLA              CA      92037   SFD        6.750      6.000      $  4,318.36
803607     PRINCETON             NJ      08540   SFD        6.625      6.000      $  3,152.00
803629     SALT LAKE CITY        UT      84103   SFD        6.500      6.000      $  3,754.47
803659     ENCINO                CA      91436   SFD        6.625      6.000      $  4,354.85
803724     BERNARDSVILLE         NJ      07924   SFD        6.750      6.000      $  4,057.31
804742     SAN JOSE              CA      95138   PUD        6.375      6.000      $  4,278.04
804814     CLARENDON HILLS       IL      60514   SFD        6.750      6.000      $  2,743.22
804919     LA VERNE              CA      91750   SFD        7.125      6.000      $  3,215.70
807202     CHATHAM BOROUGH       NJ      07928   SFD        6.375      6.000      $  3,068.09
810892     BEVERLY HILLS         CA      90210   SFD        6.000      5.733      $  7,594.72
812343     LAGUNA NIGUEL         CA      92677   PUD        6.625      6.000      $  7,726.35
812406     FREMONT               CA      94539   SFD        6.625      6.000      $  3,775.38
812775     SEATTLE               WA      98166   SFD        6.375      6.000      $  4,164.95
813932     AUSTIN                TX      78746   SFD        6.500      6.000      $  4,268.43
814872     AUBURN                CA      95602   SFD        6.625      6.000      $  4,126.57
818596     SALEM TOWNSHIP        MI      48170   SFD        6.625      6.000      $  4,170.48
819382     NEWPORT BEACH         CA      92660   SFD        6.625      6.000      $  4,021.21
819597     LAGUNA NIGUEL         CA      92677   SFD        6.500      6.000      $  2,956.50
825201     BRICK                 NJ      08723   SFD        6.500      6.000      $  4,355.54
825916     LAKE IN THE HILLS     IL      60156   SFD        6.375      6.000      $  4,476.82
825918     POWAY                 CA      92064   SFD        6.625      6.000      $  4,214.37
825926     FREDERICK             MD      21703   SFD        6.750      6.000      $  3,106.03
828022     BROOKLYN              NY      11235   SFD        6.625      6.000      $  3,055.42
832562     MIDDLE VILLAGE        NY      11379   SFD        6.875      6.000      $  1,847.44
1009511    REDLANDS              CA      92373   SFD        6.375      6.000      $  4,061.98
1050714    SAN JOSE              CA      95127   SFD        6.250      5.983      $  3,781.24
1061826    KIRKLAND              WA      98034   SFD        6.875      6.000      $  4,459.28
1087166    MARTINEZ              CA      94553   SFD        6.875      6.000      $  5,797.06
1113243    SAN RAMON             CA      94583   SFD        6.375      6.000      $  4,036.05
1115684    JACKSONVILLE          FL      32256   SFD        6.375      6.000      $  3,318.73
1171068    DANVILLE              CA      94506   SFD        6.875      6.000      $  3,138.44
1229395    NEWARK                CA      94560   SFD        6.625      6.000      $  3,687.58
1237037    LOCKPORT              IL      60441   SFD        6.375      6.000      $  3,768.14
1262477    SUGAR LAND            TX      77478   SFD        6.375      6.000      $  4,839.81
2643677    EL DORADO HILLS       CA      95762   SFD        6.750      6.000      $  5,973.14
2936801    SAN ANTONIO           TX      78255   SFD        6.375      6.000      $  4,916.93
4088530    SAN LUIS OBISPO       CA      93401   SFD        6.500      6.000      $  3,467.01
4240517    SAG HARBOR            NY      11963   SFD        6.875      6.000      $  5,137.09
4252999    WANTAGH               NY      11793   SFD        6.750      6.000      $  3,008.70
4259871    DALLAS                TX      75230   SFD        7.125      6.000      $  4,376.98
4269422    NAPLES                FL      34108   LCO        6.500      6.000      $  3,557.39
4277812    HUNTINGTON            NY      11743   SFD        6.750      6.000      $  5,309.46
4289739    LAWRENCE              NY      11559   SFD        6.500      6.000      $  3,928.70
4313163    REGO PARK             NY      11374   COP        6.375      6.000      $    564.57
4319849    ARDSLEY               NY      10502   SFD        6.625      6.000      $  3,204.68
4322592    SMITHTOWN             NY      11787   SFD        6.625      6.000      $  2,693.67
4325963    RANCHO CUCAMONGA      CA      91739   SFD        6.500      6.000      $  2,793.21
4332737    FLOSSMOOR             IL      60422   SFD        6.125      5.858      $  4,777.97
4343335    YORKTOWN HEIGHTS      NY      10598   SFD        6.125      5.858      $  3,423.77
4346099    SETAUKET              NY      11733   SFD        6.625      6.000      $  2,786.70
4350802    LAGUNA HILLS          CA      92653   SFD        6.250      5.983      $  2,836.77
4351121    LOS ANGELES           CA      90064   SFD        6.500      6.000      $  2,961.77
4352800    CUTCHOGUE             NY      11935   SFD        6.500      6.000      $  3,484.43
4354058    LOS ANGELES           CA      90049   SFD        6.500      6.000      $  6,881.75
4355250    RANCHO PALOS VERDES   CA      90275   SFD        6.500      6.000      $  4,779.77
4356186    COLUMBIA              MO      65203   SFD        6.250      5.983      $  5,523.94
4365796    SOUTH HAMPTON         NY      11968   SFD        6.375      6.000      $  3,457.01
4368167    BEVERLY HILLS         CA      90211   SFD        6.625      6.000      $  3,415.40
4368222    GARDEN CITY           NY      11530   SFD        6.375      6.000      $  2,726.71
4372848    SAINT LOUIS           MO      63141   SFD        6.500      6.000      $  3,193.55
4373789    LOS ANGELES           CA      90027   SFD        6.375      6.000      $  5,012.66
4375054    ARLINGTON             VA      22207   SFD        6.875      6.000      $  4,459.28
4377884    PASADENA              CA      91103   SFD        6.250      5.983      $  4,906.18
4380817    MARSHFIELD            MA      02050   SFD        6.375      6.000      $  3,085.38
4388507    KATONAH               NY      10536   SFD        6.500      6.000      $  2,926.93
4395836    WILTON                CA      95693   SFD        6.375      6.000      $  3,854.56
4395882    BERWYN                PA      19312   SFD        6.375      6.000      $  4,520.03
4405720    BEVERLY HILLS         CA      90212   SFD        6.625      6.000      $  3,599.78
4407906    BEVERLY HILLS         CA      90211   SFD        6.625      6.000      $  5,004.57
4411115    BEVERLY HILLS         CA      90210   SFD        6.500      6.000      $  4,814.86
4411811    SCARSDALE             NY      10583   LCO        6.875      6.000      $  3,197.53
4412568    ROSEMONT              PA      19010   SFD        6.250      5.983      $  3,020.04
4412879    EAST HILLS            NY      11576   SFD        6.250      5.983      $  3,000.99
4413516    MIAMI                 FL      33157   PUD        6.875      6.000      $  2,987.71
4414133    IRVINE                CA      92614   SFD        6.375      6.000      $  4,321.26
4415877    SAN DIEGO             CA      92130   SFD        6.250      5.983      $  4,029.89
4418233    NORTH READING         MA      01864   SFD        6.375      6.000      $  3,984.20
4419628    SAINT CHARLES         MO      63304   SFD        6.375      6.000      $  2,903.89
4420346    CORAL GABLES          FL      33156   SFD        6.375      6.000      $  3,184.76
4420664    OLD WESTBURY          NY      11568   SFD        6.375      6.000      $  6,481.88
4420683    ARLINGTON HEIGHTS     IL      60004   SFD        6.500      6.000      $  3,458.30
4420974    SOUTH BRISTOL         ME      04568   SFD        6.500      6.000      $  7,143.09
4421504    ALPHARETTA            GA      30022   SFD        5.875      5.608      $  5,491.50
4421598    ORINDA                CA      94563   SFD        6.750      6.000      $  6,858.05
4421972    KATONAH               NY      10536   SFD        6.375      6.000      $  4,770.67
4424103    MORRIS TOWNSHIP       NJ      07960   SFD        6.375      6.000      $  3,491.58
4426564    WHITTIER              CA      90603   SFD        6.250      5.983      $  3,000.98
4426808    OAKDALE               CA      95361   SFD        6.125      5.858      $  3,122.50
4430014    LOS ALTOS             CA      94024   SFD        6.875      6.000      $  3,790.39
4432386    HARVARD               MA      01451   SFD        6.250      5.983      $  2,941.82
4434781    NICOLAUS              CA      95659   SFD        6.375      6.000      $  3,845.04
4436422    BEVERLY HILLS         CA      90210   SFD        6.250      5.983      $  3,896.99
4437151    CERRITOS              CA      90703   SFD        6.500      6.000      $  4,181.32
4437840    PRINCETON             NJ      08540   SFD        6.125      5.858      $  2,485.93
4439100    DOYLESTOWN            PA      18901   SFD        6.375      6.000      $  2,765.60
4439718    SAN RAMON             CA      94583   SFD        6.000      5.733      $  3,038.30
4439976    PHILADELPHIA          PA      19147   SFD        6.500      6.000      $  3,203.07
4440096    LA CANADA             CA      91011   SFD        6.375      6.000      $  3,482.93
4440557    SAN JOSE              CA      95129   SFD        7.000      6.000      $  3,775.08
4442742    SANIBEL               FL      33957   SFD        6.375      6.000      $  7,000.43
4445245    OAKLAND               NJ      07436   SFD        6.750      6.000      $  3,127.28
4445282    HIGHLAND PARK         IL      60035   SFD        6.250      5.983      $  3,000.99
4445533    NEW CITY              NY      10956   SFD        6.625      6.000      $  2,304.73
4446368    BEVERLY HILLS         CA      90211   SFD        6.625      6.000      $  4,565.57
4446787    WESTWOOD              CA      90024   LCO        6.625      6.000      $  5,169.19
4624219    LONG GROVE            IL      60047   SFD        6.625      6.000      $  6,143.32
5323209    PASADENA              CA      91103   SFD        6.375      6.000      $  8,573.36
5670559    DANA POINT            CA      92629   SFD        7.000      6.000      $  8,588.30
6289689    REDONDO BEACH         CA      90278   SFD        6.500      6.000      $  4,982.73
8098608    SOUTHLAKE             TX      76092   SFD        6.625      6.000      $  8,779.94
8330048    CLEBURNE              TX      76031   SFD        6.875      6.000      $  6,592.59
8358450    HANOVER               MI      49241   SFD        7.000      6.000      $  3,379.59
8506928    UPPER SADDLE RIVE     NJ      07458   SFD        7.250      6.000      $  5,836.85
8708090    SHOREWOOD             MN      55331   SFD        7.000      6.000      $  3,190.85
8797828    WAILEA                HI      96753   SFD        6.875      6.000      $  4,423.60
8864732    ASPEN                 CO      81611   LCO        6.875      6.000      $  4,459.27
8865490    FAIRFAX               VA      22033   SFD        6.250      5.983      $  5,573.25
8899422    CLAREMONT             CA      91711   SFD        6.750      6.000      $  4,955.49
8928304    ATLANTA               GA      30339   SFD        6.375      6.000      $  2,822.21
8938336    ST CHARLES            IL      60175   SFD        7.000      6.000      $  3,325.67
9298613    PORT JEFFERSON        NY      11777   SFD        6.375      6.000      $  3,024.88
9345510    SAN FRANCISCO         CA      94112   SFD        6.625      6.000      $  2,809.58
9349386    MANHATTAN BEACH       CA      90266   SFD        6.750      6.000      $  3,495.40
9370284    WEST ORLAND PARK      IL      60467   SFD        6.875      6.000      $  5,475.99
9371279    SAN RAFAEL            CA      94903   SFD        6.500      6.000      $  4,355.54
9372565    SAN JOSE              CA      95124   SFD        6.500      6.000      $  2,900.79
9374275    BURBANK               CA      91504   SFD        6.750      6.000      $  4,734.27
9376354    OAKLAND               CA      94611   SFD        6.750      6.000      $  3,451.15
9377782    CUPERTINO             CA      95014   SFD        6.375      6.000      $  4,762.02
9379039    CAMPBELL              CA      95008   SFD        6.375      6.000      $  3,673.07
9379888    CHICAGO               IL      60613   SFD        6.250      5.983      $  3,678.35
9383637    BAKERSFIELD           CA      93309   SFD        6.375      6.000      $  2,973.03
9386282    VALENCIA              CA      91354   SFD        6.625      6.000      $  2,809.58
9388267    ARGYLE                TX      76226   SFD        6.625      6.000      $  8,222.41
9397286    BAKERFIELD            CA      93308   SFD        6.875      6.000      $  4,325.50
9397419    LAS VEGAS             NV      89148   SFD        6.750      6.000      $  5,263.00
9401361    CLAYTON               CA      94517   SFD        6.375      6.000      $  4,092.23
9408570    MIAMI                 FL      33156   SFD        6.875      6.000      $  3,518.37
9408954    SAN JOSE              CA      95123   SFD        6.500      6.000      $  2,857.24
9416100    PLEASANTON            CA      94588   SFD        6.500      6.000      $  3,266.66
9418010    HUNTINGTON BEACH      CA      92648   SFD        6.625      6.000      $  4,408.41
9419962    WINNETKA              IL      60093   SFD        6.500      6.000      $  5,400.87
9424289    EADS                  TN      38028   SFD        6.375      6.000      $  4,753.38
9424560    GLEN HEAD             NY      11545   SFD        6.375      6.000      $  2,852.03
9425168    MODESTO               CA      95354   SFD        6.625      6.000      $  2,879.82
9429580    GRANITE BAY           CA      95746   SFD        6.375      6.000      $  2,722.39
9430726    SAN JOSE              CA      95125   SFD        6.625      6.000      $  3,160.78
9434616    DANVILLE              CA      94526   SFD        6.250      5.983      $  2,709.46
9442721    DANVILLE              CA      94526   SFD        6.500      6.000      $  4,041.94
9449910    JACKSON               LA      70748   SFD        6.250      5.983      $  3,305.37
9456286    ROLLING HILLS EST     CA      90274   SFD        6.500      6.000      $  5,575.09
9457150    EDINA                 MN      55436   SFD        6.375      6.000      $  4,649.67
9458644    WHITE CLOUD           MI      49349   SFD        6.875      6.000      $  5,797.05
9459931    EVANSTON              IL      60201   SFD        6.500      6.000      $  6,751.08
9460630    CARLSBAD              CA      92009   SFD        6.500      6.000      $  3,994.03
9471826    BASKINGRIDGE          NJ      07920   SFD        6.500      6.000      $  3,615.10
9474139    SANTA FE              NM      87508   SFD        6.250      5.983      $  4,064.18
9476903    CORONA DEL MAR        CA      92625   SFD        6.625      6.000      $  4,389.97
9477776    NEWPORT BEACH         CA      92660   SFD        6.375      6.000      $  4,571.88
9479671    VERNON HILLS          IL      60061   SFD        6.500      6.000      $  2,909.50
9482134    SACRAMENTO            CA      95817   SFD        6.500      6.000      $  8,231.96
9490826    BAYSIDE               WI      53217   SFD        6.750      6.000      $  3,097.18
9500770    FULLERTON             CA      92635   SFD        6.250      5.983      $  3,944.15
9505516    SEDONA                AZ      86340   SFD        6.375      6.000      $  3,197.73
9508586    HILLSBOURGH           CA      94010   SFD        6.375      6.000      $  3,154.51
9510908    DAVIS                 CA      95616   SFD        6.250      5.983      $  2,679.45
9512397    NEW YORK              NY      10017   HCO        6.875      6.000      $  5,147.97
9512946    CALABASAS             CA      91302   SFD        6.625      6.000      $  2,985.18
9513350    BEVERLY HILLS         CA      90210   SFD        6.375      6.000      $  8,461.01
9514523    RICHWOOD              KY      41094   SFD        6.375      6.000      $  2,808.82
9516097    THOUSAND OAKS         CA      91320   SFD        6.375      6.000      $  3,050.80
9522764    SCARSDALE             NY      10583   SFD        6.500      6.000      $  4,355.54
9525982    RANCHO PALOS VERD     CA      90275   SFD        6.250      5.983      $  5,573.25
9530944    REDWOOD CITY          CA      94061   SFD        6.500      6.000      $  3,414.74
9531372    PLEASANTON            CA      94566   SFD        6.375      6.000      $  5,591.70
9532318    OMRO                  WI      54963   SFD        6.250      5.983      $  5,219.13
9534301    LONGBOAT KEY          FL      34228   HCO        6.375      6.000      $  4,105.19
9537148    FREMONT               CA      94539   SFD        6.500      6.000      $  2,918.21
9538213    WAUKEE                IA      50263   SFD        6.500      6.000      $  2,883.37
9538935    PITTSBURGH            PA      15217   PUD        6.625      6.000      $  3,441.74
9542308    HICKORY               NC      28601   SFD        6.250      5.983      $  3,411.49
9543445    NORTH REDINGTON B     FL      33708   SFD        7.000      6.000      $  4,494.14
9547012    SAN ANTONIO           TX      78261   SFD        6.625      6.000      $  2,919.77
9548646    SAN FRANCISCO         CA      94127   SFD        6.375      6.000      $  4,321.25
9549148    HENDERSON             NV      89052   SFD        6.250      5.983      $  3,601.18
9549361    MEQUON                WI      53092   SFD        6.625      6.000      $  3,775.38
9551136    LAGUNA BEACH          CA      92651   SFD        6.375      6.000      $  3,033.52
9551414    TOWN AND COUNTRY      MO      63017   SFD        6.500      6.000      $  3,414.74
9552144    BURR RIDGE            IL      60521   SFD        6.500      6.000      $  5,662.20
9552401    EDMONDS               WA      98026   SFD        6.250      5.983      $  3,429.69
9552431    LA HABRA HEIGHTS      CA      90631   SFD        6.375      6.000      $  4,874.37
9552828    THOUSAND OAKS         CA      91361   SFD        6.375      6.000      $  4,969.44
9553290    ROCHESTER             MN      55902   SFD        6.500      6.000      $  4,738.82
9555245    SANTA CLARITA         CA      91321   SFD        6.375      6.000      $  3,733.56
9556200    EDWARDS               CO      81632   SFD        6.375      6.000      $  6,049.75
9558023    WALTON                NE      68461   SFD        6.250      5.983      $  3,828.39
9558561    SANTA BARBARA         CA      93108   SFD        6.375      6.000      $  3,457.00
9558800    SAN FRANCISCO         CA      94133   SFD        6.500      6.000      $  6,184.86
9559910    LA JOLLA              CA      92037   SFD        6.250      5.983      $  2,887.16
9560263    LOS ANGELES           CA      90024   LCO        6.500      6.000      $  3,702.21
9560719    MORRISTOWN            TN      37814   SFD        6.250      5.983      $  3,584.03
9560752    POWAY                 CA      92064   SFD        6.500      6.000      $  6,698.82
9561286    ST. CHARLES           IL      60174   SFD        6.250      5.983      $  5,058.80
9561394    SANTA MONICA          CA      90402   SFD        6.250      5.983      $  5,787.60
9562267    COSTA MESA            CA      92627   SFD        6.375      6.000      $  3,327.36
9562400    BEVERLY HILLS         CA      90212   SFD        6.375      6.000      $  4,813.87
9563136    MANHATTAN BEACH       CA      90266   SFD        6.250      5.983      $  3,301.08
9563433    HIDDEN HILLS          CA      91302   SFD        6.625      6.000      $  5,074.80
9564084    NEWPORT COAST         CA      92657   SFD        6.375      6.000      $  5,185.50
9564548    PALO ALTO             CA      94301   SFD        6.375      6.000      $  4,364.46
9564913    BAKERSFIELD           CA      93312   SFD        6.500      6.000      $  2,663.85
9565231    REDDING               CT      06896   SFD        6.250      5.983      $  3,219.62
9565278    ORLAND PARK           IL      60462   SFD        7.250      6.000      $  3,418.67
9566820    LONG BEACH            CA      90803   SFD        6.875      6.000      $  3,433.64
9568931    HAVERFORD             PA      19041   SFD        6.500      6.000      $  5,662.20
9570074    SOLANA BEACH          CA      92075   LCO        6.375      6.000      $  3,975.55
9570852    PALOS VERDES ESTA     CA      90274   SFD        6.500      6.000      $  4,573.31
9571097    LOS ANGELES           CA      90068   SFD        6.500      6.000      $  2,900.79
9574252    SUFFERN               NY      10901   SFD        6.375      6.000      $  3,396.50
9577105    ALTADENA              CA      91001   SFD        6.500      6.000      $  3,371.19
9577136    COEUR D ALENE         ID      83814   SFD        6.125      5.858      $  2,584.73
9577201    OAKLAND               CA      94610   SFD        6.500      6.000      $  4,834.65
9577531    LONG BEACH            CA      90815   SFD        6.375      6.000      $  3,500.21
9578009    SACRAMENTO            CA      95864   SFD        6.375      6.000      $  4,711.89
9582300    PASADENA              CA      91103   SFD        6.500      6.000      $  4,359.89
9583334    MANHATTAN BEACH       CA      90266   SFD        6.250      5.983      $  2,795.20
9584785    LAGUNA HILLS          CA      92653   SFD        6.250      5.983      $  3,794.10
9586721    VIENNA                VA      22182   SFD        6.625      6.000      $  8,648.24
9587049    LA JOLLA              CA      92037   SFD        6.250      5.983      $  6,430.67
9587983    STONY POINT           NY      10980   SFD        6.375      6.000      $  2,947.09
9588417    THREE OAKS            MI      49128   SFD        6.125      5.858      $  4,547.87
9590560    BRECKENRIDGE          CO      80424   SFD        6.250      5.983      $  6,001.96
9591280    SCOTTSDALE            AZ      85255   SFD        6.625      6.000      $  4,872.87
9591442    WINTER PARK           FL      32792   SFD        6.250      5.983      $  3,446.84
9591948    HAMER                 ID      83425   SFD        6.375      6.000      $  3,461.32
9593140    SOUTHLAKE             TX      76092   SFD        6.750      6.000      $  4,027.40
9594452    CHICAGO               IL      60610   LCO        6.500      6.000      $  3,075.01
9594826    CARLSBAD              CA      92009   SFD        6.250      5.983      $  4,287.11
9595217    LAGUNA NIGUEL         CA      92677   SFD        6.375      6.000      $  2,687.82
9596487    HOPKINTON             NH      03229   SFD        6.250      5.983      $  3,695.49
9596868    ROWLAND HEIGHTS       CA      91748   SFD        6.250      5.983      $  5,573.25
9597570    GLENDALE              CA      91208   SFD        6.750      6.000      $  4,468.79
9598730    MILLNECK              NY      11765   SFD        6.250      5.983      $  4,029.89
9601527    RIDGEFIELD            CT      06877   SFD        6.375      6.000      $  2,895.24
9601595    LITTLE ROCK           AR      72223   SFD        6.250      5.983      $  3,824.11
9602199    NAPA                  CA      94558   SFD        6.500      6.000      $  5,035.00
9602324    WOODSIDE              CA      94062   SFD        6.250      5.983      $  4,741.55
9602619    ONTARIO               OR      97914   SFD        6.125      5.858      $  4,315.22
9603170    STILLWATER            OK      74074   SFD        6.375      6.000      $  2,848.57
9603884    INCLINE VILLAGE       NV      89451   SFD        6.250      5.983      $  4,930.18
9603974    CALABASAS             CA      91302   SFD        6.250      5.983      $  3,181.04
9604010    LOS ANGELES           CA      90049   SFD        6.500      6.000      $  8,458.45
9604711    CONCORD               CA      94518   SFD        6.250      5.983      $  2,666.59
9607388    LAKE OSWEGO           OR      97034   SFD        6.750      6.000      $  4,424.55
9607461    SHERMAN OAKS          CA      91403   SFD        6.625      6.000      $  3,327.60
9608381    MARINA DEL REY        CA      90292   LCO        6.750      6.000      $  5,309.46
9608619    DERWOOD               MD      20855   SFD        6.375      6.000      $  2,730.17
9609241    BRECKENRIDGE          CO      80424   SFD        6.375      6.000      $  5,081.79
9610315    ALEDO                 TX      76008   SFD        6.125      5.858      $  3,776.78
9611189    EDEN PRAIRIE          MN      55346   SFD        6.250      5.983      $  3,438.27
9611553    COLORADO SPRINGS      CO      80906   SFD        6.500      6.000      $  7,360.86
9611615    HUNTINGTON            NY      11743   SFD        6.250      5.983      $  2,615.14
9612272    MONTECITO             CA      93108   SFD        6.250      5.983      $  7,845.42
9612451    CORONA DEL MAR        CA      92625   SFD        6.375      6.000      $  3,646.27
9612821    SAN DIEGO             CA      92106   SFD        6.500      6.000      $  3,310.21
9613686    VILLANOVA             PA      19085   SFD        6.750      6.000      $  4,312.61
9613964    BAINBRIDGE ISLAND     WA      98110   SFD        6.250      5.983      $  3,000.98
9614034    IRVING                TX      75038   SFD        6.375      6.000      $  5,388.05
9614763    UNION CITY            CA      94587   SFD        6.500      6.000      $  4,582.02
9615149    SALT LAKE CITY        UT      84103   SFD        6.250      5.983      $  2,969.26
9615478    LAGUNA NIGUEL         CA      92677   SFD        6.250      5.983      $  3,309.65
9615771    SAGAPONIC             NY      11962   SFD        6.500      6.000      $  3,196.96
9616549    LAS VEGAS             NV      89128   SFD        6.500      6.000      $  2,979.19
9616706    ARLINGTON             VA      22205   SFD        6.625      6.000      $  3,055.42
9616751    HUDSON                WI      54016   SFD        6.750      6.000      $  3,274.17
9616846    CHADDS FORD           PA      19317   SFD        6.000      5.733      $  4,590.58
9620115    BAKERSFIELD           CA      93311   SFD        6.500      6.000      $  2,717.86
9620798    SAN DIEGO             CA      92103   SFD        6.875      6.000      $  2,943.12
9620916    SPICEWOOD             TX      78669   SFD        6.500      6.000      $  3,233.99
9621225    OCEAN CITY            NJ      08226   LCO        6.500      6.000      $  3,703.08
9621343    GREENVILLE            NC      27834   SFD        6.250      5.983      $  5,726.29
9622379    LOS ANGELES           CA      90024   SFD        6.375      6.000      $  5,055.86
9622478    GRANT                 MN      55110   SFD        6.250      5.983      $  3,601.18
9628492    MCKINNEY              TX      75070   SFD        6.750      6.000      $  3,521.94
9629355    WICHITA FALLS         TX      76308   SFD        6.500      6.000      $  4,233.58
9630625    PALOS VERDES ESTA     CA      90274   SFD        6.625      6.000      $  3,072.98
9631730    ATLANTA               GA      30342   SFD        6.500      6.000      $  3,994.85
9631735    LOS ANGELES           CA      90210   SFD        6.625      6.000      $  3,511.98
9633784    HONOLULU              HI      96816   SFD        6.375      6.000      $  8,642.50
9640035    ELIZABETH             CO      80107   SFD        6.500      6.000      $  7,404.41
9641906    HOUSTON               TX      77056   SFD        6.625      6.000      $  3,950.97
9642076    PHOENIX               MD      21131   SFD        6.250      5.983      $  3,858.40
9642779    PASADENA              CA      91105   SFD        6.375      6.000      $  3,111.30
9642826    BIG BAY               MI      49808   SFD        6.750      6.000      $  4,760.81
9643053    HORSEHOE BAY          TX      78657   SFD        6.500      6.000      $  3,506.32
9645686    SANTA BARBARA         CA      93110   SFD        6.500      6.000      $  5,000.16
9647100    CORONA                CA      92882   SFD        6.500      6.000      $  2,831.10
9647134    SANTA FE              NM      87501   SFD        6.250      5.983      $  7,288.09
9648026    CLOVIS                CA      93612   SFD        7.000      6.000      $  8,583.81
9649512    LONG BEACH            CA      90807   SFD        6.750      6.000      $  3,132.58
9652069    PASADENA              CA      91105   SFD        6.375      6.000      $  3,655.78
9652638    LONG KEY              FL      33001   SFD        6.875      6.000      $  2,996.63
9652730    PACIFIC GROVE         CA      93950   SFD        6.500      6.000      $  5,407.85
9653159    ARNOLD                MO      63010   SFD        7.000      6.000      $  3,231.29
9653625    LAGUNA BEACH          CA      92651   SFD        6.750      6.000      $  3,052.94
9653794    FLAGSTAFF             AZ      86001   SFD        6.000      5.733      $  7,911.16
9661014    DELMAR                NY      12054   SFD        6.500      6.000      $  3,924.34
9661938    FRANKSVILLE           WI      53126   SFD        6.625      6.000      $  3,472.47
9662060    PLANO                 TX      75024   SFD        6.625      6.000      $  5,619.16
9662241    INDIAN WELLS          CA      92210   LCO        6.500      6.000      $  3,615.10
9662986    SALT LAKE CITY        UT      84124   SFD        6.875      6.000      $  3,241.00
9667499    STONE HARBOR          NJ      08247   SFD        6.625      6.000      $  7,375.15
9669659    LOVELAND              CO      80537   SFD        6.500      6.000      $  5,211.26
9670678    PEBBLE BEACH          CA      93953   SFD        6.625      6.000      $  3,511.98
9671075    ALBUQUERQUE           NM      87114   SFD        6.250      5.983      $  6,516.41
9671321    MANHATTAN BEACH       CA      90266   SFD        6.500      6.000      $  4,643.00
9671393    RANCHO MIRAGE         CA      92270   SFD        6.750      6.000      $  4,645.77
9671419    POPE VALLEY           CA      94567   SFD        6.500      6.000      $  6,306.82
9671431    TRUCKEE               CA      96161   SFD        6.500      6.000      $  5,400.87
9671442    PALO ALTO             CA      94304   SFD        6.000      5.733      $  4,243.64
9671679    HUNTINGTON BEACH      CA      92649   LCO        6.375      6.000      $  4,424.96
9672545    ORANGE                CA      92869   SFD        6.250      5.983      $  2,930.67
9672666    PLEASANTON            CA      94566   SFD        6.500      6.000      $  3,048.88
9674577    LAS CRUCES            NM      88005   SFD        6.875      6.000      $  3,469.31
9677219    NORTH HILLS           NY      11030   SFD        6.500      6.000      $  5,723.18
9677731    LAGUNA BEACH          CA      92651   SFD        6.625      6.000      $  4,389.97
9678028    TORRANCE              CA      90503   SFD        6.500      6.000      $  2,831.10
9678495    KALISPELL             MT      59901   SFD        6.625      6.000      $  5,469.90
9679338    ANAHEIM               CA      92808   SFD        6.875      6.000      $  4,191.72
9681555    DALLAS                TX      75205   SFD        6.125      5.858      $  3,827.81
9683069    IRVINE                CA      92614   SFD        6.500      6.000      $  2,926.92
9683264    KETCHUM               ID      83340   SFD        6.625      6.000      $  3,318.82
9683698    FLAGSTAFF             AZ      86001   SFD        6.250      5.983      $  4,184.22
9684061    SOMERS                NY      10598   SFD        5.875      5.608      $  3,465.67
9687875    EAU CLAIRE            WI      54701   SFD        7.000      6.000      $  4,952.54
9688054    ALBUQUERQUE           NM      87120   SFD        6.375      6.000      $  2,864.99
9688637    FOOTHILL RANCH        CA      92610   SFD        6.625      6.000      $  3,863.17
9691397    JAMUL                 CA      91935   SFD        6.375      6.000      $  5,358.35
9693051    SAN MATEO             CA      94402   SFD        6.125      5.858      $  7,655.63
9694360    GOLD BEACH            OR      97444   SFD        6.875      6.000      $  3,995.51
9694375    SALINAS               CA      93908   SFD        7.000      6.000      $  4,449.20
9696564    SILVER CITY           NM      88061   SFD        6.375      6.000      $  5,116.36
9698274    HOUSTON               TX      77056   HCO        6.625      6.000      $  3,680.55
9699768    BOUNTIFUL             UT      84010   SFD        6.500      6.000      $  3,684.78
9700311    VEGUITA               NM      87062   SFD        6.875      6.000      $  3,950.91
9700521    MEDFORD               OR      97504   SFD        6.375      6.000      $  3,258.22
9700975    CARMEL                NY      10512   SFD        6.750      6.000      $  3,574.33
9701295    NANTUCKET             MA      02584   SFD        7.000      6.000      $  3,235.78
9702424    LOS GATOS             CA      95032   SFD        6.500      6.000      $  4,817.22
9702575    CANANDAIGUA           NY      14424   SFD        6.250      5.983      $  3,866.98
9708891    HENDERSON             NV      89052   SFD        6.500      6.000      $  4,210.06
9710437    CARSON CITY           NV      89703   SFD        6.875      6.000      $  3,179.46
9711784    ALAMEDA               CA      94502   SFD        6.500      6.000      $  3,876.43
9713030    SAN DIEGO             CA      92130   SFD        6.875      6.000      $  2,898.53
9719972    MURRIETA              CA      92562   SFD        6.250      5.983      $  2,780.19
9720539    SALT LAKE CITY        UT      84121   SFD        6.625      6.000      $  2,932.50
9720699    FLOWER MOUND          TX      75022   SFD        6.625      6.000      $  3,347.79
9722100    BASKING RIDGE         NJ      07920   SFD        6.000      5.733      $  5,755.10
9722207    DALLAS                TX      75225   SFD        6.500      6.000      $  3,161.47
9722747    RANCHO PALOS VERD     CA      90275   SFD        6.375      6.000      $  4,144.08
9724471    MIAMI                 FL      33133   HCO        6.875      6.000      $  2,925.28
9724493    CHARLOTTE             NC      28207   LCO        6.625      6.000      $  5,437.42
9726759    BIG FORK              MT      59911   SFD        6.625      6.000      $  8,033.64
9726913    EL DORADO HILLS       CA      95762   SFD        7.125      6.000      $  3,396.87
9727537    COEUR D'ALENE         ID      83814   SFD        6.750      6.000      $  4,353.75
9727996    HUNTINGTON BEACH      CA      92646   SFD        6.750      6.000      $  5,167.87
9732418    COLTS NECK            NJ      07722   SFD        6.875      6.000      $  4,682.24
9733641    MENDHAM TWP.          NJ      07930   SFD        6.500      6.000      $  4,235.65
9734020    KANSAS CITY           MO      64113   SFD        7.000      6.000      $  2,813.33
9734218    LOS ANGELES           CA      91042   SFD        6.500      6.000      $  3,113.41
9734331    LONG BEACH            CA      90807   SFD        7.000      6.000      $  6,560.13
9734755    RACINE                WI      53405   SFD        6.625      6.000      $  4,263.54
9735792    STEAMBOAT SPRINGS     CO      80477   LCO        6.500      6.000      $  3,005.32
9736989    NEWTOWN               CT      06470   SFD        6.250      5.983      $  3,429.69
9737523    MONMOUTH JUNCTION     NJ      08852   SFD        6.500      6.000      $  3,135.99
9737987    BRYN MAWR             PA      19010   SFD        6.250      5.983      $  4,998.78
9738307    SAN FRANCISCO         CA      94112   SFD        6.500      6.000      $  3,037.99
9738422    DENVER                CO      80209   SFD        6.500      6.000      $  5,417.42
9739139    PALM HARBOR           FL      34683   SFD        6.375      6.000      $  5,617.63
9740184    SANIBEL               FL      33957   LCO        6.750      6.000      $  3,318.41
9741406    MAY TOWNSHIP          MN      55082   SFD        6.750      6.000      $  4,424.55
9741532    SHOREWOOD             MN      55331   SFD        6.375      6.000      $  3,560.71
9741669    EAST HILLS            NY      11577   SFD        6.500      6.000      $  2,906.89
9741993    COLORADO SPRINGS      CO      80908   SFD        6.875      6.000      $  3,005.55
9743413    ENCINITAS             CA      92024   SFD        6.750      6.000      $  4,070.58
9744951    SAN MARINO            CA      91108   SFD        6.500      6.000      $  4,355.54
9745374    PASADENA              CA      91106   SFD        6.750      6.000      $  3,380.35
9745945    ALPINE                UT      84004   SFD        6.375      6.000      $  5,183.34
9746951    PURCELLVILLE          VA      20132   SFD        6.500      6.000      $  3,832.87
9747146    HOUSTON               TX      77006   SFD        6.375      6.000      $  4,105.19
9747400    PACIFIC PALISADES     CA      90272   SFD        6.500      6.000      $  5,008.87
9749006    OMAHA                 NE      68130   SFD        6.500      6.000      $  3,919.98
9749646    FULLERTON             CA      92835   SFD        6.625      6.000      $  3,468.08
9750198    TRABUCO CANYON        CA      92679   SFD        6.625      6.000      $  3,485.64
9750269    SAN MARINO            CA      91108   SFD        6.750      6.000      $  6,968.66
9750387    NORTH HAMPTON         NH      03862   SFD        6.750      6.000      $  3,253.81
9750412    CLIFTON               VA      20124   SFD        6.250      5.983      $  5,573.25
9750682    SAN MARINO            CA      91108   SFD        6.500      6.000      $  3,118.56
9750947    TAMPA                 FL      33629   SFD        6.500      6.000      $  4,110.81
9751140    STILLWATER            MN      55082   SFD        6.375      6.000      $  8,638.18
9751483    ROCHESTER             MN      55902   SFD        6.500      6.000      $  4,442.65
9754067    COSTA MESA            CA      92626   SFD        6.750      6.000      $  4,999.74
9754875    OAK PARK              CA      91377   SFD        6.375      6.000      $  4,563.24
9754918    VENTURA               CA      93001   SFD        6.750      6.000      $  4,026.34
9754974    LOS ANGELES           CA      90049   SFD        6.500      6.000      $  3,406.03
9755118    KENTFIELD             CA      94904   SFD        6.500      6.000      $  5,906.11
9755346    ENCINO                CA      91436   SFD        6.750      6.000      $  5,309.46
9755427    ST. JOSEPH            MI      49085   SFD        6.500      6.000      $  3,310.21
9755548    HILLSBOROUGH          NC      27278   SFD        6.750      6.000      $  4,571.44
9755598    CLEARWATER            FL      33767   SFD        6.625      6.000      $  7,034.49
9755983    AVON                  CO      81620   LCO        6.500      6.000      $  3,745.76
9756133    ENCINITAS             CA      92024   SFD        6.375      6.000      $  3,932.34
9756154    AUSTIN                TX      78730   SFD        6.375      6.000      $  3,715.15
9756183    SANTA MONICA          CA      90402   SFD        6.500      6.000      $  6,620.42
9756197    VAIL                  CO      81657   SFD        6.500      6.000      $  6,097.75
9756385    ELKHORN               NE      68022   SFD        6.375      6.000      $  5,315.14
9756389    BARNES                WI      54843   SFD        6.500      6.000      $  2,730.92
9757499    DIAMOND BAR           CA      91765   SFD        6.500      6.000      $  6,228.42
9757639    WOODLAND HILLS        CA      91364   SFD        6.500      6.000      $  3,075.01
9757743    DOWNEY                CA      90240   SFD        6.500      6.000      $  3,203.06
9758871    SAN DIEGO             CA      92106   SFD        6.250      5.983      $  4,861.59
9759063    WILMINGTON            DE      19802   SFD        6.875      6.000      $  3,567.42
9759089    LOS ANGELES           CA      90049   SFD        6.500      6.000      $  5,836.42
9759201    ROCHESTER             MN      55902   SFD        6.750      6.000      $  3,893.60
9759214    PONTE VEDRA BEACH     FL      32082   SFD        6.625      6.000      $  3,187.12
9759992    MONUMENT              CO      80132   SFD        6.500      6.000      $  4,904.33
9760067    ALBUQUERQUE           NM      87122   SFD        6.250      5.983      $  3,789.81
9760212    LOS ANGELES           CA      90034   SFD        6.500      6.000      $  3,179.54
9760236    STILLWATER            MN      55082   SFD        6.375      6.000      $  5,315.14
9760936    JACKSONVILLE          FL      32217   SFD        6.625      6.000      $  3,863.17
9761098    SANTA MONICA          CA      90402   SFD        6.500      6.000      $  8,676.23
9761379    CORTE MADERA          CA      94925   SFD        6.500      6.000      $  5,662.20
9761793    SPOKANE               WA      99203   SFD        6.875      6.000      $  4,280.90
9761802    VENTURA               CA      93001   SFD        6.500      6.000      $  3,919.98
9761836    MOUNT KISCO           NY      10549   SFD        6.500      6.000      $  3,580.25
9762357    COLTS NECK TWSP.      NJ      07722   SFD        6.500      6.000      $  4,616.87
9762404    CARLSBAD              CA      92009   SFD        6.875      6.000      $  3,210.68
9762738    NORTHVILLE            MI      48167   SFD        7.000      6.000      $  2,912.20
9763194    BOSTON                MA      02116   SFD        6.500      6.000      $  5,618.64
9763938    MONUMENT              CO      80132   SFD        6.625      6.000      $  4,609.47
9764003    FORT WORTH            TX      76179   SFD        6.375      6.000      $  4,135.44
9764243    SARATOGA              CA      95070   SFD        6.625      6.000      $  7,427.83
9764454    YUBA CITY             CA      95993   SFD        6.625      6.000      $  3,569.04
9764498    PHOENIX               AZ      85013   SFD        6.875      6.000      $  3,081.36
9764658    SAN JOSE              CA      95138   SFD        6.375      6.000      $  3,024.88
9764787    DANA POINT            CA      92629   SFD        6.500      6.000      $  4,486.20
9764923    GOLDEN                CO      80403   SFD        6.375      6.000      $  3,457.00
9765316    CHARLOTTE             NC      28210   SFD        6.250      5.983      $  2,836.35
9765684    RICHMOND              VA      23221   SFD        6.625      6.000      $  3,371.50
9776256    MCLEAN                VA      22101   SFD        6.500      6.000      $  4,181.32
9867919    HOLLISWOOD            NY      11423   MF2        6.875      6.000      $  1,516.16
9869306    POTTSTOWN             PA      19465   SFD        6.000      5.733      $  3,264.44
9869951    GLENDALE              CA      91206   SFD        6.250      5.983      $  3,322.52
9869964    LAS VEGAS             NV      89134   SFD        6.250      5.983      $  6,355.33
9871726    NEW YORK              NY      10021   HCO        6.625      6.000      $  6,453.26
9872645    BETHESDA              MD      20817   SFD        6.000      5.733      $  4,641.22
9872747    PRINCETON             NJ      08540   SFD        6.500      6.000      $  3,919.99
9874735    ORANGE                CA      92869   SFD        6.250      5.983      $  2,880.95
9875438    NEWPORT BEACH         CA      92660   SFD        6.250      5.983      $  5,573.25
9876410    EAST HILLS            NY      11576   SFD        6.125      5.858      $  3,755.04
9877190    LONG BEACH            CA      90803   SFD        6.250      5.983      $  3,422.62
9877343    WEST HARRISON         NY      10604   SFD        6.125      5.858      $  4,040.47
9877651    BERKELEY              CA      94708   SFD        6.250      5.983      $  3,086.73
9877654    SAN CLEMENTE          CA      92673   SFD        6.500      6.000      $  3,702.21
9877953    WINNETKA              IL      60093   SFD        6.250      5.983      $  4,227.10
9878893    LONG BEACH            CA      90803   SFD        6.750      6.000      $  3,097.19
9879177    CHARLOTTE             NC      28277   PUD        6.375      6.000      $  3,307.41
9886753    BERNARDS TOWNSHIP     NJ      07920   SFD        6.500      6.000      $  3,048.88
9887256    NEW HOPE              PA      18938   SFD        6.375      6.000      $  4,502.75
9887624    CUPERTINO             CA      95014   SFD        6.625      6.000      $  3,863.18
9889394    SANTA ANA             CA      92705   SFD        7.000      6.000      $  5,081.53
9890686    HOUSTON               TX      77019   SFD        6.500      6.000      $  4,965.32
9891081    CASTRO VALLEY         CA      94546   SFD        6.500      6.000      $  3,353.77
9891560    PLAYA DEL REY         CA      90293   SFD        6.500      6.000      $  3,424.33
9891868    OAK BEACH             NY      11702   SFD        6.875      6.000      $  2,104.78
9892231    VENICE                CA      90291   SFD        5.875      5.608      $  2,919.87
9894295    LONG BEACH            NY      11561   LCO        6.875      6.000      $  2,051.26
9895150    DULUTH                GA      30097   SFD        6.125      5.858      $  5,103.75
9895250    VENICE                FL      34285   LCO        6.375      6.000      $    432.13
9897192    CALABASAS             CA      91302   SFD        6.500      6.000      $  6,887.85
9897384    NEW YORK              NY      10128   HCO        6.500      6.000      $  3,484.43
9899068    MARINA DEL REY        CA      90292   SFD        6.375      6.000      $  4,796.59
9899710    VILLAS                NJ      08251   SFD        6.625      6.000      $  4,938.72
9901361    BEVERLY HILLS         CA      90210   SFD        6.500      6.000      $  5,662.20
9902024    PIEDMONT              CA      94610   SFD        6.375      6.000      $  6,914.01
9902886    BERWYN                PA      19312   SFD        7.125      6.000      $  2,971.13
9903226    SAN JOSE              CA      95136   LCO        7.000      6.000      $  1,959.45
9903467    SANTA MONICA          CA      90403   SFD        6.625      6.000      $  4,082.68
9904661    FORT MYERS BEACH      FL      33931   SFD        6.875      6.000      $  3,360.07
9905099    HUNTINGTON BEACH      CA      92648   SFD        6.625      6.000      $  3,310.04
9906820    ROSLYN                NY      11576   SFD        7.000      6.000      $  5,752.51
9907123    MONTARA               CA      94037   SFD        6.625      6.000      $  3,687.58
9908396    DANVILLE              CA      94506   SFD        6.000      5.733      $  2,869.12
9911769    CHATHAM               NJ      07928   SFD        6.625      6.000      $  3,072.98
9913429    BURLINGAME            CA      94010   SFD        6.625      6.000      $  3,950.98
9913664    CAMARILLO             CA      93010   SFD        6.625      6.000      $  2,967.62
9915981    GLENDALE              CA      91206   SFD        6.625      6.000      $  2,985.18
9916147    KEYSTONE              CO      80435   LCO        6.625      6.000      $  4,259.14
9916260    KEYSTONE              CO      80435   LCO        6.625      6.000      $  4,905.80
9916332    CUPERTINO             CA      95014   SFD        6.250      5.983      $  3,644.05
9916656    LOS ANGELES           CA      90027   SFD        6.375      6.000      $  3,391.03
9917441    ATLANTA               GA      30327   SFD        6.750      6.000      $  3,760.87
9919135    ALLENTOWN             PA      18103   SFD        6.250      5.983      $  4,329.99
9922951    LANDENBERG            PA      19350   SFD        6.750      6.000      $  4,114.83
9923443    GREEN BROOK           NJ      08812   SFD        6.625      6.000      $  4,313.37
9923713    VALLEY STREAM         NY      11580   MF2        6.500      6.000      $  1,768.35
9923866    CANYON COUNTRY        CA      91351   SFD        6.750      6.000      $  2,442.36
9924333    RIDGEWOOD             NJ      07450   SFD        6.625      6.000      $  2,848.81
9924487    WHIPPANY              NJ      07981   SFD        6.125      5.858      $  4,423.25
9924996    PONTE VEDRA BEACH     FL      32082   SFD        6.375      6.000      $  4,321.25
9925371    SANTA ROSA            CA      95405   SFD        6.875      6.000      $  2,973.44
9925610    CHICAGO               IL      60646   SFD        6.750      6.000      $  2,964.45
9925695    FENWICK ISLAND        DE      19975   SFD        6.875      6.000      $  4,280.91
9926014    TENAFLY               NJ      07670   SFD        6.750      6.000      $  2,852.63
9926124    DALLAS                TX      75220   SFD        6.375      6.000      $  4,787.95
9926145    KETCHUM               ID      83340   SFD        6.875      6.000      $  4,364.59
9926232    DARIEN                CT      06820   SFD        6.500      6.000      $  3,223.10
9926271    OLD SAYBROOK          CT      06475   SFD        6.125      5.858      $  2,807.07
9926357    PLEASANTON            CA      94566   SFD        7.125      6.000      $  3,623.32
9926717    NAPLES                FL      34112   SFD        6.875      6.000      $  2,862.86
9927244    NEW HOPE              PA      18938   SFD        6.500      6.000      $  5,444.42
9928309    MADISON               NJ      07940   SFD        6.625      6.000      $  2,664.72
9929225    LOS ANGELES           CA      90046   SFD        6.750      6.000      $  3,592.02
9929402    SANTA CRUZ            CA      95062   SFD        6.500      6.000      $  3,806.74
9929523    NEWTOWN SQUARE        PA      19073   SFD        6.500      6.000      $  3,667.37
9929560    CUPERTINO             CA      95014   SFD        6.750      6.000      $  3,167.98
9929574    MOUNT PLEASANT        SC      29466   SFD        6.000      5.733      $  2,699.67
9929839    EAGAN                 MN      55122   SFD        6.750      6.000      $  3,052.94
9930053    CHESTERFIELD          MO      63005   SFD        6.875      6.000      $  2,918.90
9930126    CORAL GABLES          FL      33143   SFD        6.875      6.000      $  3,567.42
9930184    PALO ALTO             CA      94306   SFD        6.875      6.000      $  4,236.31
9930996    WALNUT CREEK          CA      94595   SFD        6.875      6.000      $  3,255.27
9931063    WESTLAKE VILLAGE      CA      91362   SFD        7.000      6.000      $  3,352.63
9932222    PRINCEVILLE           HI      96772   SFD        7.000      6.000      $  4,206.52
9932504    BRIARCLIFF MANOR      NY      10510   LCO        6.750      6.000      $  3,308.68
9932827    WAXHAW                NC      28173   SFD        6.250      5.983      $  3,155.32
9935097    NEWBERG               OR      97132   SFD        6.750      6.000      $  3,672.38
9936626    YUCAIPA               CA      92399   SFD        6.000      5.733      $  1,185.62
9936982    BOCA RATON            FL      33496   SFD        6.875      6.000      $  3,496.07
9937175    HIGHLAND              MI      48357   SFD        6.500      6.000      $  3,780.61
9939449    CORAL SPRINGS         FL      33065   SFD        6.250      5.983      $  5,221.71
9939533    WASHINGTON            DC      20007   SFD        6.250      5.983      $  4,973.05
9939685    RUTHERFORDTON         NC      28139   SFD        6.625      6.000      $  7,425.20
9939706    REDWOOD CITY          CA      94063   MF2        6.625      6.000      $  2,857.87
9940129    SAN FRANCISCO         CA      94134   SFD        6.875      6.000      $  1,995.97
9942167    GREAT FALLS           VA      22066   SFD        6.250      5.983      $  4,435.45
9943253    NASHVILLE             TN      37215   SFD        6.375      6.000      $  5,617.63
9943381    TIBURON               CA      94920   SFD        6.625      6.000      $  4,894.82
9943750    FRESNO                CA      93720   SFD        6.375      6.000      $  3,569.36
9944014    SAN DIEGO             CA      92109   SFD        6.500      6.000      $  4,020.03
9944244    DULUTH                GA      30097   SFD        6.000      5.733      $  4,060.64
9944405    LA JOLLA              CA      92037   SFD        6.500      6.000      $  3,163.65
9944477    KENMORE               WA      98028   SFD        6.375      6.000      $  3,794.06
9945246    BILLINGS              MT      59106   SFD        6.625      6.000      $  3,421.79
9945815    NORTON                MA      02766   SFD        6.500      6.000      $  3,806.74
9945874    ENGLEWOOD             FL      34223   SFD        6.750      6.000      $  3,698.92
9946054    LOS ANGELES           CA      90049   SFD        6.375      6.000      $  4,334.22
9947635    WILMINGTON            NC      28411   SFD        6.500      6.000      $  4,892.14
9947895    STIRLING              NJ      07980   SFD        6.250      5.983      $  4,072.76
9948006    PETOSKEY              MI      49770   LCO        6.625      6.000      $  2,697.20
9948011    LAKE SUZY             FL      34266   LCO        6.750      6.000      $    592.89
9948158    SUDBURY               MA      01776   SFD        6.500      6.000      $  5,226.65
9950178    ZIONSVILLE            IN      46077   SFD        5.625      5.358      $  3,294.93
9951435    MALVERNE              NY      11565   SFD        6.750      6.000      $  2,017.60
9951572    RIDGEWOOD             NJ      07450   SFD        6.375      6.000      $  3,457.00
9951676    AMES                  IA      50014   SFD        6.625      6.000      $  4,609.47
9952878    INDIANAPOLIS          IN      46236   SFD        6.500      6.000      $  2,690.46
9953287    RANCHO PALOS VERDES   CA      90275   SFD        6.750      6.000      $  4,362.61
9954120    SAN DIEGO             CA      92154   SFD        6.375      6.000      $  1,235.88
9955721    SAN DIEGO             CA      92128   SFD        6.875      6.000      $  4,824.94
9955918    BUTLER                MD      21023   SFD        6.500      6.000      $  3,484.43
9957638    CORAL SPRINGS         FL      33071   PUD        6.250      5.983      $  4,004.17
9958810    ANAHEIM               CA      92807   SFD        6.625      6.000      $  5,267.96
9959131    EAST LYME             CT      06333   SFD        6.375      6.000      $  3,249.58
9960793    UNION CITY            CA      94587   SFD        6.750      6.000      $  1,548.60
9960861    MADISON               NJ      07940   SFD        6.500      6.000      $  3,048.88
9961720    CAMARILLO             CA      93012   SFD        6.875      6.000      $  2,681.81
9961725    FARMINGTON            CT      06032   SFD        6.125      5.858      $  4,181.68
9962540    ELLICOTT CITY         MD      21042   SFD        6.125      5.858      $  5,061.22
9962861    PHILADELPHIA          PA      19118   SFD        6.750      6.000      $  3,247.62
9963570    FOSTER CITY           CA      94404   SFD        6.500      6.000      $  4,068.08
9963578    ASHBURN               VA      20147   SFD        6.750      6.000      $  3,094.53
9965966    SAINT CHARLES         IL      60175   SFD        7.000      6.000      $  4,718.85
9966075    AVON                  CT      06001   SFD        6.000      5.733      $  4,303.67
9966400    GILFORD               NH      03249   SFD        6.625      6.000      $  4,389.97
9966915    MASHPEE               MA      02649   SFD        6.500      6.000      $  3,048.88
9967332    RYE                   NY      10580   SFD        6.625      6.000      $  4,477.77
9967422    SHERMAN OAKES         CA      91403   SFD        6.500      6.000      $  4,333.76
9968660    UNIVERSITY CITY       CA      92122   LCO        6.250      5.983      $  3,429.70
9969196    BODEGA BAY            CA      94923   SFD        6.875      6.000      $  3,745.79
9970058    NORTH OAKS            MN      55127   SFD        6.500      6.000      $  3,595.07
9970199    SMYRNA                GA      30080   SFD        6.375      6.000      $  3,068.09
9970728    TALLAHASSEE           FL      32309   SFD        6.875      6.000      $  3,791.28
9971752    SPRINGFIELD GARDENS   NY      11434   MF2        7.125      6.000      $  1,358.75
9972239    SALT LAKE CITY        UT      84124   SFD        6.500      6.000      $  4,355.54
9972971    DOUGLASVILLE          GA      30135   SFD        6.625      6.000      $  3,174.83
9973003    SAN JUAN CAPISTRANO   CA      92675   SFD        6.500      6.000      $  2,874.66
9973007    DANA POINT            CA      92629   SFD        6.625      6.000      $  3,828.06
9973347    KEY WEST              FL      33040   SFD        6.750      6.000      $  1,238.88
9973661    WESTON                MA      02493   SFD        6.250      5.983      $  4,287.12
9973788    REISTERSTOWN          MD      21136   SFD        6.500      6.000      $  2,744.07
9973886    SOUTH SAN FRANCISCO   CA      94080   SFD        6.500      6.000      $  4,146.47
9973888    ATLANTA               GA      30327   SFD        6.250      5.983      $  2,998.84
9973948    SAN DIEGO             CA      92130   SFD        6.875      6.000      $  4,191.72
9973988    PHILADELPHIA          PA      19103   LCO        6.875      6.000      $  5,384.13
9974348    LAWRENCE              KS      66047   SFD        6.625      6.000      $  4,174.86
9975408    WILMINGTON            NC      28409   SFD        6.375      6.000      $  3,871.85
9975435    PRINCETON             NJ      08540   SFD        6.750      6.000      $  2,979.27
9975534    FAIRFIELD             CA      94533   SFD        6.250      5.983      $  3,000.99
9976076    DUBLIN                OH      43016   SFD        5.875      5.608      $  3,767.04
9977179    CREVE COEUR           MO      63141   SFD        6.625      6.000      $  4,389.97
9977237    MALAKOFF              TX      75148   SFD        6.500      6.000      $  4,181.32
9977391    BRIDGEPORT            WV      26330   SFD        6.250      5.983      $  3,472.57
9977903    LOUISVILLE            KY      40299   SFD        6.750      6.000      $  5,132.47
9977921    LOWER GWYNEDD         PA      19002   SFD        6.875      6.000      $  5,797.05
9978738    SANTA ROSA            CA      95409   SFD        6.125      5.858      $  3,402.50
9978798    EDEN PRAIRIE          MN      55347   SFD        6.500      6.000      $  4,355.54
9978925    DALLAS                TX      75204   SFD        7.250      6.000      $  3,213.28
9979648    LAFAYETTE             CA      94549   SFD        6.750      6.000      $  4,513.04
9979978    MONTVALE              NJ      07645   LCO        6.500      6.000      $  3,048.88
9981474    MONROE                CT      06468   SFD        6.750      6.000      $  3,539.64
9981608    ENCINO                CA      91436   SFD        6.500      6.000      $  4,529.76
9981827    MERRITT ISLAND        FL      32953   SFD        6.500      6.000      $    566.22
9981885    OXFORD                NC      27565   SFD        6.375      6.000      $  3,215.02
9982215    MCLEAN                VA      22102   SFD        6.250      5.983      $  6,284.91
9982238    DARIEN                CT      06820   SFD        6.250      5.983      $  7,373.84
9982270    OAKTON                VA      22124   SFD        6.375      6.000      $  6,481.88
9982295    PLACIDA               FL      33946   SFD        6.125      5.858      $  4,253.13
9982344    HOUSTON               TX      77057   SFD        6.125      5.858      $  4,253.13
9982428    STATELINE             NV      89449   SFD        6.500      6.000      $  3,231.81
9982553    ARGYLE                TX      76226   SFD        6.625      6.000      $  5,706.96
9983042    MIDLOTHIAN            VA      23113   SFD        6.500      6.000      $  8,303.84
9983299    DALLAS                TX      75287   SFD        6.375      6.000      $  3,367.99
9983351    IRVING                TX      75062   SFD        6.250      5.983      $  2,864.65
9983947    POWAY                 CA      92064   PUD        6.500      6.000      $  4,355.54
9983987    LOS ANGELES           CA      90077   PUD        6.250      5.983      $  2,906.66
9985260    MARTINEZ              CA      94553   SFD        6.750      6.000      $  3,245.85
9986262    HILLSBOROUGH          CA      94010   SFD        6.500      6.000      $  5,078.56
9986497    PARK CITY             UT      84098   SFD        6.625      6.000      $  5,706.96
9986519    RIVER FOREST          IL      60305   SFD        6.250      5.983      $  5,508.52
9986533    CHEVY CHASE           MD      20815   SFD        6.250      5.983      $  4,317.39
9986536    PORTLAND              OR      97229   SFD        6.500      6.000      $  3,702.21
9986559    WOODSIDE              CA      94062   SFD        6.625      6.000      $  4,741.17
9986970    BELMONT               CA      94002   SFD        6.500      6.000      $  4,703.98
9987689    SIMPSONVILLE          SC      29681   SFD        6.250      5.983      $  4,742.65
9987731    CINCINNATI            OH      45228   SFD        6.375      6.000      $  4,148.40
9987889    FULLERTON             CA      92835   SFD        6.500      6.000      $  3,196.96
9987925    EDGEWATER             MD      21037   SFD        6.500      6.000      $  5,609.94
9987982    WASHINGTON            DC      20007   SFD        6.250      5.983      $  5,573.25
9988041    WASHINGTON            DC      20016   SFD        6.750      6.000      $  4,908.66
9988056    WASHINGTON            DC      20008   SFD        6.625      6.000      $  5,706.96
9988261    FORT COLLINS          CO      80525   SFD        6.375      6.000      $  3,500.21
9988470    DENVER                CO      80221   SFD        6.375      6.000      $  1,901.35
9988753    REISTERSTOWN          MD      21136   SFD        6.250      5.983      $  3,686.28
9989261    MARBLEHEAD            MA      01945   SFD        6.500      6.000      $  3,832.87
9989319    NEW YORK              NY      10012   LCO        6.750      6.000      $  5,663.43
9989343    RICHMOND              VA      23233   SFD        6.500      6.000      $  5,435.71
9989763    HOUSTON               TX      77024   SFD        6.375      6.000      $  3,664.42
9989810    TUCSON                AZ      85718   SFD        6.375      6.000      $  4,450.89
9989850    HOUSTON               TX      77094   SFD        6.750      6.000      $  4,389.15
9989867    HINSDALE              IL      60521   SFD        6.750      6.000      $  3,539.64
9989936    BOGART                GA      30622   SFD        6.500      6.000      $  3,484.43
9990031    AUGUSTA               KS      67010   SFD        6.750      6.000      $  3,263.55
9990370    CHICAGO               IL      60611   HCO        6.750      6.000      $  3,757.33
9990997    JACKSONVILLE BEACH    FL      32250   SFD        6.500      6.000      $  3,969.64
9991144    CORAL SPRINGS         FL      33071   SFD        6.500      6.000      $  3,131.64
9991293    CLIVE                 IA      50325   SFD        6.250      5.983      $  2,658.01
9993688    MENLO PARK            CA      94025   SFD        6.500      6.000      $  3,867.72



(i)        (vii)      (viii)      (ix)              (x)     (xi)        (xii)     (xiii)    (xv)      (xvi)
-----      --------   ---------   --------------    -----   -------   ---------   -------   -------   --------
                                  CUT-OFF
MORTGAGE   ORIGINAL   SCHEDULED   DATE                                MORTGAGE              MASTER    FIXED
LOAN       TERM TO    MATURITY    PRINCIPAL                           INSURANCE   SERVICE   SERVICE   RETAINED
NUMBER     MATURITY   DATE        BALANCE           LTV     SUBSIDY     CODE      FEE       FEE       YIELD
--------   --------   ---------   --------------    -----   -------   ---------   -------   -------   --------
225        180        1-Mar-17    $443,549.70       29.67                         0.250     0.017     0.358
2233       180        1-Mar-17    $344,884.46       50.88                         0.250     0.017     0.483
2646       180        1-Mar-17    $418,616.35       73.68                         0.250     0.017     0.233
3346       180        1-Mar-17    $468,468.22       33.81                         0.250     0.017     0.358
3890       180        1-Mar-17    $474,431.86       80.00                         0.250     0.017     0.233
3909       180        1-Mar-17    $641,402.77       65.00                         0.250     0.017     0.358
5303       180        1-Mar-17    $548,207.49       34.38                         0.250     0.017     0.358
7190       180        1-Apr-17    $540,000.00       51.92                         0.250     0.017     0.233
7482       180        1-Mar-17    $377,626.30       51.28                         0.250     0.017     0.108
7546       180        1-Mar-17    $546,194.66       47.65                         0.250     0.017     0.233
7907       180        1-Apr-17    $392,000.00       63.23                         0.250     0.017     0.483
8576       180        1-Feb-17    $643,718.88       80.00                         0.250     0.017     0.233
9242       120        1-Mar-12    $369,293.98       58.97                         0.250     0.017     0.233
9422       180        1-Mar-17    $974,413.90       39.10                         0.250     0.017     0.358
12493      180        1-Mar-17    $398,696.35       66.67                         0.250     0.017     0.358
13026      180        1-Apr-17    $357,900.00       42.11                         0.250     0.017     0.233
13878      180        1-Mar-17    $337,895.16       26.08                         0.250     0.017     0.358
14046      180        1-Mar-17    $968,866.18       49.85                         0.250     0.017     0.483
14219      180        1-Apr-17    $722,000.00       33.13                         0.250     0.017     0.483
14239      180        1-Mar-17    $598,023.36       49.96                         0.250     0.017     0.233
14504      180        1-Mar-17    $531,615.00       74.95                         0.250     0.017     0.733
15022      180        1-Mar-17    $348,871.57       41.67                         0.250     0.017     0.483
15089      180        1-Mar-17    $399,693.09       51.68                         0.250     0.017     0.358
15251      180        1-Mar-17    $586,124.65       80.00                         0.250     0.017     0.608
16019      180        1-Mar-17    $551,636.97       38.17                         0.250     0.017     0.000
16078      180        1-Mar-17    $445,627.07       66.04                         0.250     0.017     0.233
18504      180        1-Mar-17    $418,674.92       64.62                         0.250     0.017     0.733
23099      180        1-Mar-17    $354,525.28       45.89                         0.250     0.017     0.483
23844      180        1-Mar-17    $398,724.25       69.81                         0.250     0.017     0.608
24063      180        1-Mar-17    $647,858.63       56.23                         0.250     0.017     0.233
24462      180        1-Apr-17    $648,000.00       38.12                         0.250     0.017     0.000
24993      180        1-Mar-17    $336,898.42       62.59                         0.250     0.017     0.358
25299      180        1-Mar-17    $622,941.00       62.50                         0.250     0.017     0.233
25827      180        1-Mar-17    $550,580.17       76.72                         0.250     0.017     0.233
27345      180        1-Mar-17    $390,722.43       56.00                         0.250     0.017     0.358
27738      180        1-Mar-17    $368,819.93       49.20                         0.250     0.017     0.608
28124      180        1-Mar-17    $996,561.43       54.05                         0.250     0.017     0.000
29997      180        1-Apr-17    $335,000.00       74.44                         0.250     0.017     0.233
32365      180        1-Mar-17    $511,291.71       42.75                         0.250     0.017     0.108
32703      180        1-Mar-17    $431,588.81       54.13                         0.250     0.017     0.358
35465      180        1-Apr-17    $388,800.00       64.58                         0.250     0.017     0.108
35470      180        1-Apr-17    $457,000.00       39.23                         0.250     0.017     0.108
37587      180        1-Mar-17    $635,891.58       30.48                         0.250     0.017     0.233
38986      180        1-Apr-17    $546,000.00       62.76                         0.250     0.017     0.000
40560      180        1-Mar-17    $532,259.63       53.61                         0.250     0.017     0.358
41447      180        1-Mar-17    $448,533.40       69.23                         0.250     0.017     0.358
42389      180        1-Apr-17    $480,000.00       80.00                         0.250     0.017     0.233
42730      180        1-Mar-17    $526,279.19       66.84                         0.250     0.017     0.358
42968      180        1-Apr-17    $407,500.00       50.62                         0.250     0.017     0.233
43600      180        1-Mar-17    $466,458.22       55.06                         0.250     0.017     0.233
44390      180        1-Mar-17    $892,338.57       64.29                         0.250     0.017     0.000
44527      180        1-Apr-17    $600,000.00       78.96                         0.250     0.017     0.608
44815      180        1-Apr-17    $607,000.00       60.70                         0.250     0.017     0.233
51044      180        1-Mar-17    $462,471.39       80.00                         0.250     0.017     0.233
52286      180        1-Mar-17    $433,551.45       43.50                         0.250     0.017     0.108
52908      180        1-Apr-17    $530,000.00       68.39                         0.250     0.017     0.483
54388      180        1-Apr-17    $646,500.00       76.37                         0.250     0.017     0.000
54848      180        1-Apr-17    $410,000.00       71.93                         0.250     0.017     0.358
56058      180        1-Mar-17    $792,352.65       75.00                         0.250     0.017     0.108
56264      180        1-Mar-17    $463,451.55       61.59                         0.250     0.017     0.108
61154      180        1-Apr-17    $450,000.00       50.00                         0.250     0.017     0.233
78210      180        1-Apr-17    $340,000.00       34.00                         0.250     0.017     0.000
89708      154        1-Jan-15    $593,091.47       43.32                         0.250     0.017     0.108
106463     180        1-Apr-17    $336,000.00       80.00                         0.250     0.017     0.233
109849     180        1-Apr-17    $785,000.00       61.57                         0.250     0.017     0.000
792405     180        1-Mar-17    $372,820.05       74.80                         0.250     0.017     0.733
793702     180        1-Dec-16    $527,740.52       62.21                         0.250     0.017     0.000
794811     180        1-Apr-17    $340,000.00       64.89                         0.250     0.017     0.483
795264     180        1-Apr-17    $520,000.00       52.03                         0.250     0.017     0.000
795753     180        1-Apr-17    $350,000.00       50.00                         0.250     0.017     0.108
797353     180        1-Apr-17    $500,000.00       47.62                         0.250     0.017     0.108
797687     180        1-Apr-17    $406,000.00       77.33                         0.250     0.017     0.000
800280     180        1-Mar-17    $386,762.53       80.00                         0.250     0.017     0.608
801293     180        1-Apr-17    $649,000.00       54.08                         0.250     0.017     0.108
801934     180        1-Mar-17    $403,651.35       49.09                         0.250     0.017     0.108
803496     180        1-Mar-17    $486,426.64       67.78                         0.250     0.017     0.483
803607     180        1-Mar-17    $357,829.98       53.19                         0.250     0.017     0.358
803629     180        1-Mar-17    $429,580.11       61.57                         0.250     0.017     0.233
803659     180        1-Mar-17    $494,383.48       27.56                         0.250     0.017     0.358
803724     180        1-Mar-17    $457,021.75       64.13                         0.250     0.017     0.483
804742     180        1-Mar-17    $493,351.65       23.35                         0.250     0.017     0.108
804814     180        1-Mar-17    $309,000.53       37.58                         0.250     0.017     0.483
804919     180        1-Mar-17    $353,892.11       62.83                         0.250     0.017     0.858
807202     180        1-Apr-17    $355,000.00       44.38                         0.250     0.017     0.108
810892     180        1-Apr-17    $900,000.00       38.30                         0.250     0.017     0.000
812343     180        1-Mar-17    $877,131.99       47.57                         0.250     0.017     0.358
812406     180        1-Mar-17    $428,598.58       51.19                         0.250     0.017     0.358
812775     180        1-Apr-17    $481,914.00       70.00                         0.250     0.017     0.108
813932     180        1-Mar-17    $488,385.74       49.00                         0.250     0.017     0.233
814872     180        1-Mar-17    $468,468.22       56.63                         0.250     0.017     0.358
818596     180        1-Mar-17    $473,451.92       74.22                         0.250     0.017     0.358
819382     180        1-Mar-17    $456,507.34       49.51                         0.250     0.017     0.358
819597     180        1-Apr-17    $339,395.00       56.57                         0.250     0.017     0.233
825201     180        1-Apr-17    $500,000.00       50.00                         0.250     0.017     0.233
825916     180        1-Mar-17    $516,275.06       51.80                         0.250     0.017     0.108
825918     180        1-Mar-17    $478,435.63       30.00                         0.250     0.017     0.358
825926     180        1-Mar-17    $349,868.35       90.00               06        0.250     0.017     0.483
828022     180        1-Apr-17    $348,000.00       80.00                         0.250     0.017     0.358
832562     120        1-Apr-12    $160,000.00       32.13                         0.250     0.017     0.608
1009511    180        1-Mar-17    $468,434.90       72.31                         0.250     0.017     0.108
1050714    180        1-Mar-17    $439,515.63       69.45                         0.250     0.017     0.000
1061826    180        1-Apr-17    $500,000.00       64.52                         0.250     0.017     0.608
1087166    180        1-Mar-17    $647,926.90       63.41                         0.250     0.017     0.608
1113243    180        1-Mar-17    $465,444.89       73.43                         0.250     0.017     0.108
1115684    180        1-Mar-17    $382,721.27       68.82                         0.250     0.017     0.108
1171068    180        1-Apr-17    $351,900.00       51.00                         0.250     0.017     0.608
1229395    180        1-Apr-17    $420,000.00       70.00                         0.250     0.017     0.358
1237037    180        1-Apr-17    $436,000.00       80.00                         0.250     0.017     0.108
1262477    180        1-Apr-17    $560,000.00       69.91                         0.250     0.017     0.108
2643677    180        1-Nov-16    $663,968.55       55.56                         0.250     0.017     0.483
2936801    180        1-Mar-17    $567,029.48       60.85                         0.250     0.017     0.108
4088530    180        1-Oct-16    $390,025.63       41.89                         0.250     0.017     0.233
4240517    180        1-Mar-17    $573,300.00       51.43                         0.250     0.017     0.608
4252999    180        1-Nov-16    $334,456.99       79.07                         0.250     0.017     0.483
4259871    180        1-Mar-17    $481,692.02       79.87                         0.250     0.017     0.858
4269422    180        1-Mar-17    $407,026.11       54.45                         0.250     0.017     0.233
4277812    180        1-Jan-17    $594,163.92       63.16                         0.250     0.017     0.483
4289739    180        1-Nov-16    $443,490.17       45.56                         0.250     0.017     0.233
4313163    120        1-Nov-11    $48,469.32        58.14                         0.250     0.017     0.108
4319849    180        1-Nov-16    $358,986.08       45.63                         0.250     0.017     0.358
4322592    180        1-Jan-17    $303,781.74       74.83                         0.250     0.017     0.358
4325963    180        1-Feb-17    $318,531.56       79.76                         0.250     0.017     0.233
4332737    180        1-Apr-17    $561,700.00       56.17                         0.250     0.017     0.000
4343335    180        1-Feb-17    $398,370.97       70.00                         0.250     0.017     0.000
4346099    180        1-Jan-17    $314,272.55       52.03                         0.250     0.017     0.358
4350802    180        1-Dec-16    $326,358.68       69.65                         0.250     0.017     0.000
4351121    180        1-Nov-16    $334,338.49       27.20                         0.250     0.017     0.233
4352800    180        1-Jan-17    $396,025.26       78.43                         0.250     0.017     0.233
4354058    180        1-Jan-17    $782,149.89       41.58                         0.250     0.017     0.233
4355250    180        1-Mar-17    $546,892.36       42.21                         0.250     0.017     0.233
4356186    180        1-Mar-17    $642,080.52       49.56                         0.250     0.017     0.000
4365796    180        1-Feb-17    $397,328.90       40.00                         0.250     0.017     0.108
4368167    180        1-Apr-17    $389,000.00       42.28                         0.250     0.017     0.358
4368222    180        1-Mar-17    $314,449.38       40.45                         0.250     0.017     0.108
4372848    180        1-Apr-17    $366,608.00       80.00                         0.250     0.017     0.233
4373789    180        1-Mar-17    $578,068.59       72.50                         0.250     0.017     0.108
4375054    180        1-Apr-17    $500,000.00       69.93                         0.250     0.017     0.608
4377884    180        1-Apr-17    $572,200.00       67.32                         0.250     0.017     0.000
4380817    180        1-Apr-17    $357,000.00       48.90                         0.250     0.017     0.108
4388507    180        1-Feb-17    $333,780.14       68.29                         0.250     0.017     0.233
4395836    180        1-Apr-17    $446,000.00       74.33                         0.250     0.017     0.108
4395882    180        1-Mar-17    $521,258.41       60.81                         0.250     0.017     0.108
4405720    180        1-Mar-17    $408,663.76       42.05                         0.250     0.017     0.358
4407906    180        1-Mar-17    $559,092.23       67.06                         0.250     0.017     0.358
4411115    180        1-Mar-17    $550,221.94       55.83                         0.250     0.017     0.233
4411811    180        1-Mar-17    $357,381.52       59.65                         0.250     0.017     0.608
4412568    180        1-Apr-17    $352,222.00       27.09                         0.250     0.017     0.000
4412879    180        1-Dec-16    $345,250.75       38.76                         0.250     0.017     0.000
4413516    180        1-Apr-17    $335,000.00       69.07                         0.250     0.017     0.608
4414133    180        1-Mar-17    $498,334.99       70.92                         0.250     0.017     0.108
4415877    180        1-Mar-17    $468,418.03       41.05                         0.250     0.017     0.000
4418233    180        1-Mar-17    $459,464.86       60.26                         0.250     0.017     0.108
4419628    180        1-Apr-17    $336,000.00       80.00                         0.250     0.017     0.108
4420346    180        1-Mar-17    $367,272.90       44.94                         0.250     0.017     0.108
4420664    180        1-Jan-17    $742,467.62       46.88                         0.250     0.017     0.108
4420683    180        1-Oct-16    $388,503.97       68.45                         0.250     0.017     0.233
4420974    180        1-Jan-17    $811,851.75       54.67                         0.250     0.017     0.233
4421504    180        1-Apr-17    $656,000.00       80.00                         0.250     0.017     0.000
4421598    180        1-Apr-17    $775,000.00       50.16                         0.250     0.017     0.483
4421972    180        1-Feb-17    $547,440.33       62.02                         0.250     0.017     0.108
4424103    180        1-Mar-17    $402,654.67       70.26                         0.250     0.017     0.108
4426564    180        1-Mar-17    $348,821.94       70.00                         0.250     0.017     0.000
4426808    180        1-Mar-17    $365,833.39       73.42                         0.250     0.017     0.000
4430014    180        1-Mar-17    $423,644.51       41.46                         0.250     0.017     0.608
4432386    180        1-Mar-17    $341,945.16       40.85                         0.250     0.017     0.000
4434781    180        1-Apr-17    $444,898.00       71.18                         0.250     0.017     0.108
4436422    180        1-Feb-17    $451,432.43       25.97                         0.250     0.017     0.000
4437151    180        1-Mar-17    $478,418.68       80.00                         0.250     0.017     0.233
4437840    180        1-Apr-17    $292,247.00       68.76                         0.250     0.017     0.000
4439100    180        1-Jan-17    $316,717.63       69.57                         0.250     0.017     0.108
4439718    180        1-Apr-17    $360,049.00       55.39                         0.250     0.017     0.000
4439976    180        1-Mar-17    $366,488.64       58.83                         0.250     0.017     0.233
4440096    180        1-Apr-17    $403,000.00       52.68                         0.250     0.017     0.108
4440557    180        1-Mar-17    $418,674.92       64.62                         0.250     0.017     0.733
4442742    180        1-Apr-17    $810,000.00       27.00                         0.250     0.017     0.108
4445245    180        1-Apr-17    $353,400.00       76.83                         0.250     0.017     0.483
4445282    180        1-Mar-17    $348,821.93       24.56                         0.250     0.017     0.000
4445533    180        1-Feb-17    $260,784.26       75.00                         0.250     0.017     0.358
4446368    180        1-Feb-17    $516,601.17       65.00                         0.250     0.017     0.358
4446787    180        1-Feb-17    $584,901.81       75.00                         0.250     0.017     0.358
4624219    180        1-Nov-16    $688,171.45       60.84                         0.250     0.017     0.358
5323209    180        1-Feb-17    $985,374.45       34.21                         0.250     0.017     0.108
5670559    180        1-Feb-17    $949,453.31       63.70                         0.250     0.017     0.733
6289689    180        1-Nov-16    $562,475.39       80.00                         0.250     0.017     0.233
8098608    180        1-Mar-17    $995,520.83       52.63                         0.250     0.017     0.358
8330048    180        1-Feb-17    $734,463.86       64.84                         0.250     0.017     0.608
8358450    180        1-Feb-17    $373,620.56       80.00                         0.250     0.017     0.733
8506928    180        1-Mar-16    $612,789.43       63.81                         0.250     0.017     0.983
8708090    180        1-Jun-16    $343,501.21       59.17                         0.250     0.017     0.733
8797828    180        1-Oct-16    $486,371.41       80.00                         0.250     0.017     0.608
8864732    180        1-Sep-16    $488,643.50       71.94                         0.250     0.017     0.608
8865490    180        1-Mar-17    $647,812.17       60.72                         0.250     0.017     0.000
8899422    180        1-Feb-17    $556,378.86       69.09                         0.250     0.017     0.483
8928304    180        1-Nov-16    $321,054.85       70.00                         0.250     0.017     0.108
8938336    180        1-Oct-16    $362,893.04       79.91                         0.250     0.017     0.733
9298613    180        1-Dec-16    $345,300.70       58.33                         0.250     0.017     0.108
9345510    180        1-Feb-17    $317,104.00       35.56                         0.250     0.017     0.358
9349386    180        1-Dec-16    $389,440.82       39.50                         0.250     0.017     0.483
9370284    180        1-Mar-17    $606,565.73       51.17                         0.250     0.017     0.608
9371279    180        1-Mar-17    $498,352.79       47.85                         0.250     0.017     0.233
9372565    180        1-Mar-17    $331,902.96       63.43                         0.250     0.017     0.233
9374275    180        1-Apr-17    $535,000.00       66.88                         0.250     0.017     0.483
9376354    180        1-Mar-17    $388,742.60       62.40                         0.250     0.017     0.483
9377782    180        1-Mar-17    $549,165.17       55.10                         0.250     0.017     0.108
9379039    180        1-Mar-17    $423,584.74       53.13                         0.250     0.017     0.108
9379888    180        1-Apr-17    $429,000.00       68.10                         0.250     0.017     0.000
9383637    180        1-Mar-17    $342,854.47       76.44                         0.250     0.017     0.108
9386282    180        1-Mar-17    $318,957.09       75.29                         0.250     0.017     0.358
9388267    180        1-Mar-17    $933,170.26       58.53                         0.250     0.017     0.358
9397286    180        1-Mar-17    $483,453.15       66.90                         0.250     0.017     0.608
9397419    180        1-Feb-17    $590,904.15       69.97                         0.250     0.017     0.483
9401361    180        1-Apr-17    $473,500.00       59.19                         0.250     0.017     0.108
9408570    180        1-Feb-17    $391,976.37       65.75                         0.250     0.017     0.608
9408954    180        1-Feb-17    $325,833.00       69.05                         0.250     0.017     0.233
9416100    180        1-Feb-17    $372,522.49       58.59                         0.250     0.017     0.233
9418010    180        1-Mar-17    $500,463.60       63.88                         0.250     0.017     0.358
9419962    180        1-Mar-17    $614,215.47       48.63                         0.250     0.017     0.233
9424289    180        1-Apr-17    $550,000.00       73.33                         0.250     0.017     0.108
9424560    180        1-Apr-17    $330,000.00       40.87                         0.250     0.017     0.108
9425168    180        1-Jan-17    $324,412.77       80.00                         0.250     0.017     0.358
9429580    180        1-Mar-17    $313,951.05       48.46                         0.250     0.017     0.108
9430726    180        1-Jan-17    $356,460.69       51.43                         0.250     0.017     0.358
9434616    180        1-Feb-17    $313,867.20       29.67                         0.250     0.017     0.000
9442721    180        1-Mar-17    $462,471.39       80.00                         0.250     0.017     0.233
9449910    180        1-Dec-16    $380,269.07       79.00                         0.250     0.017     0.000
9456286    180        1-Dec-16    $631,497.54       30.48                         0.250     0.017     0.233
9457150    180        1-Jan-17    $532,596.77       43.04                         0.250     0.017     0.108
9458644    180        1-Jan-17    $640,727.81       79.27                         0.250     0.017     0.608
9459931    180        1-Jan-17    $764,780.78       55.36                         0.250     0.017     0.233
9460630    180        1-Feb-17    $455,470.84       70.00                         0.250     0.017     0.233
9471826    180        1-Dec-16    $409,486.68       57.24                         0.250     0.017     0.233
9474139    180        1-Nov-16    $465,939.32       71.82                         0.250     0.017     0.000
9476903    180        1-Feb-17    $496,731.90       41.67                         0.250     0.017     0.358
9477776    180        1-Feb-17    $525,037.11       53.43                         0.250     0.017     0.108
9479671    180        1-Nov-16    $328,438.41       78.22                         0.250     0.017     0.233
9482134    180        1-Feb-17    $938,756.72       70.00                         0.250     0.017     0.233
9490826    180        1-Mar-17    $348,871.57       65.42                         0.250     0.017     0.483
9500770    180        1-Mar-17    $458,451.68       61.33                         0.250     0.017     0.000
9505516    180        1-Jan-17    $366,284.02       69.81                         0.250     0.017     0.108
9508586    180        1-Feb-17    $362,562.65       26.94                         0.250     0.017     0.108
9510908    180        1-Feb-17    $310,390.83       65.10                         0.250     0.017     0.000
9512397    156        1-Mar-15    $527,888.49       55.79                         0.250     0.017     0.608
9512946    180        1-Dec-16    $335,530.77       31.92                         0.250     0.017     0.358
9513350    180        1-Feb-17    $972,462.54       52.21                         0.250     0.017     0.108
9514523    180        1-Dec-16    $320,636.34       63.11                         0.250     0.017     0.108
9516097    180        1-Feb-17    $350,642.78       68.54                         0.250     0.017     0.108
9522764    180        1-Feb-17    $496,048.71       50.00                         0.250     0.017     0.233
9525982    180        1-Feb-17    $645,612.94       52.00                         0.250     0.017     0.000
9530944    180        1-Feb-17    $389,410.19       52.27                         0.250     0.017     0.233
9531372    180        1-Mar-17    $644,845.49       43.13                         0.250     0.017     0.108
9532318    180        1-Jan-17    $602,521.47       64.07                         0.250     0.017     0.000
9534301    180        1-Mar-17    $473,418.25       74.80                         0.250     0.017     0.108
9537148    180        1-Jan-17    $330,663.01       31.90                         0.250     0.017     0.233
9538213    180        1-Feb-17    $328,511.57       49.04                         0.250     0.017     0.233
9538935    180        1-Jan-17    $388,146.08       48.70                         0.250     0.017     0.358
9542308    144        1-Jan-14    $340,130.88       50.74                         0.250     0.017     0.000
9543445    180        1-Mar-17    $498,422.53       60.24                         0.250     0.017     0.733
9547012    180        1-Feb-17    $330,376.38       47.17                         0.250     0.017     0.358
9548646    180        1-Dec-16    $493,286.73       35.71                         0.250     0.017     0.108
9549148    180        1-Mar-17    $418,586.32       78.65                         0.250     0.017     0.000
9549361    180        1-Dec-16    $424,347.72       69.92                         0.250     0.017     0.358
9551136    180        1-Feb-17    $348,656.13       36.95                         0.250     0.017     0.108
9551414    180        1-Jan-17    $388,104.76       52.62                         0.250     0.017     0.233
9552144    180        1-Jan-17    $637,524.78       48.15                         0.250     0.017     0.233
9552401    180        1-Jan-17    $395,939.85       50.00                         0.250     0.017     0.000
9552431    180        1-Feb-17    $560,233.78       80.00                         0.250     0.017     0.108
9552828    180        1-Jan-17    $569,225.18       58.97                         0.250     0.017     0.108
9553290    180        1-Feb-17    $540,405.99       80.00                         0.250     0.017     0.233
9555245    180        1-Jan-17    $427,661.35       80.00                         0.250     0.017     0.108
9556200    180        1-Feb-17    $695,133.40       50.00                         0.250     0.017     0.108
9558023    180        1-Jan-17    $441,967.87       64.24                         0.250     0.017     0.000
9558561    180        1-Jan-17    $360,663.28       22.86                         0.250     0.017     0.108
9558800    180        1-Jan-17    $702,944.84       48.97                         0.250     0.017     0.233
9559910    180        1-Dec-16    $332,155.92       36.01                         0.250     0.017     0.000
9560263    180        1-Mar-17    $423,599.87       62.50                         0.250     0.017     0.233
9560719    180        1-Feb-17    $412,665.75       72.70                         0.250     0.017     0.000
9560752    180        1-Feb-17    $763,919.47       40.69                         0.250     0.017     0.233
9561286    180        1-Feb-17    $586,017.89       47.20                         0.250     0.017     0.000
9561394    180        1-Feb-17    $670,444.21       32.14                         0.250     0.017     0.000
9562267    180        1-Mar-17    $380,985.66       62.60                         0.250     0.017     0.108
9562400    180        1-Feb-17    $553,280.53       59.76                         0.250     0.017     0.108
9563136    180        1-Jan-17    $381,092.10       30.08                         0.250     0.017     0.000
9563433    180        1-Jan-17    $571,889.92       38.53                         0.250     0.017     0.358
9564084    180        1-Feb-17    $595,993.39       21.24                         0.250     0.017     0.108
9564548    180        1-Feb-17    $501,627.77       33.67                         0.250     0.017     0.108
9564913    180        1-Jan-17    $302,761.30       79.95                         0.250     0.017     0.233
9565231    180        1-Mar-17    $374,236.11       61.56                         0.250     0.017     0.000
9565278    180        1-Mar-17    $373,343.93       70.00                         0.250     0.017     0.983
9566820    180        1-Feb-17    $381,531.42       28.52                         0.250     0.017     0.608
9568931    180        1-Feb-17    $645,705.66       63.41                         0.250     0.017     0.233
9570074    180        1-Feb-17    $456,928.26       68.66                         0.250     0.017     0.108
9570852    180        1-Feb-17    $521,531.51       22.44                         0.250     0.017     0.233
9571097    180        1-Feb-17    $330,398.89       40.12                         0.250     0.017     0.233
9574252    180        1-Feb-17    $388,870.36       48.91                         0.250     0.017     0.108
9577105    180        1-Feb-17    $384,443.21       73.02                         0.250     0.017     0.233
9577136    180        1-Feb-17    $301,790.20       69.06                         0.250     0.017     0.000
9577201    180        1-Feb-17    $551,333.30       74.00                         0.250     0.017     0.233
9577531    180        1-Feb-17    $402,295.54       54.73                         0.250     0.017     0.108
9578009    180        1-Feb-17    $541,559.33       57.39                         0.250     0.017     0.108
9582300    180        1-Mar-17    $498,851.15       70.00                         0.250     0.017     0.233
9583334    180        1-Feb-17    $323,799.72       72.44                         0.250     0.017     0.000
9584785    180        1-Feb-17    $439,513.42       32.07                         0.250     0.017     0.000
9586721    180        1-Mar-17    $981,789.78       72.96                         0.250     0.017     0.358
9587049    180        1-Feb-17    $744,938.01       30.00                         0.250     0.017     0.000
9587983    180        1-Jan-17    $337,575.29       75.78                         0.250     0.017     0.108
9588417    180        1-Jan-17    $529,165.32       53.47                         0.250     0.017     0.000
9590560    180        1-Jan-17    $692,894.74       65.88                         0.250     0.017     0.000
9591280    180        1-Feb-17    $551,372.40       69.99                         0.250     0.017     0.358
9591442    180        1-Feb-17    $396,271.15       50.25                         0.250     0.017     0.000
9591948    180        1-Mar-17    $399,166.34       78.62                         0.250     0.017     0.108
9593140    180        1-Jan-17    $450,647.56       56.89                         0.250     0.017     0.483
9594452    180        1-Apr-17    $353,000.00       51.16                         0.250     0.017     0.233
9594826    180        1-Mar-17    $498,317.06       62.50                         0.250     0.017     0.000
9595217    180        1-Feb-17    $308,307.80       47.12                         0.250     0.017     0.108
9596487    180        1-Feb-17    $428,091.05       60.03                         0.250     0.017     0.000
9596868    180        1-Feb-17    $645,122.73       68.42                         0.250     0.017     0.000
9597570    180        1-Feb-17    $496,091.61       68.24                         0.250     0.017     0.483
9598730    180        1-Feb-17    $466,757.34       44.98                         0.250     0.017     0.000
9601527    180        1-Feb-17    $332,762.97       54.03                         0.250     0.017     0.108
9601595    180        1-Jan-17    $441,472.93       67.07                         0.250     0.017     0.000
9602199    180        1-Mar-17    $576,095.83       44.46                         0.250     0.017     0.233
9602324    180        1-Feb-17    $549,267.62       36.87                         0.250     0.017     0.000
9602619    180        1-Jan-17    $499,475.96       78.65                         0.250     0.017     0.000
9603170    180        1-Feb-17    $327,399.03       65.92                         0.250     0.017     0.108
9603884    180        1-Feb-17    $566,093.10       39.66                         0.250     0.017     0.000
9603974    180        1-Feb-17    $364,475.16       39.05                         0.250     0.017     0.000
9604010    180        1-Jan-17    $958,243.13       32.37                         0.250     0.017     0.233
9604711    180        1-Feb-17    $308,900.95       37.93                         0.250     0.017     0.000
9607388    180        1-Mar-17    $498,387.95       56.18                         0.250     0.017     0.483
9607461    180        1-Apr-17    $379,000.00       58.31                         0.250     0.017     0.358
9608381    180        1-Mar-17    $598,065.54       75.00                         0.250     0.017     0.483
9608619    180        1-Mar-17    $314,848.05       59.60                         0.250     0.017     0.108
9609241    180        1-Feb-17    $578,057.58       29.40                         0.250     0.017     0.108
9610315    180        1-Feb-17    $439,741.77       57.66                         0.250     0.017     0.000
9611189    180        1-Jan-17    $396,929.69       74.54                         0.250     0.017     0.000
9611553    180        1-Feb-17    $839,417.36       65.00                         0.250     0.017     0.233
9611615    180        1-Feb-17    $302,941.45       50.83                         0.250     0.017     0.000
9612272    180        1-Feb-17    $908,824.36       33.89                         0.250     0.017     0.000
9612451    180        1-Mar-17    $420,495.07       35.91                         0.250     0.017     0.108
9612821    180        1-Jan-17    $178,721.69       65.52                         0.250     0.017     0.233
9613686    180        1-Feb-17    $483,195.81       49.98                         0.250     0.017     0.483
9613964    180        1-Jan-17    $346,447.37       30.43                         0.250     0.017     0.000
9614034    120        1-Feb-12    $471,464.84       28.92                         0.250     0.017     0.108
9614763    180        1-Feb-17    $522,506.83       72.05                         0.250     0.017     0.233
9615149    180        1-Mar-17    $345,134.39       53.28                         0.250     0.017     0.000
9615478    180        1-Jan-17    $382,081.97       57.19                         0.250     0.017     0.000
9615771    180        1-Mar-17    $365,790.96       21.28                         0.250     0.017     0.233
9616549    180        1-Feb-17    $339,674.09       87.02               01        0.250     0.017     0.233
9616706    180        1-Feb-17    $343,719.88       55.24                         0.250     0.017     0.358
9616751    180        1-Mar-17    $368,807.08       74.00                         0.250     0.017     0.483
9616846    180        1-Feb-17    $540,249.49       80.00                         0.250     0.017     0.000
9620115    180        1-Feb-17    $308,933.30       80.00                         0.250     0.017     0.233
9620798    180        1-Feb-17    $327,888.99       55.00                         0.250     0.017     0.608
9620916    180        1-Feb-17    $367,152.25       61.88                         0.250     0.017     0.233
9621225    180        1-Jan-17    $420,875.84       45.22                         0.250     0.017     0.233
9621343    120        1-Mar-12    $506,929.96       51.00                         0.250     0.017     0.000
9622379    180        1-Feb-17    $581,093.55       42.39                         0.250     0.017     0.108
9622478    180        1-Feb-17    $417,165.28       64.62                         0.250     0.017     0.000
9628492    180        1-Feb-17    $395,426.40       68.62                         0.250     0.017     0.483
9629355    180        1-Mar-17    $484,398.92       75.17                         0.250     0.017     0.233
9630625    180        1-Mar-17    $348,859.31       42.17                         0.250     0.017     0.358
9631730    180        1-Feb-17    $455,565.23       81.76               12        0.250     0.017     0.233
9631735    180        1-Feb-17    $397,385.51       44.44                         0.250     0.017     0.358
9633784    180        1-Mar-17    $996,670.00       59.54                         0.250     0.017     0.108
9640035    180        1-Feb-17    $844,384.35       60.71                         0.250     0.017     0.233
9641906    180        1-Feb-17    $447,058.71       40.36                         0.250     0.017     0.358
9642076    180        1-Mar-17    $448,485.35       69.23                         0.250     0.017     0.000
9642779    180        1-Feb-17    $357,596.03       42.35                         0.250     0.017     0.108
9642826    180        1-Feb-17    $533,815.99       70.42                         0.250     0.017     0.483
9643053    180        1-Feb-17    $399,608.69       53.67                         0.250     0.017     0.233
9645686    180        1-Mar-17    $572,109.01       44.15                         0.250     0.017     0.233
9647100    180        1-Feb-17    $322,852.84       67.71                         0.250     0.017     0.233
9647134    180        1-Jan-17    $841,372.18       42.50                         0.250     0.017     0.000
9648026    180        1-Feb-17    $948,956.47       79.58                         0.250     0.017     0.733
9649512    180        1-Mar-17    $352,858.67       78.67                         0.250     0.017     0.483
9652069    180        1-Feb-17    $420,175.33       30.21                         0.250     0.017     0.108
9652638    180        1-Mar-17    $334,928.37       80.00                         0.250     0.017     0.608
9652730    180        1-Feb-17    $616,700.58       51.73                         0.250     0.017     0.233
9653159    180        1-Mar-17    $358,359.16       78.84                         0.250     0.017     0.733
9653625    180        1-Feb-17    $342,769.12       61.72                         0.250     0.017     0.483
9653794    180        1-Feb-17    $931,036.56       75.00                         0.250     0.017     0.000
9661014    180        1-Feb-17    $447,523.70       85.00               01        0.250     0.017     0.233
9661938    180        1-Feb-17    $392,914.92       70.00                         0.250     0.017     0.358
9662060    180        1-Feb-17    $635,816.83       80.00                         0.250     0.017     0.358
9662241    180        1-Feb-17    $412,258.23       51.88                         0.250     0.017     0.233
9662986    180        1-Feb-17    $360,072.45       76.51                         0.250     0.017     0.608
9667499    180        1-Feb-17    $834,509.59       60.00                         0.250     0.017     0.358
9669659    180        1-Feb-17    $594,281.67       70.22                         0.250     0.017     0.233
9670678    180        1-Feb-17    $397,385.51       42.55                         0.250     0.017     0.358
9671075    180        1-Feb-17    $754,870.52       66.09                         0.250     0.017     0.000
9671321    180        1-Feb-17    $529,478.65       70.13                         0.250     0.017     0.233
9671393    180        1-Mar-17    $522,307.36       75.00                         0.250     0.017     0.483
9671419    180        1-Mar-17    $721,614.85       48.27                         0.250     0.017     0.233
9671431    180        1-Mar-17    $617,957.46       73.81                         0.250     0.017     0.233
9671442    180        1-Mar-17    $501,156.79       38.68                         0.250     0.017     0.000
9671679    180        1-Feb-17    $508,581.02       80.00                         0.250     0.017     0.108
9672545    180        1-Feb-17    $339,493.09       24.41                         0.250     0.017     0.000
9672666    180        1-Feb-17    $347,687.66       35.00                         0.250     0.017     0.233
9674577    180        1-Feb-17    $386,480.70       57.21                         0.250     0.017     0.608
9677219    180        1-Mar-17    $654,835.57       35.32                         0.250     0.017     0.233
9677731    180        1-Mar-17    $498,370.45       68.49                         0.250     0.017     0.358
9678028    180        1-Feb-17    $320,842.00       50.00                         0.250     0.017     0.233
9678495    180        1-Feb-17    $618,927.95       70.55                         0.250     0.017     0.358
9679338    180        1-Feb-17    $466,993.39       49.47                         0.250     0.017     0.608
9681555    180        1-Feb-17    $446,589.69       48.39                         0.250     0.017     0.000
9683069    180        1-Mar-17    $334,893.08       57.44                         0.250     0.017     0.233
9683264    180        1-Feb-17    $375,529.30       70.00                         0.250     0.017     0.358
9683698    180        1-Feb-17    $484,706.34       44.36                         0.250     0.017     0.000
9684061    180        1-Mar-17    $412,561.20       55.20                         0.250     0.017     0.000
9687875    180        1-Feb-17    $547,513.12       79.86                         0.250     0.017     0.733
9688054    180        1-Feb-17    $329,286.34       79.88                         0.250     0.017     0.108
9688637    180        1-Feb-17    $437,124.08       80.00                         0.250     0.017     0.358
9691397    180        1-Mar-17    $617,793.75       76.54                         0.250     0.017     0.108
9693051    180        1-Mar-17    $896,938.12       75.00                         0.250     0.017     0.000
9694360    180        1-Mar-17    $446,571.16       80.00                         0.250     0.017     0.608
9694375    180        1-Feb-17    $491,867.49       65.13                         0.250     0.017     0.733
9696564    180        1-Mar-17    $590,028.64       80.00                         0.250     0.017     0.108
9698274    180        1-Feb-17    $416,460.02       80.00                         0.250     0.017     0.358
9699768    180        1-Feb-17    $388,727.67       56.40                         0.250     0.017     0.233
9700311    180        1-Mar-17    $439,280.98       73.83                         0.250     0.017     0.608
9700521    180        1-Feb-17    $371,215.47       75.40                         0.250     0.017     0.108
9700975    180        1-Mar-17    $401,618.04       80.00                         0.250     0.017     0.483
9701295    180        1-Feb-17    $357,721.81       48.00                         0.250     0.017     0.733
9702424    180        1-Feb-17    $549,346.53       68.27                         0.250     0.017     0.233
9702575    180        1-Mar-17    $449,481.98       68.54                         0.250     0.017     0.000
9708891    180        1-Mar-17    $481,707.82       60.41                         0.250     0.017     0.233
9710437    180        1-Mar-17    $355,362.99       60.94                         0.250     0.017     0.608
9711784    180        1-Feb-17    $442,060.04       65.93                         0.250     0.017     0.233
9713030    180        1-Feb-17    $313,736.00       65.00                         0.250     0.017     0.608
9719972    180        1-Apr-17    $324,250.00       47.68                         0.250     0.017     0.000
9720539    180        1-Mar-17    $332,911.46       78.59                         0.250     0.017     0.358
9720699    180        1-Mar-17    $380,057.30       64.96                         0.250     0.017     0.358
9722100    180        1-Mar-17    $679,654.90       47.46                         0.250     0.017     0.000
9722207    180        1-Feb-17    $360,527.27       55.83                         0.250     0.017     0.233
9722747    180        1-Mar-17    $477,903.26       66.14                         0.250     0.017     0.108
9724471    180        1-Mar-17    $326,953.89       80.00                         0.250     0.017     0.608
9724493    180        1-Feb-17    $615,252.12       56.30                         0.250     0.017     0.358
9726759    180        1-Mar-17    $912,017.92       57.19                         0.250     0.017     0.358
9726913    180        1-Mar-17    $373,829.69       75.76                         0.250     0.017     0.858
9727537    180        1-Feb-17    $488,789.31       60.00                         0.250     0.017     0.483
9727996    180        1-Feb-17    $580,223.67       80.00                         0.250     0.017     0.483
9732418    180        1-Mar-17    $523,325.57       75.00                         0.250     0.017     0.608
9733641    156        1-Mar-15    $441,712.04       31.25                         0.250     0.017     0.233
9734020    180        1-Feb-17    $310,013.41       43.47                         0.250     0.017     0.733
9734218    180        1-Feb-17    $355,046.72       80.00                         0.250     0.017     0.233
9734331    120        1-Feb-12    $558,452.36       64.65                         0.250     0.017     0.733
9734755    180        1-Feb-17    $482,426.02       80.00                         0.250     0.017     0.358
9735792    180        1-Feb-17    $342,720.70       63.30                         0.250     0.017     0.233
9736989    180        1-Apr-17    $400,000.00       51.28                         0.250     0.017     0.000
9737523    180        1-Mar-17    $358,814.01       80.00                         0.250     0.017     0.233
9737987    180        1-Mar-17    $581,037.68       65.88                         0.250     0.017     0.000
9738307    180        1-Mar-17    $347,601.07       75.00                         0.250     0.017     0.233
9738422    180        1-Feb-17    $617,791.32       47.84                         0.250     0.017     0.233
9739139    180        1-Feb-17    $645,659.50       66.67                         0.250     0.017     0.108
9740184    180        1-Feb-17    $372,575.13       78.95                         0.250     0.017     0.483
9741406    180        1-Feb-17    $496,766.83       50.05                         0.250     0.017     0.483
9741532    180        1-Feb-17    $409,248.79       67.54                         0.250     0.017     0.108
9741669    180        1-Apr-17    $333,700.00       52.14                         0.250     0.017     0.233
9741993    180        1-Mar-17    $335,925.18       64.19                         0.250     0.017     0.608
9743413    180        1-Mar-17    $458,516.92       30.67                         0.250     0.017     0.483
9744951    180        1-Feb-17    $496,696.66       38.52                         0.250     0.017     0.233
9745374    180        1-Mar-17    $380,768.40       55.36                         0.250     0.017     0.483
9745945    180        1-Apr-17    $599,750.00       49.98                         0.250     0.017     0.108
9746951    180        1-Mar-17    $438,550.46       80.00                         0.250     0.017     0.233
9747146    180        1-Mar-17    $473,418.25       70.90                         0.250     0.017     0.108
9747400    180        1-Mar-17    $573,105.71       42.59                         0.250     0.017     0.233
9749006    180        1-Mar-17    $448,517.52       72.35                         0.250     0.017     0.233
9749646    180        1-Apr-17    $395,000.00       59.40                         0.250     0.017     0.358
9750198    180        1-Mar-17    $395,706.13       62.03                         0.250     0.017     0.358
9750269    180        1-Mar-17    $784,961.03       70.00                         0.250     0.017     0.483
9750387    180        1-Mar-17    $366,514.50       77.41                         0.250     0.017     0.483
9750412    180        1-Mar-17    $644,013.82       50.00                         0.250     0.017     0.000
9750682    180        1-Mar-17    $356,820.61       42.62                         0.250     0.017     0.233
9750947    180        1-Mar-17    $470,351.35       71.39                         0.250     0.017     0.233
9751140    180        1-Feb-17    $992,825.64       58.79                         0.250     0.017     0.108
9751483    180        1-Mar-17    $508,319.85       70.83                         0.250     0.017     0.233
9754067    180        1-Mar-17    $563,178.39       79.58                         0.250     0.017     0.483
9754875    180        1-Mar-17    $526,241.76       75.43                         0.250     0.017     0.108
9754918    180        1-Mar-17    $453,529.38       53.53                         0.250     0.017     0.483
9754974    180        1-Mar-17    $389,711.89       39.10                         0.250     0.017     0.233
9755118    180        1-Apr-17    $678,000.00       24.62                         0.250     0.017     0.233
9755346    180        1-Mar-17    $598,065.54       69.36                         0.250     0.017     0.483
9755427    180        1-Mar-17    $378,748.12       76.00                         0.250     0.017     0.233
9755548    180        1-Mar-17    $514,934.44       65.81                         0.250     0.017     0.483
9755598    180        1-Feb-17    $795,963.19       36.42                         0.250     0.017     0.358
9755983    180        1-Mar-17    $428,583.41       61.43                         0.250     0.017     0.233
9756133    180        1-Mar-17    $453,484.85       43.33                         0.250     0.017     0.108
9756154    180        1-Mar-17    $428,438.53       74.12                         0.250     0.017     0.108
9756183    180        1-Apr-17    $760,000.00       47.50                         0.250     0.017     0.233
9756197    180        1-Apr-17    $700,000.00       68.97                         0.250     0.017     0.233
9756385    180        1-Mar-17    $612,952.05       30.75                         0.250     0.017     0.108
9756389    180        1-Feb-17    $311,428.82       69.67                         0.250     0.017     0.233
9757499    180        1-Mar-17    $711,641.57       65.00                         0.250     0.017     0.233
9757639    180        1-Mar-17    $351,837.07       69.22                         0.250     0.017     0.233
9757743    180        1-Mar-17    $366,488.65       53.68                         0.250     0.017     0.233
9758871    180        1-Mar-17    $565,091.53       70.00                         0.250     0.017     0.000
9759063    180        1-Mar-17    $398,724.25       66.67                         0.250     0.017     0.608
9759089    180        1-Mar-17    $667,792.75       43.23                         0.250     0.017     0.233
9759201    180        1-Mar-17    $438,581.40       58.67                         0.250     0.017     0.483
9759214    180        1-Mar-17    $361,816.94       60.70                         0.250     0.017     0.358
9759992    180        1-Mar-17    $560,942.12       59.89                         0.250     0.017     0.233
9760067    180        1-Mar-17    $440,512.27       77.95                         0.250     0.017     0.000
9760212    180        1-Mar-17    $363,797.54       41.01                         0.250     0.017     0.233
9760236    180        1-Feb-17    $610,893.22       61.50                         0.250     0.017     0.108
9760936    180        1-Mar-17    $438,566.00       50.87                         0.250     0.017     0.358
9761098    180        1-Feb-17    $989,419.77       24.90                         0.250     0.017     0.233
9761379    180        1-Mar-17    $647,858.63       29.55                         0.250     0.017     0.233
9761793    180        1-Mar-17    $478,469.10       80.00                         0.250     0.017     0.608
9761802    180        1-Mar-17    $448,517.52       62.07                         0.250     0.017     0.233
9761836    180        1-Mar-17    $409,646.00       54.80                         0.250     0.017     0.233
9762357    180        1-Mar-17    $528,253.96       67.09                         0.250     0.017     0.233
9762404    180        1-Mar-17    $358,851.82       68.57                         0.250     0.017     0.608
9762738    180        1-Mar-17    $322,977.80       57.75                         0.250     0.017     0.733
9763194    180        1-Mar-17    $642,875.11       43.00                         0.250     0.017     0.233
9763938    180        1-Mar-17    $523,288.97       60.00                         0.250     0.017     0.358
9764003    180        1-Mar-17    $476,906.59       70.89                         0.250     0.017     0.108
9764243    180        1-Mar-17    $843,242.79       24.17                         0.250     0.017     0.358
9764454    180        1-Mar-17    $405,175.18       64.88                         0.250     0.017     0.358
9764498    180        1-Apr-17    $345,500.00       61.70                         0.250     0.017     0.608
9764658    180        1-Mar-17    $348,834.50       51.85                         0.250     0.017     0.108
9764787    180        1-Mar-17    $513,303.38       58.92                         0.250     0.017     0.233
9764923    180        1-Mar-17    $398,668.00       80.00                         0.250     0.017     0.108
9765316    180        1-Mar-17    $329,686.57       80.00                         0.250     0.017     0.000
9765684    180        1-Mar-17    $382,748.50       80.00                         0.250     0.017     0.358
9776256    180        1-Mar-17    $478,418.68       56.47                         0.250     0.017     0.233
9867919    180        1-Feb-17    $168,912.49       31.48                         0.250     0.017     0.608
9869306    180        1-Apr-17    $386,847.00       45.67                         0.250     0.017     0.000
9869951    180        1-Mar-17    $386,195.71       60.55                         0.250     0.017     0.000
9869964    180        1-Mar-17    $738,717.15       43.60                         0.250     0.017     0.000
9871726    180        1-Feb-17    $730,195.88       63.91                         0.250     0.017     0.358
9872645    180        1-Apr-17    $550,000.00       37.29                         0.250     0.017     0.000
9872747    180        1-Apr-17    $450,000.00       32.14                         0.250     0.017     0.233
9874735    180        1-Mar-17    $334,869.05       80.00                         0.250     0.017     0.000
9875438    180        1-Apr-17    $650,000.00       33.33                         0.250     0.017     0.000
9876410    180        1-Feb-17    $438,432.66       51.33                         0.250     0.017     0.000
9877190    180        1-Mar-17    $397,831.42       55.44                         0.250     0.017     0.000
9877343    180        1-Feb-17    $471,759.77       47.98   FX15YR                0.250     0.017     0.000
9877651    180        1-Apr-17    $360,000.00       46.45                         0.250     0.017     0.000
9877654    180        1-Mar-17    $423,599.87       45.95                         0.250     0.017     0.233
9877953    180        1-Mar-17    $491,340.61       49.55                         0.250     0.017     0.000
9878893    180        1-Feb-17    $347,083.12       50.00                         0.250     0.017     0.483
9879177    180        1-Apr-17    $382,691.00       64.86                         0.250     0.017     0.108
9886753    180        1-Jan-17    $346,522.09       72.92                         0.250     0.017     0.233
9887256    180        1-Feb-17    $517,520.92       52.10                         0.250     0.017     0.108
9887624    180        1-Apr-17    $440,000.00       38.26                         0.250     0.017     0.358
9889394    180        1-Apr-17    $565,350.00       61.45                         0.250     0.017     0.733
9890686    180        1-Feb-17    $566,234.19       59.38                         0.250     0.017     0.233
9891081    180        1-Apr-17    $385,000.00       66.38                         0.250     0.017     0.233
9891560    180        1-Mar-17    $391,804.96       51.72                         0.250     0.017     0.233
9891868    180        1-Feb-17    $234,490.29       55.53                         0.250     0.017     0.608
9892231    180        1-Mar-17    $347,587.80       60.66                         0.250     0.017     0.000
9894295    180        1-Mar-17    $229,266.45       61.83                         0.250     0.017     0.608
9895150    180        1-Mar-17    $597,958.75       79.98                         0.250     0.017     0.000
9895250    180        1-Jan-17    $49,497.83        72.46                         0.250     0.017     0.108
9897192    180        1-Mar-17    $788,095.11       69.99                         0.250     0.017     0.233
9897384    180        1-Mar-17    $398,682.24       44.44                         0.250     0.017     0.233
9899068    180        1-Mar-17    $553,151.85       44.40                         0.250     0.017     0.108
9899710    180        1-Apr-17    $562,500.00       60.55                         0.250     0.017     0.358
9901361    180        1-Mar-17    $647,858.63       40.63                         0.250     0.017     0.233
9902024    180        1-Feb-17    $794,657.83       43.24                         0.250     0.017     0.108
9902886    180        1-Mar-17    $326,976.37       58.89                         0.250     0.017     0.858
9903226    180        1-Mar-17    $217,312.22       53.17                         0.250     0.017     0.733
9903467    180        1-Apr-17    $465,000.00       42.27                         0.250     0.017     0.358
9904661    180        1-Apr-17    $376,750.00       53.82                         0.250     0.017     0.608
9905099    180        1-Mar-17    $375,771.31       55.85                         0.250     0.017     0.358
9906820    180        1-Mar-17    $637,980.82       64.00                         0.250     0.017     0.733
9907123    180        1-Feb-17    $416,236.77       60.43                         0.250     0.017     0.358
9908396    180        1-Feb-17    $337,599.46       59.65                         0.250     0.017     0.000
9911769    180        1-Mar-17    $348,859.31       72.92                         0.250     0.017     0.358
9913429    180        1-Apr-17    $450,000.00       35.86                         0.250     0.017     0.358
9913664    180        1-Apr-17    $338,000.00       75.11                         0.250     0.017     0.358
9915981    180        1-Mar-17    $338,891.90       67.59                         0.250     0.017     0.358
9916147    180        1-Mar-17    $483,518.01       70.00                         0.250     0.017     0.358
9916260    180        1-Apr-17    $558,750.00       75.00                         0.250     0.017     0.358
9916332    180        1-Apr-17    $425,000.00       50.60                         0.250     0.017     0.000
9916656    180        1-Dec-16    $384,759.29       42.42                         0.250     0.017     0.108
9917441    180        1-Mar-17    $423,629.76       40.48                         0.250     0.017     0.483
9919135    180        1-Mar-17    $503,300.22       61.21                         0.250     0.017     0.000
9922951    180        1-Mar-17    $463,500.80       48.95                         0.250     0.017     0.483
9923443    180        1-Apr-17    $491,275.00       65.07                         0.250     0.017     0.358
9923713    180        1-Apr-17    $203,000.00       70.00                         0.250     0.017     0.233
9923866    180        1-Mar-17    $275,110.14       46.00                         0.250     0.017     0.483
9924333    180        1-Apr-17    $324,468.00       45.38                         0.250     0.017     0.358
9924487    180        1-Mar-17    $518,230.92       80.00                         0.250     0.017     0.000
9924996    180        1-Nov-16    $491,586.08       65.79                         0.250     0.017     0.108
9925371    180        1-Nov-16    $320,890.76       66.68                         0.250     0.017     0.608
9925610    180        1-Mar-17    $333,919.93       67.00                         0.250     0.017     0.483
9925695    180        1-Mar-17    $478,469.09       33.68                         0.250     0.017     0.608
9926014    180        1-Apr-17    $322,364.00       42.98                         0.250     0.017     0.483
9926124    180        1-Nov-16    $544,677.36       46.17                         0.250     0.017     0.108
9926145    120        1-Oct-11    $364,615.80       19.38                         0.250     0.017     0.608
9926232    180        1-Mar-17    $368,781.07       52.86   FX15YR                0.250     0.017     0.233
9926271    180        1-Mar-17    $328,877.31       52.38                         0.250     0.017     0.000
9926357    180        1-Feb-17    $396,260.66       21.05                         0.250     0.017     0.858
9926717    180        1-Apr-17    $321,000.00       73.29                         0.250     0.017     0.608
9927244    180        1-Nov-16    $614,592.86       79.11                         0.250     0.017     0.233
9928309    180        1-Mar-17    $302,510.85       74.57                         0.250     0.017     0.358
9929225    180        1-Mar-17    $404,610.27       41.00                         0.250     0.017     0.483
9929402    180        1-Apr-17    $437,000.00       31.21                         0.250     0.017     0.233
9929523    180        1-Mar-17    $419,613.05       64.77                         0.250     0.017     0.233
9929560    180        1-Apr-17    $358,000.00       57.28                         0.250     0.017     0.483
9929574    180        1-Apr-17    $319,920.00       78.71                         0.250     0.017     0.000
9929839    180        1-Apr-17    $345,000.00       69.00                         0.250     0.017     0.483
9930053    180        1-Mar-17    $326,240.16       65.46                         0.250     0.017     0.608
9930126    180        1-Apr-17    $400,000.00       80.00                         0.250     0.017     0.608
9930184    180        1-Mar-17    $473,485.04       39.58                         0.250     0.017     0.608
9930996    180        1-Mar-17    $363,835.88       44.24                         0.250     0.017     0.608
9931063    180        1-Mar-17    $371,823.20       42.63                         0.250     0.017     0.733
9932222    180        1-Mar-17    $466,523.48       74.88                         0.250     0.017     0.733
9932504    180        1-Dec-16    $369,037.20       79.99                         0.250     0.017     0.483
9932827    180        1-Dec-16    $363,006.55       67.65                         0.250     0.017     0.000
9935097    180        1-Apr-17    $415,000.00       66.40                         0.250     0.017     0.483
9936626    180        1-Mar-17    $140,016.88       66.90                         0.250     0.017     0.000
9936982    180        1-Apr-17    $392,000.00       44.04                         0.250     0.017     0.608
9937175    180        1-Apr-17    $434,000.00       82.67               24        0.250     0.017     0.233
9939449    180        1-Apr-17    $609,000.00       46.85                         0.250     0.017     0.000
9939533    180        1-Jan-17    $574,112.80       80.00                         0.250     0.017     0.000
9939685    180        1-Feb-17    $840,172.32       73.54                         0.250     0.017     0.358
9939706    180        1-Mar-17    $324,439.16       52.08                         0.250     0.017     0.358
9940129    180        1-Mar-17    $223,086.22       53.67                         0.250     0.017     0.608
9942167    180        1-Apr-17    $517,300.00       39.79                         0.250     0.017     0.000
9943253    180        1-Mar-17    $647,835.50       50.00                         0.250     0.017     0.108
9943381    180        1-Apr-17    $557,500.00       22.30                         0.250     0.017     0.358
9943750    180        1-Mar-17    $411,624.70       79.88                         0.250     0.017     0.108
9944014    180        1-Mar-17    $459,964.68       55.60                         0.250     0.017     0.233
9944244    180        1-Mar-17    $479,545.36       50.65                         0.250     0.017     0.000
9944405    180        1-Mar-17    $360,142.20       39.91                         0.250     0.017     0.233
9944477    180        1-Mar-17    $437,538.13       60.14                         0.250     0.017     0.108
9945246    180        1-Apr-17    $389,728.00       59.96                         0.250     0.017     0.358
9945815    180        1-Apr-17    $437,000.00       66.21                         0.250     0.017     0.233
9945874    180        1-Mar-17    $416,652.33       38.00                         0.250     0.017     0.483
9946054    180        1-Mar-17    $499,830.00       19.67                         0.250     0.017     0.108
9947635    180        1-Mar-17    $559,749.86       44.34                         0.250     0.017     0.233
9947895    180        1-Apr-17    $475,000.00       67.66                         0.250     0.017     0.000
9948006    180        1-Apr-17    $307,200.00       55.75                         0.250     0.017     0.358
9948011    180        1-Apr-17    $67,000.00        61.75                         0.250     0.017     0.483
9948158    180        1-Mar-17    $598,023.35       46.15                         0.250     0.017     0.233
9950178    180        1-Apr-17    $400,000.00       50.00   GD 1YR                0.250     0.017     0.000
9951435    180        1-Mar-17    $227,264.90       58.46                         0.250     0.017     0.483
9951572    180        1-Mar-17    $398,668.00       63.75                         0.250     0.017     0.108
9951676    180        1-Apr-17    $525,000.00       70.00                         0.250     0.017     0.358
9952878    180        1-Apr-17    $308,855.00       47.52                         0.250     0.017     0.233
9953287    180        1-Mar-17    $491,410.52       35.21                         0.250     0.017     0.483
9954120    180        1-Apr-17    $143,000.00       62.72                         0.250     0.017     0.108
9955721    180        1-Apr-17    $541,000.00       66.79                         0.250     0.017     0.608
9955918    180        1-Apr-17    $400,000.00       19.05                         0.250     0.017     0.233
9957638    180        1-Apr-17    $467,000.00       68.68                         0.250     0.017     0.000
9958810    180        1-Mar-17    $595,312.50       65.22                         0.250     0.017     0.358
9959131    180        1-Mar-17    $374,747.92       80.00                         0.250     0.017     0.108
9960793    180        1-Apr-17    $175,000.00       43.75                         0.250     0.017     0.483
9960861    180        1-Apr-17    $350,000.00       18.92                         0.250     0.017     0.233
9961720    180        1-Mar-17    $299,740.95       69.93                         0.250     0.017     0.608
9961725    180        1-Apr-17    $491,600.00       80.00                         0.250     0.017     0.000
9962540    180        1-Mar-17    $592,975.76       70.00                         0.250     0.017     0.000
9962861    180        1-Mar-17    $365,816.76       57.98                         0.250     0.017     0.483
9963570    180        1-Mar-17    $465,461.50       58.01                         0.250     0.017     0.233
9963578    180        1-Apr-17    $349,700.00       49.60                         0.250     0.017     0.483
9965966    180        1-Mar-17    $523,343.65       70.00                         0.250     0.017     0.733
9966075    180        1-Mar-17    $508,246.33       71.83                         0.250     0.017     0.000
9966400    180        1-Apr-17    $500,000.00       41.67                         0.250     0.017     0.358
9966915    180        1-Apr-17    $350,000.00       29.17                         0.250     0.017     0.233
9967332    180        1-Mar-17    $508,337.86       40.00                         0.250     0.017     0.358
9967422    180        1-Mar-17    $495,861.03       69.97                         0.250     0.017     0.233
9968660    180        1-Apr-17    $400,000.00       79.52                         0.250     0.017     0.000
9969196    180        1-Mar-17    $418,660.46       56.00                         0.250     0.017     0.608
9970058    180        1-Apr-17    $412,700.00       41.11                         0.250     0.017     0.233
9970199    180        1-Apr-17    $355,000.00       68.53                         0.250     0.017     0.108
9970728    180        1-Mar-17    $423,744.19       56.68                         0.250     0.017     0.608
9971752    180        1-Apr-17    $150,000.00       51.72                         0.250     0.017     0.858
9972239    180        1-Apr-17    $500,000.00       55.56                         0.250     0.017     0.233
9972971    180        1-Mar-17    $360,421.50       80.00                         0.250     0.017     0.358
9973003    180        1-Mar-17    $328,912.84       38.82                         0.250     0.017     0.233
9973007    180        1-Apr-17    $436,000.00       62.29                         0.250     0.017     0.358
9973347    180        1-Apr-17    $140,000.00       70.00                         0.250     0.017     0.483
9973661    180        1-Mar-17    $498,317.05       39.22                         0.250     0.017     0.000
9973788    180        1-Apr-17    $315,009.00       58.77                         0.250     0.017     0.233
9973886    180        1-Mar-17    $474,431.86       61.42                         0.250     0.017     0.233
9973888    180        1-Apr-17    $349,750.00       30.41                         0.250     0.017     0.000
9973948    180        1-Apr-17    $470,000.00       67.14                         0.250     0.017     0.608
9973988    180        1-Mar-17    $601,774.57       74.92                         0.250     0.017     0.608
9974348    180        1-Mar-17    $473,950.30       67.45                         0.250     0.017     0.358
9975408    180        1-Mar-17    $446,508.15       69.91                         0.250     0.017     0.108
9975435    180        1-Apr-17    $336,674.00       77.40                         0.250     0.017     0.483
9975534    180        1-Mar-17    $348,821.93       62.39                         0.250     0.017     0.000
9976076    180        1-Apr-17    $450,000.00       61.22                         0.250     0.017     0.000
9977179    180        1-Apr-17    $500,000.00       67.57                         0.250     0.017     0.358
9977237    180        1-Mar-17    $478,418.68       80.00                         0.250     0.017     0.233
9977391    180        1-Apr-17    $405,000.00       68.07                         0.250     0.017     0.000
9977903    180        1-Apr-17    $580,000.00       53.95                         0.250     0.017     0.483
9977921    180        1-Mar-17    $647,926.91       34.03                         0.250     0.017     0.608
9978738    180        1-Apr-17    $400,000.00       60.15   GD 3YR                0.250     0.017     0.000
9978798    180        1-Mar-17    $498,352.79       68.03                         0.250     0.017     0.233
9978925    180        1-Mar-17    $350,913.39       80.00                         0.250     0.017     0.983
9979648    180        1-Apr-17    $510,000.00       68.00                         0.250     0.017     0.483
9979978    180        1-Apr-17    $350,000.00       79.23                         0.250     0.017     0.233
9981474    180        1-Apr-17    $400,000.00       57.55                         0.250     0.017     0.483
9981608    180        1-Apr-17    $517,249.59       51.23                         0.250     0.017     0.233
9981827    180        1-Apr-17    $65,000.00        56.52                         0.250     0.017     0.233
9981885    180        1-Apr-17    $372,000.00       71.54                         0.250     0.017     0.108
9982215    180        1-Jan-17    $724,024.20       68.19                         0.250     0.017     0.000
9982238    180        1-Jan-17    $851,270.69       57.33                         0.250     0.017     0.000
9982270    180        1-Jan-17    $742,392.23       58.59                         0.250     0.017     0.108
9982295    180        1-Apr-17    $500,000.00       45.83                         0.250     0.017     0.000
9982344    180        1-Apr-17    $500,000.00       61.92                         0.250     0.017     0.000
9982428    180        1-Apr-17    $371,000.00       76.49                         0.250     0.017     0.233
9982553    180        1-Mar-17    $647,388.54       68.42                         0.250     0.017     0.358
9983042    180        1-Mar-17    $950,109.60       75.00                         0.250     0.017     0.233
9983299    180        1-Mar-17    $388,402.29       90.00               01        0.250     0.017     0.108
9983351    180        1-Mar-17    $332,975.46       55.68                         0.250     0.017     0.000
9983947    180        1-Feb-17    $496,696.67       23.81                         0.250     0.017     0.233
9983987    180        1-Apr-17    $339,000.00       49.85                         0.250     0.017     0.000
9985260    180        1-Apr-17    $366,800.00       70.00                         0.250     0.017     0.483
9986262    180        1-Apr-17    $583,000.00       43.19                         0.250     0.017     0.233
9986497    180        1-Feb-17    $645,751.48       54.17                         0.250     0.017     0.358
9986519    180        1-Jan-17    $635,928.88       53.54                         0.250     0.017     0.000
9986533    180        1-Jan-17    $498,419.99       60.09                         0.250     0.017     0.000
9986536    180        1-Feb-17    $422,192.17       60.71                         0.250     0.017     0.233
9986559    180        1-Feb-17    $536,470.44       44.08                         0.250     0.017     0.358
9986970    180        1-Apr-17    $540,000.00       68.35                         0.250     0.017     0.233
9987689    180        1-Mar-17    $551,266.22       80.00                         0.250     0.017     0.000
9987731    180        1-Mar-17    $478,401.60       70.59                         0.250     0.017     0.108
9987889    180        1-Nov-16    $360,888.94       49.93                         0.250     0.017     0.233
9987925    180        1-Jan-17    $637,600.65       80.00                         0.250     0.017     0.233
9987982    180        1-Jan-17    $643,402.27       31.71                         0.250     0.017     0.000
9988041    180        1-Feb-17    $551,120.08       61.63                         0.250     0.017     0.483
9988056    180        1-Jan-17    $643,609.60       67.71                         0.250     0.017     0.358
9988261    180        1-Feb-17    $402,295.55       46.29                         0.250     0.017     0.108
9988470    180        1-Mar-17    $219,267.40       66.67                         0.250     0.017     0.108
9988753    180        1-Apr-17    $429,925.00       66.14                         0.250     0.017     0.000
9989261    180        1-Mar-17    $438,550.46       48.62                         0.250     0.017     0.233
9989319    180        1-Jan-17    $633,774.83       45.71                         0.250     0.017     0.483
9989343    180        1-Feb-17    $619,877.45       52.00                         0.250     0.017     0.233
9989763    180        1-Feb-17    $421,168.66       65.23                         0.250     0.017     0.108
9989810    180        1-Feb-17    $511,560.99       61.46                         0.250     0.017     0.108
9989850    180        1-Feb-17    $492,792.70       80.00                         0.250     0.017     0.483
9989867    180        1-Feb-17    $397,413.47       29.20                         0.250     0.017     0.483
9989936    180        1-Feb-17    $397,357.34       78.97                         0.250     0.017     0.233
9990031    180        1-Apr-17    $368,800.00       80.00                         0.250     0.017     0.483
9990370    180        1-Apr-17    $424,600.00       51.47                         0.250     0.017     0.483
9990997    180        1-Mar-17    $454,198.74       79.25                         0.250     0.017     0.233
9991144    180        1-Apr-17    $359,500.00       69.13                         0.250     0.017     0.233
9991293    180        1-Jan-17    $306,853.39       79.08                         0.250     0.017     0.000
9993688    180        1-Apr-17    $444,000.00       63.43                         0.250     0.017     0.233

                                  $349,770,802.04

COUNT:           743
WAC:     6.508219791
WAM:     178.0133127
WALTV:   58.03379393

                                  EXHIBIT F-2A

             [Schedule of Other Servicer Mortgage Loans in Group I]

WFMBS
WFMBS   2002-08 GROUP I LOANS EXHIBIT F-2A
30 YEAR FIXED RATE NON-RELOCATION  LOANS


(i)        (ii)                              (iii)      (iv)       (v)        (vi)          (vii)
--------   ---------------   -----   -----   --------   --------   --------   ----------    --------
                                                                   NET
MORTGAGE                                                MORTGAGE   MORTGAGE   CURRENT       ORIGINAL
LOAN                                 ZIP     PROPERTY   INTEREST   INTEREST   MONTHLY       TERM TO
NUMBER     CITY              STATE   CODE    TYPE       RATE       RATE       PAYMENT       MATURITY
--------   ---------------   -----   -----   --------   --------   --------   ----------    --------
9915918    LAFAYETTE         CO      80026   SFD        7.375      6.500      $2,900.84     360
5993960    HARRIS            MN      55032   SFD        7.250      6.500      $818.61       360
6006176    MAHTOWA           MN      55707   SFD        7.250      6.500      $1,320.01     360
9880276    RUSH CITY         MN      55069   SFD        7.375      6.500      $994.57       360
9919843    FAIRVIEW          TX      75069   PUD        6.875      6.500      $3,580.58     360
9946829    BATON ROUGE       LA      70810   SFD        6.750      6.483      $2,724.11     360
9949284    NEW ORLEANS       LA      70131   SFD        7.250      6.500      $3,577.35     345
4262733    SAN JOSE          CA      95123   SFD        7.875      6.500      $2,465.24     360
4291277    NORTH ANDOVER     MA      01845   SFD        7.750      6.500      $2,791.14     360
9889856    NEW ROCHELLE      NY      10801   SFD        7.125      6.500      $2,231.04     240
9889980    ANACORTES         WA      98221   SFD        7.500      6.500      $3,915.61     360
4313420    BALLWIN           MO      63021   SFD        7.250      6.500      $2,643.43     360
4325012    WESTERVILLE       OH      43082   SFD        7.375      6.500      $3,094.23     360
4339881    WELLESLEY         MA      02482   SFD        7.000      6.500      $2,602.66     360
9946683    BLACK HAWK        SD      57718   SFD        7.625      6.500      $2,201.24     360
4285468    HOLLYWOOD         FL      33019   SFD        7.000      6.500      $3,180.15     360
4295303    BERTHOUD          CO      80513   SFD        7.625      6.500      $6,440.93     360
4331339    FULLERTON         CA      92835   PUD        7.750      6.500      $2,579.09     360
4354050    DOUGLAS           MI      49406   SFD        7.750      6.500      $2,636.40     360
9936891    TRACY             CA      95377   SFD        6.875      6.500      $2,570.56     360
9938838    CINCINNATI        OH      45215   SFD        7.000      6.500      $2,794.28     360
9938860    HOUSTON           TX      77024   PUD        6.875      6.500      $2,339.32     360
9938933    HINGHAM           MA      02043   SFD        6.625      6.358      $4,799.13     360
9939233    MAPLE VALLEY      WA      98038   SFD        7.000      6.500      $2,634.60     360
9953149    CHEVY CHASE       MD      20815   SFD        7.000      6.500      $2,655.89     360
9953188    ANTIOCH           CA      94509   SFD        6.750      6.483      $2,457.34     360
9953538    MONTGOMERY        TX      77356   PUD        6.750      6.483      $3,891.59     360
9953593    SCOTTSDALE        AZ      85255   SFD        6.625      6.358      $4,162.03     360
9953762    MORAGA            CA      94556   SFD        6.875      6.500      $3,218.96     360
9955959    PHOENIX           AZ      85012   SFD        7.125      6.500      $4,379.18     360
9956014    HOUSTON           TX      77019   HCO        7.500      6.500      $3,703.04     360
9956048    DUBLIN            CA      94568   SFD        6.875      6.500      $4,270.04     360
9956146    WASHINGTON        DC      20017   SFD        6.750      6.483      $4,605.05     360
9956161    MIAMI             FL      33175   SFD        7.125      6.500      $4,621.71     360
9956209    FAIRFAX STATION   VA      22039   SFD        6.875      6.500      $4,270.04     360
9956284    FLAGSTAFF         AZ      86001   SFD        7.000      6.500      $4,989.77     360
9937455    BIRMINGHAM        AL      35216   SFD        7.500      6.500      $2,737.42     360
9954721    VIENNA            VA      22180   SFD        7.125      6.500      $2,331.07     360
9955260    HUNTINGDON        PA      19006   SFD        6.875      6.500      $2,092.32     360
9966897    LAKE ARROWHEAD    CA      92352   SFD        7.375      6.500      $2,204.64     360
9967017    ALTADENA AREA     CA      91001   SFD        7.125      6.500      $2,802.67     360
9967182    HAVRE DE GRACE    MD      21078   SFD        7.125      6.500      $2,560.13     360



(i)        (viii)      (ix)             (x)     (xi)        (xii)     (xiii)    (xv)      (xvi)
--------   ---------   --------------   -----   -------   ---------   -------   -------   --------
                       CUT-OFF
MORTGAGE   SCHEDULED   DATE                               MORTGAGE              MASTER    FIXED
LOAN       MATURITY    PRINCIPAL                          INSURANCE   SERVICE   SERVICE   RETAINED
NUMBER     DATE        BALANCE          LTV     SUBSIDY     CODE      FEE       FEE       YIELD
--------   ---------   --------------   -----   -------   ---------   -------   -------   --------
9915918    1-Feb-32    $419,358.86      53.85                         0.250     0.017     0.608
5993960    1-Feb-32    $119,812.21      56.07                         0.250     0.017     0.483
6006176    1-Jan-32    $193,044.41      90.00                38       0.250     0.017     0.483
9880276    1-Dec-31    $143,557.67      87.27                38       0.250     0.017     0.608
9919843    1-Dec-31    $543,181.18      49.55                         0.250     0.017     0.108
9946829    1-Mar-32    $419,638.39      75.00                         0.250     0.017     0.000
9949284    1-Nov-30    $517,101.60      79.08                         0.250     0.017     0.483
4262733    1-Jun-31    $337,589.77      80.00                         0.250     0.017     1.108
4291277    1-Jul-31    $387,060.32      80.00                         0.250     0.017     0.983
9889856    1-Nov-21    $282,273.56      73.08                         0.250     0.017     0.358
9889980    1-Oct-31    $557,467.05      77.24                         0.250     0.017     0.733
4313420    1-Oct-31    $385,658.67      73.81                         0.250     0.017     0.483
4325012    1-Sep-31    $445,569.28      80.00                         0.250     0.017     0.608
4339881    1-Oct-31    $389,247.77      71.13                         0.250     0.017     0.233
9946683    1-Sep-31    $309,394.00      88.86                6        0.250     0.017     0.858
4285468    1-Jun-31    $473,977.37      70.81                         0.250     0.017     0.233
4295303    1-Jul-31    $903,919.35      36.40                         0.250     0.017     0.858
4331339    1-Aug-31    $357,920.74      75.00                         0.250     0.017     0.983
4354050    1-Jul-31    $365,366.04      80.00                         0.250     0.017     0.983
9936891    1-Dec-31    $389,973.71      79.86                         0.250     0.017     0.108
9938838    1-Nov-31    $418,033.18      80.00                         0.250     0.017     0.233
9938860    1-Dec-31    $354,775.38      61.93                         0.250     0.017     0.108
9938933    1-Dec-31    $746,832.94      68.14                         0.250     0.017     0.000
9939233    1-Dec-31    $394,689.31      89.80                12       0.250     0.017     0.233
9953149    1-Dec-31    $397,879.62      79.36                         0.250     0.017     0.233
9953188    1-Dec-31    $376,796.92      80.00                         0.250     0.017     0.000
9953538    1-Dec-31    $597,807.11      79.54                         0.250     0.017     0.000
9953593    1-Dec-31    $647,686.98      36.11                         0.250     0.017     0.000
9953762    1-Dec-31    $488,253.03      70.00                         0.250     0.017     0.108
9955959    1-Dec-31    $647,902.19      70.27                         0.250     0.017     0.358
9956014    1-Dec-31    $528,013.03      80.00                         0.250     0.017     0.733
9956048    1-Dec-31    $647,705.92      74.54                         0.250     0.017     0.108
9956146    1-Dec-31    $707,534.09      50.71                         0.250     0.017     0.000
9956161    1-Dec-31    $683,786.05      70.00                         0.250     0.017     0.358
9956209    1-Dec-31    $647,796.83      69.91                         0.250     0.017     0.108
9956284    1-Dec-31    $747,519.32      46.88                         0.250     0.017     0.233
9937455    1-Dec-31    $390,108.64      90.00                33       0.250     0.017     0.733
9954721    1-Nov-31    $344,600.00      53.23                         0.250     0.017     0.358
9955260    1-Dec-31    $317,420.44      84.93                         0.250     0.017     0.108
9966897    1-Nov-31    $317,970.53      80.00                         0.250     0.017     0.608
9967017    1-Oct-31    $413,974.12      80.00                         0.250     0.017     0.358
9967182    1-Nov-31    $378,462.45      80.00                         0.250     0.017     0.358

                       $19,136,660.03

COUNT:              42
WAC:       7.120054352
WAM:       352.8569967
WALTV:     69.55569436

WFMBS
WFMBS   2002-08 GROUP I LOANS EXHIBIT F-2A Continued
30 YEAR FIXED RATE NON-RELOCATION  LOANS


(i)        (xvii)                      (xviii)
-----      -----------                 -----------

MORTGAGE                               NMI
LOAN                                   LOAN
NUMBER     SERVICER                    SELLER
--------   -------------------------   -------------------------
9915918    COLONIAL SAVINGS & LOAN     COLONIAL SAVINGS & LOAN
5993960    CUNA MUTUAL MORTGAGE CORP   CUNA MUTUAL MORTGAGE CORP
6006176    CUNA MUTUAL MORTGAGE CORP   CUNA MUTUAL MORTGAGE CORP
9880276    CUNA MUTUAL MORTGAGE CORP   CUNA MUTUAL MORTGAGE CORP
9919843    HIBERNIA NATIONAL BANK      HIBERNIA NATIONAL BANK
9946829    HIBERNIA NATIONAL BANK      HIBERNIA NATIONAL BANK
9949284    HIBERNIA NATIONAL BANK      HIBERNIA NATIONAL BANK
4262733    HOMESIDE LENDING, INC.      HOMESIDE LENDING, INC.
4291277    HOMESIDE LENDING, INC.      HOMESIDE LENDING, INC.
9889856    HOMESIDE LENDING, INC.      HOMESIDE LENDING, INC.
9889980    HOMESIDE LENDING, INC.      HOMESIDE LENDING, INC.
4313420    HSBC MORTGAGE CORP (USA)    HSBC MORTGAGE CORP (USA)
4325012    HSBC MORTGAGE CORP (USA)    HSBC MORTGAGE CORP (USA)
4339881    HSBC MORTGAGE CORP (USA)    HSBC MORTGAGE CORP (USA)
9946683    HSBC MORTGAGE CORP (USA)    HSBC MORTGAGE CORP (USA)
4285468    NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4295303    NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4331339    NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4354050    NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
9936891    NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
9938838    NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
9938860    NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
9938933    NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
9939233    NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
9953149    NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
9953188    NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
9953538    NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
9953593    NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
9953762    NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
9955959    NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
9956014    NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
9956048    NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
9956146    NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
9956161    NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
9956209    NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
9956284    NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
9937455    SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
9954721    SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
9955260    SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
9966897    SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
9967017    SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
9967182    SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.

COUNT:            42
WAC:     7.120054352
WAM:     352.8569967
WALTV:   69.55569436

                                  EXHIBIT F-2B

             [Schedule of Other Servicer Mortgage Loans in Group II]

WFMBS
WFMBS   2002-08 GROUP II LOANS EXHIBIT F-2B
15 YEAR FIXED RATE NON-RELOCATION & RELOCATION LOANS


(i)        (ii)                             (iii)      (iv)       (v)        (vi)         (vii)
-----      --------------   -----   -----   --------   --------   --------   ----------   --------
                                                                  NET
MORTGAGE                                               MORTGAGE   MORTGAGE   CURRENT      ORIGINAL
LOAN                                ZIP     PROPERTY   INTEREST   INTEREST   MONTHLY      TERM TO
NUMBER     CITY             STATE   CODE    TYPE       RATE       RATE       PAYMENT      MATURITY
--------   --------------   -----   -----   --------   --------   --------   ----------   --------
9940415    DENHAM SPRINGS   LA      70727   SFD        6.500      6.000      $3,919.98       180
4297426    GRASS LAKE       MI      49240   SFD        6.875      6.000      $4,352.25       180



(i)        (viii)      (ix)          (x)     (xi)        (xii)     (xiii)    (xv)      (xvi)
-----      ---------   -----------   -----   -------   ---------   -------   -------   --------
                       CUT-OFF
MORTGAGE   SCHEDULED   DATE                             MORTGAGE             MASTER    FIXED
LOAN       MATURITY    PRINCIPAL                       INSURANCE   SERVICE   SERVICE   RETAINED
NUMBER     DATE        BALANCE       LTV     SUBSIDY      CODE     FEE       FEE       YIELD
--------   ---------   -----------   -----   -------   ---------   -------   -------   --------
9940415    1-Mar-17    $448,517.52   78.26                         0.250     0.017     0.233
4297426    1-Oct-16    $478,526.72   63.38                         0.250     0.017     0.608

                       $927,044.24

COUNT:             2
WAC:     6.693569532
WAM:     176.4190729
WALTV:   70.57916096

WFMBS
WFMBS   2002-08 GROUP II LOANS EXHIBIT F-2B Continued
15 YEAR FIXED RATE NON-RELOCATION & RELOCATION  LOANS


(i)        (xvii)                     (xviii)
--------   ------------------------   ------------------------
MORTGAGE                              NMI
LOAN                                  LOAN
NUMBER     SERVICER                   SELLER
--------   ------------------------   ------------------------
9940415    HIBERNIA NATIONAL BANK     HIBERNIA NATIONAL BANK
4297426    HSBC MORTGAGE CORP (USA)   HSBC MORTGAGE CORP (USA)

COUNT:             2
WAC:     6.693569532
WAM:     176.4190729
WALTV:   70.57916096

                                    EXHIBIT G

                        REQUEST FOR RELEASE OF DOCUMENTS

To:   Wells Fargo Bank Minnesota, National Association
      1015 10th Avenue S.E.
      Minneapolis., MN  55414
      Attn:  ________________

      Re: Custodial Agreement, dated as of April 29, 2002, among First Union National Bank, as Trustee, Wells Fargo Asset Securities Corporation, as Seller, Wells Fargo Bank Minnesota, National Association, as Master Servicer, and Wells Fargo Bank Minnesota, National Association, as Custodian

            In connection with the administration of the Mortgage Loans held by you as Custodian for the Trust Estate pursuant to the above-captioned Custodial Agreement, we request the release, and hereby acknowledge receipt, of the Custodian's Owner Mortgage Loan File for the Mortgage Loan described below, for the reason indicated.

                              Mortgage Loan Number:
                              ---------------------

                       Mortgagor Name, Address & Zip Code:
                       -----------------------------------

            Reason for Requesting Documents (check one):

                              1.    Mortgage Paid in Full
            -------
                              2.    Foreclosure
            -------
                              3.    Substitution
            -------
                              4.    Other Liquidation (Repurchases, etc.)
            -------
                              5.    Nonliquidation
            -------

            Reason:
                   -------------------------------------
            By:
               ----------------------------------------
                 (authorized signer)

            Issuer:
                   --------------------------------------


            Address:
                    -----------------------------------

                    -----------------------------------

            Date:
                 ---------------------------------------

                                    Custodian
                                    ---------

Wells Fargo Bank Minnesota, National Association

            Please acknowledge the execution of the above request by your signature and date below:

------------------------------------            -----------------
Signature                                       Date

Documents returned to Custodian:

------------------------------------            -----------------
Custodian                                       Date

                                    EXHIBIT H

                                            AFFIDAVIT  PURSUANT TO SECTION
                                            860E(e)(4) OF THE INTERNAL  REVENUE
                                            CODE OF 1986, AS AMENDED,  AND
                                            FOR NON-ERISA INVESTORS



STATE OF                )
                        )  ss.:
COUNTY OF               )


             [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

            2.    That the Purchaser's Taxpayer Identification Number is
[_______].

            3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2002-8, Class [A-R][A-LR] Certificate (the "Class [A-R][A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [A-R][A-LR] Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [A-R][A-LR] Certificate in excess of cash flows generated by the Class [A-R][A-LR] Certificate.

            6. That the Purchaser will not transfer the Class [A-R][A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class [A-R][A-LR] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [A-R][A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [A-R][A-LR] Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

            9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the [Upper-Tier REMIC][Lower-Tier REMIC] pursuant to Section 8.14 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 20__.

                                      [NAME OF PURCHASER]



                                       By:____________________________________
                                          [Name of Officer]
                                          [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this __ day of __________, 20__.




Notary Public

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 20__.

                                    EXHIBIT I

            [Letter from Transferor of Class [A-R][A-LR] Certificate]


                                     [Date]

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

      Re:   Wells Fargo Asset Securities Corporation,
            Series 2002-8, Class [A-R][A-LR]
            ----------------------------------------

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                                Very truly yours,
                                                [Transferor]



                                                ----------------------

                                    EXHIBIT J

                    WELLS FARGO ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-8
      CLASS [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] CERTIFICATES

                               TRANSFEREE'S LETTER

                                                      ----------------- --, ----

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Wells Fargo Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2002-8, Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates (the "Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of April 29, 2002 (the "Pooling and Servicing Agreement") among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2002-8.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            (c) [The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates and can afford a complete loss of such investment.]

            [(d) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (e) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated _______________, relating to the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class[I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates other than in connection with a subsequent sale of Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates.

            (f) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided
(a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

            (g) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates is in compliance therewith.

            Section 3. Transfer of Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates.

            (a) The Purchaser understands that the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trustee is under any obligation to register the Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b) No transfer of a Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificate shall be made unless the transferee provides the Seller and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.

            (c) The Purchaser acknowledges that its Class [I-B-4] [I-B-5] [I-B-6] [II-B-4] [II-B-5] [II-B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                      [PURCHASER]

                                       By:____________________________________



                                       Its:___________________________________

                                    EXHIBIT K

                                   [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

                            WFHM Servicing Agreement

                 National City Mortgage Co. Servicing Agreement

                   SunTrust Mortgage, Inc. Servicing Agreement

                    HomeSide Lending Inc. Servicing Agreement

               HSBC Mortgage Corporation (USA) Servicing Agreement

                   Hibernia National Bank Servicing Agreement

              CUNA Mutual Mortgage Corporation Servicing Agreement

                   Colonial Savings, F.A. Servicing Agreement

                                    EXHIBIT M

                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

            This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Wells Fargo Bank Minnesota, National Association (the "Company" and "Wells Fargo Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

__________________ is the holder of the entire interest in Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2002-8, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of April 29, 2002 among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee.

            __________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

            In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

            In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

            Collateral Fund: The fund established and maintained pursuant to
Section 3.01 hereof.

            Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") or at least F-1 by Fitch Ratings ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by S&P or Fitch, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least A-1 by S&P or F-1 by Fitch or (z) the depository institution or trust company is one that is acceptable to either S&P or Fitch and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

            Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

            Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

            Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

            Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

            Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

            Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to
Section 2.02(g) and Section 2.03(d).

            Section 1.02 Definitions Incorporated by Reference

            All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

            Section 2.01 Reports and Notices

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

            (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

            (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 2.02 Purchaser's Election to Delay Foreclosure Proceedings

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

            Section 2.03 Purchaser's Election to Commence Foreclosure
Proceedings

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

            Section 2.04 Termination

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.

                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

            Section 3.01 Collateral Fund

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Wells Fargo Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2002-8." Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section
2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 3.02 Collateral Fund Permitted Investments

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 3.03 Grant of Security Interest

            The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 3.04 Collateral Shortfalls

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.01 Amendment

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 4.02 Counterparts

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.03 Governing Law

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 4.04 Notices

            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a)   in the case of the Company,

                  Wells Fargo Bank Minnesota, National Association 7485 New Horizon Way
                  Frederick, MD 21703

                  Attention:  Vice President, Master Servicing
                  Phone:      301-696-7800
                  Fax:        301-815-6365

            (b)   in the case of the Purchaser,

                  ------------------------------
                  ------------------------------
                  ------------------------------
                  Attention:
                            --------------------

            Section 4.05 Severability of Provisions

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 4.06 Successors and Assigns

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 4.07 Article and Section Headings

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 4.08 Confidentiality

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 4.09 Indemnification

            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       Wells Fargo Bank Minnesota, National
                                          Association

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                          -----------------------------


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT N

                 FORM OF INITIAL CERTIFICATION OF THE CUSTODIAN

                                 April 29, 2002

Wells Fargo Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland  21703

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

      Re: The Pooling and Servicing Agreement, dated April 29, 2002, among Wells Fargo Asset Securities Corporation, as Seller, Wells Fargo Bank Minnesota, National Association, as Master Servicer, and First Union National Bank, as Trustee.

Ladies and Gentlemen:

      In accordance with the provisions of Section 2.02 of the above-referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Custodian on behalf of the Trustee, hereby certifies that, except as specified in any list of exceptions attached hereto, it has received the original Mortgage Note relating to each of the Mortgage Loans listed on the Mortgage Loan Schedule.

      The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement in connection with this initial certification. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

                                    WELLS FARGO BANK MINNESOTA,
                                    NATIONAL ASSOCIATION,
                                      as Custodian on behalf of the Trustee

                                    By:
                                         -------------------------------------
                                    Name:
                                           -----------------------------------
                                    Title:
                                            ----------------------------------

                                    EXHIBIT O

                  FORM OF FINAL CERTIFICATION OF THE CUSTODIAN

                              [                   ]
                               ---------- --, ----


Wells Fargo Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland  21703

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

      Re: The Pooling and Servicing Agreement, dated April 29, 2002, among Wells Fargo Asset Securities Corporation, as Seller, Wells Fargo Bank Minnesota, National Association, as Master Servicer, and First Union National Bank, as Trustee.

Ladies and Gentlemen:

      In accordance with the provisions of Section 2.02 of the above-referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Custodian on behalf of the Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in any list of exceptions attached hereto, such Mortgage File contains all of the items required to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement.

      The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement in connection with this final certification. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

                                    WELLS FARGO BANK MINNESOTA,
                                    NATIONAL ASSOCIATION,
                                      as Custodian on behalf of the Trustee

                                    By:
                                         -------------------------------------
                                    Name:
                                           -----------------------------------
                                    Title:
                                            ----------------------------------

                                   SCHEDULE I

                    Wells Fargo Asset Securities Corporation,
                Mortgage Pass-Through Certificates, Series 2002-8
                 Applicable Unscheduled Principal Receipt Period

                                   Full Unscheduled     Partial Unscheduled
Servicer                          Principal Receipts    Principal Receipts
--------------------------------  ------------------    -------------------

WFHM (Exhibits F-1A and F-1B)          Mid-Month             Mid-Month
National City Mortgage Co.             Mid-Month            Prior Month
SunTrust Mortgage, Inc.                Mid-Month            Prior Month
HomeSide Lending, Inc.                Prior Month           Prior Month
HSBC Mortgage Corporation (USA)        Mid-Month            Prior Month
Hibernia National Bank                 Mid-Month            Prior Month
CUNA Mutual Mortgage Corporation       Mid-Month            Prior Month
Colonial Savings, F.A.                 Mid-Month            Prior Month
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